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                           CHARTER MEDICAL CORPORATION

                              ____________________


                                  $300,000,000
                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                              ____________________


                             Dated as of May 2, 1994


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

                                TABLE OF CONTENTS


                                                                            Page

Section 1.  Amount and Terms of Credit  . . . . . . . . . . . . . . . . . .    2
     1.1  Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.2  Minimum Amount of Each Borrowing  . . . . . . . . . . . . . . . .    5
     1.3  Notice of Borrowing . . . . . . . . . . . . . . . . . . . . . . .    5
     1.4  Disbursement of Funds . . . . . . . . . . . . . . . . . . . . . .    6
     1.5  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     1.6  Conversions of Base Rate Loans and Continuations of Eurodollar
             Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     1.7  Pro Rata Borrowings . . . . . . . . . . . . . . . . . . . . . . .   11
     1.8  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     1.9  Interest Periods  . . . . . . . . . . . . . . . . . . . . . . . .   13
     1.10  Increased Cost, Illegality, etc. . . . . . . . . . . . . . . . .   14
     1.11  Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . .   17
     1.12  Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . .   18
     1.13  Sharing of Payments, etc.  . . . . . . . . . . . . . . . . . . .   18
     1.14  Change of Lending Office . . . . . . . . . . . . . . . . . . . .   19
     1.15  Replacement Lenders  . . . . . . . . . . . . . . . . . . . . . .   19
     1.16  Maturity of Borrowings.  . . . . . . . . . . . . . . . . . . . .   21

Section 2.  Letter of Credit Subfacility. . . . . . . . . . . . . . . . . .   22
     2.1  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . .   22
     2.2  Notice of Issuance; Agreement to Issue. . . . . . . . . . . . . .   23
     2.3  Payment of Amounts Drawn Under Letters of Credit. . . . . . . . .   25
     2.4  Payment by Lenders. . . . . . . . . . . . . . . . . . . . . . . .   27
     2.5  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     2.6     Additional Payments; Illegality  . . . . . . . . . . . . . . .   28
     2.7  Subsidiary Letter of Credit.  . . . . . . . . . . . . . . . . . .   30
     2.8     Obligations Absolute.  . . . . . . . . . . . . . . . . . . . .   30
     2.9     Indemnification; Nature of L/C Banks' Duties.  . . . . . . . .   31

Section 3.  Commissions; Commitments. . . . . . . . . . . . . . . . . . . .   32
     3.1  Commissions.  . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     3.2  Voluntary Reduction of Commitments. . . . . . . . . . . . . . . .   33
     3.3  Mandatory Reduction of Commitments. . . . . . . . . . . . . . . .   34
     3.4  Pro Rata Reductions; No Reinstatement.  . . . . . . . . . . . . .   35

Section 4.  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     4.1  Voluntary Prepayments.  . . . . . . . . . . . . . . . . . . . . .   35
     4.2  Mandatory Prepayments and Repayments. . . . . . . . . . . . . . .   36
     4.3  Application of Prepayments. . . . . . . . . . . . . . . . . . . .   40
     4.4  Method and Place of Payment.  . . . . . . . . . . . . . . . . . .   40
     4.5  Net Payments. . . . . . . . . . . . . . . . . . . . . . . . . . .   41


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     4.6  Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . .   42

Section 5.  Conditions Precedent. . . . . . . . . . . . . . . . . . . . . .   43
     5.1  Conditions Precedent to Initial Loans . . . . . . . . . . . . . .   43
     5.2  Conditions Precedent to Each Loan, etc. . . . . . . . . . . . . .   52

Section 6.  Representations, Warranties and Agreements. . . . . . . . . . .   54
     6.1  Corporate Existence; Compliance With Law. . . . . . . . . . . . .   55
     6.2  Power; Authority; No Violation. . . . . . . . . . . . . . . . . .   55
     6.3  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . .   56
     6.4  Financial Condition.  . . . . . . . . . . . . . . . . . . . . . .   56
     6.5  Litigation, etc.  . . . . . . . . . . . . . . . . . . . . . . . .   58
     6.6  Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . .   58
     6.7  Approvals, etc. . . . . . . . . . . . . . . . . . . . . . . . . .   58
     6.8  Security Interests. . . . . . . . . . . . . . . . . . . . . . . .   59
     6.9  Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
     6.10  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
     6.11  Investment Company Act; Public Utility Holding Company Act.  . .   61
     6.12  Closing Date Transactions. . . . . . . . . . . . . . . . . . . .   61
     6.13  Related Financings.  . . . . . . . . . . . . . . . . . . . . . .   62
     6.14  Indenture Qualification; Senior Indebtedness.  . . . . . . . . .   62
     6.15  Accuracy and Completeness of Information.  . . . . . . . . . . .   62
     6.16  Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . .   63
     6.17  Patents, Trademarks, etc.  . . . . . . . . . . . . . . . . . . .   64
     6.18  Other Transaction Documents' Representations and Conditions. . .   64
     6.19  Ownership of Property. . . . . . . . . . . . . . . . . . . . . .   64
     6.20  No Default under Other Agreements. . . . . . . . . . . . . . . .   65
     6.21  Licenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . .   65
     6.22  No Burdensome Restrictions.  . . . . . . . . . . . . . . . . . .   66
     6.23  Refinanced Indebtedness  . . . . . . . . . . . . . . . . . . . .   66
     6.24  Medicare Reimbursement . . . . . . . . . . . . . . . . . . . . .   66
     6.25  Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . .   66
     6.26  Environmental Protection . . . . . . . . . . . . . . . . . . . .   67

Section 7.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . .   68
     7.1  Information Covenants . . . . . . . . . . . . . . . . . . . . . .   68
     7.2  Books, Records and Inspections  . . . . . . . . . . . . . . . . .   76
     7.3  Maintenance of Property; Insurance  . . . . . . . . . . . . . . .   77
     7.4  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
     7.5  Corporate Existence; Franchises . . . . . . . . . . . . . . . . .   79
     7.6  Compliance with Statutes, etc.  . . . . . . . . . . . . . . . . .   79
     7.7  Contributions to ESOP . . . . . . . . . . . . . . . . . . . . . .   80


                                       ii

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     7.8     Corporate Separateness . . . . . . . . . . . . . . . . . . . .   80
     7.9  Financial Covenants . . . . . . . . . . . . . . . . . . . . . . .   81
     7.10  Fiscal Years and Quarters  . . . . . . . . . . . . . . . . . . .   82
     7.11  Subsidiary Guaranty; Subsidiary Pledge and Security Agreements;
             Certain Mortgages  . . . . . . . . . . . . . . . . . . . . . .   82
     7.12  Environmental Laws . . . . . . . . . . . . . . . . . . . . . . .   83
     7.13  Further Assurances . . . . . . . . . . . . . . . . . . . . . . .   84

Section 8.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . .   84
     8.1  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
     8.2  Consolidation, Merger, Sale or Purchase of Assets, etc. . . . . .   87
     8.3  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . .   91
     8.4  Limitation on Restrictions Affecting Dividends and Other Payments
             of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .   93
     8.5  Restriction on Issuance of Subsidiary Stock . . . . . . . . . . .   95
     8.6  Leases and Sale/Leaseback Transactions  . . . . . . . . . . . . .   96
     8.7  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . .   97
     8.8  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
     8.9  Transactions with Affiliates; Executive Compensation  . . . . . .  107
     8.10  Maintenance Capital Expenditures; Facility Acquisitions  . . . .  109
     8.11  Limitation on Voluntary Payments and Modifications of
             Transaction Documents, etc.  . . . . . . . . . . . . . . . . .  111
     8.12  Changes in Business  . . . . . . . . . . . . . . . . . . . . . .  113
     8.13  Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
     8.14  Additional Negative Pledges  . . . . . . . . . . . . . . . . . .  113
     8.15  Accommodation Obligations  . . . . . . . . . . . . . . . . . . .  114

Section 9.  Events of Default . . . . . . . . . . . . . . . . . . . . . . .  116
     9.1  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
     9.2  Representations, etc. . . . . . . . . . . . . . . . . . . . . . .  116
     9.3  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
     9.4  Default Under Other Agreements  . . . . . . . . . . . . . . . . .  117
     9.5  Bankruptcy, etc.  . . . . . . . . . . . . . . . . . . . . . . . .  117
     9.6  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
     9.7  Security Documents; Subsidiary Guaranty . . . . . . . . . . . . .  119
     9.8  Subsidiary Credit Agreement . . . . . . . . . . . . . . . . . . .  120
     9.9  Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120
     9.10  Change of Control  . . . . . . . . . . . . . . . . . . . . . . .  120

Section 10.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .  122


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                                                                            ----

Section 11.  Agency Provisions  . . . . . . . . . . . . . . . . . . . . . .  170
     11.1  Appointments . . . . . . . . . . . . . . . . . . . . . . . . . .  170
     11.2  Nature of Duties . . . . . . . . . . . . . . . . . . . . . . . .  171
     11.3  Lack of Reliance on the Agent and Co-Agent.  . . . . . . . . . .  172
     11.4  Enforcement of Security Documents  . . . . . . . . . . . . . . .  173
     11.5  Certain Rights of the Agent and Co-Agent.  . . . . . . . . . . .  173
     11.6  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  174
     11.7  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . .  175
     11.8  The Agent and Co-Agent in their Individual Capacities  . . . . .  176
     11.9  Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  176
     11.10  Successor Agents  . . . . . . . . . . . . . . . . . . . . . . .  176

Section 12.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . .  178
     12.1  Payment of Expenses, etc.  . . . . . . . . . . . . . . . . . . .  178
     12.2  Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . . .  180
     12.3  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  180
     12.4  Benefit of Agreement; Limitations on Rights of Others  . . . . .  180
     12.5  No Waiver; Remedies Cumulative . . . . . . . . . . . . . . . . .  186
     12.6  Payments Pro Rata  . . . . . . . . . . . . . . . . . . . . . . .  187
     12.7  Calculations; Computations; Records  . . . . . . . . . . . . . .  188
     12.8  Governing Law; Appointment of Agent for Service of Process;
             Submission to Jurisdiction . . . . . . . . . . . . . . . . . .  189
     12.9  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  190
     12.10  Effectiveness; Funding of Master Transfer Supplement. . . . . .  190
     12.11  Headings Descriptive  . . . . . . . . . . . . . . . . . . . . .  192
     12.12  Amendment or Waiver . . . . . . . . . . . . . . . . . . . . . .  192
     12.13  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . .  193
     12.14  Domicile of Loans . . . . . . . . . . . . . . . . . . . . . . .  193
     12.15  Independent Nature of Lenders' Rights . . . . . . . . . . . . .  194
     12.16  Independence of Covenants . . . . . . . . . . . . . . . . . . .  194
     12.17  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .  194
     12.18  Performance of Obligations  . . . . . . . . . . . . . . . . . .  195
     12.19  Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . .  195
     12.20  Waiver of Trial by Jury . . . . . . . . . . . . . . . . . . . .  195
     12.21  Certain Provisions Concerning Existing Company Credit Agreement
             Restructuring. . . . . . . . . . . . . . . . . . . . . . . . .  196
     12.22  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . .  197

ANNEX I        Schedule of Commitments
ANNEX II       New Lenders

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                                                                            Page
                                                                            ----


EXHIBIT A-1 -  Form of Increased Commitment Note
EXHIBIT A-2 -  Form of Revolving Note
EXHIBIT A-3 -  Form of Swingline Note
EXHIBIT B-1 -  Form of Notice of Borrowing
EXHIBIT B-2 -  Form of Certificate of an NME Acquisition
EXHIBIT B-3 -  Form of Letter of Credit Request
EXHIBIT C   -  Form of Subsidiary Guaranty
EXHIBIT D-1 -  Form of Company Stock and Notes Pledge
EXHIBIT D-2 -  Form of Subsidiary Stock and Notes Pledge
EXHIBIT E-1 -  Form of Company Pledge and Security  Agreement
EXHIBIT E-2 -  Form of Company Pledge and Security Agreement (ESOP)
EXHIBIT F   -  Form of FINCO Pledge and Security
                 Agreements
EXHIBIT G   -  Form of Subsidiary Pledge and Security
                 Agreement
EXHIBIT H   -  Form of Collateral Accounts Assignment
                 Agreement
EXHIBIT I   -  Form of Subsidiary Credit Agreement
EXHIBIT J-1 -  Form of Opinion of King & Spalding
EXHIBIT J-2 -  Form of Opinion of Skadden, Arps, Slate,
                 Meagher & Flom
EXHIBIT K   -  Form of Transfer Supplement

Schedule 6.2        Schedule of Violations of Contracts
Schedule 6.4        Schedule of Exceptions to GAAP
Schedule 6.5        Schedule of Litigation
Schedule 6.7        Schedule of Approvals
Schedule 6.10       Schedule of Employee Benefit Plans
Schedule 6.16       Schedule of Subsidiaries
Schedule 6.17       Schedule of Patents and Trademarks
Schedule 6.19       Schedule of Recently Acquired Real Property
Schedule 6.20       Schedule of Existing Defaults under
                    other Indebtedness
Schedule 6.25       Schedule of Certain Fees
Schedule 8.1(b)     Schedule of Existing Liens
Schedule 8.1(c)     Schedule of Assumed NME Liens
Schedule 8.4        Schedule of Restrictions in Debt
                      Documents
Schedule 8.7(d)     Schedule of Assumed NME Indebtedness
Schedule 8.7(e)     Schedule of Existing Indebtedness
Schedule 8.7(m)     Schedule of Certain Intercompany
                      Indebtedness
Schedule 8.8(g)     Schedule of Existing Investments
Schedule 8.8(l)     Schedule of Certain Permitted

                      Investments
Schedule 8.15       Schedule of Existing Accommodation
                      Obligations
Schedule 10.1       Schedule of Existing Subsidiary Letters
                       of Credit
Schedule 10.1(a)    Schedule of Acquired NME Facilities
                       EBITDA
Schedule 10.1(b)    Schedule of Excludable Foreign
                      Restricted Subsidiaries
Schedule 10.1(c)    Schedule of Mortgage Notes
Schedule 10.1(d)    Schedule of Mortgaged Properties

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 2, 1994 among CHARTER MEDICAL CORPORATION, a Delaware corporation (the "Company"), the banking and other financial institutions listed on Annex I hereto (each a "Lender" and, collectively, the "Lenders"), BANKERS TRUST COMPANY, acting in the manner and to the extent described in Section 11 (in such capacity, the "Agent"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, acting in the manner and to the extent described in Section 11 (in such capacity, the "Co-Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.

                              W I T N E S S E T H :

          WHEREAS, the Company, the Existing Lenders and the Agent entered into the Existing Company Credit Agreement, which amended and restated the Original Company Credit Agreement;

          WHEREAS, the Company intends to (i) consummate the NME Acquisition,
(ii) refinance (the "Securities Refinancing") its $200,000,000 aggregate original face amount of 7.5% Senior Subordinated Debentures (the "Existing Subordinated Debentures"), and (iii) refinance the Mortgage Notes (the "Debt Refinancing");

          WHEREAS, in connection with the NME Acquisitions, the Securities Refinancing and the Debt Refinancing, the Company and the Lenders desire to amend and restate the Existing Company Credit Agreement in order to, among other things: (i) restructure the Existing Commitments under the Existing Company Credit Agreement, and (ii) substitute certain of the Existing Lenders with other financial institutions (together with the transactions described in the foregoing clause (i), and as more fully described in Sections 1.1(a) and 12.21, the "Existing Company Credit Agreement Restructuring");

          WHEREAS, simultaneously herewith the parties hereto are executing the Subsidiary Credit Agreement, which amends and restates the Existing Subsidiary Credit Agreement on terms substantially similar to the amendments and modifications to the Existing Company Credit Agreement effected hereby; and

          WHEREAS, subject to and upon the terms and conditions set forth in the Transfer Supplement dated as of the date hereof (the "Master Transfer Supplement") to be entered into among the Lenders and the Existing Lenders simultaneously herewith, each Existing Lender will transfer to the Lenders as of the Closing Date all of such Existing Lender's rights and obligations under the Existing Credit Agreements, including, without limitation, the Existing Loans and Existing Subsidiary Loans of each Existing Lender outstanding under the Existing Credit Agreements, together with each Existing Lender's Tranche A Commitment, Tranche B Commitment and Tranche C Commitment under and as defined in the Existing Company Credit Agreement (collectively, the "Existing Commitments"), and each Existing Lender's Commitment under and as defined in the Existing Subsidiary Credit Agreement;

          NOW, THEREFORE, the parties hereto agree that, effective as of the Closing Date, the Existing Company Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

          Section 1.  AMOUNT AND TERMS OF CREDIT.

          1.1 COMMITMENTS. (a) The Existing Lenders made certain types of term loans and revolving loans to the Company pursuant to the Original Company Credit Agreement. Under the Existing Company Credit Agreement (i) the outstanding principal amount of such loans as of July 21, 1992 were amended and restated as Tranche A Loans and Tranche B Loans (as such terms are defined in the Existing Company Credit Agreement), which loans, once repaid, could not be reborrowed, and (ii) a revolving credit facility entitling the Company to borrow, subject to and upon the terms and conditions set forth therein, up to $75,000,000 of revolving Tranche C Loans (as defined in the Existing Company Credit Agreement) was established. Subject to and upon the terms and conditions set forth in the Master Transfer Supplement, the Existing Lenders will sell and assign to the Lenders, and the Lenders, subject to and upon the terms and conditions set forth herein and therein, will purchase and assume from the Existing Lenders on a ratable basis in accordance with their respective Revolving Loan Commitments as set forth on Annex I hereto, all outstanding rights and obligations under the Existing Company Credit Agreement of the Existing Lenders, including, without limitation, the outstanding Existing Loans of each Existing Lender and each Existing Lender's Existing Commitment; and, in furtherance thereof the Existing Lenders have agreed to deliver to the Agent their respective promissory notes

(the "Existing Notes") evidencing the Existing Commitments of the Existing Lenders, duly endorsed in favor of the Agent, for the benefit of the Lenders.
As of the date hereof and prior to giving effect to any of the Transactions, $19,156,633.36 of Tranche A Loans and $37,618,703.60 of Tranche B Loans are outstanding under the Existing Company Credit Agreement. There are no outstanding Tranche C Loans. Subject to and upon the terms and conditions herein set forth, as of the Closing Date, after giving effect to the assignments contemplated by the Master Transfer Supplement, (a) each Lender's Tranche A Commitment, Tranche B Commitment and Tranche C Commitment (as such terms are defined in the Existing Company Credit Agreement) shall be, and hereby are, consolidated and amended and restated as a "Revolving Loan Commitment" and shall be increased (or decreased, as the case may be) so that, after giving effect to such consolidation, amendment, restatement and increase (or decrease), the Revolving Loan Commitment of each Lender will be as set forth on Annex I hereto, and (b) the Existing Loans shall be amended and restated to be Revolving Loans on the Closing Date. In furtherance of the foregoing, the Company shall (i) execute and deliver to the Agent a promissory note substantially in the form of Exhibit A-1 hereto (the "Increased Commitment Note") in the principal amount of $48,346,030.24 payable to the order of the Agent, for the ratable benefit of the Lenders, and representing the amount by which the Total Revolving Loan Commitment exceeds the Existing Commitments assigned to the Lenders pursuant to the Master Transfer Supplement, and (ii) execute and deliver to each Lender, in accordance with Section 1.5, a Revolving Note in consolidation, renewal and replacement of the Existing Notes assigned to the Agent for the benefit of the Lenders pursuant to the Master Transfer Supplement and the Increased Commitment Note.

               (b) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees, at any time and from time to time on and after the Closing Date and prior to the Final Revolving Loan Maturity Date, to make a loan or loans (together with the Existing Loans assigned to the Lenders pursuant to the Master Transfer Supplement, collectively, the "Revolving Loans" and each individually a "Revolving Loan") to the Company, which Revolving Loans (including, without limitation, such Existing Loans) (i) shall, at the option of the Company, be made as part of one or more Borrowings, each of which Borrowings shall, unless otherwise specifi-cally provided herein, consist entirely of Base Rate Loans or Eurodollar Loans,
(ii) may be repaid and reborrowed in accordance with the provisions hereof,
(iii) shall not exceed for any Lender at any time outstanding that aggregate principal amount, which, when added to the sum of (A) such Lender's Letter of Credit Exposure at such time, (B) the amount of such Lender's Subsidiary Credit Extensions at such time and (C) the product of such Lender's Adjusted Percentage and the then aggregate outstanding principal amount of Swingline Borrowings (without duplication of any Revolving Loans made with respect thereto pursuant to Section 1.4), equals the Unrestricted Revolving Loan Commitment of such Lender at such time, and (iv) shall not exceed in aggregate principal amount at any time outstanding for all of the Lenders an amount equal to (A) the Total Revolving Loan Commitment at such time less (B) the sum of (1) the Letter of Credit Outstandings at such time, (2) the aggregate amount of all of the Lenders' Subsidiary Credit Extensions at such time, (3) the then aggregate outstanding principal amount of all Swingline Borrowings (without duplication of any Revolving Loans made with respect thereto pursuant to Section 1.4), and (4) the Restricted Commitment Amount. Swingline Borrowings (i) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders then outstanding, the Letter of Credit Outstandings at such time and the then aggregate amount of Subsidiary Credit Extensions of all Non-Defaulting Lenders, an amount equal to the total of the Adjusted Total Revolving Loan Commitment then in effect (after giving effect to any reductions or increases to the Adjusted Total Revolving Loan Commitment on such date), and (ii) shall not exceed in aggregate principal amount outstanding the Revolving Loan Swingline Subcommitment.

               (c) Notwithstanding the foregoing provisions of this Section 1.1 or the provisions of Section 1.3, all Borrowings made prior to the 60th day following the Closing Date shall consist entirely of Base Rate Loans; PROVIDED that up to one such Borrowing at any time outstanding may consist of Eurodollar Loans having a one-month Interest Period, unless there is an outstanding Subsidiary Borrowing consisting of Eurodollar Loans (under and as defined in the Subsidiary Credit Agreement) that was made (or continued or converted) on a different day than such Borrowing or has a different Interest Period than such Borrowing.

          1.2 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing of Revolving Loans, together with each Subsidiary Borrowing on the same day of each such Borrowing hereunder, shall be not less than $10,000,000 in the case of Borrowings of Revolving Loans and $1,000,000 in the case of Swingline Borrowings, and, if greater, shall be in an integral multiple of $1,000,000; PROVIDED that (a) there shall be no minimum Borrowing amount for Borrowings of Revolving Loans consisting of Base Rate Loans made to reimburse Swingline Borrowings pursuant to Section 1.4 or drawings under Letters of Credit pursuant to a deemed Borrowing under Section 2.3, and (b) the Company may borrow an amount equal to the entire undrawn portion of the Adjusted Total Revolving Loan Commitment. At no time shall the number of Swingline Borrowings outstanding hereunder exceed three or the number of total Borrowings outstanding hereunder, together with the number of Subsidiary Borrowings, exceed 10; PROVIDED that for purposes of determining the number of Borrowings (other than Swingline Borrowings) outstanding hereunder and the number of outstanding Subsidiary Borrowings (including, without limitation, for purposes of conversions of Base Rate Loans and continuations of Eurodollar Loans pursuant to
Section 1.6), (i) all Borrowings of Revolving Loans consisting of Base Rate Loans and all Subsidiary Borrowings consisting of Base Rate Loans (as defined in the Subsidiary Credit Agreement) shall, collectively, be deemed one Borrowing, and (ii) all Borrowings of Eurodollar Loans, together with all Subsidiary Borrowings of Eurodollar Loans (as defined in the Subsidiary Credit Agreement), in each case continued, incurred or converted on the same day and having identical Interest Periods shall, collectively, be deemed one Borrowing.

          1.3 NOTICE OF BORROWING. (a) (i) Whenever the Company desires to make a Borrowing hereunder (other than a conversion or continuation pursuant to Section 1.6 or a Swingline Borrowing), it shall give the Agent (A) at least one Business Day's prior written notice (or telephonic notice confirmed promptly in writing) before the requested date of the making of any such Borrowing consisting of Base Rate Loans, and (B) at least three Business Days' prior written notice (or telephonic notice confirmed promptly in writing), before the requested date of the making of any such Borrowing consisting of Eurodollar Loans, each such notice to be given at the Payment Office prior to 11:00 A.M. (New York, New York time) on the date specified; PROVIDED that, upon the notice set forth in Section 2.3, the Company may make a Borrowing hereunder consisting of Base Rate Loans, the proceeds of which shall be used solely to reimburse drawings under Letters of Credit pursuant to the operation of Section 2.3. Each such notice or confirmation thereof (each a "Notice of Borrowing") shall be substantially in the form of Exhibit B-1 hereto, shall be irrevocable and shall specify (1) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (2) the date of such Borrowing (which shall be a Business Day), and (3) whether such Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, in the case of Eurodollar Loans, the initial Interest Period to be applicable thereto.

                 (ii) Whenever the Company desires to make a Borrowing under the Revolving Loan Swingline Subcommitment, it shall give the Agent and BTCo written notice (or telephonic notice confirmed promptly in writing) before 11 A.M. (New York, New York time) on the requested date of such Borrowing (a "Notice of Swingline Borrowing"), which date must be a Business Day (each such Borrowing, a "Swingline Borrowing"); PROVIDED that no Swingline Borrowing may be made on or after the date which is five Business Days prior to the Final Revolving Loan Maturity Date. Each such notice shall be irrevocable and shall specify the aggregate principal amount of the desired Swingline Borrowing.

               (b) Without in any way limiting the Company's obligation to confirm in writing any telephonic notice given under this Agreement, the Agent (and, if applicable, the Lenders) may act without liability upon the basis of telephonic notice believed by the Agent (or such Lender, as the case may be) in good faith to be from the Company prior to receipt of written confirmation.

               (c) The Agent shall promptly and, to the extent practicable, on the same day, give each Lender written notice (or telephonic notice confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the applicable Notice of Borrowing or Notice of Swingline Borrowing, as the case may be.

          1.4 DISBURSEMENT OF FUNDS. (a) (i) No later than Noon (New York, New York time) on the date specified in each Notice of Borrowing, each Lender will, subject to the terms and conditions of this Agreement, make available its PRO RATA portion of each such Borrowing request-ed to be made on such date (based on each Lender's Revolving Loan Commitment). All such amounts shall be made available in Dollars and immediately available funds at the Payment Office. The Agent will make available to the Company at the Payment Office the aggregate of the amounts so made available by the Lenders; PROVIDED that to the extent such Loan is being made pursuant to Section 2.3, the Agent shall distribute the proceeds of such Loan directly to the L/C Bank which has honored the Letter of Credit drawing in respect of which such Loan is being made, and to the extent such Loan is being made pursuant to paragraph (ii) below, the Agent shall retain the proceeds thereof for its own account.

               (ii) Subject to the terms and conditions of this Agreement, BTCo will make available to the Company at the Payment Office the amount of each Swingline Borrowing on the date specified in each Notice of Swingline Borrowing; PROVIDED that no Swingline Borrowing may be made on or after the date which is five Business Days prior to the Final Revolving Loan Maturity Date. On the same date BTCo makes available the amount of a Swingline Borrowing, each Lender (including BTCo) shall absolutely and unconditionally be obligated to reimburse BTCo for its Adjusted Percentage of such Swingline Borrowing by making available to BTCo an amount equal to the product of the amount of such Swingline Borrowing and such Lender's Adjusted Percentage no later than Noon (New York, New York time) on the third Business Day following the date of the Notice of Swingline Borrowing pursuant to which such Swingline Borrowing was requested unless the Company shall have repaid such Swingline Borrowing before such date. Any such reimbursement by a Lender shall be deemed to be the making by such Lender, as of the date of the making of such Swingline Borrowing, of a Revolving Loan to the Company that is a Base Rate Loan. All such amounts shall be made available in Dollars and immediately available funds at the Payment Office. Notwithstanding anything herein or in any of the Credit Documents to the contrary, (A) in the event the Company has repaid a Swingline Borrowing prior to the third Business Day following the date of the Notice of Swingline Borrowing pursuant to which such Swingline Borrowing was requested, then such payment (together with the payment of interest thereon) shall be retained by BTCo for its own account, (B) any payment of interest in respect of Swingline Borrowings which accrues prior to the reimbursement of BTCo by the Lender shall be retained by BTCo for its own account, and (C) the outstanding principal of a Swingline

Borrowing shall bear interest from the date of the making thereof until the repayment or reimbursement thereof, as the case may be, at the rate of interest from time to time applicable to Base Rate Loans pursuant to Section 1.8.

               (b) (i) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing (other than a Swingline Borrowing) that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the customary rate set by the Agent for the correction of errors among banks. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company, and the Company shall pay such corresponding amount (to the extent such amount is not collected from such Lender) to the Agent promptly, and, provided the Agent has made such demand prior to 11:00 A.M., New York, New York time, on a Business Day, no later than the next succeeding Business Day, together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

               (ii) If any Lender does not reimburse BTCo for its Adjusted Percentage of any Swingline Borrowing (as provided in Section 1.4(a)(ii)), BTCo shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by the Agent for the correction of errors among banks. If such Lender does not pay such amount forthwith upon BTCo's demand therefor, BTCo shall promptly notify the Company and each other Lender, and the Company shall pay such amount (to the extent such amount is not collected from such Lender) to the Agent (for distribution to BTCo) promptly, and, provided BTCo has made such demand prior to 11:00 A.M. (New York, New York time) on a Business Day, no later than the next succeeding Business Day, together with interest accrued on such portion of the Swingline Borrowing which is being repaid. The portions of a Swingline Borrowing which are to be reimbursed by the Company pursuant to this clause (ii) shall accrue interest from and including the date of the making thereof by BTCo to but excluding such date of reimbursement at a rate per annum equal to the sum of the Base Lending Rate plus the Applicable Margin for Revolving Loans which are Base Rate Loans. In the event the Company does not reimburse BTCo for such portion of such Swingline Borrowing and accrued and unpaid interest thereon on the date required hereby, each Non-Defaulting Lender (including BTCo) absolutely and unconditionally agrees to reimburse BTCo, within one Business Day of a demand therefor by BTCo, for such Non-Defaulting Lender's share of such portion of such Swingline Borrowing by paying to the Agent (for distribution to BTCo) an amount equal to the product of such portion of such Swingline Borrowing (and accrued and unpaid interest thereon through but excluding such date of reimbursement) and such Non-Defaulting Lender's then Adjusted Percentage; PROVIDED that a Non-Defaulting Lender shall not be required to make such reimbursement to the extent it would cause the sum of (A) the outstanding principal amount of such Lender's Revolving Loans, (B) the Subsidiary Credit Extensions of such Lender, (C) such Lender's Letter of Credit Exposure at such time, and (D) the product of such Lender's Adjusted Percentage and the then outstanding principal amount of Swingline Borrowings, to exceed such Lender's Unrestricted Commitment at such time. Any such reimbursement by a Lender shall be deemed to be the making by such Lender, as of the date of such reimbursement, of a Revolving Loan to the Company that is a Base Rate Loan. Notwithstanding anything herein or in any of the Credit Documents to the contrary (including, without limitation, Section 1.13), BTCo shall retain both the principal and interest so paid by the Company for its own account, except to the extent a Non-Defaulting Lender has reimbursed BTCo therefor.

               (c) No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

               1.5 NOTES. (a) The Company's obligation to pay the principal of, and interest on, (i) all of the Revolving Loans made by each Lender shall be evidenced by a promissory note in the form of Exhibit A-2 hereto (collectively, the "Revolving Notes"), and (ii) all Swingline Borrowings from BTCo shall be evidenced by a promissory note substantially in the form of Exhibit A-3 hereto (the "Swingline Note"), in each case duly executed and delivered by the Company with blanks appropriately completed in conformity herewith.

               (b) Each Note issued to each Lender with an interest in the Loans evidenced by such Note shall (i) be payable to the order of such Lender and be dated the Closing Date, (ii) be in a stated principal amount equal to the Revolving Loan Commitment or Revolving Loan Swingline Subcommitment of such Lender, as the case may be, and be payable in the principal amount of the Loans evidenced thereby, (iii) mature on the Final Revolving Loan Maturity Date (in the case of the Revolving Note of such Lender) and on the fifth Business Day prior thereto (in the case of the Swingline Note) and, in each case, be subject to mandatory prepayment as provided herein, (iv) bear interest as provided in the appropriate clauses of Section 1.8 in respect of the Base Rate Loans or Eurodollar Loans, as the case may be, evidenced thereby, and (v) be entitled to the benefits of this Agreement and the other Credit Documents.

               (c) Each Lender will note on its internal records the amount of each Loan made by it and each payment and each conversion in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Company's obligations in respect of such Loans.

               1.6 CONVERSIONS OF BASE RATE LOANS AND CONTINUATIONS OF EURODOLLAR LOANS. Subject to Section 1.1(c), the Company shall have the option to convert PRO RATA on any Business Day all or a portion equal to at least $10,000,000 (or if greater, an integral multiple of $1,000,000) of the outstanding principal amount of any Base Rate Loan or Base Rate Loans made pursuant to one or more Borrowings into one Borrowing of Eurodollar Loans; PROVIDED that (i) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is then in existence, and (ii) no conversion pursuant to this Section 1.6 shall result in a greater number of Borrowings than is permitted under Section 1.2. Each such conversion shall be effected by the Company by giving the Agent at the Payment Office prior to 11:00 A.M. (New York, New York time) at least three Business Days' prior telephonic (confirmed promptly in writing) or written notice (a "Notice of Conversion") specifying the Base Rate Loans to be so converted and the Interest Period to be initially applicable thereto. The Agent shall give each Lender prompt and, to the extent practicable, same day, written notice (or telephonic notice confirmed in writing) of any such proposed conversion affecting any of its Revolving Loans. Base Rate Loans converted into Eurodollar Loans pursuant to this Section 1.6, and Revolving Loans initially made as Eurodollar Loans pursuant to Section 1.3(a)(i), shall continue as Eurodollar Loans so long as the Company elects, in accordance with the provisions of Section 1.9, prior to the expiration of any Interest Period applicable thereto, an Interest Period for such Loans which shall commence on the date such current Interest Period expires.
Notwithstanding the foregoing or the provisions of Section 1.9, if a Default or Event of Default is in existence at the time any Interest Period in respect of any Eurodollar Loans is to expire, such Loans may not be continued as Eurodollar Loans but instead shall be automatically converted on the last day of such Interest Period into Base Rate Loans.

          1.7 PRO RATA BORROWINGS. All Borrowings (other than a Swingline Borrowing) under this Agreement shall be incurred from the Lenders PRO RATA on the basis of their Revolving Loan Commitments; PROVIDED that all deemed Borrowings pursuant to Sections 1.4 and 2.3 shall be incurred from the Lenders PRO RATA on the basis of their respective Adjusted Percentages.

          1.8 INTEREST. (a) The Company agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the respective Borrowing (or deemed Borrowing) thereof until repayment in full in cash at a rate per annum which shall be equal to the sum of the Base Lending Rate in effect from time to time, plus the Applicable Margin.

               (b) The Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of the respective Borrowing thereof until repayment in full in cash at a rate per annum which shall be equal to the relevant Eurodollar Rate in effect from time to time, plus the Applicable Margin.

               (c) The "Applicable Margin" shall be (i) in the case of Revolving Loans that are Base Rate Loans, .75 of 1%, and (ii) in the case of Revolving Loans that are Eurodollar Loans, 1.75%; PROVIDED that, for so long as
(i) no Default or Event of Default shall have occurred and be continuing, (ii) the Company has public senior Permitted Subordinated Indebtedness that is rated by Standard & Poor's Corporation and Moody's Investors Service, Inc. as set forth below, and (iii) the ratio, as of the last day of the most recently ended fiscal quarter of the Company, of Core EBITDA to Total Interest Expense of the Company and its Restricted Subsidiaries, in each case for the four consecutive fiscal quarters of the Company ending on such day, exceeds the applicable ratio set forth below, then, upon written notice thereof from the Company to the Agent, the Applicable Margins for the Revolving Loans set forth in the preceding proviso shall be reduced, effective as of the date of receipt of such notice by the Agent, from the percentages specified in such proviso by the number of basis points (with one basis point being equal to one-one hundredth of one percent) set forth below for such ratings and ratio:

     (1) If such ratio is greater than 4.0:1.0 and such Permitted Subordinated Indebtedness is rated at least "BBB-" by Standard & Poor's Corporation and at least Baa3 by Moody's Investors Service, Inc., then the Applicable Margins for Base Rate Loans and Eurodollar Loans shall each be reduced by 25 basis points; or

     (2) If such ratio is greater than 4.5:1.0 and such Permitted Subordinated Indebtedness is rated at least "BBB" by Standard & Poor's Corporation and at least Baa2 by Moody's Investors Service, Inc., then the Applicable Margins for Base Rate Loans and Eurodollar Loans shall each be reduced by 50 basis points.

               (d) Notwithstanding anything to the contrary contained herein, overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and all other overdue amounts owing hereunder shall bear interest at a rate per annum equal to the greater of (i) the sum of 2.75% per annum and the Base Lending Rate in effect from time to time, and (ii) the sum of the interest rate otherwise applicable to such Loan from time to time and 2.00% per annum.

               (e) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan outstanding at any time during a calendar month, monthly in arrears on the last Business Day of each month, through and including the last calendar day of such month, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable to such Loan and, in the case of an Interest Period of six months, on the date occurring three months after the first day of such Interest Period, and (iii) in respect of all Loans, on any prepayment or conversion thereof (on the principal amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

               (f) The Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Company and the Lenders thereof. The Agent shall promptly notify the Company and the Lenders of any change in the Base Lending Rate and the effective date thereof. Failure of the Agent to provide the Company or the Lenders with any notice described in this clause (f) shall not affect any obligations of the Company or the Lenders under this Agreement nor will such failure result in any liability on the part of the Agent to the Company or any Lender.

          1.9 INTEREST PERIODS. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of subsequent Interest Periods), the Company shall have the right to elect by giving the Agent written notice (or telephonic notice confirmed promptly in writing) thereof, the interest period (each, an "Interest Period") to be applicable to such Borrowing, which Interest Period shall, at the option of the Company, be a one, two, three or six month period; PROVIDED that: (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period relating to a Borrowing consisting of

Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period in respect of any Revolving Loan shall extend beyond the Final Revolving Loan Maturity Date; (v) no Interest Period in respect of a Revolving Loan shall extend beyond any date upon which the Total Revolving Loan Commitment is reduced pursuant to Section 3.3(b) unless the aggregate principal amount of Revolving Loans which are Base Rate Loans or which have Interest Periods which will expire on or before such date, plus the unutilized Total Revolving Loan Commitment after giving effect to the incurrence of such Loan, is equal to or in excess of, the amount of the aggregate prepayment of Revolving Loans required to be made on such date; and (vi) the Interest Period for a Eurodollar Loan which is converted into a Base Rate Loan pursuant to Section 1.10(b) shall commence on the date of such conversion and shall expire on the date on which the Interest Periods for the Loans of the other Lenders which were not converted expire. If upon the expiration of any Interest Period, the Company has failed to elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Company shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 INCREASED COST, ILLEGALITY, ETC. (a) In the event that the Agent, in the case of clause (i) below, or any Lender, in the case of clauses
(ii) and (iii) below, shall have reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties):

                    (i) on any date for determining the Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                    (ii) at any time, that the Eurodollar Rate shall not represent the effective pricing to such Lender for funding or maintaining the affected Eurodollar Loan, or such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in respect thereof that are considered by such Lender in its sole discretion to be material, in either such case because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order (or any interpretation thereof by any governmental agency or authority and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves to the extent included in the computation of the Eurodollar Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other circumstances arising after the date of this Agreement affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

                    (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order or request of an applicable governmental authority enacted, adopted or made after the date of this Agreement (whether or not having the force of law), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Agent or such Lender, as the case may be, shall on or promptly after the date of any determination of such event give notice (by telephone confirmed in writing) to the Company and, in the case of a Lender, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Company and the Lenders that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Company with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Company, (y) in the case of clause (ii) above, the Company, without duplication of any amounts payable under Sections 1.11 and 2.6 or the Subsidiary Credit Agreement, shall pay to such Lender, promptly after a written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reduction in amounts receivable hereunder (a written notice as to additional amounts owed such Lender, setting forth in reasonable detail the conditions giving rise thereto and the calculation of such amounts (which calculations shall be made in the same manner as for similar outstanding loans made by such Lender of a similar type and amount as those set forth herein to Persons of a similar creditworthiness as the Company), submitted to the Company by the Lender shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto) and (z) in the case of clause (iii) above take one of the actions specified in Section 1.10(b) as promptly as possible. The failure of any Lender to give any notice as provided in this Section shall not release or diminish any of the Company's obligations to pay any additional amounts to such Lender pursuant to clause (y) above.

               (b) At any time that any Eurodollar Loans are affected by the circumstances described in Section 1.10(a), the Company may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made pursuant to a Borrowing or a conversion, cancel, with respect to such affected Lender, said Borrowing or conversion by giving the Agent telephonic notice (confirmed in writing) thereof on the same date that the Company was notified by the Lender or the Agent, as the case may be, pursuant to Section 1.10(a) and such Lender shall make a Base Rate Loan as part of such requested Borrowing, or (y) if the affected Eurodollar Loan is then outstanding, upon at least 3 Business Days' written notice to the Agent, or, in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) which may no longer be lawfully maintained, immediately, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan; PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

               (c) In the event that the Agent determines at any time following its giving of notice based on the conditions described in clause (a)(i) above that none of such conditions exist, the Agent shall promptly give notice thereof to the Company, whereupon the Company's right to request Eurodollar Loans from the Lenders and the Lenders' obligation to make Eurodollar Loans shall be restored.

               (d) In the event that a Lender determines at any time following its giving of a notice based on the conditions described in clause (a)(iii) above that none of such conditions exist, such Lender shall promptly give notice thereof to the Company and the Agent, whereupon the Company's right to request Eurodollar Loans from such Lender and such Lender's obligation to make Eurodollar Loans shall be restored.

          1.11 CAPITAL ADEQUACY. If any Lender determines that any applicable law, rule, regulation, mandatory guideline, request or directive, whether or not having the force of law, from an applicable regulatory authority concerning capital adequacy or reserves (excluding reserves to the extent included in the computation of the Eurodollar Rate), or any change therein or in interpretation or administration thereof by any governmental authority, central bank or comparable agency has or will have the effect of reducing the rate of return on the capital or assets of such Lender (or any corporation controlling such Lender) as a consequence of such Lender's Commitment hereunder (including, without limitation, its outstanding Loans) or its obligations hereunder, in an amount considered by such Lender in its sole discretion to be material, it will notify the Company thereof on or promptly after the date of such determination. The Company, without duplication of any amounts payable under Sections 1.10 and
2.6 or the Subsidiary Credit Agreement, will pay to such Lender promptly after a written demand therefor (which demand may be contained in the notice referred to above) such additional amounts as are necessary to compensate such Lender for the reduction to such rate of return as a result of the event described in the first sentence of this Section 1.11. In determining such amount, such Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, and such Lender's determination of compensation shall be conclusive, absent manifest error, if made in accordance with this provision. Each notice delivered pursuant to this Section 1.11 shall set forth in reason-able detail the conditions giving rise thereto, and each demand delivered pursuant to this Section 1.11 shall set forth the calculation of the amounts demanded thereby (which calculations shall be made in the same manner as for similar outstanding loans made by such Lender of a similar type and amount as those set forth herein to Persons of a similar creditworthiness as the Company). The failure of any Lender to give any notice or demand as provided in this Section shall not release or diminish any of the Company's obligations to pay any increased costs to such Lender pursuant to this Section.

          1.12 FUNDING LOSSES. The Company shall compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such amounts and which request shall, absent manifest error, be final, conclusive and binding upon all of the parties thereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Loans to the extent not reasonably able to be recovered by such Lender in its sole discretion in connection with the re-employment of such funds) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion (whether or not canceled, rescinded or otherwise withdrawn); (ii) if, for any reason, any repayment (including, without limitation, payment after acceleration) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Company; or (iv) as a consequence of (A) any default by the Company to repay its Loans when required by the terms of this Agreement or a Note of such Lender or (B) an election made pursuant to Section 1.10(b).

          1.13 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of any Obligation hereunder (whether voluntary, involuntary, by realization upon security, by counterclaim or cross action, by the enforcement of any action under this Agreement, by the exercise of any right of set-off or banker's lien, or otherwise) in excess of its ratable share of payments or reductions on account of such Obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and the Agent of such receipt, and (ii) purchase from the other Lenders such assignments in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them; PROVIDED that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase of such assignments shall be rescinded and the purchase price thereof restored to the extent of such recovery or such additional costs, but without interest. The Company agrees that any Lender so purchasing an assignment from another Lender pursuant to this Section 1.13, may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such assignment as fully as if such Lender were the direct creditor of the Company in the amount of such assignment.

          1.14 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.11, 4.5 or 12.1 (to the extent Section 12.1 requires the payment of any Taxes) with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender suffers no economic, legal, regulatory or other disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section; PROVIDED that if such disadvantage is not material (to be determined by such Lender in its sole discretion), such Lender shall designate another lending office if the Company shall fully compensate such Lender for such disadvantage. Nothing in this Section 1.14 shall affect or postpone any of the obligations of the Company or the right of any Lender provided in Section 1.10, 1.11, 4.5 or
12.1 (to the extent Section 12.1 requires the payment of any Taxes).

          1.15 REPLACEMENT LENDERS. If (a) the obligation of any Lender to make Eurodollar Loans has been suspended pursuant to Section 1.10 as a result of the occurrence of any event or circumstance described therein affecting Lenders having less than 25% of the Total Com-mitment, (b) any Lender has demanded compensation under Section 1.10, 1.11 or
2.6 or any Taxes referred to in Section 4.5 or 12.1 have been imposed or any Lender has sought compensation thereunder, and the amount of such compensation or Taxes is considered by the Company, in its sole discretion, to be material, or (c) if any Lender becomes a Defaulting Lender, the Company may, if no Default or Event of Default then exists, with the assistance of the Agent, seek a bank or banks or other financial institutions (which may be one or more of the Lenders or other banks or financial institutions approved by the Agent (such approval not to be unreasonably withheld or delayed), but none of which shall constitute a Defaulting Lender at the time of such replacement (each, a "Replacement Lender")) to purchase all of the Notes, Loans and Letters of Credit Exposure, and assume the Revolving Loan Commitment and other obligations, of such Lender (the "Replaced Lender"); PROVIDED that each such Replacement Lender shall assume, in accordance with the Subsidiary Credit Agreement, a PRO RATA portion of all of the obligations and rights of the Replaced Lender under the Subsidiary Credit Agreement; and PROVIDED FURTHER that (i) at the time of any replacement pursuant to this Section 1.15, each Replacement Lender shall execute and deliver a Transfer Supplement pursuant to Section 12.4(e) (and with all fees payable pursuant to Section 12.4(f) to be paid by the Company) pursuant to which each Replacement Lender shall acquire its portion of the Revolving Loan Commitment, outstanding Loans and participations in Letters of Credit of the Replaced Lender and, in connection therewith, shall pay to (A) the Replaced Lender in respect thereof, in addition to amounts payable to such Replaced Lender, pursuant to Section 1.15 of the Subsidiary Credit Agreement, an amount equal to the sum of (1) the outstanding principal of, and accrued and unpaid interest on, all outstanding Loans of the Replaced Lender acquired by such Replacement Lender, (2) an amount equal to such Replacement Lender's portion of all drawings in respect of any Letter of Credit that have been funded by (and not reimbursed to) such Replaced Lender pursuant to Section 2.4, together with all accrued and unpaid interest with respect thereto, and (3) such Replacement Lender's portion of all accrued, but theretofore unpaid, fees and commissions owing to the Replaced Lender pursuant to Sections 2.5 and 3.1 hereof, and (B) the Agent (for distribution to the Lenders entitled to the same) an amount equal to such Replacement Lender's portion of the sum of (1) such Replaced Lender's Adjusted Percentage (for this purpose, determined as if the adjustment de-scribed in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Lender) of any drawing in respect of any Letter of Credit (which at such time remains unpaid) to the extent such amount was not theretofore funded by such Replaced Lender, and (2) any amounts owing to BTCo by such Replaced Lender pursuant to Section 1.4; and (ii) all obligations of the Company due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the purchase price has been, or is concurrently being, paid) shall be paid in full by the Company to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Transfer Supplements, the payment of amounts referred to in clauses (i) and (ii) above and Section 1.15 of the Subsidiary Credit Agreement and, if so requested by a Replacement Lender, delivery to such Replacement Lender of the appropriate Note or Notes or Subsidiary Note or Subsidiary Notes executed by the Company and the Subsidiary Borrowers, as applicable, (x) each such Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender and (y) the Adjusted Percentage of the Lenders shall be automatically adjusted at such time to give effect to the replacement, if any, of a Defaulting Lender with one or more Non-Defaulting Lenders. The Company agrees, except in the case of the replacement of a Defaulting Lender, to pay all reasonable costs and expenses of any such Lender which sells its Notes, Loans, Letters of Credit Exposure and Revolving Loan Commitment pursuant to this
Section 1.15.

          1.16 MATURITY OF BORROWINGS. Notwithstanding any other provision of this Agreement to the contrary (i) all Loans will mature and become due and payable on the Final Revolving Loan Maturity Date, and (ii) all Loans will mature and become due and payable on the Interim Maturity Date with respect to such Loan. Provided that no Event of Default shall have occurred and be continuing on any Interim Maturity Date, the Lenders shall be deemed to have made Loans ("Rollover Loans") and the Company shall be deemed to have made a Borrowing of Loans (each such Borrowing, a "Rollover Borrowing") of the same principal amount of Loans maturing on such Interim Maturity Date, and the proceeds of such Rollover Loans shall be applied to the repayment of such Loans maturing on such Interim Maturity Date. Subject to Sections 3.3 and

4.2 hereof, no such deemed repayment of Loans shall require any cash payment by the Company nor shall any such Rollover Borrowing require the actual delivery of any funds by any Lender, or compliance with Sections 1.1(b), 1.2, 1.3 (unless the Company desires that such Rollover Borrowing consist of Eurodollar Loans) or 1.4.

          Section 2.  LETTER OF CREDIT SUBFACILITY.

          2.1 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions, and in reliance upon the representations and warranties of the Company, set forth in this Agreement, in addition to requesting that the Lenders make Loans pursuant to Section 1, the Company may request, in accordance with the provisions of this Section 2.1 and Section 2.2, that, on and after the Closing Date and prior to the termination or expiration of the Total Revolving Loan Commitment, any L/C Bank issue one or more Letters of Credit for the account of the Company; PROVIDED that any Letter of Credit issued by an L/C Bank shall be in a form customarily used by such L/C Bank or in any other form requested by the Company and approved by such L/C Bank; PROVIDED FURTHER, that
(i) no Letter of Credit shall have an expiration date that is later than 12 (or, if approved by the L/C Bank and the Agent, 18) months after the date of issuance thereof; PROVIDED that a Letter of Credit may provide, on such terms and conditions as are acceptable to the applicable L/C Bank, that it is extendible for additional consecutive one year periods (or, with the approval of the L/C Bank and the Agent, other consecutive periods having a duration of 18 months or less); (ii) in no event shall any Letter of Credit issued by an L/C Bank have an expiration date (or be extended or extendible so that it will expire) later than the Final Revolving Loan Maturity Date; (iii) each Letter of Credit issued by an L/C Bank shall have a stated amount of at least $500,000; (iv) the Company shall not request that any L/C Bank issue any Letter of Credit if, after giving effect to such issuance, the aggregate Letter of Credit Outstandings PLUS the then outstanding aggregate principal amount of Revolving Loans made by Non-Defaulting Lenders PLUS the then aggregate amount of Subsidiary Credit Extensions of the Non-Defaulting Lenders PLUS the then aggregate outstanding principal amount of all Swingline Borrowings (without duplication of any Revolving Loans made with respect thereto pursuant to Section 1.4) would exceed the Adjusted Total Revolving Loan Commitment then in effect (after giving effect to any reductions or increases to the Ad-justed Total Revolving Loan Commitment on such date) and (v) the Company shall not request the issuance of any Letter of Credit if, after giving effect to such issuance, the aggregate Letter of Credit Outstandings PLUS the aggregate Subsidiary Letter of Credit Outstandings would exceed $275,000,000; and, PROVIDED FURTHER, that, subject to and upon the terms and conditions set forth in the Subsidiary Credit Agreement, for all purposes of this Agreement and the other Credit Documents, the Existing Subsidiary Letters of Credit shall be deemed to have been issued pursuant to the Subsidiary Credit Agreement on the Closing Date.

               (b) Each Letter of Credit may provide that the L/C Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the L/C Bank for distribution to the Lenders (or, if all Obligations shall have been indefeasibly paid in full, to the Company) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the L/C Bank under the related Letter of Credit.

          2.2 NOTICE OF ISSUANCE; AGREEMENT TO ISSUE. (a) Whenever the Company desires the issuance of a Letter of Credit, it shall deliver to the Agent (with a copy to its Letter of Credit Department) and the desired L/C Bank a written notice no later than 11:00 A.M. (New York, New York time) at least five Business Days, or such shorter period (which shall not be less than two Business Days) as may be agreed to by the applicable L/C Bank in any particular instance, in advance of the proposed date of issuance. Each such notice shall be substantially in the form of Exhibit B-3 (each a "Letter of Credit Request"), shall specify (i) the proposed date of issuance (which shall be a business day under the laws of the jurisdiction of the applicable L/C Bank), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit, and (iv) the name and address of the beneficiary with respect to such Letter of Credit, and shall be accompanied by a precise description of the documents and a verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the L/C Bank to make payment under the Letter of Credit; PROVIDED that the applicable L/C Bank may require changes in any such documents and certificates in accordance with its customary letter of credit practices; and, PROVIDED FURTHER, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 A.M. (New York, New York time). In determining whether to pay under any Letter of Credit, each L/C Bank shall be responsible only to determine that the documents and certificates required to be delivered under its Letter of Credit have been delivered and that they comply on their face with the requirements of its Letter of Credit. Promptly after receipt of a Letter of Credit Request, the Agent shall deliver a copy thereof to each Lender. Each L/C Bank shall furnish to the Agent a specimen copy of each Letter of Credit issued by such L/C Bank pursuant to this Agreement promptly upon the issuance thereof; and the Agent shall furnish copies thereof to a Lender promptly upon such Lender's request therefor, together with a notice of such Lender's respective participation therein, determined in accordance with Section 2.2(b).

               (b) Each L/C Bank receiving a Letter of Credit Request from the Company agrees, subject to the terms and conditions set forth in this Agreement, and so long as it shall not have received any notice from any Lender pursuant to the immediately succeeding sentence, to issue for the account of the Company, on the date specified in such Letter of Credit Request, a Letter of Credit in a face amount equal to the face amount requested in such Letter of Credit Request. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the applicable L/C Bank a participation in such Letter of Credit and any drawing thereunder in an amount equal to the product of such Lender's Adjusted Percentage and the maximum amount which is or at any time may become available to be drawn thereunder; PROVIDED that no Lender shall have delivered a notice to such L/C Bank prior to the issuance of such Letter of Credit (with a copy to the Agent which shall be promptly forwarded to the other Lenders) to the effect that one or more of the conditions set forth in Section 5.1 or 5.2, as applicable, are not then satisfied or that the issuance of such Letter of Credit or purchase of a participation therein by such Lender would violate Section 2.6(b). Upon any change in the Commitments of the Lenders pursuant to Section 1.15 or 12.4 or in the Adjusted Percentages of the Lenders as a result of the occurrence of a Lender Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and drawings thereunder which are unpaid, there shall be an automatic adjustment to the participations in the Letters of Credit pursuant to this Section 2.2 to reflect the new Adjusted Percentages of the Lenders.

          2.3 PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. (a) In the event of any request for payment under any Letter of Credit by the beneficiary thereof, the L/C Bank shall promptly notify the Company, the Agent and the Lenders required to participate therein in accordance with Section 2.2(b) and, in any event, unless otherwise expressly provided in such Letter of Credit or the terms of such Letter of Credit require the honoring of a drawing thereunder on the date of, or the Business Day after, such drawing, no later than 10:00 A.M. (New York, New York time) on the Business Day immediately preceding the date on which such L/C Bank intends to honor such drawing; and the Company shall reimburse such L/C Bank on the day on which such drawing is honored in same day funds in an amount equal to the amount of such drawing; PROVIDED that, unless the Company shall have notified the Agent and such L/C Bank prior to 11:00 A.M. (New York, New York time) on the Business Day immediately prior to the date on which such drawing is honored that the Company intends to reimburse such L/C Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans, (i) the Company shall be deemed to have timely given a Notice of Borrowing to the Agent requesting a Borrowing of Revolving Loans which are Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to Section 1.1, each Lender shall, by 1:00 P.M. (New York, New York time) on the date of the honoring of such drawing, make a Revolving Loan which is a Base Rate Loan in an amount equal to the product of the amount of such drawing and such Lender's Adjusted Percentage, the proceeds of which shall be applied directly by the Agent to reimburse such L/C Bank for the amount of such drawing (PROVIDED that, solely for purposes of such Borrowing, the conditions precedent set forth in Section

5.2 shall not be applicable); PROVIDED FURTHER that, if for any reason, proceeds of Revolving Loans are not received by such L/C Bank on such date in an amount equal to the amount of such drawing, the Company shall reimburse such L/C Bank, on the Business Day immediately following the date of such drawing, in an amount in Dollars and immediately available funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received by the Agent from the Lenders, plus accrued interest on such amount at the applicable rate of interest for Base Rate Loans which are Revolving Loans set forth in Section 1.8. If the Company notifies the Agent and such L/C Bank prior to 11:00 A.M. (New York, New York time) on the Business Day immediately prior to the date on which such drawing is honored that the Company intends to reimburse such L/C Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Company shall reimburse such L/C Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing. Notwithstanding anything contained in this Agreement to the contrary, to the extent the Company does not reimburse a L/C Bank in accordance with the preceding provisions of this Section 2.3 or an Event of Default exists at the time of the honoring of a drawing under a Letter of Credit, amounts, if any, then held by the Agent in the L/C Cash Collateral Account may be applied by the Agent to reimburse the applicable L/C Bank for the honoring of such drawing, and the aggregate amount of Revolving Loans, if any, required to be made by the Lenders pursuant to this Section 2.3 shall be reduced by a corresponding amount.

               (b)  Any payments owed by the Company pursuant to this Section
2.3 which are made later than 11:00 A.M. (New York City time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made under this Section 2.3 shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

               (c) Each Lender shall indemnify and hold harmless the Agent and each L/C Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, attorney's fees and expenses) resulting from any failure on the part of such Lender to provide, on the same day of any drawing under a Letter of Credit, the Agent with such Lender's Adjusted Percentage of the amount of any drawing under such Letter of Credit in accordance with the provisions of Section 2.3(a).

          2.4 PAYMENT BY LENDERS. In the event that the Company shall fail to reimburse an L/C Bank as provided in Section 2.3 by borrowing Revolving Loans or otherwise for all or any portion, as the case may be, of any drawing honored by such L/C Bank under a Letter of Credit issued by it, such L/C Bank shall promptly notify each Lender of the unreimbursed amount of such drawing and the amount of such Lender's Adjusted Percentage therein. Each Lender shall make available to such L/C Bank an amount equal to its Adjusted Percentage of such unreimbursed payment in Dollars and immediately available funds, at the office of such L/C Bank specified in such notice, not later than 1:00 P.M. (New York City time) on the business day (under the laws of the jurisdiction of such L/C Bank and a Business Day) after the date notified by such L/C Bank. In the event that any such Lender fails to make available to such L/C Bank the amount of such Lender's Adjusted Percentage of such unreimbursed payment as provided in this
Section 2.4, such L/C Bank shall be entitled to recover such amount on demand from such Lender together with interest at the interbank compensation rate set by the Agent for three Business Days and thereafter at the Base Rate. Nothing in Section 2.3 or this Section 2.4 shall be deemed to prejudice the right of any Lender to recover from such L/C Bank any amounts made available by such Lender to such L/C Bank pursuant to Section 2.3 or this Section 2.4 in the event that the payment with respect to a Letter of Credit by such L/C Bank in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such L/C Bank. Each L/C Bank shall distribute to each other Lender which has paid all amounts payable by it under this Section 2.4 with respect to any Letter of Credit issued by such L/C Bank such other Lender's share (based on the proportionate aggregate amount funded by such Lender to the aggregate amount funded by all Lenders) of all payments received by such L/C Bank from the Company in reimbursement of drawings honored by such L/C Bank under such Letter of Credit when such payments are received (including interest payable under Section 1.8 with respect to the period commencing on the date of the funding of such participation).

          2.5 COMPENSATION. (a) The Company agrees to pay to the Agent for distribution to each Non-Defaulting Lender in respect of all Letters of Credit outstanding such Non-Defaulting Lender's Adjusted Percentage of (i) a commission equal to 1.75% per annum of the difference of the daily average amount available to be drawn from time to time under such outstanding Letters of Credit minus the average daily cash balance on deposit from time to time in the L/C Cash Collateral Account pursuant to Section 4.2(e)(i), and (ii) a commission equal to
0.5 of 1% per annum on the average daily cash balance on deposit from time to time in the L/C Cash Collateral Account pursuant to Section 4.2(e)(i), in each case payable monthly in arrears on the last Business Day of each month, through and including the last calendar day of such month; PROVIDED that, the rate at which the commission described in the immediately preceding clause (i) is calculated shall be reduced at all times that, and by the same number of basis points as, the interest rate for Base Rate Loans which are Revolving Loans is reduced pursuant to Section 1.8(c). Promptly upon receipt by the Agent of any amount described in this Section 2.5(a), the Agent shall distribute to each Lender its Adjusted Percentage of such amount.

               (b) The Company agrees to pay to each L/C Bank in respect of each Letter of Credit issued by it such fees (including, without limitation, facing, processing and transfer fees), in such amounts, and at such times, as the Company and such L/C Bank may agree; and, notwithstanding anything to the contrary contained herein, such L/C Bank shall not be required to issue a Letter of Credit hereunder unless and until the Company provides such L/C Bank with a written acknowledgement of the fees agreed to by such L/C Bank in respect of such Letter of Credit.

          2.6 ADDITIONAL PAYMENTS; ILLEGALITY. (a) Without duplication of any amounts payable under Sections 1.10, 1.11, 4.5 and 12.1, or under the Subsidiary Credit Agreement, if by reason of (x) any change in applicable law, regulation, rule, regulatory requirement, guideline, request or directive, whether or not having the force of law, or any change in the interpretation or application thereof by any judicial or other applicable governmental or regulatory authority, or (y) compliance by any Lender in good faith with any direction, request or mandatory guideline of any applicable governmental or monetary authority including, without limitation, Regulation D:

               (i) such Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2, whether directly or by such being imposed on or suffered by such Lender;

               (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by such Lender or any participations purchased by such Lender in any Letter of Credit (or in respect of such Lender's commitment to purchase such a participation); or

               (iii) there shall be imposed on such Lender any other condition regarding this Section 2, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such Lender of committing to issue, purchase, purchasing or maintaining any participation in any Letter of Credit, or to reduce the amount receivable in respect thereof by such Lender, then and in any such case such Lender may, without duplication of any payments required to be made pursuant to Section 1.10, 1.11, 4.5 or 12.1, at any time after the additional cost is incurred or the amount received is reduced, promptly notify the Company and the Company shall pay to such Lender promptly after a written demand therefor (which demand may be contained in such notice), such additional amounts as shall be required to compensate such Lender for such increased costs or reduction in amounts receivable hereunder (a written notice as to additional amounts owed such Lender setting forth in reasonable detail the conditions giving rise thereto and the calculation of such amounts (which calculations shall be made in the same manner as for similar outstanding credit extensions made by such Lender of a similar type and amount as those set forth herein to Persons of a similar creditworthiness as the Company), submitted to the Company by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto). The failure of any Lender to give any notice or demand as provided in this Section shall not release or diminish any of the Company's obligations to pay any additional costs to such Lender pursuant to this Section.

               (b) Notwithstanding any other provision contained in this Agreement, no L/C Bank shall be obligated to issue any Letter of Credit, nor shall any Lender be obligated to purchase its participation in any Letter of Credit to be issued hereunder, if the issuance of such Letter of Credit or purchase of such participation shall have become unlawful or prohibited by compliance by such L/C Bank or Lender in good faith with any law, governmental rule, guideline, request, order, injunction, judgement or decree (whether or not having the force of law); PROVIDED that in the case of the obligation of a Lender to purchase such participation, such Lender shall have notified any L/C Bank for the related Letter of Credit to such effect pursuant to Section 2.2(b).

          2.7 SUBSIDIARY LETTER OF CREDIT. Notwithstanding anything to the contrary contained in this Section 2, if any Letter of Credit is issued for the account of a Subsidiary Borrower, the Lenders shall have no obligation to purchase a participation in such Letter of Credit under this Agreement; it being understood that any participation purchased by the Lenders in such a Letter of Credit will be pursuant to the Lenders' commitments to purchase such participations under the Subsidiary Credit Agreement.

          2.8  OBLIGATIONS ABSOLUTE.  The respective obligations under Sections
2.3 and 2.4 of the Company and the Lenders to reimburse each L/C Bank for drawings made under the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

               (a) any lack of validity or enforceability of any Letter of Credit;

               (b) the existence of any claim, set-off, defense or other right which the Company or any Subsidiary or Affiliate of the Company may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including, without limitation, any underlying transaction between the Company or any of its Subsidiaries or Affiliates and the beneficiary for which the Letter of Credit was procured); PROVIDED that nothing in this Section 2.8 shall affect the right of the Company to seek relief against any beneficiary, transferee, Lender or any other Person in an action or proceeding or to bring a counterclaim in any suit involving such Persons;

               (c) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

               (d) payment by such L/C Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

               (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

               (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

          2.9 INDEMNIFICATION; NATURE OF L/C BANKS' DUTIES. (a) In addition to amounts payable as elsewhere provided in this Section 2, but without duplication thereof, the Company hereby agrees to protect, indemnify, pay and save each L/C Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorneys' fees and disbursements and, after a Default, allocated costs of internal counsel) which such L/C Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for the account of the Company other than as a result of the gross negligence or willful misconduct of such L/C Bank or (ii) the failure of such L/C Bank to honor a drawing under any Letter of Credit due to an act or omission (whether rightful or wrongful) of any present or future DE JURE or DE FACTO government or governmental authority.

               (b) As between the Company and each L/C Bank, the Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such L/C Bank, by the respective beneficiaries of such Letters of Credit, other than losses resulting from the gross negligence or willful misconduct of such L/C Bank.

In furtherance and not in limitation of the foregoing, no L/C Bank shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects insufficient, inaccurate, fraudulent or forged or otherwise invalid; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher; (v) for good faith errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of such L/C Bank, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority. None of the above shall affect, impair, or prevent the vesting of any such L/C Bank's rights or powers hereunder.

               (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any L/C Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such L/C Bank under any resulting liability to the Company.

          Section 3.  COMMISSIONS; COMMITMENTS.

          3.1 COMMISSIONS. (a) The Company agrees to pay to the Agent for the account of each Non-Defaulting Lender a commitment commission (the "Commitment Commission") for the period from and including the Execution Date until the date upon which such Non-Defaulting

Lender's Revolving Loan Commitment is terminated in full, computed at the rate of .5 of 1% per annum on the daily average amount by which the Revolving Loan Commitment of such Non-Defaulting Lender exceeds the sum of (A) the aggregate principal amount of all outstanding Revolving Loans made by such Non-Defaulting Lender, (B) such Non-Defaulting Lender's Letter of Credit Exposure, (C) the amount of such Non-Defaulting Lender's Subsidiary Credit Extensions, and (D) the product of such Non-Defaulting Lender's Adjusted Percentage and the then aggregate outstanding principal amount of all Swingline Borrowings (without duplication of Revolving Loans made with respect thereto pursuant to Section 1.4); PROVIDED that, for so long as (1) no Event of Default shall have occurred and be continuing, (2) the Company has public senior Permitted Subordinated Indebtedness that is rated at least "BBB-" by Standard & Poor's Corporation and at least "Baa3" by Moody's Investors Service, Inc., and (3) the ratio, as of the last day of the Company's most recent fiscal quarter, of Core EBITDA to Total Interest Expense of the Company and its Restricted Subsidiaries, in each case for the four fiscal quarters of the Company ending on such day, is greater than 4.0:1, then, upon written notice thereof from the Company to the Agent, the rate at which such commission is calculated shall be, effective as of the date of the receipt of such notice by the Agent, .375% of 1% per annum. Accrued Commitment Commission shall be due and payable in arrears on the Closing Date, on the last Business Day of the month in which the Closing Date occurs and on the last Business Day of each month that occurs after the Closing Date, through and including the last calendar day of such month, and on the date (whether before or after the Closing Date) on which each Non-Defaulting Lender's Revolving Loan Commitment is terminated in full.

               (b) The Company shall pay directly to the Agent, when and as payable, such fees as have been agreed to in writing by the Company and the Agent.

          3.2 VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least two Business Days' prior written notice (or telephonic notice confirmed promptly in writing) to the Agent (which notice the Agent shall promptly and, to the extent practicable, on the same day, transmit to each of the Lenders), the Company shall have the right, without premium or penalty, to terminate in whole or reduce in part the unutilized portion of the Total Revolving Loan Commitment; PROVIDED that any partial reduction pursuant to this Section 3.2 of the Total Revolving Loan Commitment shall be in the amount of $5,000,000 or, if greater, an integral multiple of $1,000,000. The Company may elect, in such notice, to reduce the Restricted Commitment Amount by an amount not to exceed the amount of the reduction to the Total Revolving Loan Commitment set forth in such notice. Reductions made pursuant to this Section
3.2 to the Total Revolving Loan Commitment shall be applied, FIRST against the reductions thereof required by Section 3.3(b) (other than the reduction thereof required on the Final Revolving Loan Maturity Date) in the inverse order of their occurrence, and SECOND to the reduction thereof required on the Final Revolving Loan Maturity Date.

          3.3 MANDATORY REDUCTION OF COMMITMENTS. (a) Notwithstanding anything to the contrary herein, the Total Revolving Loan Commitment shall be terminated on September 30, 1994, unless the Closing Date has occurred on or prior to such date.

               (b) The Total Revolving Loan Commitment shall automatically reduce by $25,000,000 on March 31, 1996, by $50,000,000 on each of March 31,
1997 and March 31, 1998 and by $175,000,000 on the Final Revolving Loan Maturity Date.

               (c) The Total Revolving Loan Commitment shall automatically reduce on each date on which the Company is required to make a prepayment of the Revolving Loans pursuant to Section 4.2(a), (b), (c), (d) or (h) by the aggregate amount of such required prepayment as determined in accordance with
Section 4.3 (whether or not there are Revolving Loans outstanding which are in fact so prepaid). Reductions of the Total Revolving Loan Commitment required by this Section 3.3(c) shall be applied against the scheduled reductions of the Total Revolving Loan Commitment required by Section 3.3(b) as follows: FIRST to all such scheduled reductions (other than the reduction required on the Final Revolving Loan Maturity Date) on a PRO RATA basis, and SECOND to the reduction required on the Final Revolving Loan Maturity Date.

               (d) On each date on which Variable Rate Notes are refinanced with the proceeds of fixed-rate or other Indebtedness, are defeased or are converted into fixed-rate notes or bonds, as the case may be, in accordance with the terms thereof, and on each date on which the Variable Rate Notes are otherwise paid in full (but excluding (i) any refinancing thereof, other than a conversion to fixed-rate notes or bonds, supported directly or indirectly by a new Letter of Credit or Subsidiary Letter of Credit, and (ii) any refinancing or defeasance of any Variable Rate Notes made with the proceeds of Revolving Loans), the Total Revolving Loan Commitment shall automatically reduce on the date of such refinancing, conversion or payment by an amount equal to the face amount of the Letter of Credit or Subsidiary Letter of Credit directly or indirectly supporting such Variable Rate Notes. Reductions of the Total Revolving Loan Commitment pursuant to this
Section 3.3(d) shall be applied against the scheduled reductions of the Total Revolving Loan Commitment required by Section 3.3(b) (including the reduction required on the Final Revolving Loan Maturity Date) in the inverse order of their occurrence. A Letter of Credit or Subsidiary Letter of Credit shall be considered to indirectly support any Variable Rate Notes if it supports a letter of credit supporting such Variable Rate Notes.

               (e) The Total Revolving Loan Commitment shall automatically reduce on October 1, 1994 by the then Restricted Commitment Amount, if any. Immediately after giving effect to such reduction, the then Restricted Commitment Amount, if any, shall reduce to zero.

               (f) The Restricted Commitment Amount shall automatically reduce to zero simultaneously with the Initial NME Acquisition Closing.

          3.4 PRO RATA REDUCTIONS; NO REINSTATEMENT. Each reduction of the Total Revolving Loan Commitment hereunder shall be applied PRO RATA according to the Revolving Loan Commitments of the Lenders. The Lenders' Revolving Loan Commitments, once reduced or terminated, may not be reinstated.

          Section 4.  PAYMENTS.

          4.1 VOLUNTARY PREPAYMENTS. The Company shall have the right to prepay the Loans in whole or in part from time to time on the following terms and conditions: (i) the Company shall give the Agent at the Payment Office at least two (or, in the case of a Swingline Borrowing, one) Business Days' prior written notice (or telephonic notice confirmed promptly in writing) of its intent to prepay the Loans specifying the amount of such prepayment, whether the Loans being repaid are Revolving Loans or the outstanding principal of any Swingline Borrowing and the Type(s) of Loans to be prepaid, which notice the Agent shall promptly transmit to each of the Lenders and which notice of prepayment having been given, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; (ii) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or, if greater, an integral multiple of $1,000,000; PROVIDED that no partial prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $10,000,000; (iii) prepayments of Eurodollar Loans made pursuant to this Section 4.1 may only be made on the last day of an Interest Period applicable thereto; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; PROVIDED that at the Company's election in connection with any prepayment pursuant to this Section 4.1, any prepayment in respect of Revolving Loans shall not be applied to any Revolving Loan of a Defaulting Lender; and (v) a Swingline Borrowing may only be repaid in full. Notwithstanding anything to the contrary contained herein, unless the Company otherwise notifies the Agent in writing at least two Business Days prior to the Closing Date, the Company shall be deemed to have elected to prepay on the Closing Date (after giving effect to the assignments contemplated by the Master Transfer Supplement) all of the Existing Loans assigned to the Lenders pursuant to the Master Transfer Supplement and amended and restated as Revolving Loans pursuant to Section 1.1(a) hereof.

          4.2 MANDATORY PREPAYMENTS AND REPAYMENTS. (a) Within two Business Days of each date on which an Asset Sale occurs, the Company shall prepay outstanding Loans in an aggregate principal amount equal to 70% (or, if a Default or an Event of Default exists immediately prior or after giving effect to such Asset Sale, 100%) of the Net Proceeds thereof.

               (b) Within two Business Days of each date on which the Company issues or sells any shares of its capital stock or any warrants, options or other rights to purchase or acquire shares of its capital stock (other than any such (i) options issued to directors and employees of the Company pursuant to the New Stock Option Plan and any such capital stock issued by the Company upon the exercise of any such option, and (ii) any such Stock issued by the Company as partial or total consideration for the acquisition of any other Person), the Company, if the proceeds of any such issuance or sale or series of related issuances or sales exceeds $200,000, shall prepay outstanding Loans in an aggregate principal amount equal to 25% (or, if a Default or Event of Default exists immediately prior to or after giving effect to such issuance or sale, 100%) of the Net Proceeds thereof; PROVIDED that if, at the time of any such issuance or sale, (i) the ratio of Core Indebtedness, before giving effect to such issuance or sale and the use of the proceeds thereof, to Core EBITDA for the 12-month period ending on the last day of the month preceding such issuance or sale is less than or equal to 3.5:1.0, and (ii) no Default or Event of Default has occurred and is continuing or would result therefrom, then the Company shall not be required to prepay any Loans as a result of such issuance or sale.

               (c) Anything to the contrary contained in Section 4.2(a) or (b) notwithstanding, so long as no Default or Event of Default has occurred and is continuing, the Company shall be permitted to retain any Net Proceeds payable to the Lenders pursuant thereto if the amount payable thereunder, when aggregated with any other amounts payable under Section 4.2(a) or (b) during any fiscal year but not paid as a result of this Section 4.2(c) ("Retained Net Proceeds") shall be less than $5,000,000 in the aggregate; PROVIDED that the Company shall prepay the Loans in an amount equal to all Retained Net Proceeds on the earlier of (i) the last Business Day of the fiscal year in which such Retained Net Proceeds were received by the Company or its Restricted Subsidiaries, and (ii) the second Business Day following the day on which (A) the Company or any of its Restricted Subsidiaries receives any such Net Proceeds, and (B) the sum of (1) the prepayment required as a result thereof pursuant to Section 4.2(a) or (b), and (2) the then current amount of Retained Net Proceeds equals or exceeds $5,000,000.

               (d) On the 30th day prior to any date on which the Company would (with the lapse of time) be required to repurchase or offer to purchase any outstanding Senior Subordinated Notes or any other Permitted Subordinated Indebtedness as a result of any sale, lease, conveyance or other transfer or disposition of any assets, the Company shall prepay outstanding Loans in an aggregate principal amount equal to the aggregate principal amount of such Permitted Subordinated Indebtedness that would (with the lapse of time) be required to be subject to such offer.

               (e)(i) If, at any time, after giving effect to any termination or reduction of the Adjusted Total Revolving Loan Commitment pursuant to the terms of this Agreement, the total of (A) the aggregate principal amount of all outstanding Revolving Loans made by Non-Defaulting Lenders at such time PLUS (B) the then aggregate outstanding amount of Subsidiary Credit Extensions of all Non-Defaulting Lenders PLUS (C) the aggregate Letter of Credit Outstandings at such time PLUS (D) the aggregate amount of Swingline Borrowings outstanding at such time (without duplication of any Revolving Loans made with respect thereto pursuant to Section 1.4) MINUS (E) amounts on deposit in the L/C Cash Collateral Account at such time, shall exceed the Adjusted Total Revolving Loan Commitment at such time, the Company shall immediately prepay Revolving Loans of Non-Defaulting Lenders (and thereafter outstanding Swingline Borrowings) in an aggregate amount equal to such excess and, to the extent that the sum of the aggregate Letter of Credit Outstandings and the aggregate Subsidiary Letter of Credit Outstandings exceeds the sum of the Adjusted Total Revolving Loan Commitment as so reduced, the Company shall deposit an amount equal to such excess in the L/C Cash Collateral Account. The amount required hereunder to be maintained on deposit in the L/C Cash Collateral Account shall at no time exceed the amount, if any, by which the sum of aggregate Letter of Credit Outstandings, aggregate Swingline Borrowings then outstanding (without duplication of any Revolving Loans made with respect thereto pursuant to Section 1.4), aggregate Revolving Loans of all the Non-Defaulting Lenders then outstanding and aggregate Subsidiary Credit Extensions of all the Non-Defaulting Lenders then outstanding exceeds the Adjusted Total Revolving Loan Commitment; any amount held in the L/C Cash Collateral Account in excess of such required amount shall, so long as no Default or Event of Default has occurred and is continuing, be payable to the Company upon request.

               (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans and Subsidiary Loans made by any Defaulting Lender exceeds the Unrestricted Revolving Loan Commitment of such Defaulting Lender, the Company shall prepay principal of the Revolving Loans of such Defaulting Lender in an amount equal to such excess, less any amount owed by or due from such Defaulting Lender to the Company or any Non-Defaulting Lender; PROVIDED that if the Company so sets-off any amounts owed to a Non-Defaulting Lender, the Company shall pay such amounts to such Non-Defaulting Lender simultaneously with such set-off.

               (f)  Notwithstanding anything to the contrary contained in this
Section 4.2, if on any date on which the Company is required to make a prepayment of Revolving Loans there is an unutilized portion of the Total Revolving Loan Commitment, which unutilized portion will be reduced in conjunction with such required prepayment pursuant to Section 3.3(b) or 3.3(c), the Company will not be required to actually prepay Revolving Loans to the extent such unutilized Total Revolving Loan Commitment is reduced.

               (g) On each date on which there occurs a remarketing of Variable Rate Notes which were purchased with the proceeds of a drawing under a Letter of Credit or a letter of credit backed by a Letter of Credit, pursuant to the exercise by the holder of such note of its rights under the indenture pursuant to which such Variable Rate Note was issued to require such purchase, the Company shall prepay Revolving Loans to the extent incurred to fund such purchases in an amount equal to the aggregate principal amount of Variable Rate Notes so remarketed. Proceeds of the remarketing of Variable Rate Notes received by the Agent from the L/C Banks or from any trustee for the holders of Variable Rate Notes supported by a Letter of Credit shall be applied by the Agent to such prepayment of Revolving Loans.

               (h) Within five Business Days of each date on which the Company or any of its Subsidiaries receives any payment pursuant to Section 2.14 of the NME Purchase Agreement or any other payment under such agreement (other than pursuant to Section 2.6 thereof as in effect on the date hereof) which reflects an adjustment to the purchase price paid by the Company and its Subsidiaries pursuant to the terms thereof, the Company, if the amount of such payment, when aggregated with all such other payments previously received by the Company and its Subsidiaries that have not resulted in reductions of the Total Revolving Loan Commitment, are greater than or equal to $500,000, shall prepay outstanding Loans in an aggregate principal amount equal to the sum of such payment and the amount of all such other payments previ-ously received and not resulting in a reduction to the Total Revolving Loan Commitment.

          4.3 APPLICATION OF PREPAYMENTS. With respect to each prepayment of Loans required by Section 4.2, the Company may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made; PROVIDED that (i) Eurodollar Loans may be designated for prepayment pursuant to this Section 4.3 only on the last day of an Interest Period applicable thereto unless (A) all Eurodollar Loans with Interest Periods ending on such date of required prepayment have been paid in full and (B) all Base Rate Loans have been paid in full; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $10,000,000, such Borrowing shall immediately be converted into Base Rate Loans; (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and (iv) notwithstanding the provisions of the preceding clause (iii), no prepayment of Revolving Loans made pursuant to Section 4.2(e)(i) shall be applied to the Revolving Loans of any Defaulting Lender and prepayments pursuant to Section 4.2(e)(ii) shall only be applied to the Revolving Loans of the respective Defaulting Lender. In the absence of a designation by the Company as described in the preceding sentence, the Agent shall apply such prepayment FIRST to Base Rate Loans, SECOND to Eurodollar Loans with an Interest Period ending on the date of such prepayment and THIRD, subject to the above, as the Agent may determine in its sole discretion; PROVIDED, that such prepayment be applied to the Eurodollar Loan with the shortest remaining time to the end of the Interest Period. Any prepayment made pursuant to this Section 4.3 shall be made together with all amounts payable pursuant to Section 1.12.

          4.4 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement and the Notes shall be made to the Agent for the ratable account of the Lenders entitled thereto not later than 11:00 A.M. (New York, New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Any payments by the Company under this Agreement or the Notes which are made later than 11:00 A.M. (New York, New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension. All payments made by the Company hereunder in respect of outstanding Loans shall be applied first to outstanding interest then due and payable and then to payments of principal.

          4.5 NET PAYMENTS. (a) All payments made by the Company hereunder and under the other Credit Documents will be made without setoff or counterclaim. All such payments will be made free and clear of and without deduction or withholding for or on account of any Taxes (but excluding, except as provided in paragraph (c) hereof, any Taxes imposed on the overall net income of a Lender pursuant to the laws of the jurisdiction in which the principal executive office or applicable Lending Office of such Lender is located). If any Taxes are so levied or imposed, the Company agrees (i) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 4.5), will not be less than the amount provided for herein, (ii) to make such withholding or deduction and (iii) to pay the full amount deducted to the relevant authority in accordance with applicable law; PROVIDED that the Company shall not be required to pay any additional amount on account of any Taxes of, or imposed by, the United States pursuant to this Section 4.5(a) to any Lender or the Agent which
(A) is not entitled, on the Execution Date or Closing Date (or, in the case of an assignee of a Lender, on the date on which the assignment to it became effective), to submit Form 1001 or Form 4224 (or any successor forms) so as to meet its obligations to submit such a form pursuant to Sections 12.4(h) and (i),
(B) shall have failed to submit any form or other certification which it was required to file pursuant to Sections 12.4(h) and (i) and entitled to file under applicable law, or (C) shall have filed any such form which is incorrect or incomplete in any material respect and shall not have corrected or completed such form.

               (b) Within 30 days after the date on which the payment of any Taxes required to be paid by the Company pursuant to Section 4.5(a) is due pursuant to applicable law, the Company will furnish to the Agent certified copies of tax receipts evidencing such payment by the Company. The Company will indemnify and hold harmless each Lender and reimburse each Lender upon the written request of the Agent on behalf of such Lender (which request the Agent shall promptly make after receiving a written request from such Lender setting forth the basis for requesting such amount), for the amount of any such Taxes (other than Taxes described in the proviso following Section 4.5(a)(iii) for which the Company has no obligation thereunder) so levied or imposed and paid by such Lender and any liability (including incremental Taxes as set forth in Section 4.5(c), penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

               (c) The Company shall also reimburse each Lender, upon the written request of such Lender, for any Taxes imposed on or measured by the overall net income of such Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or applicable Lending Office of such Lender is located or any political subdivision or taxing authority thereof or therein as such Lender shall determine in good faith are payable by such Lender in respect of amounts paid to or on behalf of such Lender pursuant to paragraph (a) or (b) hereof.

               (d) With respect to any Taxes which are paid by the Company in accordance with the provisions of this Section 4.5, each Lender receiving the benefits of such payments of Taxes hereby agrees to pay to the Company any amounts refunded to such Lender which such Lender determines in its sole discretion to be a refund in respect of such Taxes.

          4.6 USE OF PROCEEDS. The Company shall use the proceeds of Revolving Loans and Swingline Borrowings (a) for the purpose of repaying the Mortgage Notes and consummating the Existing Company Credit Agreement Restructuring, (b) to pay the fees, costs and expenses incurred by the Company in connection with the Transactions, and/or (c) for working capital and other general corporate purposes, including, without limitation, to finance permitted acquisitions (including the NME Acquisition) and Investments.

          Section 5.  CONDITIONS PRECEDENT.

          5.1 CONDITIONS PRECEDENT TO INITIAL LOANS, ETC. The obligation of each Lender to make its Loans, if any, on the Closing Date and consummate the Existing Company Credit Agreement Restructuring, and the obligation of each L/C Bank to issue any Letter of Credit on the Closing Date, is subject to the satisfaction of the following conditions precedent prior to, on or contemporaneously with the Closing Date:

               (a) NOTES. The Agent shall have received, for the account of each Lender, the Increased Commitment Note, the Swingline Note and the Revolving Note of such Lender, duly completed, executed and delivered by an authorized officer of the Company.

               (b) GUARANTY. Each Wholly-Owned Restricted Subsidiary (other than Excludable Foreign Subsidiaries) shall have duly completed, executed and delivered to the Agent for the benefit of the Lenders a guaranty (as hereafter amended, restated, varied, supplemented or modified from time to time, the "Subsidiary Guaranty") of the Obligations (including, without limitation, the Subsidiary Obligations), substantially in the form of Exhibit C hereto and amending and restating the guaranty provided by certain of such Restricted Subsidiaries pursuant to the Existing Company Credit Agreement, and the same shall be in full force and effect.

               (c) STOCK AND NOTES PLEDGES. The Company shall have executed and delivered to the Collateral Agent for the benefit of the Lenders a pledge agreement (as hereafter amended, restated, varied, supplemented or modified from time to time, the "Company Stock and Notes Pledge"), substantially in the form of Exhibit D-1 hereto and amending and restating the stock and notes pledge delivered by the Company pursuant to the Existing Credit Agreements, and each Domestic Wholly-Owned Restricted Subsidiary shall have executed and delivered to the Collateral Agent for the benefit of the Lenders a Subsidiary Stock and Notes Pledge, substantially in the form of Exhibit D-2 hereto and amending and restating the stock and notes pledge delivered by such Restricted Subsidiaries pursuant to the Existing Credit Agreements, pursuant to which each of the Company and such Restricted Subsidiaries pledges, as security for the Obligations (including, without limitation, the Subsidiary Obligations): (i) all of the issued and outstanding shares of capital stock or equivalent interests from time to time owned by it of present and future Domestic Subsidiaries (other than hereafter created Domestic Subsidiaries that are not Significant Subsidiaries), (ii) all of the intercompany notes of any direct or indirect Subsidiary of the Company (other than Excludable Foreign Subsidiaries) now or hereafter held by it, and (iii) to the extent permitted by applicable law, all of the outstanding capital stock or equivalent interests owned by it of present and future Foreign Subsidiaries (other than hereafter created Foreign Subsidiaries that are not Significant Subsidiaries); PROVIDED that in no event shall the Company or any such Restricted Subsidiary be required to pledge more than 65% of all of the outstanding capital stock or equivalent interests of any Foreign Subsidiary that is an Excludable Foreign Subsidiary. Each of the Stock and Notes Pledges shall be in full force and effect and each pledgor under each of the Stock and Notes Pledges shall have duly delivered to the Collateral Agent in pledge under such Stock and Notes Pledge, for the benefit of the Lenders (A) share certificates representing all of the shares of capital stock pledged thereunder, together with undated stock powers therefor duly executed in blank by such pledgor, and (B) all of the intercompany notes pledged thereunder, together with undated instruments of assignment thereof duly executed in blank by such pledgor.

               (d) PLEDGE AND SECURITY AGREEMENTS. The Company shall have executed and delivered to the Collateral Agent for the benefit of the Lenders
(i) a pledge and security agreement (as hereafter amended, restated, varied, supplemented or modified from time to time, the "Company Pledge and Security Agreement") substantially in the form of Exhibit E-1 hereto, and (ii) a pledge and security agreement (as hereafter amended, restated, varied, supplemented or modified from time to time, the "Company Pledge and Security Agreement (ESOP)") substantially in the form of Exhibit E-2 hereto and amending and restating the pledge and security agreement delivered by the Company pursuant to the Existing Credit Agreements. Each Finance Company shall have executed and delivered to the Collateral Agent for the benefit of the Lenders a pledge and security agreement (as hereafter amended, restated, varied, supplemented or modified from time to time, collectively, the "FINCO Pledge and Security Agreements") substantially in the form of Exhibit F hereto and amending and restating the pledge and security agreements delivered by the Finance Companies pursuant to the Existing Credit Agreements. Each Domestic Wholly-Owned Re-stricted Subsidiary shall have executed and delivered to the Collateral Agent for the benefit of the Lenders a Subsidiary Pledge and Security Agreement substantially in the form of Exhibit G hereto and amending and restating the pledge and security agreement delivered by such Restricted Subsidiaries pursuant to the Existing Credit Agreements. Each of the Pledge and Security Agreements shall be in full force and effect and the Company and each Domestic Wholly-Owned Restricted Subsidiary shall have duly delivered to the Collateral Agent in pledge under the Pledge and Security Agreements, for the benefit of the Lenders, all instruments and other documents evidencing collateral in which a Lien is created thereunder to the extent necessary to perfect such security interest, together with undated stock powers or instruments of assignment thereof duly executed in blank by the Company or the relevant Domestic Wholly-Owned Restricted Subsidiary.

               (e) COLLATERAL ACCOUNTS ASSIGNMENT AGREEMENT. The Agent, on behalf of the Lenders, and the Company shall have executed and delivered a collateral accounts assignment agreement (as hereafter amended, restated, varied, supplemented or modified from time to time, the "Collateral Accounts Assignment Agreement"), substantially in the form of Exhibit H hereto, and the same shall be in full force and effect.

               (f) MORTGAGE DOCUMENTS. The applicable Mortgagors shall have duly executed and delivered to the Collateral Agent for the benefit of the Lenders such mortgages, mortgage consolidations and other documents (collectively, the "Mortgage Documents") as the Collateral Agent or the Lenders deem necessary or desirable to fully perfect the Liens granted pursuant to the Mortgages as security for the Obligations; the Mortgage Documents shall be in full force and effect; the Mortgage Documents shall have been filed in such places as the Collateral Agent or the Lenders deem necessary or desirable for such perfection; and all taxes, fees and expenses payable in connection with the execution and delivery of the Mortgage Documents and such filings shall have been paid by the Company and the Mortgagors.

               (g) SUBSIDIARY CREDIT AGREEMENT. Each Subsidiary Borrower, the Agent, the Co-Agent and the Lenders shall have executed and delivered the Subsidiary Credit Agreement and the same shall be in full force and effect. The Agent shall have received, for the account of each Lender, the Subsidiary Increased Commitment Note and a promissory note (a "Subsidiary Note") of such Subsidiary Borrower in the form of Exhibit A to the Subsidiary Credit Agreement and duly completed, executed and delivered by an authorized officer of such Subsidiary Borrower. The Company shall have duly completed, executed and delivered to the Agent for the benefit of the Lenders a guaranty of the Subsidiary Obligations in the form of the Company Guaranty and the same shall be in full force and effect. Each of the conditions precedent specified in the Subsidiary Credit Agreement to the Existing Subsidiary Credit Agreement Restructuring shall have occurred to the reasonable satisfaction of the Lenders; and the Existing Subsidiary Credit Agreement Restructuring shall occur simultaneously with the making of the initial Subsidiary Loans thereunder.

               (h) ESOP; TRUST AGREEMENT, ETC. The Agent shall have received (with copies for each of the Lenders) executed or conformed copies of the Trust Agreement, the ESOP, the New Stock Option Plan and the Rights Plan and the amendments and other modifications entered into on or as of the Closing Date to the Company/ESOP Credit Documents, and such amendments shall be in form and substance satisfactory to the Lenders.

               (i) OFFICERS' CERTIFICATES. The Agent shall have received (with a copy for each of the Lenders) (i) a certificate of the Secretary or an Assistant Secretary of the Company and each of its Domestic Wholly-Owned Restricted Subsidiaries certifying the names and true signatures of the officers of such Person authorized to sign the Credit Documents and other Transaction Documents to which it is a party and the other documents to be delivered thereunder, and (ii) a certificate of the chief executive officer or chief financial officer of the Company certifying that the conditions set forth in
Section 5.2(a) and (b) are satisfied as of the Closing Date, in each case in form and substance reasonably satisfactory to the Lenders.

               (j) OPINIONS OF THE COMPANY'S COUNSEL. The Agent shall have received (with a copy for each of the Lenders) a favorable opinion of (i) King & Spalding, counsel for the Company, in substantially the form of Exhibit J-1 hereto, and (ii) such local counsels of the Company and its Restricted Subsidiaries reasonably acceptable to the Lenders addressing such matters pertaining to the Wholly-Owned Foreign Restricted Subsidiaries as any Lender may reasonably request, in each case in form and substance reasonably satisfactory to the Lenders.

               (k) OPINION OF AGENT'S COUNSEL. The Agent shall have received (with a copy for each of the Lenders) an opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Agent, substantially in the form of Exhibit J-2 hereto.

               (l) ENVIRONMENTAL REPORTS. The Lenders shall have received copies of environmental reports that are in form and substance reasonably satisfactory to the Lenders in respect of the Facilities and the other real property to be acquired by the Company and its Subsidiaries pursuant to the NME Purchase Agreement and all other Facilities and other real property acquired by the Company or any of its Subsidiaries since July 22, 1992, and updated reports and assessments, as may be reasonably determined by the Agent to be necessary based on responses to environmental questionnaires completed by or for the Company or its Subsidiaries, of the most recently delivered environmental reports in respect of other Facilities and real property of the Company and its Subsidiaries, in each case prepared, at the cost and expense of the Company, by a Person designated by the Company that is reasonably acceptable to the Required Lenders.

               (m) RELATED FINANCINGS. The Company shall have received $375,000,000 of gross proceeds from the issuance and sale of the Senior Subordinated Notes, a portion of such proceeds shall have been utilized by the Company for the purposes of defeasing and thereafter redeeming the Existing Subordinated Debentures and paying related costs and expenses. The Subordinated Debt Documents pertaining to the Senior Subordinated Notes and the Defeasance Agreement shall be in form and substance satisfactory to the Lenders and shall have been duly executed and delivered by the parties thereto, and such Subordinated Debt Documents and the Defeasance Agreement shall not have been amended in any material respect without the prior written consent of the Agent on behalf of the Lenders. The Agent shall have received (with copies for each of the Lenders) executed copies of such Subordinated Debt Documents and the Defeasance Agreement, certified as being true and correct copies by an authorized officer of the Company, and such Subordinated Debt Documents and the Defeasance Agreement shall be in full force and effect. The certificates and opinions delivered on or prior to the Closing Date by or on behalf of the Company or any of its Subsidiaries pursuant to any Subordinated Debt Document, the Existing Subordinated Debentures Indenture or the Defeasance Agreement shall be addressed to the Lenders or shall be accompanied by letters, in form and substance satisfactory to the Lenders, entitling the Lenders to rely thereon.

               (n) CERTAIN DEBT REPAYMENTS. The Existing Subordinated Debentures and the Mortgage Notes and all obligations of the Company and its Subsidiaries thereunder or in respect thereof (other than indemnities and costs and expenses accruing thereunder after the Closing Date) shall be paid in full or payment in full shall have been provided for in accordance with the terms thereof or otherwise in a manner reasonably satisfactory to the Lenders. In addition, (i) the covenants and agreements of the Company and its Subsidiaries under the Existing Subordinated Debentures Indenture shall have been discharged in full, other than those expressly surviving any termination or defeasance thereof, (ii) all Liens securing the Mortgage Notes shall have been released (or arrangements providing for such release shall have been made) to the satisfaction of the Agent, and (iii) the Existing Participation Agreements shall have been terminated.

               (o) FINANCIAL STATEMENTS. The Agent shall have received (with copies for each of the Lenders) each of the financial statements described in
Section 6.4, in each case certified by the chief financial officer of the Company as having been prepared, except to the extent otherwise disclosed on
Schedule 6.4, in accordance with GAAP applied on a consistent basis throughout the periods specified and as presenting fairly in all material respects the financial position of the corporations or assets to which they relate as of the respective dates specified and the results of its or their operations and its or their cash flows for the respective periods specified, subject, in the case of any unaudited or interim financial statements, to normal year end and quarterly adjustments and the absence of footnotes thereto; and all such financial statements shall be in form and substance satisfactory to the Lenders.

               (p) NME PURCHASE AGREEMENT. The NME Purchase Agreement shall not have been amended or otherwise modified in any material respect (and no condition there-in to the obligations of the Company thereunder shall have been waived) without the prior written consent of the Agent on behalf of the Lenders. The Agent shall have received (with copies for each of the Lenders) executed copies of the NME Purchase Agreement certified as being true and correct copies by an authorized officer of the Company, and the NME Purchase Agreement shall be in full force and effect.

               (q) PROJECTIONS. The Agent shall have received projections prepared by the Company demonstrating (i) the projected consolidated results of operations of the Company and its Subsidiaries, (ii) the projected consolidated results of operations of all of the Facilities subject to the NME Purchase Agreement, and (iii) the projected consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries after giving effect to the Transactions (assuming, for such purpose, that the Company and the Domestic Guarantors acquire all of the Facilities subject to the NME Purchase Agreement); in each of the foregoing cases for the period commencing on April 30, 1994 and ending on September 30, 1998, and accompanied by a written statement of the assumptions underlying such projections and a certificate of an executive officer of the Company certifying that (A) such projections have been prepared on the basis of the assumptions accompanying them, and (B) such projections and assumptions, as of the date of preparation thereof and as of the Closing Date, are reasonable and represent the Company's good faith estimate of its and the Facilities to be acquired from NME future financial condition and performance, it being understood that nothing contained in such certificate shall constitute a representation or warranty that such future financial condition or results of operations will in fact be achieved. All of the foregoing shall be in form and substance satisfactory to the Lenders.

               (r) APPROVALS. The Agent shall have received (with copies for each of the Lenders) copies of all material orders, consents, approvals, licenses, authorizations, validations, filings, recordings, registrations, exemptions and notices of, by or to any governmental or public body or authority, domestic or foreign, or any subdivision thereof, or any other Person or group of Persons, requested by the Lenders, in each case which are required to be obtained on or prior to the Closing Date to authorize, or are required in connection with (i) the execution, delivery or performance of any

Transaction Document to which a Credit Party is a party (other than the performance of the NME Purchase Agreement), or the consummation of any of the Transactions (other than the NME Acquisition), or (ii) the legality, validity, binding effect or enforceability of any Transaction Document to which a Credit Party is a party.

               (s) SECURITY INTERESTS. The Lenders shall be reasonably satisfied that the Security Documents create or will create, upon the completion of the filings of the Security Documents, financing statements and other instruments tendered for filing, as security for the Obligations (including, without limitation, the Subsidiary Obligations), a valid and enforceable perfected security interest in and Lien on all of the Collateral (other than the collateral assignments of mortgages securing pledged intercompany notes, Collateral covered by the Subsidiary Pledge and Security Agreement which is located in the State of Tennessee, and Collateral covered by the Subsidiary Pledge and Security Agreement to the extent such Collateral is not covered by
Article 9 of the Uniform Commercial Code as in effect in the relevant jurisdiction) in favor of the Collateral Agent for the benefit of the Lenders, superior and prior to the rights of all other Persons therein (as provided in the Uniform Commercial Code) and subject to no other Liens other than Liens permitted hereby. The Security Documents, or financing statements or other instruments with respect thereto, as may be necessary, shall have been duly filed or recorded (or tendered for filing or recording) in such manner and in such places as are required by law to establish, perfect, preserve and protect the security interests and Liens (other than (i) the collateral assignment of mortgages securing pledged intercompany notes and (ii) Collateral covered by the Subsidiary Pledge and Security Agreement which is located in the State of Tennessee) in favor of the Collateral Agent for the benefit of the Lenders, granted pursuant to such Security Documents, and all taxes, fees and other charges payable in connection therewith due on or prior to the Closing Date shall have been paid in full.

               (t) MATERIAL EVENTS. No event, action or proceeding shall have occurred or condition shall have arisen and continue to exist since September 30, 1993 with respect to any Credit Party, any Transaction Document or any of the Transactions which the Agent, the Co-Agent or any Lender has reasonably determined could have a Material Adverse Effect.

               (u)  INTEREST; FEES; EXISTING LOANS; ETC.

                    (i) The Agent and the Lenders shall have received payment in full of all fees and Commitment Commissions referred to in
     Section 3.1 which are payable on or prior to the Closing Date, and all reasonable costs and expenses payable on the Closing Date by the Company pursuant to Section 12.1 (including, without limitation, all reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Agent and the Lenders, for which the Company has received an invoice at least two Business Days prior to the Closing Date) shall have been paid.

                    (ii) Each Existing Lender shall have executed and delivered the Master Transfer Supplement or the Existing Loans and Existing Subsidiary Loans of such Existing Lender shall have been paid in full by the Company and the applicable Subsidiary Borrowers; and the Agent shall have received from the Company and the Subsidiary Borrowers, for the account of the Existing Lenders, all accrued and unpaid interest and fees as of the Closing Date on the Existing Loans, the Existing Commitments, the Existing Subsidiary Letters of Credit and the Existing Subsidiary Loans.

               (v)  NO ADVERSE ESOP DETERMINATIONS.  Except as set forth on
Schedule 6.10, no opinion, correspondence or other communication, whether written or otherwise, shall have been received by the Company, or any of their respective agents, affiliates, associates, officers, directors or counsel, or any fiduciary of the ESOP, from the United States Department of Labor, the I.R.S. or any other federal governmental or regulatory agency, body or authority, to the effect that the Trust or the ESOP do not meet the requirements under Section 401(a) or 501(a) of the Code, that the ESOP does not constitute an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code, that any loan made to the Trust pursuant to the Company/ESOP Credit Agreements or any pledge of Company Common Stock by the Trust to the Company pursuant to the Company/ESOP Pledge Agreements will (or did) constitute a material violation of ERISA or the Code.

               (w) INSURANCE. The Company shall have assets restricted for the settlement of unpaid claims having a book value of not less than $45,000,000. The Agent shall have received (with a copy for each Lender) a certificate of an executive officer of the Company certifying that (i) such restricted assets, together with general and professional liability insurance policies of the Company from Affiliates and third-parties, are adequate in light of the Company's anticipated claims arising in respect of occurrences on or prior to the Closing Date; and (ii) the Company has recorded, in accordance with GAAP, reserves for unpaid claims which are sufficient to cover, as of the Closing Date, the Company's and its Subsidiaries anticipated claims arising in respect of occurrences on or prior to the Closing Date.

               (x) CORPORATE PROCEEDINGS. All corporate, partnership and legal proceedings and all instruments and agreements (not otherwise attached as Exhibits hereto) in connection with the transactions contemplated by this Agreement, the other Credit Documents and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Lenders, and the Agent shall have received (with copies for each of the Lenders) all information and copies of all documents and papers, including records of corporate and partnership proceedings and governmental approvals, if any, which the Agent, on behalf of any Lender, may have reasonably requested in connection therewith.

               (y) SYNDICATION MARKET. There shall have been no material adverse change after the date hereof to the syndication market for non-investment grade revolving credit facilities of a similar duration and nature as the facilities set forth herein, and there shall not have occurred and be continuing a disruption of, or an adverse change in financial, banking or capital markets that would have a material adverse effect on such syndication market, in each case as determined by the Agent in its sole discretion. therewith.

          5.2  CONDITIONS PRECEDENT TO EACH LOAN, ETC.
 The obligation of each Lender to make any Loan or consummate the Existing Company Credit Agreement Restructuring, the obligation of each L/C Bank to issue (or renew or extend pursuant to Section 2.1) a Letter of Credit (including, without limitation, the Loans, if any, to be made and Letters of Credit, if any, to be issued on the Closing Date) and the obligation of BTCo to make a

Swingline Borrowing is subject to its having received a copy of the Notice of Borrowing in respect of such Loan, the Notice of Swingline Borrowing in respect of such Swingline Borrowing or a Letter of Credit Request for such Letter of Credit, as the case may be, in accordance with the terms hereof and the satisfaction of the following further conditions precedent:

               (a) REPRESENTATIONS AND WARRANTIES TRUE; NO DEFAULT. On the date of such Loan, Swingline Borrowing and/or the consummation of the Existing Company Credit Agreement Restructuring, as the case may be, both before and after giving effect thereto and, in the case of the making of a Loan or a Swingline Borrowing, to the application of the proceeds thereof, or on the date of the issuance of such Letter of Credit, as the case may be, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swingline Borrowing or the Letter of Credit Request, as the case may be, (and, in the case of the consummation of the Existing Company Credit Agreement Restructuring, the execution and delivery by the Company of the Revolving Notes) shall constitute a representation and warranty by the Company that on the date of such Loan, Swingline Borrowing, consummation of the Existing Company Credit Agreement Restructuring or issuance of such Letter of Credit, as the case may be, both before and after giving effect thereto and, in the case of a Loan or a Swingline Borrowing, to the application of the proceeds thereof, such statements are true):

                    (i)  the representations and warranties contained in
     Section 6 are true and correct on and as of the date of such Loan, Swingline Borrowing, consummation of the Existing Company Credit Agreement Restructuring or issuance of such Letter of Credit, as the case may be, as though made on and as of such date except for representations and warranties relating to a particular point in time, and except as set forth in any supplement to Schedule 6.5, 6.7 or 6.17 delivered by the Company to the Lenders after the Closing Date; and

                    (ii) no event has occurred and is continuing or condition exists, or would result from such Loan or Swingline Borrowing or the application of the proceeds thereof, the consummation of the Existing Company Credit

     Agreement Restructuring or the issuance of such Letter of Credit, as the case may be, which constitutes an Event of Default or a Default;

               (b) MATERIAL EVENTS. No event, action or proceeding shall have occurred or condition shall exist with respect to the Company, any of its Subsidiaries, any Credit Document, any transaction contemplated thereby or any Facility of the Company or any of its Subsidiaries (including, without limitation, any Facility acquired or proposed to be acquired from NME) which the Agent, the Co-Agent or the Required Lenders reasonably determines is likely to have a Material Adverse Effect;

               (c) LITIGATION, APPROVALS, ETC. On the date of such Loan, Swingline Borrowing, consummation of the Existing Company Credit Agreement or the issuance of such Letter of Credit, as the case may be, the existence of the litigation set forth on any supplement to Schedule 6.5 or Schedule 6.17 and the absence of approvals set forth on any supplement to Schedule 6.7 in the reasonable determination of the Agent, the Co-Agent or the Required Lenders would not have a Material Adverse Effect;

               (d) DOCUMENTATION WITH RESPECT TO LETTERS OF CREDIT. In the case of the issuance of any Letter of Credit that will provide credit enhancement for obligations of the Company or any of its Subsidiaries incurred in connection with any acquisition, construction or mortgage financing or a Sale/Leaseback Transaction permitted hereunder, all documentation in respect of the issuance of such Letter of Credit and the making and honoring of drawings thereunder shall be in form and substance reasonably satisfactory to the Agent and the applicable L/C Bank; and

               (e) OTHER. The Lenders making Loans, making a Swingline Borrowing, participating in the Existing Company Credit Agreement Restructuring or issuing Letters of Credit on such date shall have received such other documents as they may reasonably request.

          Section 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to make available the credit facilities contemplated hereby, the Company makes the following representations, warranties and agreements, each of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:

          6.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Company and its Subsidiaries (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged, (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation or partnership, as the case may be, in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect, and (iv) is in full compliance with its certificate or articles of incorporation and by-laws or other organizational or governing documents and all laws, regulations, orders, writs, judgments, decrees, determinations or awards, except to the extent that the failure to comply therewith would not have a Material Adverse Effect.

          6.2 POWER; AUTHORITY; NO VIOLATION. The execution, delivery and performance by each of the Credit Parties of the Credit Documents and other Transaction Documents to which it is a party and the consummation of the Transactions are within such Credit Party's corporate or partnership powers, as the case may be, have been (or in the case of the consummation of all or any portion of any Transaction, will be by the time all or such portion of such Transaction is consummated) duly authorized by all necessary corporate, partnership or other action, and do not and will not contravene (i) the certificate or articles of incorporation or by-laws or other organizational or governing documents of any Credit Party or (ii) any law, regulation, order, writ, judgment, decree, determination or award currently in effect or any contractual restriction binding on or affecting any Credit Party, except where such contravention would not have a Material Adverse Effect, or (iii) any franchise, license, permit, certificate, authorization, qualification, accreditation or other right, consent or approval referred to in Section 6.21, except where such contravention would not have a Material Adverse Effect, and, except as set forth on Schedule 6.2, do not and will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents or the Company/ESOP Pledge Agreements) upon any of the property or assets of any Credit Party pursuant to the terms of, any indenture,


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mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which it or any of its properties or assets is bound or to which it may be subject, except to the extent such conflict, breach, default or creation or imposition would not have a Material Adverse Effect.

          6.3 BINDING EFFECT. Each of the Credit Parties has duly executed and delivered each Credit Document and other Transaction Document to which it is a party. Each such Credit Document and other Transaction Document is in full force and effect and constitutes the legal, valid and binding obligation of each Credit Party thereto, enforceable against each such Credit Party in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          6.4 FINANCIAL CONDITION. (a) The Company has furnished to the Agent for the benefit of the Lenders prior to the date hereof (i) a copy of the audited consolidated (and unaudited consolidating) balance sheet of the Company and its Subsidiaries as of September 30, 1993 and the related audited consolidated statements of operations, changes in common stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year then ended and unaudited consolidating statements of operations for such period; (ii) a copy of (A) the preliminary unaudited consolidated balance sheets of the Company and its Subsidiaries as of March 31, 1994 and, if the Closing Date occurs on or after May 31, 1994, as of the Measurement Date applicable to the Closing Date, (B) the related preliminary unaudited consolidated statements of operations and unaudited consolidated changes in common stockholders' equity and cash flows of the Company and its Subsidiaries for the six month period ended March 31, 1994 and for the period from September 30, 1993 to such Measurement Date, if any, respectively, (C) the unaudited preliminary combined balance sheets of the Domestic Guarantors and of the Wholly-Owned Restricted Subsidiaries as of the dates referred to in the preceding clause (A), and (D) the unaudited preliminary combined statements of operations for the Domestic Guarantors and for the Wholly-Owned Restricted Subsidiaries for the periods referred to in the preceding clause (B); (iii) a copy of (A) the audited consolidated balance sheets of


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the assets of NME subject to the NME Purchase Agreement as of May 31, 1993, together with the related audited consolidated statements of operations and cash flows for such assets for the year ended May 31, 1993, (B) the unaudited combined balance sheet of such assets as of November 30, 1993, and (C) the unaudited combined statements of operations for such assets for the period from and including June 1, 1993 to and including November 30, 1993; (iv) a copy of the unaudited pro forma consolidated balance sheet of the Company (after giving effect to the NME Acquisition, the other Transactions and the financing thereof) as of December 31, 1993, and the unaudited pro forma consolidated statements of operations for the Company (after giving effect to the NME Acquisition, the other Transactions and the financing thereof) for the year ended September 30, 1993; and (v) a copy of (A) the unaudited internal individual balance sheets of the assets of NME subject to the NME Purchase Agreement as of January 31, 1994, and (B) the unaudited internal individual income statement information for such assets for the period from and including June 1, 1993 to and including February 28, 1994, such statements described in this clause (v) not having been prepared in accordance with GAAP. The financial statements referred to in clauses (i) through (iv) above fairly present in all material respects the financial condition and results of operations of the entities and assets, as the case may be, covered thereby on the dates and/or for the periods covered thereby, all, except as set forth in Schedule 6.4, in accordance with GAAP consistently applied, subject, in the case of any such interim or unaudited financial statements referred to above, to normal, recurring adjustments and the absence of footnotes thereto, it being understood that the pro forma financial statements included in the foregoing are not necessarily indicative of the results which would have actually been attained had the Transactions been completed as of the dates and for the periods presented in such pro forma financial statements. Although the financial statements referred to in clause
(v) of this paragraph were provided to the Company by NME, the Company believes the same were prepared in good faith and has no reason to believe the information set forth therein is inaccurate in any material respect except as disclosed in Schedule 6.4. As of the Closing Date, except as permitted hereunder, no material contingent liabilities exist which are not fully disclosed in such financial statements in all material respects or in the related notes or schedules thereto. Since September 30, 1993, there has been no material adverse change in


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the operations, business, assets, liabilities or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole.

               (b) On the Closing Date, after giving effect to all of the Transactions that are to have been consummated on or prior to such date: (i) the assets of the Company, at a fair valuation, will exceed its liabilities, including contingent liabilities, (ii) the remaining capital of the Company will not be unreasonably small to conduct its business and (iii) the Company will not have incurred debts, and will not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 6.4(b), "debt" means any liability or a claim, and "claim" means (x) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          6.5 LITIGATION, ETC. Except as set forth on Schedule 6.5, there is no pending or to the knowledge of the Company threatened action, proceeding or investigation before any court, governmental agency or arbitrator (a) affecting any Credit Party which could be reasonably expected to be adversely determined against such Credit Party and, if so determined, would have a Material Adverse Effect, or (b) with respect to this Agreement, any other Credit Document, any other Transaction Document or any of the Transactions,

          6.6 USE OF PROCEEDS. All proceeds of the Loans will be used only in accordance with Sections 1.4, 2.3 and 4.6. No part of the proceeds of any Loan will be used by the Company or others to purchase or carry any Margin Stock in violation of Regulations G, U, T or X of the Board of Governors of the Federal Reserve System.

          6.7 APPROVALS, ETC. Except (i) such as have been duly obtained, made or given and are in full force and effect, (ii) as fully disclosed on Schedule
6.7 hereto, or (iii) in the case of the performance or consummation of all or any portion of the NME Purchase Agreement and the NME Acquisition, respectively, such as


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

will be duly obtained, made or given and be in full force and effect at the time of such performance or consummation, as applicable, no material order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or notice to or exemption by any governmental or public body or authority, domestic or foreign, or any subdivision thereof, or any other Person or group of Persons is required to authorize, or is required in connection with (a) the execution, delivery or performance of any Credit Document or any other Transaction Document to which a Credit Party is a party or the consummation of any of the Transactions; or (b) the legality, validity, binding effect or enforceability of any Credit Document or other Transaction Document to which a Credit Party is a party.

          6.8 SECURITY INTERESTS. The Security Documents create or will create, upon proper filings and recordings of the Security Documents, financing statements and other instruments tendered for filing, as security for the Obligations (including, without limitation, the Subsidiary Obligations), a valid and enforceable perfected security interest in and Lien on all of the Collateral (other than the collateral assignments of mortgages securing pledged intercompany notes and other than Collateral covered by the Subsidiary Pledge and Security Agreement to the extent such Collateral is not covered by Article 9 of the Uniform Commercial Code as in effect in the relevant jurisdiction or is located in the State of Tennessee) in favor of the Collateral Agent for the benefit of the Lenders, superior to and prior to the rights of all other Persons therein (as provided in the Uniform Commercial Code) and subject to no other Liens other than Liens permitted hereby. The respective pledgor or assignor, as the case may be, has good and marketable title to all Collateral free and clear of all Liens other than Liens permitted hereby. The Security Documents, or financing statements or other instruments with respect thereto, as may be necessary, have been duly filed or recorded (or tendered for filing or recording) in such manner and in such places as are required by law to establish, perfect, preserve and protect the security interests and Liens, in favor of the Collateral Agent for the benefit of the Lenders, granted pursuant to such Security Documents and all taxes, fees and charges payable in connection therewith shall have been paid in full when due (other than the recording of any collateral assignment of mortgage pursuant to the FINCO Pledge and Security Agreements and other than Collateral covered by


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

the Subsidiary Pledge and Security Agreement to the extent such Collateral is not covered by Article 9 of the Uniform Commercial Code as in effect in the relevant jurisdiction or is located in the State of Tennessee).

          6.9 TAXES. Each of the Company and its Significant Subsidiaries has filed all material tax returns required to be filed by it and all such tax returns are true, correct and complete in all material respects. Each of the Company and its Subsidiaries has paid all taxes, assessments and other charges which have become due, other than those not yet delinquent and except for those contested in good faith by appropriate proceedings for which adequate reserves in conformity with GAAP have been provided and other than those which individually or in the aggregate would not have a Material Adverse Effect. No tax liens have been filed (except with respect to real property taxes not yet due) and no claims or assessments are being asserted with respect to any such taxes, assessments or other charges, other than liens, claims or assessments which individually or in the aggregate would not have a Material Adverse Effect.

          6.10 ERISA. Each Plan is in compliance with ERISA in all material respects. At the date hereof, there are no Unfunded Accrued Benefits under the Plans, excluding any Multiemployer Plan. There are no accumulated funding deficiencies (whether or not waived) with respect to any Plan (other than Multiemployer Plans). The Company and each member of its ERISA Controlled Group has complied with the applicable requirements of Section 515 of ERISA with respect to each Multiemployer Plan. To the best knowledge of the Company, at the date hereof, the aggregate potential total withdrawal liability of the Company and the members of its ERISA Controlled Group as determined in accordance with Title IV of ERISA as if the Company and the members of its ERISA Controlled Group had completely withdrawn from all Plans which are Multiemployer Plans is not more than $5,000,000. To the best knowledge of the Company and each member of its ERISA Controlled Group, none of the Plans that is a Multiemployer Plan is or is likely to be in "Reorganization" as defined in
Section 4241 of ERISA. No material liability to the PBGC, any Plan or any trust established under Title IV of ERISA has been, or is expected by the Company or any member of its ERISA Controlled Group to be, incurred by the Company or any member of its ERISA Controlled Group. No lien under Section 412(n) of the Code or 302(f) or 4068 of ERISA or requirement to provide


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

security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is expected by the Company or any member of its ERISA Controlled Group to be imposed on the assets of the Company or any member of its ERISA Controlled Group. All Plans as of the date hereof are listed on Schedule 6.10. The ESOP constitutes a qualified plan within the meaning of Section 401(a) of the Code. The Company does not provide, and has no obligation to provide at a subsequent time, post retirement benefits under a "welfare benefit plan" as defined in
Section 3(1) of ERISA. Except as set forth in Schedule 6.10, there are no pending, threatened or anticipated claims relating to the ESOP or the Plans, whether against, by or on behalf of the ESOP, the Plans, any trustee of the foregoing or the Company or any of its Subsidiaries, by any governmental agency or instrumentality (including without limitation any claim relating to a prohibited transaction, excise tax or other tax matter under Section 409 or 502(i) of ERISA or Section 404, 4975 or 4976 of the Code), any employee or beneficiary covered under any such ESOP or Plan, or otherwise (other than routine claims for benefits) for which (i) reserves for the full amount thereof are not reflected on the audited consolidated balance sheet of the Company for its 1993 fiscal year, and (ii) the unreserved liability therefrom could reasonably be expected to be, individually or in the aggregate, $5,000,000 or more.

          6.11 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other federal or state law or regulation which purports to restrict its ability to borrow money.

          6.12 CLOSING DATE TRANSACTIONS. On the Closing Date and immediately prior to the making of the initial Subsidiary Loans under the Subsidiary Credit Agreement, the Transactions (other than the making of such Subsidiary Loans) intended to be consummated on the Closing Date under the Credit Documents and the other Transaction Documents will have been consummated in accordance with the terms of the relevant Transaction


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

Documents and, except where the same would not have a Material Adverse Effect, in accordance with all applicable laws.

          6.13 RELATED FINANCINGS. The Senior Subordinated Notes and all other outstanding Permitted Subordinated Indebtedness, if any, have been issued in compliance in all material respects with all applicable law. All Subordinated Debt Documents with respect to the Senior Subordinated Notes and such other Permitted Subordinated Indebtedness, if any, have been duly executed and delivered by each of the parties thereto and are in full force and effect.

          6.14 INDENTURE QUALIFICATION; SENIOR INDEBTEDNESS. (a) All indentures (including, without limitation, the Senior Subordinated Notes Indenture) pertaining to public Permitted Subordinated Indebtedness, if any, are qualified under the United States Trust Indenture Act of 1939, as amended. The offering and issuance of the Senior Subordinated Notes and securities evidencing other Permitted Subordinated Indebtedness, if any, have been registered pursuant to effective registration statements filed pursuant to the United States Securities Act of 1933, as amended, or are exempt from such registration under applicable law.

               (b) The obligations of the Company and the Subsidiary Borrowers for principal of and interest (including, without limitation, post-petition interest) on all Loans, Subsidiary Loans and other extensions of credit under this Agreement and the Subsidiary Credit Agreement and all fees, expenses, reimbursements, indemnities and other amounts payable hereunder or under any other Credit Document in any case owing to the Agent or any Lender and all other Obligations of the Company and its Restricted Subsidiaries, and any renewals, extensions, modifications or refinancings thereof, constitute "Senior Indebtedness" and "Specified Senior Indebtedness" (or the equivalents thereof) within the meanings respectively ascribed to such terms in the Subordinated Debt Documents pertaining to each and any outstanding Permitted Subordinated Indebtedness.

          6.15 ACCURACY AND COMPLETENESS OF INFORMATION. Except to the extent disclosed in writing to the Agent for the account of the Lenders prior to the Closing Date, on the Closing Date all factual information (taken as a whole) heretofore or contemporaneously furnished by or on


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

behalf of the Company in writing to the Agent or any Lender (in its capacity as Agent or a Lender hereunder, as the case may be) for purposes of or in connection with this Agreement, any other Credit Document, any other Transaction Document to which a Credit Party is a party or any Transaction is, and all such other factual information (taken as a whole) hereafter furnished by or on behalf of the Company to the Agent or Lenders will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time; PROVIDED that to the extent any such information furnished by or on behalf of a Credit Party was prepared by any Person other than a Credit Party, the representation contained in this Section 6.15 is qualified in that such information prepared by a third party is true and correct to the best knowledge and belief of the Company; PROVIDED FURTHER, that the information contained in the budgets and the officers' certificates required to be delivered pursuant to Sections 7.1(d) and
(e) shall be subject to the standards provided therein.

          6.16 SUBSIDIARIES. All of the direct and indirect Subsidiaries of the Company as of the Closing Date are listed on Schedule 6.16 hereto. Schedule
6.16 correctly identifies the jurisdiction of incorporation or organization, as the case may be, capitalization and shareholding or partnership interests, as the case may be, of each Subsidiary of the Company as of the Closing Date. All of the outstanding shares of capital stock of each Subsidiary of the Company that is a corporation were duly authorized and validly issued and are fully paid and non-assessable. All shares of capital stock and partnership interests, as the case may be, of Subsidiaries of the Company owned by the Company or any of its Subsidiaries are held free and clear of any Lien other than Liens permitted hereby. No Restricted Subsidiary of the Company has outstanding any securities convertible into or exchangeable for its capital stock or other equity interests or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or other equity interests or any securities convertible into or exchangeable for its capital stock or other equity interests, as the case may be.


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          6.17  PATENTS, TRADEMARKS, ETC.  Except as set forth on Schedule 6.17 hereto, the Company and its Restricted Subsidiaries have obtained and hold in full force and effect all material patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of the respective businesses of the Company and its Restricted Subsidiaries as presently conducted. To the Company's knowledge (i) no material product, process, method, substance, part or other material presently sold by or employed by the Company or any of its Restricted Subsidiaries in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, and (ii) there is not pending or threatened any claim or litigation against or affecting the Company or any of its Restricted Subsidiaries contesting its right to sell or use any such product, process, method, substance, part or other material.

          6.18  OTHER TRANSACTION DOCUMENTS' REPRESENTATIONS AND CONDITIONS.
The representations and warranties of the Company set forth in the other Transaction Documents were true and correct in all material respects as of the date on which they were made and, to the extent required by the other Transaction Documents, will be true and correct in all material respects as of the Closing Date. Except as disclosed in writing to the Agent for the account of the Lenders prior to each closing under the NME Purchase Agreement, all of the conditions precedent to the obligations of the Company under the NME Purchase Agreement that are required to be satisfied on or prior to such closing have been satisfied as of such date in all material respects, without any waiver thereof not consented to in accordance with Section 8.11.

          6.19 OWNERSHIP OF PROPERTY. The Company and its Restricted Subsidiaries have good and marketable fee simple title to or valid leasehold interests in all of their material real property and good title to all of their other material property (including, without limitation, all such real and other property reflected in the consolidated balance sheet of the Company referred to in Section 6.4 as of the most recently ended fiscal year, other than properties disposed of in the ordinary course of business since such balance sheet date and properties disposed of in accordance with the Existing Credit Agreement or this Agreement, whichever was in effect at the time of the disposition of such properties), subject to


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

no Lien of any kind except Liens permitted hereby. The Company and its Restricted Subsidiaries enjoy peaceful and undisturbed possession under all of their respective material leases. Except as disclosed on Schedule 6.19, during the period from and including July 22, 1992 to and including the Closing Date
(a) neither the Company nor any of its Subsidiaries has acquired any Facilities or other real property, and (b) there has been no material addition or expansion to, or change in the operation or use of, any of their respective Facilities or other real property, other than changes of licensed beds and the opening and closing of counseling centers and medical office buildings in the ordinary course of business.

          6.20  NO DEFAULT UNDER OTHER AGREEMENTS.  Except as disclosed on
Schedule 6.20, neither of the Company nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which would have a Material Adverse Effect. On and as of the Closing Date and prior to giving effect to the consummation of the Transactions, no Default or Event of Default under and as defined in the Existing Credit Agreements has occurred and is continuing.

          6.21 LICENSES, ETC. The Company and its Subsidiaries have obtained and hold in full force and effect all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals (including, without limitation, all licenses, authorizations, accreditations, consents and approvals required to be obtained pursuant to any applicable federal or state statutes relating to healthcare institutions and all certificates of need, state hospital licensures and Medicare/Medicaid certifications or exemptions therefrom) which are necessary for the operation of the respective businesses of the Company and its Subsidiaries as presently conducted other than those the absence of which individually or in the aggregate would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of the terms of any such franchise, license, permit, certificate, authorization, easement, right of way, qualification, accreditation, consent, right or approval in any such case which would have a Material Adverse Effect.


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

          6.22 NO BURDENSOME RESTRICTIONS. Other than the Transaction Documents, neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction which would be reasonably likely to have, or any provision of applicable law or governmental regulation or order or decree which would have, a Material Adverse Effect.

          6.23 REFINANCED INDEBTEDNESS. The Existing Subordinated Debentures and the Mortgage Notes and accrued and unpaid interest thereon and fees in respect thereof have been paid in full or provision for such payment has been made such that, in accordance with the express provisions of the instruments governing the same, the Company and its Subsidiaries have been released from all liability, (or have provided cash collateral therefor) and contractual obligations with respect thereto (other than indemnifications contained therein which survive the payment in full of all Indebtedness evidenced thereby), and any and all Liens securing the Existing Subordinated Debentures and the Mortgage Notes have been effectively released or arrangements for such release promptly after the Closing Date have been made.

          6.24 MEDICARE REIMBURSEMENT. After giving effect to the NME Acquisition and the consummation of the transactions contemplated by the Credit Documents and the other Transaction Documents, the Restricted Subsidiaries that participate in the Medicare program shall be entitled to Medicare reimbursement in respect of interest expense on the Loans and other Indebtedness incurred by the Company and its Restricted Subsidiaries under the Credit Documents and other Transaction Documents or such lesser amount of such interest expense as would not have a Material Adverse Effect.

          6.25 CERTAIN FEES. Other than as disclosed in the offering memorandum prepared in connection with the Senior Subordinated Notes or Schedule
6.25 hereto, no broker's or finder's fee or commission will be payable by or on behalf of the Company or any of its Restricted Subsidiaries, or the Plan or the Trust, with respect to the offer, issue and sale of the Notes or the consummation of any of the other Transactions (including, without limitation, the NME Acquisition), and the Company hereby indemnifies the Agent, the Co-Agent and the Lenders against and agrees that it will hold the Agent, the Co-Agent and the Lenders harmless from, any claim, demand or


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

liability for broker's or finder's fees alleged to have been incurred in connection with any such offer, issue and sale or any of the other Transactions, and any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability.

          6.26 ENVIRONMENTAL PROTECTION. (a) Each of the Company and its Subsidiaries has obtained all material permits, licenses and other authorizations which are required with respect to the operation of its business under any Environmental Law.

               (b) Each of the Company and its Subsidiaries is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except to the extent the failure to comply herewith would not have a Material Adverse Effect.

               (c) There is no material civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notices or demand letter pending or threatened against the Company or any of its Subsidiaries relating in any way to the Environmental Laws.

               (d) There are no past or present (or, to the best of the Company's knowledge, future) events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws, or which may give rise to any common law or legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or similar state, local or foreign laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste, except to the extent such non-compliance or liability would not have a Material Adverse Effect.


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          Section 7.  AFFIRMATIVE COVENANTS.  The Company covenants and agrees that until the Total Revolving Loan Commitment has terminated and all Obligations have been paid in full:

          7.1  INFORMATION COVENANTS.  The Company shall furnish to each Lender:

               (a)  MONTHLY AND QUARTERLY FINANCIAL STATEMENTS OF THE COMPANY.

                    (i) Within 30 (or in the case of the last month of any fiscal quarter of the Company's fiscal year, 45) days of the close of each of the first eleven months of each fiscal year of the Company and within 60 days after the close of the last month of each fiscal year of the Company, copies of the following internally generated financial statements: (A) an unaudited consolidated balance sheet of the Company and its Subsidiaries, an unaudited combined balance sheet of the Wholly-Owned Restricted Subsidiaries, and an unaudited combined balance sheet of the Domestic Guarantors, (B) unaudited consolidated statements of operations and cash flows of the Company and its Subsidiaries, an unaudited combined statement of operations of the Wholly-Owned Restricted Subsidiaries and an unaudited combined statement of operations of the Domestic Guarantors, in each case setting forth comparative figures for such month against the budget for the period covered thereby, (C) a list of each Person (other than a Subsidiary of the Company) in which the Company or any Wholly-Owned Restricted Subsidiary has an equity interest, and the amount of the Company's and its Wholly-Owned Restricted Subsidiaries' respective investments therein, and (D) a report of the aging of receivables together with a summary report classifying receivables by payor type, including separate disclosure of receivables owed by Medicare, Medicaid, CHAMPUS, commercial insurance, Blue Cross and other payors;


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                    (ii)  within 60 days after the close of each of the
     first three fiscal quarters and within 75 days after the close of the fourth fiscal quarter of the Company, (A) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, (B) the consolidated statement of cash flows of the Company and its Subsidiaries for the elapsed portion of the fiscal year ended with the last day of such quarter, and (C) the unaudited combined balance sheet of the Restricted Wholly-Owned Subsidiaries and the unaudited combined balance sheet of the Domestic Guarantors, in each case as of the end of such quarter, together with, in the case of the balance sheets described in the foregoing clauses (A) and (C), the related unaudited consolidated or combined, as the case may be, statements of operations for such quarter and for the elapsed portion of the fiscal year ended with the last day of such quarter; in each case setting forth comparative figures for the related periods in the prior fiscal year (except that balance sheet comparisons may be made to the prior fiscal year end), prepared in accordance with GAAP (subject to normal year-end and quarterly adjustments, the absence of footnotes thereto and the other exceptions to GAAP described on
     Schedule 6.4) and together with a certificate of the Company to that effect signed by the chief financial officer of the Company;

                    (iii) within 45 (or, in the case of the last month of the Company's fiscal year, 75) days after the close of each month, a certificate setting forth Base Core EBITDA, Core EBITDA and consolidated EBITDA of the Company and its Subsidiaries, in each case for such month and the computations thereof in reasonable detail (which computations shall be based on financial statements, preliminary or otherwise); and

                    (iv) at the time of delivery of the financial statements referred to in clause (i) of this Section 7.1(a), statistical information as to occupancy and other operating performance information, in detail consistent


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

     with then current disclosure practices in connection with the Company's periodic reports under the Securities Exchange Act of 1934.

               (b) ANNUAL FINANCIAL STATEMENTS OF THE COMPANY. Within 120 days after the close of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year, prepared in accordance with GAAP and audited by Arthur Andersen & Co. or such other independent certified public accountants of recognized national standing selected by the Company with the consent of the Required Lenders (which consent shall not be unreasonably withheld), together with a report of such accounting firm stating that in the course of its regular audit of the consolidated financial statements of the Company, which audit was conducted in accordance with generally accepted auditing standards but was not directed primarily toward obtaining knowledge of non-compliance with this Agreement, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof; PROVIDED that such accounting firm shall have no liability to the Lenders for any failure to discover any non-compliance on the part of the Company hereunder; and PROVIDED FURTHER that in the event such firm and other independent certified public accountants of recognized national standing are prohibited by applicable industry guidelines from delivering such reports, the Company shall no longer be required to cause the delivery of such report.

               (c) MANAGEMENT LETTERS. Promptly after the Company's receipt thereof, a copy of any "management letter" received by the Company from its certified public accountants.

               (d) BUDGETS. Within 60 days after the first day of each fiscal year of the Company (i) a budget (in form and detail consistent with the Company's past practices) prepared by the Company for such fiscal year, accompanied by the certificate of the Company signed by the chief financial officer of the Company to the effect that, to the best of his knowledge, the budget is a good faith estimate of revenue and expenditures expected to be


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realized and/or incurred by the Company and its Subsidiaries for the period covered thereby and setting forth the respective portions of such revenues and expenditures expected to be realized and/or incurred by (A) the Domestic Guarantors, and (B) the other Restricted Subsidiaries, (ii) a forecast of operations and sources and uses of cash for the three-year period beginning on the first day of such fiscal year, accompanied by the statement of the Company signed by the chief financial officer of the Company to the effect that, to the best of his knowledge, the forecast is a good faith estimate of such operations and sources and uses of cash and (iii) a specification as to the provisions of the annual incentive compensation plan for such fiscal year, including without limitation, targeted levels of performance and the percentages available to each participating employee, expressed as a percentage of base salary or other applicable basis under such plan.

               (e) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 7.1(a) and (b), a certificate of the Company signed by the chief financial officer of the Company to the effect that, to the best of his knowledge after due inquiry, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the action the Company proposes to take in respect thereof, which certificate shall set forth (i) the calculations required to establish (A) in the case of the statements delivered pursuant to Section 7.1(a)(ii), whether the Company was in compliance with the provisions of Sections 7.9, 8.6(a) and 8.10 at the end of the applicable fiscal quarter, and
(B) in the case of the statements delivered pursuant to Section 7.1(b), whether the Company was in compliance with the provisions of Sections 7.9, 8.6(a) and
8.10 at the end of such fiscal year, (ii) the respective amounts of Maintenance Capital Expenditures and Facility Acquisitions for the period covered by such report (the "Report Period"), the respective total amounts of such types of expenditures since the Closing Date and a description of any Facilities acquired pursuant thereto and whether the acquiror thereof was the Company, a Domestic Guarantor or another type of Restricted Subsidiary, (iii) each Asset Sale closed during the Report Period and, in reasonable detail, a calculation of Net Proceeds received therefrom and the total amount of Net Proceeds received from all Asset Sales closed from and after the Closing Date and such other information as may be necessary to enable the


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

Agent to verify the Company's compliance with Section 4.2(a), (b) and (c) as of the end of the Report Period, (iv) a calculation, as of the end of such Report Period, of the respective outstanding amounts of Investments made pursuant to
Section 8.8(n), (o) and (r), a description of each such Investment (including, without limitation, in the case of any contribution of a Facility, whether such Facility was contributed to a majority-owned or minority-owned Permitted Joint Venture) and its outstanding amount and a listing of any such Investments made during such Report Period and (v) for each Report Period relating to a fiscal quarter commencing after September 30, 1994, the Accumulated Excess Cash Flow as of the last day of the Report Period, the supporting calculations therefor and a description of each use, if any, of Accumulated Excess Cash Flow since the last day of the immediately preceding Report Period and cumulative totals of each use thereof since the Closing Date. The certificate delivered under this Section 7.1(e) in connection with the financial statements delivered pursuant to Section 7.1(b) shall also set forth a reconciliation of the claims paid and earnings accrued on the assets restricted for the settlement of unpaid claims during such period.

               (f) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within (i) five Business Days after an executive officer of the Company obtains actual knowledge thereof, notice of the occurrence of any event which constitutes a Default or Event of Default, and (ii) ten Business Days after an executive officer of the Company obtains actual knowledge thereof, notice of any pending or threatened action, proceeding or investigation of the type referred to in Section 6.5; and, at the time of the delivery of the certificates required pursuant to Section 7.1(e), a report in summary form on the status of any pending action, proceeding or investigation of the type referred to in Section 6.5.

               (g) SEC FILINGS. Promptly upon transmission thereof, copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which the Company shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor (the "SEC") or which the Company shall send to its stockholders generally.

               (h) ERISA. As soon as possible and in any event (i) within 10 calendar days after the receipt by the Company or a member of its ERISA Controlled Group


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

of (x) a demand letter from the PBGC notifying the Company or a member of its ERISA Controlled Group of the final decision finding liability and the date by which such liability must be paid, or (y) a notice from the PBGC that a Lien has been or is to be imposed on any assets of the Company or a member of its ERISA Controlled Group in favor of the PBGC or a Plan, a copy of such demand letter or notice, together with a certificate of the chief executive officer or chief financial officer of the Company setting forth the action which the Company or such member of its ERISA Controlled Group proposes to take with respect thereto and (ii) within 30 days after the Company or a member of its ERISA Controlled Group knows that:

          (A) any Termination Event with respect to a Plan has occurred or will occur, or

          (B) any condition exists with respect to a Plan which presents a material risk of (i) termination of the Plan, (ii) imposition of an excise tax or other liability on the Company or a member of its ERISA Controlled Group in an amount exceeding $5,000,000 or (iii) the imposition of a Lien on any assets of the Company or a member of its ERISA Controlled Group in favor of the PBGC or a Plan for an amount exceeding $5,000,000, or

          (C) the Company or a member of its ERISA Controlled Group has applied for a waiver of the minimum funding standard under Section 412 of the Code and
Section 302 of ERISA, or

          (D) the Company or a member of its ERISA Controlled Group has engaged in a "prohibited transaction," as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA, and which could result in imposition of an excise tax in an amount in excess of $5,000,000, or

          (E) the aggregate present value of the Unfunded Accrued Benefits under all Plans has in any Plan year increased by $15,000,000 or to an amount in excess of $30,000,000, or

          (F) any condition exists with respect to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by the Company or a member of its


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

ERISA Controlled Group from a Multiemployer Plan and the subsequent imposition upon the Company or a member of its ERISA Controlled Group of withdrawal liability in excess of $15,000,000, or

          (G) the Company or a member of its ERISA Controlled Group is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan, or

          (H) a Plan which is a Multiemployer Plan is in "reorganization" (as described in Section 418 of the Code or in Title IV of ERISA), or

          (I) the potential withdrawal liability (as determined in accordance with Title IV of ERISA) of the Company and the members of its ERISA Controlled Group with respect to all Plans which are Multiemployer Plans has increased to an amount in excess of $30,000,000, or

          (J) there is an action brought against the Company or any member of its ERISA Controlled Group under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA,

a certificate of the chief executive officer or chief financial officer of the Company setting forth the details of such event described in clause (A) through
(J) above, as applicable, and the action which the Company or such member of its ERISA Controlled Group proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect thereto.

               (i) CERTIFICATES, ETC. DELIVERED UNDER OTHER TRANSACTION DOCUMENTS. Promptly upon the delivery thereof, copies of all material certificates, opinions, notices (including, without limitation, notices of defaults, events of default, accelerations and terminations) and other material documents delivered under the terms of, and copies of each and any amendments, modifications or supplements to, (A) the NME Purchase Agreement, (B) the Tax Sharing Agreement, (C) any Subordinated Debt Documents, (D) any other agreements evidencing other Indebtedness of the Company or any of its Subsidiaries which
(1) has an outstanding principal balance of


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

$10,000,000 or more, or (2) so long as an event of default has occurred and is continuing thereunder, has an outstanding principal balance of $1,000,000 or more, and (E) the ESOP or the Trust Agreement.

               (j) NME ACQUISITION CLOSING CERTIFICATES AND NOTICES. At least two Business Days prior to any closing of all or any portion of the NME Acquisition, a written notice setting forth (A) the Facilities and other assets proposed to be purchased from NME at such closing, and (B) the date of such closing. On the date of such closing, the Company shall deliver to the Agent a certificate, substantially in the form of Exhibit B-2 hereto, executed by the chief executive officer or a chief financial officer of the Company certifying
(A) that, except to the extent waived by the Company in accordance with Section 8.11, all of the conditions precedent to the obligations of the Company and its Subsidiaries under the NME Purchase Agreement to consummate such closing are or will be satisfied as of such date, (B) the Facilities and other assets to be acquired by the Company and Domestic Guarantors on such date and the purchase price to be paid therefor at such closing, (C) that the NME Purchase Agreement has not been amended or otherwise modified except in accordance with Section 8.11, (D) true and correct copies of all opinions, certificates, instruments and other documents to be delivered at such closing (which opinions and certificates that are delivered by or on behalf of the Company and its Subsidiaries shall be addressed to the Agent and the Lenders, or be accompanied by letters in form and substance satisfactory to the Agent, entitling the Lenders to rely thereon), and
(E) whether such closing will be the final closing under the NME Purchase Agreement. In addition, such certificate shall set forth in reasonable detail the respective results of operations, and the calculations thereof, of each Facility to be acquired at such closing, for March 31, 1994 and for each other month not listed on Schedule 10.1(a) for which such results of operations are available, but, in any event, for each month that has ended after February 28, 1994 and on or prior to the date that occurs 60 days prior to such closing.

               (k) INSURANCE CERTIFICATE. Promptly upon receipt thereof by the Company, but in any event prior to October 31 of each year, (i) the statement of Tillinghast, a Subsidiary of Towers, Perrin, Foster & Crosby, William M. Mercer, a Subsidiary of Marsh & McLennan, or such other nationally recognized actuary se-


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

lected by the Company with the consent of the Required Lenders (which consent will not be unreasonably withheld) certifying that the Company's reserves for unpaid claims for general and professional liability claims are currently sufficient to cover the Company's and its Restricted Subsidiaries' anticipated claims arising in respect of occurrences on or prior to the immediately preceding June 30; and (ii) a certificate executed by the chief financial officer of the Company certifying that (A) the Company and its Restricted Subsidiaries have insurance policies with the Insurance Subsidiaries and/or with reputable insurance companies in such aggregate amounts (after giving effect to any deductibles and in light of assets restricted by the Company and its Restricted Subsidiaries for the settlement of anticipated general and professional claims) and against such risks as are customary for companies of established reputation in the same or similar businesses and similarly situated as the Company and its Restricted Subsidiaries, and (B) the amount of such restricted assets, together with the coverage provided by such insurance policies, are adequate.

               (l) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) as any Lender may, through the Agent, reasonably request in writing, including, without limitation, consolidating financial statements for any fiscal year of the Company ending after the Closing Date, but not confidential patient information or other information required by applicable law to be kept confidential; PROVIDED that, notwithstanding the foregoing, the Company shall not be required to deliver any such consolidating financial statements for any such fiscal year prior to the 120th day to occur after the end of such fiscal year.

          7.2 BOOKS, RECORDS AND INSPECTIONS. The Company shall keep proper books of record and account in which entries are made in conformity with GAAP. The Company shall cause each of its Subsidiaries to keep proper books of record and account in which entries are made on a basis consistent with the Company's past practices. The Company shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of any Lender to visit and inspect during normal business hours and subject to health, safety and insurance guidelines regularly enforced by the Company and its Subsidiaries, under guidance of officers of the Company, any of the properties of the Company or any of its Sub-


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

sidiaries, and to examine the books of account of the Company or any of its Subsidiaries and discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with, and be advised as to the same by, its and their officers and, subject to the policies of its or their independent public accountants, the Company's and its Subsidiaries' independent public accountants, all at such reasonable times and intervals and to such reasonable extent as such Lender may desire; PROVIDED that the Company shall, and shall cause its Subsidiaries to, give its or their consent to such independent public accountants if such consent is required by such independent public accountants prior to taking any such action; PROVIDED FURTHER that any such meeting with the Company's independent public accountants shall be arranged by the Agent at the request of such Lender and the Company shall be informed of such meeting prior to its occurrence and offered the opportunity to attend.

          7.3 MAINTENANCE OF PROPERTY; INSURANCE. (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or owned or leased in the business of the Company and such Restricted Subsidiaries and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof in accordance with past practices. The Company shall maintain or cause to be maintained, with financially sound and reputable insurers (which for purposes of maintaining workers' compensation insurance may be the Insurance Subsidiaries), insurance with respect to its properties and business and the properties and business of its Restricted Subsidiaries against loss or damage of the kinds customarily insured against by business entities of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other business entities. The Collateral Agent shall be included in any such property insurance as loss payee; PROVIDED that such insurance may provide that, so long as the applicable insurer has not received a notice from the Collateral Agent that a Default or an Event of Default has occurred and is continuing, such insurer may pay to the Company all proceeds of such insurance in respect of individual occurrences not involving aggregate payments for any such incurrence in excess of $500,000. All insurance maintained by the Company with respect to its properties and


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

the properties of its Restricted Subsidiaries shall be in an amount not less than 85% of the full replacement value thereof unless such amount is not generally available in the industry at a commercially reasonable cost.

               (b) Nothing herein shall limit the right of the Company to self-insure (including by insurance provided by the Insurance Subsidiaries) against general liability claims and expenses and professional liability claims and expenses, so long as the Company shall maintain (i) reserves not less than such amounts as may be necessary to deliver the actuary's certificate required to be delivered pursuant to Section 7.1(k) for such fiscal year, and (ii) insurance policies and assets restricted for the settlement of unpaid claims as may be necessary to deliver the officer's certificate required to be delivered pursuant to Section 7.1(k) for such fiscal year. So long as the Company and its Insurance Subsidiaries retain sufficient capital and surplus to comply with all laws and regulations (i) the Insurance Subsidiaries may, so long as the Company will be able to deliver the actuary's certificates and officer's certificates described in Section 7.1(k), use assets restricted for the settlement of unpaid claims to pay other contractual insurance obligations and (ii) upon certification by the Company's chief financial officer that an Insurance Subsidiary has sufficient capital and surplus as described in this Section 7.3(b), together with a calculation thereof, the Company may cause such Insurance Subsidiary to pay to the Company a dividend, advance or loan (in each case to the extent lawful to do so) in the amount of any excess capital and surplus.

               (c) The Company shall give the Agent a copy of any and all insurance policies issued in connection with the insurance required under this
Section 7.3 (or a certificate or certificates of insurers evidencing such insurance), and each such policy shall provide for at least 30 days prior written notice to the Agent of the cancellation thereof. The Company shall use reasonable commercial efforts to have included in each of its insurance policies a provision for notice to the Agent of default in the Company's obligations thereunder and an opportunity for the Agent to cure such default prior to cancellation thereof; PROVIDED that the Agent shall not have any obligation to cure any such default. In addition, the Company shall, no more than 15 days after the expiration of any such policy, provide, or cause to be provided, to the Agent evidence satisfactory to the Agent


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

that such policy or policies have been renewed or replaced in accordance with the provisions hereof.

          7.4 TAXES. The Company shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, when due, (a) all taxes, assessments and governmental charges, except for those contested in good faith by appropriate proceedings for which adequate reserves in conformity with GAAP will be provided and except to the extent the failure to pay such tax, assessment or charge would not have a Material Adverse Effect, and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries, other than materialmen's, mechanics', carriers', workmen's, repairmen's, or other like Liens arising in good faith in the ordinary course of the business of the Company or any of its Restricted Subsidiaries (or deposits to obtain the release of such Liens), securing claims which are not overdue or which are being contested in good faith by appropriate proceedings.

          7.5 CORPORATE EXISTENCE; FRANCHISES. The Company shall, and, subject to Section 8.2, shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect (a) its existence, except where the failure to preserve the existence of any such Subsidiary would not have, either individually or in the aggregate, a Material Adverse Effect; and (b) its patents, trademarks, servicemarks, trade names, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals (including, without limitation, all licenses, authorizations, accreditations, consents and approvals required to be obtained pursuant to any applicable federal or state statutes relating to healthcare institutions and all certificates of need, state hospital licensures and Medicare/Medicaid certificates or exemptions therefrom) except where the failure to preserve any of the items specified in this clause (b) would not have, either individually or in the aggregate, a Material Adverse Effect.

          7.6 COMPLIANCE WITH STATUTES, ETC. The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect


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

of the conduct of its business and the ownership of its property, except such non-compliances as would not, in the aggregate, have a Material Adverse Effect.

          7.7 CONTRIBUTIONS TO ESOP. The Company shall (A) contribute to the ESOP during each fiscal year of the Company, or no later than the date on which the Company is required to file a tax return in respect of such fiscal year, an amount (in Cash or Cash Equivalents) equal to not less than the least of (i) the maximum amount which is deductible for federal income tax purposes, (ii) the maximum amount which can be contributed without violation of Section 415 of the Code for the limitation year to which such contribution relates and (iii) amounts required to be paid to the Company by the ESOP and the Trust pursuant to the Company/ESOP Credit Agreements or the Company/ESOP Notes during such fiscal year, and (B) directly pay the administrative and operating expenses of the ESOP and the Trust during such fiscal year.

          7.8 CORPORATE SEPARATENESS. The Company and its Restricted Subsidiaries shall take all such action as is necessary to keep the operations of the Company and its Restricted Subsidiaries separate and apart from Unrestricted Subsidiaries, including, without limitation, ensuring that all customary formalities regarding their corporate or partnership existence, as the case may be, including holding regular or periodic special board of directors' and shareholders' meetings (or actions by written consents in lieu of meetings) and, if required by applicable law or partnership governing documents, partners meetings and maintenance of corporate or partnership offices (if required by applicable law) and records, are followed. All financial statements of an Unrestricted Subsidiary or of a group of Unrestricted Subsidiaries provided to creditors (a) shall reflect only the assets, liabilities, results of operation, cash flows or changes in stockholders' equity of such Unrestricted Subsidiary or such group of Unrestricted Subsidiaries, and (b) shall not reflect any assets, liabilities, results of operations, cash flows or changes in stockholders' equity of the Company or any of its Restricted Subsidiaries. The Company and its Restricted Subsidiaries shall maintain their respective payroll and books of account and bank accounts separate from Unrestricted Subsidiaries. Each of the Company and each of its Restricted Subsidiaries shall pay, and shall continue to pay, its respective liabilities, including all administrative expenses, from


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

its own separate assets or, in the case of liabilities paid from a centralized cash management system account, the related account records shall properly record the identity of the obligor and the corresponding intercompany receivables and payables entries; and in no event shall any such liabilities be paid from assets of any Unrestricted Subsidiary. Assets of the Company and its Restricted Subsidiaries are separately identified and segregated, and shall continue to be separately identified and segregated, from the assets of Unrestricted Subsidiaries. Finally, no Unrestricted Subsidiary shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate or partnership existence of such Subsidiary being disregarded, or in the assets and liabilities of the Company and its Restricted Subsidiaries being substantively consolidated with any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the generality of the foregoing, as promptly as practicable after the Closing Date, but in any event within 60 days thereof (i) the Company and its Unrestricted Subsidiaries shall enter into one or more tax sharing agreements that are in form and substance reasonably satisfactory to the Agent (each, a "Tax Sharing Agreement"), and the Company shall deliver a copy thereof to the Agent. The Company shall cause each hereafter created or designated Unrestricted Subsidiary to become a party to a Tax Sharing Agreement promptly after such creation or designation as the case may be.

          7.9  FINANCIAL COVENANTS.

               (a) BASE CORE EBITDA. The Company shall maintain Base Core EBITDA, determined as of the last day of each fiscal quarter of the Company for the 12-month period ending on such date, of not less than $130,000,000 (or, if the Initial NME Acquisition Closing shall not have occurred prior to end of such fiscal quarter, $100,000,000).

               (b) CORE EBITDA. The Company shall maintain Core EBITDA, determined as of the last day of each fiscal quarter of the Company for the 12-month period ending on such date, of not less than $160,000,000 (or, if the Initial NME Acquisition Closing shall not have occurred prior to end of such fiscal quarter, $130,000,000).


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

               (c) INTEREST COVERAGE RATIO. The Company shall maintain a ratio of Core EBITDA to consolidated Total Interest Expense of the Company and its Restricted Subsidiaries, determined as of the last day of each fiscal quarter of the Company for the 12-month period ending on such date, of not less than 2.5:1.0.

               (d) FIXED CHARGE COVERAGE RATIO. The Company shall maintain a Fixed Charge Coverage Ratio, determined as of the last day of each fiscal quarter of the Company, of not less than 1.1:1.0.

               (e) CORE LEVERAGE RATIO. The Company shall maintain a ratio of Core Indebtedness to Core EBITDA, determined on the last day of each fiscal quarter of the Company for the 12-month period ending on such day, of not more than 4.25:1.0.

               (f) GAAP INTEREST COVERAGE RATIO. The Company shall maintain a ratio of EBITDA of the Company and its Subsidiaries on a consolidated basis to Total Interest Expense of the Company and its Subsidiaries on a consolidated basis, as of the last day of each fiscal quarter of the Company for the 12-month period ending on such day, of not less than 2.50:1.0.

               (g) GAAP LEVERAGE RATIO. The Company and its Subsidiaries shall maintain a ratio of consolidated Indebtedness to consolidated EBITDA, determined on the last day of each fiscal quarter of the Company for the 12-month period ending on such day, of not more than 4.5:1.0.

          7.10 FISCAL YEARS AND QUARTERS. The Company, unless otherwise required by law or by order of a regulatory agency having jurisdiction over the Company, shall cause each of its fiscal years to end on September 30 and each of its fiscal quarters to end on December 31, March 31, June 30 and September 30.

          7.11 SUBSIDIARY GUARANTY; SUBSIDIARY PLEDGE AND SECURITY AGREEMENTS; CERTAIN MORTGAGES. The Company shall with reasonable promptness, but only to the extent not prohibited by applicable law: (i) cause each of its Wholly-Owned Restricted Subsidiaries (other than Excludable Foreign Subsidiaries) that becomes a Significant Subsidiary after the Closing Date to execute the Subsidiary Guaranty and, if such Significant Subsidiary is a Domestic Wholly-Owned Restricted Subsidiary, a Sub-


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sidiary Pledge and Security Agreement and Subsidiary Stock and Notes Pledge;
(ii) to the extent it has not already done so, pledge, and cause each Domestic Wholly-Owned Restricted Subsidiary that is now or hereafter becomes a Significant Subsidiary to pledge, all the shares of capital stock and other equity interests now or hereafter owned by the Company or such Domestic Wholly-Owned Restricted Subsidiary of each now or hereafter existing Significant Subsidiary (other than an Excludable Foreign Subsidiary), and all notes now or hereafter payable to the Company or such Domestic Wholly-Owned Restricted Subsidiary by a present Subsidiary or future Significant Subsidiary of the Company (other than an Excludable Foreign Subsidiary), in each such case pursuant to a duly executed and delivered Company Stock and Notes Pledge or Subsidiary Stock and Notes Pledge, as the case may be, granting the Collateral Agent a valid and enforceable, first priority perfected Lien in such assets as security for the Obligations; and (iii) pledge, and cause each Domestic Wholly-Owned Restricted Subsidiary that is now or hereafter becomes a Significant Subsidiary to pledge, at least 65% of the capital stock and equivalent interests owned from time to time by the Company (or any such Subsidiary, as the case may be) of each Foreign Subsidiary that is a Significant Subsidiary.

          7.12 ENVIRONMENTAL LAWS. The Company shall, and shall cause each of its Subsidiaries to, (i) obtain all permits, licenses and other authorizations which are required in connection with the operation of its business under any Environmental Law and shall take all action necessary to keep such permits, licenses and authorizations in full force and effect, except to the extent the failure to comply therewith would not have a Material Adverse Effect, and (ii) take all actions necessary to remain in full compliance with all terms and conditions of all required permits, licenses, authorizations, limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable to the operation of its business, except to the extent the failure to comply herewith would not have a Material Adverse Effect. Without limiting the foregoing, the Company shall deliver to the Agent within 60 days of the Closing Date, a Phase I Environmental Report that is in form reasonably satisfactory to the Agent from CH2M HILL or such other environmental consultant as is designated by the Company and reasonably satisfactory to the Agent in respect of Charter Westbrook Hospital (including


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Charter Westbrook Medical Office Building).  Nothing in this Section 7.12 is intended to or shall be deemed to relieve the Company or any of its Subsidiaries of their legal obligations under the Environmental Laws or to condone or encourage any disregard of those obligations.

          7.13 FURTHER ASSURANCES. The Company shall, and shall cause each Domestic Guarantor to, take all such further actions and execute all such further documents and instruments as the Required Lenders or the Collateral Agent may at any time determine may be necessary to create, perfect, preserve and/or protect or ensure the priority of any Lien or security interest in any Collateral. Without limiting the foregoing, the Company shall deliver or cause to be delivered to the Agent, within 90 days of the Closing Date, opinions, in form and substance reasonably satisfactory to the Agent and from counsels that are designated by the Company and reasonably satisfactory to the Agent, with respect to each Mortgage and other matters related thereto as may be reasonably requested by the Agent.

          Section 8. NEGATIVE COVENANTS. The Company covenants and agrees that until the Total Revolving Loan Commitment has terminated and all Obligations have been paid in full:

          8.1 LIENS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Company or such Restricted Subsidiary, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or assign any right to receive income; PROVIDED, that the provisions of this Section 8.1 shall not prevent the creation, incurrence, assumption or existence of:

               (a)  Permitted Liens;

               (b) Liens on the property or assets of the Company and its Restricted Subsidiaries in existence, and in respect of obligations existing, on the Closing Date, to the extent such Liens are disclosed on Schedule 8.1(b) hereto;


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               (c)  Liens on the assets to be acquired pursuant to the NME
Acquisition to the extent such Liens are disclosed on Schedule 8.1(c);

               (d)  Liens created pursuant to the Security Documents;

               (e) Liens not otherwise permitted in this Section 8.1 securing Indebtedness to the extent the aggregate outstanding principal amount of all such Indebtedness does not exceed $25,000,000 at any time outstanding; PROVIDED that such Liens are:

                    (i) Liens upon property subject to a Sale/Leaseback Transaction permitted under Section 8.6 incurred in connection with such Sale/Leaseback Transaction, and such Liens do not extend beyond the assets subject to such Sale/Leaseback Transaction;

                    (ii) purchase money security interests or similar Liens securing purchase money Indebtedness (including Indebtedness under capitalized leases, but excluding Indebtedness incurred pursuant to Sale/Leaseback Transactions) of the Company's Restricted Subsidiaries incurred in the acquisition or construction of any asset within six months after such acquisition or completion of construction of such asset in amounts that do not exceed the lesser of (A) the purchase price and (B) the fair market value of the purchased or constructed asset, and such Liens do not extend beyond the asset so purchased or constructed;

                    (iii) Liens existing on assets acquired by any of the Company's Restricted Subsidiaries (other than from NME or any of its Subsidiaries) or upon the assets of any Person which after the acquisition of such Person (other than NME or any of its Subsidiaries) becomes a Restricted Subsidiary of the Company, which Liens secure Indebtedness assumed by such Restricted Subsidiary or of such Person, as the case may be, were in existence at the time of the acquisition thereof and were not incurred in connection with or in anticipation of such acquisition; and/or


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                    (iv)  Liens on assets (other than any of the
     Collateral) of the Company or any of the Company's Restricted Subsidiaries securing Indebtedness (other than Permitted Subordinated Indebtedness and Accommodation Obligations in respect of Permitted Subordinated Indebtedness) of a type or types not described in the foregoing clauses (i) through (iii) having, in the aggregate, an outstanding principal amount of $10,000,000 or less; PROVIDED, that the fair market value of the assets subject to any such Liens do not exceed, at the time of the incurrence of such Indebtedness, 125% of the principal amount of the Indebtedness secured thereby;

               (f) Liens securing Indebtedness of any Restricted Subsidiary to the Company or to any Domestic Guarantor to the extent the promissory note evidencing such Indebtedness has been pledged as collateral for the Obligations and otherwise complies with Section 8.7;

               (g) Liens securing Indebtedness incurred to refinance the principal amount of any Indebtedness secured by a Lien permitted hereunder (other than the Obligations) so long as such refinancing does not increase the principal amount of such Indebtedness so secured or extend the Lien to any additional assets of the Company or any of its Restricted Subsidiaries;

               (h) Liens on assets of Foreign Restricted Subsidiaries securing Foreign Contracts Credit Support to the extent permitted by Section 8.7(i); PROVIDED that the value of the assets securing such letters of credit or bonds shall not exceed 125% of the stated amount of such letter of credit or bond at the time such Lien attaches;

               (i) Liens on the assets of the Insurance Subsidiaries securing self insurance and reinsurance obligations and letters of credit or bonds of the type described in Section 8.7(k) (whether or not such letters of credit or bonds constitute Indebtedness); PROVIDED that the assets subject to such Liens shall only be assets of the Insurance Subsidiaries;

               (j) Deposits of approximately SFR 400,000 plus interest and income earned thereon from and after July 1, 1991, securing the Company's obligations in re-


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spect of the Swiss Bonds, which deposits are held by the agent for the Swiss
Bonds; and

               (k) Deposits securing bonds and letters of credit in support of foreign operations; PROVIDED that, at any time, the property subject to such Liens shall be limited to (i) assets of Charter Medical (Cayman Islands) Ltd., a Cayman Islands corporation plus (ii) assets of an aggregate value not in excess of $50,000,000 minus the stated amount of all letters of credit then outstanding under Section 8.7(i);

PROVIDED that this Section 8.1 shall not prevent the assignment by the Company and its Restricted Subsidiaries of accounts receivable which have been outstanding more than 120 days in the ordinary course of business on a basis consistent with past collection practices of accounts receivable.

          8.2 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, in one or a series of related transactions, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (including without limitation accounts receivable), or purchase or otherwise acquire all or substantially all of the property or assets (other than purchases or other acquisitions of real estate, inventory, licenses and franchises, materials and equipment in the ordinary course of business) of any other Person, except that:

               (a) the Company may consummate all or any portion of the NME Acquisition subject to and upon the terms and conditions set forth in the NME Purchase Agreement; PROVIDED that (i) except as permitted by Section 8.11, neither the Company nor any of its Subsidiaries waives the conditions set forth in the NME Purchase Agreement to their respective obligations thereunder, (ii) the aggregate purchase price therefor (including, without limitation, amounts payable for any covenant-not-to-compete from NME or any of its Subsidiaries), whether paid in cash, by the assumption of Indebtedness or otherwise, does not exceed $225,000,000, (iii) the Company complies with Section 7.1(j) in connection with each closing of all or any portion of the NME Acquisition, (iv) the Initial NME Acquisition Closing occurs prior to any other closing under the NME Purchase Agreement, and


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(v) all acquisitions of Facilities and other assets pursuant thereto are made by the Company and/or the Domestic Guarantors;

               (b) any Restricted Subsidiary may merge into, consolidate with or liquidate into the Company or a Domestic Guarantor; PROVIDED that the surviving corporation is the Company or such Domestic Guarantor; and any Restricted Subsidiary (other than a Domestic Guarantor) may merge into, consolidate with or liquidate into a Domestic Wholly-Owned Restricted Subsidiary that is not a Domestic Guarantor; PROVIDED that the surviving corporation is a Domestic Wholly-Owned Restricted Subsidiary and, to the extent the surviving corporation is a Significant Subsidiary, all of the outstanding capital stock of such surviving corporation (and, if its parent is not the Company, its parent) owned by the Company or any Domestic Wholly-Owned Restricted Subsidiary shall be pledged to the Collateral Agent under a Subsidiary Stock and Notes Pledge and/or the Company Stock and Notes Pledge, as the case may be, and such surviving corporation (and, if its parent is not the Company, its parent) shall have executed and delivered the Subsidiary Guaranty, the Subsidiary Stock and Notes Pledge and the Subsidiary Pledge and Security Agreement;

               (c) any Foreign Restricted Subsidiary may merge into, consolidate with or liquidate into a Foreign Wholly-Owned Restricted Subsidiary; PROVIDED that (i) the surviving corporation is a Foreign Wholly-Owned Restricted Subsidiary, and (ii) to the extent the surviving corporation is a Significant Subsidiary and the following are permitted by applicable law, (A) 65% (or, if such surviving corporation is not an Excludable Foreign Subsidiary, 100%) of the outstanding capital stock of such surviving corporation shall be pledged to the Collateral Agent under a Subsidiary Stock and Notes Pledge and/or the Company Stock and Notes Pledge, as the case may be, and (B) such surviving corporation (unless it is an Excludable Foreign Subsidiary) shall have executed and delivered the Subsidiary Guaranty;

               (d) the Company and its Restricted Subsidiaries may convey, sell, lease or otherwise dispose of: (i) property or assets in connection with Sale/Leaseback Transactions permitted pursuant to Section 8.6; (ii) accounts receivable which have been outstanding more than 120 days in the ordinary course of business consistent with past collection practices of accounts


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receivable; and (iii) property or assets of the Company or any of its Restricted
Subsidiaries to the extent that such conveyances, sales, leases or other dispositions are in connection with assets having a fair market value not in excess of $1,000,000, either individually or, if sold as part of a series of related transactions, when aggregated with other related conveyances, sales, leases or dispositions (and, in the case of such assets with a fair market value in excess of $200,000 but less than or equal to $1,000,000, the aggregate amount of such sales shall not exceed $5,000,000 in any fiscal year of the Company unless the mandatory prepayments required by Section 4.2 are made as provided therein);

               (e) so long as no Default or Event of Default has occurred and is continuing either immediately before or after giving effect thereto, the Company and its Restricted Subsidiaries may make sales of assets having a fair market value greater than $1,000,000; PROVIDED that, if such sale constitutes an Asset Sale as provided herein: (i) such sale is made for consideration that is at least equal to the fair market value of the assets so sold, (ii) at least 70% of the consideration therefor is the payment of Cash (and/or the assumption by the purchaser thereof of Indebtedness (other than the Obligations) secured solely by such asset or incurred to finance or refinance the acquisition or construction of such asset, provided that the Company and its Restricted Subsidiaries are released from all obligations, if any, with respect to such Indebtedness) on or before the closing date of such sale, and such Cash is used to make the prepayments required by Section 4.2(a) or 4.2(c), as the case may be, (iii) if such sale is made by the Company or a Domestic Guarantor, the Collateral Agent has a perfected Lien on any non-Cash proceeds received in such Asset Sale, other than notes and similar instruments having, in the aggregate for any individual Asset Sale, a principal amount of $500,000 or less, and (iv) after assets having an aggregate fair market value of $50,000,000 have been sold after the Closing Date pursuant to Asset Sales (including, without limitation, Sale/Leaseback Transactions) involving assets with a fair market value exceeding $200,000 in each instance or in a series of related transactions, neither the Company nor any of its Restricted Subsidiaries shall be permitted to sell pursuant to this paragraph (e) or pursuant to a Sale/Leaseback Transaction any asset having a fair market value in excess of $5,000,000 without the prior consent of the Required Lenders (except for a contribution permitted by


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Section 8.8 of a Facility and its related working capital to a Permitted Joint
Venture); PROVIDED that, notwithstanding the foregoing, without the consent of the Required Lenders, neither the Company nor any of its Restricted Subsidiaries shall sell (other than pursuant to a Sale/Leaseback Transaction permitted hereby) more than one of the Facilities acquired pursuant to the NME Acquisition that is, at the time of such sale, subject to a Lien securing any Indebtedness permitted by Section 8.7(g);

               (f) so long as no Default or Event of Default exists either immediately before or after giving effect to the entering into of such lease or sublease, the Company and its Restricted Subsidiaries may lease or sublease assets to third parties so long as such lease or sublease is (i) a lease or sublease of office space in a medical building to healthcare professionals or healthcare goods or service companies for their use, or a sublease by a Person other than the Company or any of its Restricted Subsidiaries to a similar user, or to another Person with respect to space not constituting a significant portion of such building; (ii) a lease or sublease of any portion of a hospital in the ordinary course of business and in a manner consistent with either past practices (other than practices developed through leas es permitted pursuant to the following clause (iii)) or in the healthcare industry generally which is not by itself or together with other leases or subleases of portions of such hospital of more than 50% of such hospital; or
(iii) a lease or sublease of licensed beds of a hospital and non-exclusive access to common areas of such hospital, where the portions leased or subleased in all such lease and sublease transactions in effect at any time with respect to such hospital do not exceed 30% of the licensed beds of such hospital plus non-exclusive access to common areas of such hospital, and, in the case of any lease or sublease under clause (iii): (A) if (1) such hospitals or beds are not subject to the Lien of a Mortgage, and (2) the scheduled rental payments under such lease or sublease exceed $500,000 in any fiscal year of the Company, or, after giving effect to such lease or sublease the scheduled rental payments under all such leases and subleases exceed $5,000,000 in any fiscal year, the Collateral Agent, unless the same would violate the provisions of any mortgage or lease (other than such lease) or related agreement to which such beds or hospitals are subject, is granted, prior to or simultaneously with the entering into of such lease or sublease, a valid


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and enforceable first priority Lien on such lease or sublease, as the case may be, pursuant to documentation that is in form and substance reasonably satisfactory to the Collateral Agent (which security documents and lease or sublease shall include such provisions as the Collateral Agent shall reasonably require to protect its interests in the premises and/or such lease or sublease, as the case may be, including, without limitation, a subordination of the lessee's leasehold interest to any and all prior liens of the Collateral Agent if requested by the Collateral Agent), (B) the Company and its Restricted Subsidiaries are insured with respect to the leased or subleased premises and the businesses conducted thereon in the manner and to the extent required by
Section 7.3 as fully as if such property had not been leased or subleased by a third party, (C) the total term of any such lease or sublease, including all renewals and extensions, shall not exceed 10 years and the lessees and sublessees shall have no rights, whether exercisable currently or in the future, to acquire an interest in the premises greater than a leasehold interest (including, without limitation, by way of an option or a right of first refusal or first offer), (D) the hospital continues to do business as and be known as a Charter hospital, and (E) no more than 25% of the Company's and its Restricted Subsidiaries' hospitals shall have such leases and subleases in effect at any one time;

               (g) the Company and its Restricted Subsidiaries may make and liquidate Investments permitted pursuant to Section 8.8; and

               (h) the Company and its Restricted Subsidiaries may make Maintenance Capital Expenditures and Facility Acquisitions to the extent permitted by Section 8.10.

          8.3 RESTRICTED PAYMENTS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to (a) declare or make any dividend payment or other distribution (other than any dividend payment or distribution payable solely in capital stock of the Company or such Restricted Subsidiary), directly or indirectly, on account of any class of capital stock of the Company or any Restricted Subsidiary, or (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of any class of capital stock of the Company or such Restricted Subsidiary or any warrants, options or other rights to acquire such shares,


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now or hereafter outstanding (each a "Restricted Payment"); PROVIDED that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom:

                    (i) the Company may repurchase Company Common Stock distributed to participants and beneficiaries of the ESOP or from the Trust for the purpose of facilitating the distribution of cash to participants and beneficiaries of the ESOP to the extent required by the terms of the ESOP and the Trust or by Section 401(a)(28) or 409(h) of the Code; PROVIDED that such repurchase rights may be exercised in all events if the failure to exercise such rights would create a material risk of the disqualification of the ESOP under Section 401(a) of the Code;

                    (ii) the Company may acquire warrants for the purchase of capital stock returned to it upon the exercise of such warrants; PROVIDED that the sole consideration for any such warrants shall be Company Common Stock;

                    (iii) the Company may purchase, redeem or otherwise acquire for nominal consideration rights in connection with the Rights Plan;

                    (iv) so long as no Default or Event of Default has occurred and is continuing, the Company may declare and pay in each and any of its fiscal years PRO RATA cash dividends on its capital stock in a cumulative amount not to exceed 6% of the cash proceeds received by the Company, net of underwriter's and broker's fees and commissions and costs and expenses incurred in connection therewith and less all amounts spent by the Company to repurchase any shares of its capital stock or any warrants, options or other rights to acquire such shares since the Closing Date (other than pursuant to clause (i), (ii) or (iii) above), from issuances of its capital stock after the Closing Date pursuant to public offerings;


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                    (v)  so long as no Default or Event of Default shall
     have occurred and be continuing, the Company may, in addition to the dividends permitted to be declared and paid by the Company pursuant to clause (iv) above and purchases pursuant to clauses (i) and (ii) above, pay an amount not to exceed the then Accumulated Excess Cash Flow in order to declare and pay dividends on, and repurchase, for a price not to exceed the market value thereof, its capital stock; PROVIDED that in no event shall the sum of all such dividends paid and declared, and all such repurchases of capital stock, by the Company pursuant to this clause (v) exceed $2,000,000 in the aggregate in any fiscal year of the Company or $10,000,000 in the aggregate;

                    (vi) any Restricted Subsidiary may make PRO RATA dividends and PRO RATA distributions of profits, earnings and capital to its shareholders, partners or other equity holders, as the case may be;

                    (vii) any Restricted Subsidiary of the Company may make Restricted Payments to the Company or any Domestic Guarantor;

                    (viii) any Domestic Wholly-Owned Restricted Subsidiary that is not a Domestic Guarantor may make Restricted Payments to any other Domestic Wholly-Owned Restricted Subsidiary; and
                    (ix) any Foreign Restricted Subsidiary of the Company may make Restricted Payments to any Foreign Wholly-Owned Subsidiary.

          8.4 LIMITATION ON RESTRICTIONS AFFECTING DIVIDENDS AND OTHER PAYMENTS OF SUBSIDIARIES. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to: (i) make (A) dividends or any other distributions on its capital stock or any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed, to the Company or any of its Restricted Subsidiaries, or (B)


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loans or advances to the Company or any of its Restricted Subsidiaries, except, in each such case, for such encumbrances or restrictions, if any, (A) imposed by law, (B) contained in the Senior Subordinated Notes Indenture, or (C) contained in any agreement, lease, indenture, security agreement or other form of financing document to which the Company or a Restricted Subsidiary may be a party in connection with a Sale/Leaseback Transaction permitted by Section 8.6 or the incurrence of Indebtedness secured by Liens described in Section 8.1(e)(iii), which restrictions are applicable only to the lessee or borrower, as the case may be, and are effective only upon the occurrence and continuance of an event of default under such agreement; or (ii) to the extent not covered in clause (i) above, transfer, directly or indirectly, to the Company or to any Restricted Subsidiary of the Company, any property or assets (except as provided in Section 8.4(b)).

               (b) Notwithstanding the provisions of Section 8.4(a)(ii), the Company may, and may permit its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any of the following encumbrances and restrictions on the ability of any Restricted Subsidiary of the Company to transfer, directly or indirectly, to the Company or any other Restricted Subsidiary any property or assets:

               (i) restrictions which are contained in instruments evidencing (and in all related collateral documents) Indebtedness of another Person which is assumed by a Restricted Subsidiary of the Company in connection with such Restricted Subsidiary's acquisition of such Person (whether pursuant to a purchase of capital stock or assets); PROVIDED that (A) such Indebtedness was not originally incurred in connection with or in anticipation of such acquisition or, unless identified on Schedule 8.4, assumed in connection with the NME Acquisition, (B) such restrictions apply only to such Restricted Subsidiary or Restricted Subsidiaries acquired in such acquisition and
     (C) immediately after such acquisition substantially all of such Restricted Subsidiary's operations or assets consist of those so acquired;


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               (ii)  restrictions which are contained in instruments
     evidencing (and in all related collateral documents) Indebtedness which refinances or refunds the Indebtedness described in clause (i) above; PROVIDED, that the restrictions with respect to such refinancing are not more restrictive in any material respect than those with respect to the Indebtedness being refinanced or refunded;

               (iii) restrictions which are contained in instruments evidencing (and in all related collateral documents) Indebtedness set forth in Schedule 8.4;

               (iv) encumbrances or restrictions, if any, imposed by law;
     and

               (v) encumbrances or restrictions contained in any agreement, lease, indenture, security agreement or other form of financing document to which the Company or a Restricted Subsidiary may be a party in connection with a Sale/Leaseback Transaction permitted under Section 8.6, the incurrence of Indebtedness pursuant to Section 8.7(k) or 8.7(l), or the incurrence of purchase money or similar Indebtedness pursuant to Section 8.7(g) that is secured by a Lien permitted by Section 8.1(e)(ii); PROVIDED that such restrictions and encumbrances are applicable only to the lessee or borrower, as the case may be, and are effective only upon the occurrence and continuance of an event of default under such agreement;

in each case, to the extent such Indebtedness or refinancing or other transaction is otherwise permitted hereunder.

          8.5 RESTRICTION ON ISSUANCE OF SUBSIDIARY STOCK. The Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, issue, contingently or otherwise, any shares of its capital stock, or warrants, options or other rights to purchase or acquire shares of its capital stock, now or hereafter authorized for issuance, except: (a) to the Company or any Domes-


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tic Guarantor; (b) an issuance of capital stock of such Restricted Subsidiary for fair value to any Person other than the Company or any Domestic Guarantor so long as the Company together with one or more other Domestic Guarantors holds, after giving effect thereto, at least 95% of the issued and outstanding shares of capital stock (on a fully diluted basis) of such Restricted Subsidiary; (c) in the case of any Foreign Restricted Subsidiary, to any Wholly-Owned Foreign Restricted Subsidiary; and (d) so long as no Default or Event of Default would result therefrom under Section 9.10 and the Company complies with Section 4.2, the Company may issue its capital stock for fair value.

          8.6  LEASES AND SALE/LEASEBACK TRANSACTIONS.  The Company shall not:

               (a) permit the aggregate payments (including any property taxes or other amounts paid by the Company and its Restricted Subsidiaries as additional rent or lease payments, but excluding amounts (i) payable under any capitalized lease (other than a capitalized lease entered into in connection with a Sale/Leaseback Transaction), or (ii) payable in respect of any event of loss under any agreements to rent or lease any real or personal property) by the Company and its Restricted Subsidiaries on a consolidated basis under agreements to rent or lease any real or personal property to exceed $65,000,000 during any fiscal year of the Company; or

               (b) enter, or permit any of its Restricted Subsidiaries to enter, into any Sale/Leaseback Transaction unless: (i) the terms of such Sale/Leaseback Transaction shall be consistent with, and would not violate, the requirements set forth in Section 8.2(e) (including, without limitation, the limitation therein on the aggregate permitted amount of Asset Sales), (ii) the purchase price received for any property sold pursuant to such transaction shall be Cash in an amount not less than the fair market value of such property as of the closing of such transaction as determined in good faith by the Board of Directors of the Company (it being understood that in determining such fair market value the Company may make such determination based on the then-current sale-leaseback mar-


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ket), (iii) no Defaults or Events of Default shall have occurred and be continuing both before and immediately after giving effect to such Sale/Leaseback Transaction, (iv) in the case of a Sale/Leaseback Transaction involving a capitalized lease, the Indebtedness incurred thereunder is permitted by Section 8.7, and (v) 70% of the Net Proceeds of such Sale/Leaseback Transaction shall be applied in accordance with Sections 4.2(a) and 4.2(c).

          8.7 INDEBTEDNESS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (a)  Indebtedness incurred under the Credit Documents;

               (b) Indebtedness of the Company represented by the Senior Subordinated Notes, and, so long as no Default or Event of Default has occurred and is continuing, any refinancing of the Senior Subordinated Notes with the proceeds of new Permitted Subordinated Indebtedness; PROVIDED that (i) the aggregate principal amount of such new Permitted Subordinated Indebtedness shall not exceed the principal amount of the Senior Subordinated Notes being refinanced, and (ii) the Debt Service Coverage Tests are satisfied at the time of incurrence of any such new Permitted Subordinated Indebtedness;

               (c) Accommodation Obligations to the extent permitted by Section 8.15;

               (d) Indebtedness to be assumed in connection with the NME Acquisition and disclosed on Schedule 8.7(d), and any refinancing of such Indebtedness to the extent such refinancing does not involve an increase in (i) the outstanding principal amount of such Indebtedness plus costs of issuance, or
(ii) scheduled debt service obligations with respect to such Indebtedness in any given year (including principal and interest expense) that commences prior to the Final Revolving Loan Maturity Date;


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               (e)  Indebtedness of the Company and its Restricted Subsidiaries
which was in existence and not refinanced on the Closing Date, to the extent such Indebtedness is disclosed on Schedule 8.7(e) hereto, and any refinancing of such Indebtedness (other than the Swiss Bonds) to the extent such refinancing does not involve an increase in (i) the outstanding principal amount of such Indebtedness plus costs of issuance, or (ii) scheduled debt service obligations with respect to such Indebtedness in any given year (including principal and interest expense) that commences prior to the Final Revolving Loan Maturity Date; PROVIDED that (A) in the case of the conversion of any Variable Rate Notes into fixed rate notes or bonds, as the case may be, in accordance with the terms thereof, (1) any increase to the interest expense portion of the scheduled debt service obligations applicable thereto as a result of any such conversion shall be permitted so long as the fixed interest rate to be applicable thereto is a market rate of interest at the time of such conversion, and (2) the principal payment portion of the scheduled debt service obligations applicable thereto may increase as a result of such conversion or conversions by an amount not to exceed, in the aggregate for all such conversions, $1,000,000 in any consecutive twelve month period;

               (f) Permitted Subordinated Indebtedness of the Company incurred in an aggregate principal amount not to exceed, at any time outstanding, the difference of $125,000,000 over the aggregate principal amount of Permitted Subordinated Indebtedness prepaid, purchased, redeemed, defeased or otherwise acquired pursuant to the proviso to Section 8.11(a); PROVIDED that the Debt Service Coverage Tests are satisfied at the time of each incurrence of all or any portion of such Indebtedness and no Default or Event of Default exists at such time;

               (g) Indebtedness (including, without limitation, Indebtedness under Sale/Leaseback Transactions and purchase money Indebtedness) of the Company and its Wholly-Owned Restricted Subsidiaries incurred after the Closing Date in an aggregate principal amount not to exceed $75,000,000 at any time outstanding; PROVIDED that (i) the Debt


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Service Coverage Tests are satisfied at the time of each incurrence of all or any portion of such Indebtedness, (ii) the Wholly-Owned Restricted Subsidiaries shall not have more than $25,000,000 of such Indebtedness at any time outstanding, and (iii) the aggregate principal amount of any single issue of such Indebtedness shall not exceed $45,000,000;

               (h) Subject to any limitations on the aggregate amount thereof pursuant to Section 8.8, Indebtedness of the Company or any Domestic Guarantor to any Subsidiary of the Company or Indebtedness of any Subsidiary of the Company to the Company or any Domestic Guarantor; PROVIDED that: (i) all such Indebtedness of the Company or any Domestic Guarantor to a Domestic Guarantor shall be evidenced by promissory notes, such promissory notes shall provide that the obligations thereunder shall be subordinated in right of payment to the payment in full of the Obligations and such promissory notes shall be delivered to the Collateral Agent pursuant to a Stock and Notes Pledge, (ii) all such Indebtedness of any Subsidiary of the Company (other than (A) an Excludable Foreign Subsidiary, and (B) a Domestic Guarantor) to the Company or a Domestic Guarantor shall be evidenced by promissory notes, and such promissory notes shall be delivered to the Agent pursuant to a Stock and Notes Pledge and such promissory notes shall provide for a waiver by such Subsidiary of any and all right to offset amounts owed by the Company or a Domestic Guarantor to such Subsidiary against amounts owed by such Subsidiary under such promissory note, and (iii) all Indebtedness of the Company or any Domestic Guarantor to any Subsidiary of the Company (other than a Domestic Guarantor) shall be evidenced by promissory notes and each such promissory note shall provide that the obligations of the Company or such Domestic Guarantor thereunder shall be subordinated in right of payment to the payment in full of all the Obligations of the Company or such Domestic Guarantor, as the case may be;

               (i) Indebtedness of Foreign Restricted Subsidiaries in respect of letters of credit (including, without limitation, Letters of Credit) or bonds obtained in connection with con-


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tracts for foreign projects ("Foreign Contracts Credit Support") not to exceed
$50,000,000 at any time outstanding;

               (j) Indebtedness of a Foreign Restricted Subsidiary to a Wholly-Owned Foreign Restricted Subsidiary;

               (k) Indebtedness of the Insurance Subsidiaries in respect of letters of credit or bid or performance bonds which are issued in support of insurance and reinsurance obligations; PROVIDED that no other Credit Party or Restricted Subsidiary shall be an account party or guarantor of the reimbursement obligations in respect of such letters of credit or performance bonds;

               (l) Indebtedness incurred after the Closing Date by a less than 95% owned Restricted Subsidiary as a result of the contribution therein by a Person that is not an Affiliate of the Company of assets securing such Indebtedness, and any other Indebtedness incurred by a less than 95% owned Restricted Subsidiary in an aggregate principal amount for all such less than 95% owned Restricted Subsidiaries not to exceed $75,000,000 outstanding at any time; PROVIDED that (i) other than as the result of a guaranty permitted by
Section 8.15, all such Indebtedness shall be without recourse (by law and contract) to the Company, its other Restricted Subsidiaries and their respective assets (other than, in the case of a joint venture that is a partnership, a special purpose corporation which is the general partner thereof and whose assets consist predominantly of the Investment in such joint venture); and (ii) prior to the incurrence of any such Indebtedness pursuant to this Section 8.7(l), the Company, if (A) such Indebtedness has an original principal amount of $2,500,000 or more, or (B) prior to or after giving effect to the incurrence of any such Indebtedness, the aggregate amount of all such Indebtedness having, individually, an outstanding principal amount of less than $2,500,000 would exceed $10,000,000, delivers to the Agent a legal opinion reasonably acceptable to the Agent to the effect that, subject to customary qualifications and exceptions, such Indebtedness is without recourse as provided herein; and


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               (m)  Indebtedness existing as of the Closing Date of the Company to any of its Subsidiaries, or from any such Subsidiary to the Company or any other such Subsidiary, to the extent such Indebtedness (i) is disclosed on
Schedule 8.7(m) hereto; (ii) was incurred after the date set forth in such Schedule and prior to the Closing Date in the ordinary course of business and, in the case of all such subsequent Indebtedness between the Company or any Domestic Guarantor and a Subsidiary of the Company that is not a Domestic Guarantor, does not exceed $5,000,000 in the aggregate principal amount outstanding on the Closing Date; or (iii) is Indebtedness that is otherwise permitted by Section 8.7(h).

          8.8 INVESTMENTS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Investment, except that:

               (a) subject to compliance with the proviso to Section 8.7(h), the Company and its Restricted Subsidiaries may make intercompany loans to the Company or any of its Domestic Guarantors;

               (b) the Company and its Restricted Subsidiaries may make equity Investments in Domestic Guarantors; PROVIDED that, after giving effect thereto, no more than 5% of the outstanding shares of any class of capital stock of any Domestic Guarantor, on a fully diluted basis, would be directly owned by Persons other than the Company and other Domestic Guarantors;

               (c) subject to compliance with the proviso to Section 8.7(h), the Company and its Domestic Restricted Subsidiaries may make loans and advances to Foreign Restricted Subsidiaries after the Closing Date in an aggregate amount not to exceed $50,000,000 outstanding at any time; PROVIDED that all such loans and advances are used to provide cash collateral for Foreign Contracts Credit Support;

               (d) Foreign Wholly-Owned Restricted Subsidiaries of the Company may make Investments in one or more other Foreign Wholly-Owned Restricted Subsidiaries;


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               (e)  (i) the Company and its Restricted Subsidiaries on a
consolidated basis may make loans and advances to (A) their directors, officers and employees in the ordinary course of business in amounts not exceeding $500,000 per individual and $5,000,000 outstanding at any one time in the aggregate for all such individuals, and (B) physicians and other health care professionals in the ordinary course of business not exceeding $10,000,000 in the aggregate outstanding at any one time for all such individuals; and (ii) the Company and its Restricted Subsidiaries may acquire and maintain Investments, consistent with their past business practices, in real estate and dwellings thereon in connection with the transfer of its officers and employees in the ordinary course of business so long as such real estate and dwelling has been, is being or will be used by such officer or employee primarily as a residence; PROVIDED, that the amount of such Investments permitted pursuant to the foregoing clause (ii) shall not exceed $5,000,000 at any time outstanding;

               (f) the Company and its Restricted Subsidiaries may acquire and hold Cash or Cash Equivalents;

               (g) the Company and its Restricted Subsidiaries may own Investments existing on the Closing Date, to the extent such Investments are disclosed on Schedule 8.8(g) hereto;

               (h) the Company may make contributions to the ESOP and the Trust; PROVIDED that (i) such contributions will not adversely affect the qualification of the ESOP under Sections 401(a) and 4975(e)(7) of the Code or the tax-exempt status of the Trust under Section 501(a) of the Code, or result in the imposition of a material excise tax under Section 4972 or 4975 of the Code; and (ii) the proceeds of such contributions shall be applied solely to the payment of principal of and interest on the Company/ESOP Loan, administrative and operating expenses of the ESOP and the Trust to the extent that such administrative and operating expenses are paid by the ESOP or the Trust (excluding distributions of benefits to participants and beneficiaries) and repurchases of Company Common Stock distributed to participants and beneficiaries of


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the ESOP required by the terms of the ESOP and the Trust or by Section
401(a)(28) or 409(h) of the Code;

               (i) the Company and its Restricted Subsidiaries may acquire Investments in connection with Asset Sales permitted by Section 8.2(e) to the extent such Investments are non-Cash proceeds permitted under such Section; PROVIDED that the Collateral Agent shall have a valid and enforceable first priority perfected security interest in each and any such Investments, other than notes and similar instruments having, in the aggregate for any individual Asset Sale, a principal amount of $500,000 or less;

               (j) the Company and its Restricted Subsidiaries may make Facility Acquisitions to the extent permitted by Section 8.10(b) hereof;

               (k) the Company and its Restricted Subsidiaries may in the ordinary course of business receive and hold as Investments evidences of Indebtedness or securities issued by debtors or property of such debtors as part of the reorganization of such debtors; PROVIDED that any such evidence of Indebtedness or securities are received in exchange for evidence of Indebtedness or securities originally issued when such debtors were solvent and are obtained in the ordinary course of business;

               (l) the Insurance Subsidiaries may invest assets restricted for the settlement of unpaid claims in Investments of the types identified on
Schedule 8.8(l) for such purpose, and the Company may invest amounts deposited prior to the Closing Date with the agent for the Swiss Bonds as permitted or otherwise directed by such agent for the Swiss Bonds;

               (m) Foreign Subsidiaries may make Investments in Cash and instruments or securities of the highest grade investment available in local currencies or in certificates of deposit (or comparable instruments) of any bank with which such Subsidiary regularly transacts business;

               (n) so long as no Default or Event of Default has occurred and is continuing or would


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result therefrom, the Company and its Wholly-Owned Restricted Subsidiaries may
make contributions of Facilities (together with the working capital of such Facilities) to Permitted Joint Ventures; PROVIDED that no such contribution to a Permitted Joint Venture shall be permitted unless:

                    (i) the Minimum Income Tests and Debt Service Coverage Tests are satisfied with respect thereto;

                    (ii) after giving effect to such contribution the Company or such Wholly-Owned Restricted Subsidiary, as the case may be, shall have a majority equity interest in such Permitted Joint Venture and shall be entitled to elect or appoint the directors, managers or trustees thereof, as applicable (or the additional requirements in clause (v) below shall be satisfied)

                    (iii) such Permitted Joint Venture is not restricted by its governing documents or otherwise from making cash distributions to the Company or such Wholly-Owned Restricted Subsidiary, as the case may be;

                    (iv) the Collateral Agent is granted, for the benefit of the Lenders, as security for the Obligations, a perfected first priority security interest in all of the Company's or such Wholly-Owned Restricted Subsidiary's, as the case may be, right, title and interest in such Permitted Joint Venture; and

                    (v) after giving effect to such contribution, Facilities having, in the aggregate, a fair market value (or, if higher, book value) of more than $100,000,000 have not been contributed by the Company and its Wholly-Owned Subsidiaries to Permitted Joint Ventures for which the Company and its Wholly-Owned Restricted Subsidiaries do not have a majority of the equity interests thereof or are not entitled to elect or appoint


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     the directors, managers or trustees thereof, as applicable (for purposes of the foregoing, a Facility's fair market value shall be deemed to be equal to the product of 4.5 and the EBITDA of the Company and its Wholly-Owned Restricted Subsidiaries attributable to such Facility for the 12-month period preceding the Test Date applicable to the date on which such Facility is contributed to such joint venture);

               (o) so long as no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries may make up to, in the aggregate, $70,000,000 of Investments of Cash and other assets (other than Facilities) in the Clinical Services Unit and the MIS Unit, collectively; PROVIDED that the amount of Investments permitted to be made at any time pursuant to this Section 8.8(o) shall be increased by the lesser of (i) $30,000,000, and (ii) the then Accumulated Excess Cash Flow; PROVIDED FURTHER that no more than $70,000,0000 of such Investments in the aggregate may be made at any time prior to the first anniversary of the Closing Date, no more than $80,000,000 of such Investments in the aggregate may be made at any time prior to the second anniversary of the Closing Date, no more than $90,000,000 of such Investments in the aggregate may be made at any time prior to the third anniversary of the Closing Date and no more than $100,000,000 of such Investments may be made in the aggregate; PROVIDED FURTHER that no such Investment shall be permitted unless the Minimum Income Tests and the Debt Service Coverage Tests are satisfied with respect thereto; and, PROVIDED FURTHER, that the aggregate amount of Investments otherwise permitted by this
Section 8.7(o) at any time shall be reduced by (i) the then aggregate outstanding amounts (as determined in accordance with the definition of Accommodation Obligations) of all guaranties made by the Company and the Domestic Guarantors of Indebtedness and other obligations of the Clinical Services Unit and/or the MIS Unit, and (ii) the aggregate amount of Investments that were made by the Company and its Restricted Subsidiaries in the Clinical Services Unit and/or the MIS Unit prior to the Closing Date;


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               (p)  Investments made by the Company or any of its Restricted
Subsidiaries in any Subsidiary of the Company (other than the Clinical Services Unit and MIS Unit) prior to the Closing Date to the extent the same are (i) outstanding on the Closing Date, and (ii) in the case of any such Investments constituting loans and advances, permitted by Section 8.7;

               (q)  Accommodation Obligations permitted by Section 8.15; and

               (r) so long as no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries may make up to $60,000,000 of any other types of Investments of Cash and other assets (other than Facilities) outstanding at any time; PROVIDED that the amount of Investments permitted to be made at any time pursuant to this Section 8.8(r) shall be increased by $10,000,000 on each of the first and second anniversaries of the Closing Date; PROVIDED FURTHER that the aggregate amount of all Investments made pursuant to this Section 8.8(r) shall not exceed $80,000,000 at any time outstanding; and PROVIDED FURTHER that no such Investment shall be permitted to be made unless (i) the Minimum Income Tests and Debt Service Coverage Tests are satisfied with respect thereto, and (ii) after giving effect to any such Investment, the aggregate amount of all such Investments does not exceed the difference of (A) the then Permitted Facility Acquisition Amount, and
(B) the sum of (1) the actual amount of Facility Acquisitions (other than the NME Acquisition) made by the Company and its Domestic Guarantors on or after the Closing Date, and (2) the aggregate outstanding amounts (as determined in accordance with the definition of Accommodation Obligations) of all guaranties made by the Company and its Domestic Guarantors of Indebtedness and other obligations of other types of Restricted Subsidiaries and Unrestricted Subsidiaries;

PROVIDED that, notwithstanding anything to the contrary contained in this
Section 8.8 or Section 8.15, no Investment of any nature whatsoever may be made by the Company or any of its Restricted Subsidiaries in any Domestic Wholly-Owned Restricted Subsidiary that is not a Domestic Guarantor if,


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either immediately before or after giving effect thereto, more than $10,000,000 of Investments have been made on or after the Closing Date by the Company and its Restricted Subsidiaries in all such types of Domestic Wholly-Owned Restricted Subsidiaries.

          In connection with any permitted contribution of a Facility to a Permitted Joint Venture pursuant to Section 8.8(n), any Lien on such Facility that secures the Obligations shall be released by the Collateral Agent if so requested by the Company, unless such Permitted Joint Venture has incurred recourse Indebtedness as a result of the contribution to it by any Person (other than the Company or any Wholly-Owned Restricted Subsidiary) of assets securing such Indebtedness.

          8.9 TRANSACTIONS WITH AFFILIATES; EXECUTIVE COMPENSATION. The Company shall not, and shall not permit any of its Restricted Subsidiaries to:
(a) enter into any transaction, whether or not in the ordinary course of business, with any Affiliate of the Company or any of its Subsidiaries or any "beneficial owner" (as such term is used in Section 13(d) of the United States Securities Exchange Act of 1934 and the regulations thereunder, as in effect on the date hereof) of 5% or more of any class of capital stock of the Company (each such person being referred to as a "Restricted Person" and each such transaction being referred to as a "Restricted Transaction"), other than on terms and conditions substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm's-length transaction with a Person other than a Restricted Person (or in the case of an employment or consulting arrangement with a Restricted Person other than an Affiliate of the Company or any of the Company's Restricted Subsidiaries, on terms considered appropriate for the services provided); or (b) increase or agree to increase the aggregate compensation or benefits (including severance benefits) payable to its Affiliates or key employees in any fiscal year by an amount exceeding that which is comparable for similarly situated key employees in the health care industry, which compensation will be determined solely upon the contribution, determined by the


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Board of Directors of the Company or such Restricted Subsidiary, as the case may be, made by such employee to the Company or such Restricted Subsidiary without regard to any Investment in the Company or such Restricted Subsidiary by such employee; PROVIDED that, so long as the following would not breach or contravene the provisions of any other Section of this Agreement, (i) the Company may make awards of the Company's Common Stock pursuant to the New Stock Option Plan and distributions under the ESOP; (ii) the Company and its Restricted Subsidiaries may lease or contribute hospitals to Permitted Joint Ventures in which it or a Restricted Subsidiary is a partner or to corporations which are Affiliates, so long as the Board of Directors of the Company determines in good faith that the business purpose achieved by such arrangement renders the terms of any such lease or contribution reasonable; (iii) the Company may enter into transactions with its Wholly-Owned Restricted Subsidiaries, and Wholly-Owned Restricted Subsidiaries may enter into transactions with other Wholly-Owned Restricted Subsidiaries; (iv) the Company or its Restricted Subsidiaries may increase or agree to increase the aggregate compensation or benefits (including severance benefits) payable to its Affiliates or key employees in any fiscal year by an amount exceeding that which is comparable for similarly situated key employees in the health care industry if and to the extent that the compensation or benefits (including severance benefits) of any such key employee was, at the beginning of any fiscal year, below that which would be comparable for similarly situated key employees in the health care industry; (v) the Company or any Restricted Subsidiary may (A) pay a bonus or incentive compensation to any key employee in any fiscal year under the Company's or such Restricted Subsidiary's respective annual and long term incentive compensation plans, on a basis which is consistent with past practices, and (B) make such other payments to employees pursuant to other employee compensation plans approved by the compensation committee of the Board of Directors to the extent no member of such committee is an officer or employee of the Company or any of its Subsidiaries or has any direct or indirect interest therein (other than any interest resulting solely from such director's ownership of Company Common Stock or other equity interests in


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the Company); and (vi) Permitted Joint Ventures may make PRO RATA dividends and other distributions of capital and earnings to their respective equity holders.

          8.10 MAINTENANCE CAPITAL EXPENDITURES; FACILITY ACQUISITIONS. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make Maintenance Capital Expenditures in excess of (on an aggregate basis for the Company and its Restricted Subsidiaries) $35,000,000 in any fiscal year of the Company. Notwithstanding the foregoing:

                    (i) to the extent that the aggregate amount of Maintenance Capital Expenditures made by the Company and its Restricted Subsidiaries during any fiscal year of the Company is less than $35,000,000, the unused amount may be carried forward to make Maintenance Capital Expenditures in excess of $35,000,000 in the Company's next fiscal year; PROVIDED that the maximum amount which may be carried forward from any fiscal year of the Company to the next fiscal year of the Company shall be $10,000,000; and

                    (ii) if, in any fiscal year of the Company, the Company and its Restricted Subsidiaries make Maintenance Capital Expenditures in an aggregate amount equal to the maximum amount of Maintenance Capital Expenditures that is permitted by the foregoing provisions of this Section 8.10(a), then, so long as no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries shall be permitted to make additional Maintenance Capital Expenditures during such fiscal year in an aggregate amount not to exceed the lesser of $20,000,000 and the Accumulated Excess Cash Flow at the time of such expenditures; PROVIDED that the aggregate amount of Maintenance Capital Expenditures that the Company and its Restricted Subsidiaries shall be permitted to make


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     in any such fiscal year of the Company shall be limited to
     $50,000,000.

          (b) The Company shall not, and shall not permit its Restricted Subsidiaries to, make any Facility Acquisition; PROVIDED that, so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, and (ii) each of the Minimum Income Tests and Debt Service Coverage Tests shall be satisfied with respect thereto, the Company and its Wholly-Owned Restricted Subsidiaries may, subject to the limitations set forth in clause (c) below, make, in addition to the NME Acquisition, up to $75,000,000 (as increased from time to time pursuant to the following proviso, the "Permitted Facility Acquisition Amount") of expenditures in connection with Facility Acquisitions in the aggregate; PROVIDED that the aggregate amount of expenditures for Facility Acquisitions that the Company and its Restricted Subsidiaries shall be entitled to make shall be increased by $30,000,000 on each of the first and second anniversary of the Closing Date and, at any time on or after the third anniversary of the Closing Date, by an amount equal to the lesser of $40,000,000 and the Accumulated Excess Cash Flow at such time; PROVIDED FURTHER that (A) the aggregate amount of all Facility Acquisition expenditures that are made prior to the fourth anniversary of the Closing Date shall not exceed $155,000,000, and
(B) the aggregate amount of all expenditures made for Facility Acquisitions shall not exceed at any time the lesser of $175,000,000 and the difference of the then Permitted Facility Acquisition Amount less the sum of (i) the aggregate amount of Investments made by the Company and its Restricted Subsidiaries pursuant to Section 8.8(r), and (ii) the aggregate outstanding amounts (as determined in accordance with the definition of Accommodation Obligations) of all guaranties made by the Company and Domestic Guarantors of Indebtedness and other obligations of other types of Restricted Subsidiaries and Unrestricted Subsidiaries (other than the Clinical Services Unit and the MIS Unit) pursuant to Section 8.15(a)(ix).

               (c) Notwithstanding anything to the contrary in paragraph (b) above, (i) the expenditures made for any individual Facility Acquisition or series of related Facility Acquisitions shall


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not exceed $100,000,000; and (ii) if, prior to or after giving effect to any
Facility Acquisition, the total amount of expenditures incurred by the Company and its Wholly-Owned Restricted Subsidiaries to make Facility Acquisitions shall exceed $100,000,000, then, such Facility Acquisition shall only be permitted if the ratios of the actual Core EBITDA (without giving effect to such Facility Acquisition) and the Pro Forma Core EBITDA, in each case for the 12-month period preceding the Test Date applicable to the date on which such Facility Acquisition occurs, to the Pro Forma Interest Charges (without giving effect to such Facility Acquisition) and the Pro Forma Interest Charges (after giving effect to such Facility Acquisition), respectively, for the 12-month period commencing with such Test Date, each exceed 3.5:1.0.

          8.11 LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF TRANSACTION DOCUMENTS, ETC. The Company shall not, and shall not permit any of its Restricted Subsidiaries to:

               (a) make, other than pursuant to a refinancing thereof permitted by Section 8.7, any voluntary or optional payment or prepayment on, or any redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due, but excluding any exchange of notes upon the registration of the offering thereof and the conversion into capital stock of the Company of any convertible Permitted Subordinated Indebtedness in accordance with the terms thereof) any Permitted Subordinated Indebtedness; PROVIDED that the Company shall be permitted to otherwise pay, purchase, redeem, defease or otherwise acquire for value any Permitted Subordinated Indebtedness at any time so long as (i) no Default or Event of Default has occurred and is then continuing, and (ii) the aggregate amount of all such payments, purchases, redemptions, defeasances and other acquisitions that are not financed with the proceeds of Permitted Subordinated Indebtedness pursuant to Section 8.7 do not exceed, in the aggregate, the lesser of $50,000,000 and the then Accumulated Excess Cash Flow;


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               (b)  amend, modify or waive any Company/ESOP Credit Document, the
ESOP or the Trust in any material respect that is adverse to the interests of the Collateral Agent or the Lenders; PROVIDED that in no event shall the Company permit any amendment or modification of the ESOP or the Trust (other than such technical amendments or modifications requested by the I.R.S. which do not affect (directly or indirectly) provisions of the ESOP or the Trust relating to participation, contributions by the Company, allocation of Company Common Stock, vesting of benefits, distributions or rights and options of participants and beneficiaries under the ESOP) without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld);

               (c) amend, modify or waive in any respect any Subordinated Debt Document, except amendments or modifications which (A) cure ambiguities, defects or inconsistencies in such documents, (B) are made to comply with qualification under the United States Trust Indenture Act of 1939, as amended, if applicable,
(C) provide for uncertificated rather than certificated securities thereunder or
(D) make, to the extent required by such Subordinated Debt Documents, any Domestic Guarantor, or any Foreign Restricted Subsidiary that is a party to the Subsidiary Guaranty, a guarantor of the Permitted Subordinated Indebtedness issued pursuant to such Subordinated Debt Documents;

               (d) amend, modify or waive the NME Purchase Agreement or any Tax Sharing Agreement in any material respect; PROVIDED that, without the consent of the Agent, the Company shall not waive any of the conditions under the NME Purchase Agreement to its obligations to consummate all or any part of the NME Acquisition; or

               (e) amend, modify or change the Certificate of Incorporation (including, without limitation, by the filing of any certificate of designation) or By-Laws of the Company in any manner which the Agent reasonably determines to be materially adverse to the interests of the Agent, the Collateral Agent or the Lenders.


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          8.12  CHANGES IN BUSINESS.  The Company shall not, and shall not permit any of its Subsidiaries to, enter into any business other than health care or health care related businesses.

          8.13 PLANS. The Company shall not, nor permit any member of its ERISA Controlled Group to, (i) take any action which would increase the aggregate Unfunded Accrued Benefits under all Plans to an amount in excess of $30,000,000; (ii) cause or permit any Plan to (x) engage in any non-exempt "prohibited transaction" as such term is defined in Section 4975 of the Code or
Section 406 of ERISA which could result in a material liability for the Company or any member of its ERISA Controlled Group or (y) incur any material "accumulated funding deficiency," as such term is defined in Section 412 of the Code or Section 302 of ERISA, whether or not waived; (iii) terminate any ERISA Plan in a manner or take any other action which could result in the imposition of a Lien on the assets of the Company under Title IV of ERISA in excess of $5,000,000; or (iv) establish or maintain any Plan other than such Plans set forth on Schedule 6.10 hereto without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld).

          8.14 ADDITIONAL NEGATIVE PLEDGES. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of the Company or any of its Restricted Subsidiaries, other than pursuant to (i) the Transaction Documents, (ii) the terms of any Subordinated Debt Documents or any instrument evidencing Indebtedness of Restricted Subsidiaries existing on the Closing Date that is disclosed on Schedule 8.7(e) hereto (and specifically identified on such Schedule 8.7(e) as containing such a prohibition or restriction), (iii) any requirement of applicable law or any regulatory authority having jurisdiction over the Company or its Restricted Subsidiaries, and (iv) any agreement, instrument or other document pursuant to which any Indebtedness permitted under this Agreement is incurred (including, without limitation, Indebtedness incurred in a permitted Sale/Leaseback Transaction) so long as the


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prohibition or restriction extends only to assets or property financed by such
Indebtedness.


          8.15 ACCOMMODATION OBLIGATIONS. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Accommodation Obligation other than: (i) guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) any guaranty of the Obligations of the Company by any Restricted Subsidiary and any guaranty of the Obligations of any Restricted Subsidiary by the Company or any other Restricted Subsidiary; (iii) unsecured obligations, warranties and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made pursuant to the requirements of the Transaction Documents and, so long as the same would continue to be Permitted Subordinated Indebtedness after giving effect thereto, unsecured subordinated guaranties by the Company's Restricted Subsidiaries of Permitted Subordinated Indebtedness; (iv) unsecured Accommodation Obligations of the Company in existence on the Closing Date with respect to any Indebtedness of any of its Restricted Subsidiaries permitted by
Section 8.7(e) to the extent such Indebtedness is indicated on such Schedule as being so guaranteed on the Closing Date, and any unsecured guaranty by the Company of any permitted refinancing of such guarantied Indebtedness or any fixed-rate notes or bonds into which the Charleston Variable Rate Notes are converted in accordance with terms thereof, (v) Accommodation Obligations of the Company and its Restricted Subsidiaries in existence on the Closing Date to the extent such Accommodation Obligations are disclosed on Schedule 8.15 hereto;
(vi) Accommodation Obligations of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including, without limitation, guaranties of income and loans for physicians and other healthcare professionals associated or to be associated with Facilities, and indemnities of directors and officers of the Company and its Restricted Subsidiaries in connection with their service as such); (vii) Accommodation Obligations made by the Company and its Restricted Subsidiaries in the ordinary course of business in


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respect of any obligation or liability of a Restricted Subsidiary (other than
Indebtedness) incurred in the ordinary course of business (including, without limitation, indemnification obligations which are customary in any transaction permitted hereunder); (viii) any guaranty by: (A) the Company of Indebtedness of any Domestic Guarantor, (B) any Domestic Guarantor of Indebtedness of any other Domestic Guarantor, and (C) any Foreign Wholly-Owned Restricted Subsidiary of Indebtedness of any other Foreign Wholly-Owned Subsidiary; and (ix) any guaranty by the Company or any Domestic Guarantor of Indebtedness and other obligations of any other type of Restricted Subsidiary or any Unrestricted Subsidiary, to the extent that such guaranty (A) would be at the time of the making thereof a permitted Investment pursuant to Section 8.8 if it were a cash Investment in the Person whose Indebtedness and other obligations is being guaranteed, and (B) such guaranty reduces the amounts of cash Investments permitted to be made by the Company and its Domestic Subsidiaries in such Person pursuant to Section 8.8 by an amount equal to the outstanding principal amount of the Indebtedness and other obligations guaranteed thereby.

               (b) Except to the extent otherwise permitted by Section 8.15(a), the Company shall not permit any of its Unrestricted Subsidiaries to incur or suffer to exist any Indebtedness or other obligations unless (i) such Indebtedness is without recourse (by law and contract) to the Company, its Restricted Subsidiaries and their respective assets, and (ii) prior to the incurrence by an Unrestricted Subsidiary of any such Indebtedness, the Company, if (A) such Indebtedness has an original principal amount of $2,500,000 or more, or (B) prior to or after giving effect to the incurrence of such Indebtedness, the aggregate amount of all such Indebtedness having, individually, an outstanding principal amount of less than $2,500,000 would exceed $10,000,000, delivers to the Agent a legal opinion reasonably acceptable to the Agent to the effect that, subject to customary qualifications and exceptions, such Indebtedness is without recourse as provided herein.


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          Section 9.  EVENTS OF DEFAULT.  Upon the occurrence of any of the following specified events (each an "Event of Default"):

          9.1 PAYMENTS. The Company shall default in the payment (a) when due of any principal of any Loan (including, without limitation, any Swingline Borrowing that is not repaid by a Revolving Loan pursuant to Section 1.4), (b) within two Business Days of when due, of any reimbursement obligation in respect of the honoring of any drawing under any Letter of Credit, any interest on any principal of any Loans or any Commitment Commission or Letter of Credit commission, or (c) any other fees or amounts of any nature whatsoever owing by the Company or any other Credit Party hereunder or under any other Credit Document (other than those referred to in the preceding clauses (a) and (b)) is not paid by the Company or such Credit Party within 15 Business Days after the receipt by the Company or such Credit Party of a written demand thereof from any Lender; or

          9.2 REPRESENTATIONS, ETC. Any representation, warranty or statement made or deemed made by the Company or any other Credit Party or any of their respective officers herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.3 COVENANTS. (a) The Company or any of its Restricted Subsidiaries shall default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.1(f)(i), 7.5(a), 7.8, 7.9 or 8; or (b) the Company or any of its Subsidiaries shall default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 9.1 and 9.2 and clause (a) of this Section 9.3) contained in this Agreement or any other Credit Document (other than those referred to in Section 9.7), and such default shall continue unremedied for a period of 30 days after the earlier of (i) an executive officer of the Company obtaining actual knowledge thereof and (ii) written notice thereof to the Company by the Agent or any Lender; or


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          9.4  DEFAULT UNDER OTHER AGREEMENTS.  The Company or any of its
Restricted Subsidiaries shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Indebtedness, in an individual outstanding principal amount of $12,500,000 or more or items of Indebtedness having an aggregate outstanding principal amount of $30,000,000 or more on a consolidated basis, of the Company or any of its Restricted Subsidiaries or the Company or such Restricted Subsidiary shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition shall exist if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its stated maturity or any such Indebtedness shall become due and payable prior to its stated maturity; or

          9.5 BANKRUPTCY, ETC. The Company or any of its Restricted Subsidiaries, including, without limitation, any Subsidiary Borrower, shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any of its Restricted Subsidiaries, including, without limitation, any Subsidiary Borrower, and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or any of its Restricted Subsidiaries, or the Company or any of its Restricted Subsidiaries commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Restricted Subsidiaries, or there is commenced against the Company or any of its Restricted Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Company or any of its Restricted Subsidiaries is adjudi-


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cated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Restricted Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Restricted Subsidiaries makes a general assignment for the benefit of creditors; or the Company or any of its Restricted Subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any of its Restricted Subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company or any of its Restricted Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by the Company or any of its Restricted Subsidiaries for the purpose of effecting any of the foregoing; or

          9.6 ERISA. (i) Any Termination Event with respect to an ERISA Plan shall occur which could result in the imposition of a Lien on the assets of the Company under Title IV of ERISA in excess of $5,000,000, or (ii) any Plan shall incur a material "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) whether or not waived, or (iii) the Company or a member of its ERISA Controlled Group or any fiduciary with respect to a Plan shall have engaged in a non-exempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA which could result in the imposition of a material liability on the Company or any member of its ERISA Controlled Group, or (iv) the Company or any member of its ERISA Controlled Group shall fail to pay when due a material amount which it shall have become liable to pay to the PBGC, a Plan or a trust established under Title IV of ERISA, or (v) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer such Plan, and the liabilities under such Plan are material, or
(vi) a material Lien shall be imposed on any assets of the Company or a member of its ERISA Controlled Group


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in favor of the PBGC or a Plan, or (vii) the Company or a member of its ERISA
Controlled Group shall suffer a partial or complete withdrawal from a Multiemployer Plan which withdrawal presents a material risk of the imposition of withdrawal liability in excess of $10,000,000 or shall be in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments of more than $5,000,000 to a Multiemployer Plan resulting from the Company's or a member of its ERISA Controlled Group's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan; or

          9.7 SECURITY DOCUMENTS; SUBSIDIARY GUARANTY. (a) The Subsidiary Guaranty, the Company Guaranty or any Security Document shall for any reason cease to be in full force and effect, or the Security Documents shall cease to give the Collateral Agent for the benefit of the Lenders the Liens, rights, powers and privileges intended to be created thereby (including, without limitation, with respect to the Security Documents (other than the FINCO Pledge and Security Agreements in accordance with the terms thereof), a perfected security interest in, and Lien on, all of the Collateral in favor of the Collateral Agent for the benefit of the Lenders to the extent contemplated therein), (b) any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty, the Company Guaranty or any Security Document and such default shall continue for a period of 30 days following the earlier of (i) the date on which an executive officer of the Company obtains actual knowledge thereof and (ii) the date on which the Agent or any Lender gives notice to the Company of the existence of such default, or (c) any Credit Party shall contest in any manner that the Subsidiary Guaranty, the Company Guaranty or any Security Document to which it is a party constitutes its valid and enforceable agreement or any Credit Party shall assert in any manner that it has no further obligation or liability under the Subsidiary Guaranty, Company Guaranty or any Security Document to which it is a party; PROVIDED that to the extent any Credit Party has been released from the Subsidiary Guaranty, Company Guaranty or any Security


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Document the foregoing will not constitute an Event of Default to the extent the same relates to such Credit Party and such agreement; or

          9.8 SUBSIDIARY CREDIT AGREEMENT. An Event of Default (as defined therein) shall have occurred under the Subsidiary Credit Agreement; or

          9.9 JUDGMENTS. One or more judgments or orders for the payment of money (to the extent not covered by insurance) in an amount in excess of $7,500,000, individually or in the aggregate, shall be rendered against the Company or any of its Restricted Subsidiaries and such judgment(s) or order(s) shall continue undischarged for a period of 30 days during which execution shall not be effectively stayed, bonded or deferred (whether by action of a court, by agreement or otherwise); or

          9.10 CHANGE OF CONTROL. (i) The sale, lease, transfer or other disposition in one or more related transactions of all or substantially all of the Company's assets, or the sale of substantially all of the Company's stock or assets of the Company's Subsidiaries that constitute a sale of substantially all of the Company's assets, to any person or group (as such term is used in Section 13(d) (3) of the Exchange Act), (ii) the merger or consolidation of the Company with or into another corporation, or the merger of another corporation into the Company or any other transaction, with the effect, in any such case, that the stockholders of the Company immediately prior to such transaction hold less than 50% of the total voting power entitled to vote in the election of directors, managers or trustees of the surviving corporation or, in the case of a triangular merger in which the Company becomes a wholly-owned Subsidiary of another corporation, the parent corporation of the surviving corporation resulting from such merger, consolidation or such other transaction, (iii) any person (except for the parent corporation of the surviving corporation in a triangular merger) or group acquires beneficial ownership of a majority in interest of the voting power or voting stock of the Company or, in the case of a triangular merger, the parent corporation of the surviving corporation of such merger, or (iv) the liquidation or dissolution of the Company;


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then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent may, and, upon the written request of the Required Lenders, shall, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Agent, the Co-Agent, the Collateral Agent, any Lender or the holder of any Note to enforce its claims against the Company or any other Credit Party (provided, that, if an Event of Default specified in Section 9.5 shall occur with respect to the Company or any other Credit Party or an Event of Default specified in Section
9.8 shall occur with respect to the Subsidiary Credit Agreement and the Indebtedness thereunder shall have been accelerated, the result which would occur upon the giving of written notice by the Agent to the Company as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Lender shall forthwith terminate immediately and all accrued Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans PLUS an amount equal to the maximum amount which would be available at any time to be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit), and all obligations owing hereunder and under the other Credit Documents, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and (iii) exercise any rights or remedies in its capacity as Collateral Agent under the Security Documents. So long as any Letter of Credit shall remain outstanding, any amounts described in clause (ii) above with respect to Letters of Credit, when received by the Agent shall be deposited in the L/C Cash Collateral Account as cash collateral for the obligations of the Company under Section 2 in the event of any drawing under a Letter of Credit, and upon drawing under any outstanding Letter of Credit in respect of which the Agent has


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deposited in the L/C Cash Collateral Account any amounts described in clause
(ii) above, the Agent shall pay such amounts held in the L/C Cash Collateral Account to the L/C Banks to reimburse the L/C Banks for the amount of such drawing.

          Section 10. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular:

          "ACCOMMODATION OBLIGATION" as applied to any Person, shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Accommodation Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Accommodation Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "ACCUMULATED EXCESS CASH FLOW" shall mean (a) for any date of determination occurring prior to the date of the delivery to the Lenders of the financial statements required by Section 7.1(b) for the Company's 1994 fiscal year, zero, and (b) for


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any date of determination occurring on or after such date of delivery, the total of (i) the Core EBITDA for the period from and excluding the last day of the month in which the Closing Date occurs to and including the last day of the Company's most recently ended fiscal year for which audited financial statements of the Company and its Subsidiaries have been delivered to the Lenders, PLUS
(ii) unless the same is required to be used to prepay Obligations pursuant to
Section 4.2(b), 75% of the Net Proceeds received by the Company in Cash from the issuance of its capital stock and similar equity securities (other than any Permitted Subordinated Indebtedness convertible into the capital stock of the Company) during the period from and excluding the last day of the month in which the Closing Date occurs through but including such date of determination, MINUS
(iii) the sum, without duplication, of (A) Total Interest Expense of the Company and its Restricted Subsidiaries on a consolidated basis, (B) all Maintenance Capital Expenditures actually made by the Company and its Restricted Subsidiaries, (C) scheduled mandatory repayments and voluntary prepayments of Indebtedness of the Company and its Restricted Subsidiaries (other than (1) voluntary prepayments of revolving loans that are not made in connection with a reduction of the commitment applicable thereto, and (2) scheduled mandatory reductions of a revolving loan commitment to the extent a cash repayment of the Indebtedness incurred pursuant thereto is not required to be made in connection with such reduction), (D) income taxes paid in cash by the Company and its Restricted Subsidiaries, (E) expenditures made by the Company and its Restricted Subsidiaries in connection with Facility Acquisitions, (F) Investments made by the Company and its Restricted Subsidiaries in Persons other than Domestic Guarantors, (G) cash dividends paid by the Company and amounts paid by the Company to repurchase any of its capital stock or similar equity securities, and
(H) amounts paid by the Company or any of its Restricted Subsidiaries to repay, repurchase, redeem or defease all or any portion of any Permitted Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries; in each case for the period from but excluding the last day of the month in which the Closing Date occurs to and including such date of determination; PROVIDED that clauses
(C) and (H)


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above shall not include repayments or prepayments of such Indebtedness with the proceeds of refinancings thereof permitted by this Agreement.

          "ACQUIRED NME FACILITIES EBITDA" shall mean, for any period, the sum of the respective "EBITDA's" of each Facility acquired by the Company or the Domestic Guarantors pursuant to the NME Purchase Agreement during such period, determined, for each such Facility (a) for the portion of such period that precedes the date on which such Facility was so acquired, and (b) in accordance with the following provisions of this definition. For purposes of the foregoing, (i) each such Facility shall be deemed to have been so acquired as of the end of the month in which it was so acquired, and (ii) the "EBITDA" of any such Facility for the portion of such period described in the foregoing clause
(a) shall be deemed to be the sum of the respective amounts listed for such Facility as such Facility's "EBITDA" on Schedule 10.1(a) for each month that occurs during such portion of such period. In the event that a month which occurs during such portion of such period is not listed for any such Facility on
Schedule 10.1(a), the "EBITDA" of such Facility for such month shall be calculated on the basis of the actual results of operations of such Facility for such month and in a manner consistent with the calculations of the "EBITDA's" listed on such Schedule for such Facility; PROVIDED that, in the event such results of operations have not been made available in writing to the Lenders in reasonable detail at least five Business Days prior to the date of determination of Acquired NME Facilities EBITDA, the "EBITDA" of such Facility for such month shall be deemed to be the EBITDA listed on Schedule 10.1(a) hereto for the corresponding month in the prior year.

          "ADJUSTED CERTIFICATE OF DEPOSIT RATE" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (a) the rate obtained by dividing (i) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute


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containing the foregoing rate information shall not be published by the Federal
Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (b) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

          "ADJUSTED PERCENTAGE" shall mean (a) at a time when no Lender Default exists, for each Lender such Lender's Revolving Loan Percentage, and (b) at a time when a Lender Default exists (i) for each Lender that is a Defaulting Lender, zero, and (ii) for each Lender that is a Non-Defaulting Lender, the percentage determined by dividing such Lender's Unrestricted Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to the Unrestricted Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Unrestricted Revolving Loan Commitments or the Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination; PROVIDED that (A) no Lender's Adjusted Percentage shall change upon the occurrence of a Lender Default from that in effect immediately prior to such Lender Default if after giving effect to such Lender Default, and any repayment of the Revolving Loans at such time pursuant to Section 4.2(e) or otherwise, the sum of (1) the aggregate outstanding principal amount of the Revolving Loans made by all the Non-Defaulting Lenders, (2) the aggregate amount of


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Subsidiary Credit Extensions of all the Non-Defaulting Lenders, (3) the
aggregate outstanding principal amount of Swingline Borrowings (without duplication of any Revolving Loan made with respect thereto pursuant to Section 1.4), and (4) the aggregate Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Lender Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Lender Default on which the sum of the amounts described in clauses (1) through (4) of such clause (A) is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (1) a Non-Defaulting Lender's Adjusted Percentage is changed pursuant to the preceding clause (B), and (2) any repayment of any Swingline Borrowing or any of such Lender's Revolving Loans or Subsidiary Loans or any reimbursement of any honoring of any drawings with respect to Letters of Credit or Subsidiary Letters of Credit, in each case that were made by the Company or any other Credit Party during the period commencing after the date of the relevant Lender Default and ending on the date of such change to its Adjusted Percentage, must be returned or paid to the Company, any other Credit Party or any other Person as a preferential or similar payment in any bankruptcy or similar proceeding of the Company or such Credit Party, then the change to such Non-Defaulting Lender's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments or reimbursements had not been made, and (y) the maximum change of its Adjusted Percentage would have resulted in the sum of the outstanding principal amount of Revolving Loans and Subsidiary Loans made by such Lender plus such Lender's new Adjusted Percentage of the outstanding principal amount of Swingline Borrowings, Letter of Credit Outstandings and Subsidiary Letter of Credit Outstandings equalling such Lender's Revolving Loan Commitment at such time.

          "ADJUSTED TOTAL REVOLVING LOAN COMMITMENT" shall mean, at any time, the sum of each Non-


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Defaulting Lender's Unrestricted Revolving Loan Commitments at such time.

          "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise; PROVIDED that the term Affiliate shall not include the ESOP or the ESOP Trustee.

          "AGENT" shall have the meaning provided in the first paragraph of this Agreement.

          "AGREEMENT" shall mean this Second Amended and Restated Credit Agreement, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

          "APPLICABLE MARGIN" shall have the meaning provided in Section 1.8(c).

          "ASSET SALE" shall mean each sale, lease, conveyance or other disposition or transfer (including, without limitation, Sale/Leaseback Transactions) by the Company or any of its Restricted Subsidiaries of assets (including capital stock of another Restricted Subsidiary or any other Person that is owned by the Company or any such Restricted Subsidiary) (a) having, individually, a fair market value in excess of $1,000,000 or (b) having, in the aggregate, during any fiscal year of the Company, a fair market value in excess of $5,000,000 (aggregating for purposes of this clause (b), such sales, or series of related sales, leases and other dispositions, of assets having a fair market value in excess of $200,000 and less than or equal to $1,000,000); PROVIDED that in the case of clause (b), only such portion of such value in excess of


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$5,000,000 shall be subject to Sections 4.2(a) and 4.2(c); PROVIDED FURTHER, that Asset Sales shall not include (i) the sale of Cash, Cash Equivalents or Investments permitted by Section 8.8(l), (ii) payments on or in respect of non-Cash proceeds of Asset Sales that are notes or similar instruments or any sale or other disposition of any such notes or similar instruments, (iii) contributions of Facilities permitted by Section 8.8 hereof, (iv) sales, leases and other dispositions of assets by the Company to any Domestic Guarantor or by any Domestic Guarantor to the Company or any other Domestic Guarantor, (v) sales, leases and other dispositions of assets by any Foreign Restricted Subsidiary to another Foreign Restricted Subsidiary, (vi) leases permitted by
Section 8.2, and (vii) the sale or issuance by the Company of any of its capital stock or any warrants, options or other rights to purchase or acquire any shares of capital stock of the Company (subject to compliance with Sections 4.2(b) and 4.2(c)).

          "BANKRUPTCY CODE" shall have the meaning provided in Section 9.5.

          "BASE CORE EBITDA" shall mean, for any period, the total of (a) consolidated EBITDA of the Company and the Domestic Guarantors for such period, excluding, to the extent included therein, the income (or loss) of any Person (other than a Domestic Guarantor) in which the Company or any Domestic Guarantor has an ownership interest, whether or not any such income has been actually received by the Company or any Domestic Guarantor in the form of dividends or similar distributions, MINUS (b) the excess, if any, of (i) income taxes paid by the Company or any Domestic Guarantor during such period in respect of its PRO RATA share of any Subsidiary's (other than a Wholly-Owned Restricted Subsidiary's) Net Income, over (ii) the amount of distributions made by such Subsidiary to the Company or any Domestic Guarantor during such period, PLUS, without duplication, (c) the Acquired NME Facilities EBITDA, if any.

          "BASE LENDING RATE" shall mean, at any particular date, the higher of
(a) the rate of interest publicly announced by BTCo in New York, New York from time to time as its prime lending


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rate, as in effect from time to time, (b) the rate that is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, and (c) the rate that is 1/2 of 1% in excess of the Federal Funds Rate. The prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the prime lending rate.

          "BASE RATE LOANS" shall mean Loans (other than the unreimbursed portion of the principal of any outstanding Swingline Borrowing) bearing interest at rates based on the Base Lending Rate.

          "BORROWING" shall mean the incurrence of one Type of Loan from all of the Lenders funding such Loan on a given date (or resulting from conversions or continuations on a given date), having in the case of Eurodollar Loans the same Interest Period (except as otherwise provided in Section 1.10), and shall include, unless specified to the contrary, a Swingline Borrowing.

          "BTCO" shall mean Bankers Trust Company in its individual capacity, and not in its capacity as Agent.

          "BUSINESS DAY" shall mean (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.

          "CASH" shall mean money, currency or a credit balance in a Deposit Account.

          "CASH EQUIVALENTS" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency, instrumentality or sponsored corporation


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thereof which are rated at least A or the equivalent thereof by Standard &
Poor's Corporation or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., and in each case having maturities of not more than one year from the date of acquisition, (b) time deposits and certificates of deposit of any Lender or any domestic commercial bank of recognized standing having capital and surplus in excess of $300,000,000 with maturities of not more than one year from the date of acquisition, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any Lender or any bank meeting the qualifications specified in clause (b) above or any government securities dealer, and (d) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition.

          "CHARLESTON VARIABLE RATE NOTES" shall mean the Variable Rate Notes issued by Charleston County, South Carolina.

          "CLINICAL SERVICES UNIT" shall mean Group Practice Affiliates, Inc., a Delaware corporation and a Subsidiary of the Company, and its Subsidiaries.

          "CLOSING DATE" shall mean the date of the initial Subsidiary Borrowing under the Subsidiary Credit Agreement, which date shall be between and including May 2, 1994 and September 30, 1994, unless otherwise consented to by the Required Lenders.

          "CO-AGENT" Shall have the meaning provided in Section 11.1.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COLLATERAL" shall mean all of the collateral from time to time subject to, and as more fully described in each of, the Security Documents.


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          "COLLATERAL ACCOUNTS ASSIGNMENT AGREEMENT" shall have the meaning provided in Section 5.1(e).

          "COLLATERAL AGENT" shall mean BTCo as collateral agent for the Lenders and the L/C Banks pursuant to the Security Documents, and any successor thereto.

          "COMMITMENT COMMISSION" shall have the meaning provided in Section 3.1(a).

          "COMPANY" shall have the meaning provided in the first paragraph of this Agreement.

          "COMPANY COMMON STOCK" shall mean the common stock, $0.25 par value per share, of the Company.

          "COMPANY/ESOP CREDIT AGREEMENTS" shall mean, collectively, the Company/ESOP Mirror Credit Agreement and the Company/ESOP Non-Mirror Credit Agreement.

          "COMPANY/ESOP CREDIT DOCUMENTS" shall mean, collectively, the (i) Company/ESOP Credit Agreements, (ii) Company/ESOP Notes and (iii) Company/ESOP Pledge Agreements.

          "COMPANY/ESOP LOANS" shall mean, collectively, the Company/ESOP Mirror Loan and the Company/ESOP Non-Mirror Loan.

          "COMPANY/ESOP MIRROR CREDIT AGREEMENT" shall mean the credit agreement executed and delivered in connection with the Original Credit Agreement between the Company and the Trust, as amended by a First Amendment, dated July 21, 1992 and a Second Amendment dated the date hereof, upon the terms and conditions of which the Company made a loan, in the aggregate principal amount of $275,000,000, to the Trust which enabled the Trust to purchase shares of the Company's common stock from certain Persons, as it may be amended from time to time to conform to the requirements of changes in ERISA, the Code or the rules and regulations promulgated under either thereof, or as amended in accordance with the Existing Company Credit Agreement and this Agreement.


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          "COMPANY/ESOP MIRROR LOAN" shall mean the loan made by the Company to the Trust pursuant to the Company/ESOP Mirror Credit Agreement.

          "COMPANY/ESOP MIRROR NOTE" shall mean the promissory note dated September 1, 1988, as amended by a First Amendment dated July 21, 1992 and a Second Amendment dated the date hereof, evidencing the Company/ESOP Mirror Loan, as it may be amended from time to time to conform to the requirements of changes in ERISA, the Code or the rules and regulations promulgated under either thereof, or as amended in accordance with the Existing Company Credit Agreement and this Agreement.

          "COMPANY/ESOP NON-MIRROR CREDIT AGREEMENT" shall mean the credit agreement dated September 1, 1988, as amended by a First Amendment dated July 21, 1992 and a Second Amendment dated the date hereof, between the Company and the Trust upon the terms and conditions of which the Company made a loan, in the aggregate principal amount of $80,000,000, to the Trust which enabled the Trust to purchase shares of Company common stock from certain Persons, as it may be amended from time to time to conform to the requirements of changes in ERISA, the Code or the rules and regulations promulgated under either thereof, or as amended in accordance with the Existing Company Credit Agreement and this Agreement.

          "COMPANY/ESOP NON-MIRROR LOAN" shall mean the loan made by the Company to the Trust pursuant to the Company/ESOP Non-Mirror Credit Agreement.

          "COMPANY/ESOP NON-MIRROR NOTE" shall mean the promissory note, originally dated February 15, 1990, as amended by a First Amendment dated July 21, 1992, as restated by the Second Amended and Restated Non-Recourse Company/ESOP Non-Mirror Tranche B Note dated September 22, 1992, and as amended by a First Amendment dated the date hereof, evidencing the Company/ESOP Non-Mirror Loan, as it may be amended from time to time to conform to the requirements of changes in ERISA, the Code or the rules and regulations promulgated under either thereof, or as amended in accordance with the Existing Company Credit Agreement and this Agreement.


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          "COMPANY/ESOP NOTES" shall mean, collectively, the Company/ESOP Mirror
Note and the Company/ESOP Non-Mirror Note.

          "COMPANY/ESOP PLEDGE AGREEMENTS" shall mean the pledge agreements (and all amendments and restatements thereof) executed and delivered by the Trust to the Company in connection with the Company/ESOP Non-Mirror Credit Agreement and the Company/ESOP Mirror Credit Agreement.

          "COMPANY GUARANTY" shall mean a second amended and restated guaranty agreement, substantially in the form of Exhibit C-2 to the Subsidiary Credit Agreement, as such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "COMPANY PLEDGE AND SECURITY AGREEMENT" shall have the meaning provided in Section 5.1(d).

          "COMPANY PLEDGE AND SECURITY AGREEMENT (ESOP)" shall have the meaning provided in Section 5.1(d).

          "COMPANY STOCK AND NOTES PLEDGE" shall have the meaning provided in
Section 5.1(c).

          "CONTINUING LENDERS" shall mean each Existing Lender with a Commitment under this Agreement (after giving effect to the consummation of the Existing Company Credit Agreement Restructuring).

          "CORE EBITDA" shall mean, for any period, the total of (a) consolidated EBITDA of the Company and its Wholly-Owned Restricted Subsidiaries for such period, excluding, to the extent included therein, the income (or loss) of any Person (other than a Wholly-Owned Restricted Subsidiary) in which the Company or any Wholly-Owned Restricted Subsidiary has an equity interest, whether or not any such income has been actually received by the Company or any Wholly-Owned Restricted Subsidiary in the form of dividends or similar distributions, PLUS (b) to the extent the same does not exceed the product of
(i) the Net Income of the payor thereof for such period or for the immediately preceding


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period and not previously received, and (ii) the Company's and its Wholly-Owned
Restricted Subsidiaries aggregate percentage ownership interest therein, cash dividends and other cash distributions of profits and capital received in such period by the Company and its Wholly-Owned Restricted Subsidiaries from (i) Unrestricted Subsidiaries, (ii) joint ventures which are not Subsidiaries, and
(iii) other Restricted Subsidiaries, MINUS (c) the Company's and its Wholly-Owned Restricted Subsidiaries' PRO RATA share of net losses of Unrestricted Subsidiaries and other Restricted Subsidiaries for such period PLUS, without duplication, (d) the Acquired NME Facilities EBITDA, if any.

          "CORE INDEBTEDNESS" shall mean, as of any date of determination, the sum, without duplication, of (a) the Indebtedness of the Company and its Wholly-Owned Restricted Subsidiaries on a consolidated basis (including unused portions of the Total Revolving Loan Commitment as then in effect, but only to the extent the amount of such unused portion exceeds the Restricted Commitment Amount, if any), and (b) the summation of the product of (i) the Indebtedness of each other Restricted Subsidiary, and (ii) the Company's direct or indirect equity interest (expressed as a percentage) in such other Restricted Subsidiary.

          "CREDIT DOCUMENTS" shall mean, collectively, this Agreement, each Note, the Subsidiary Credit Agreement, each Subsidiary Note, the Company Guaranty, each of the Security Documents, the Subsidiary Guaranty, each Letter of Credit, and each Supplement and Subsidiary Letter of Credit (as such terms are defined in the Subsidiary Credit Agreement). Each reference in this Agreement or any of the other Credit Documents to any of the foregoing Credit Documents shall be to such Credit Document as in effect on the Closing Date, and as the same may thereafter be amended, restated, supplemented or otherwise modified in accordance with the provisions hereof and thereof.

          "CREDIT PARTIES" means, collectively, all of the Persons (other than the Agent, the Co-Agent, the Collateral Agent and the Lenders (including, without limitation, the L/C Banks)) which are a party to one or more of the Credit Documents.


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          "CURRENT ASSETS" shall mean, as at the date of determination, the current assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP; PROVIDED that there shall be excluded therefrom all Cash, Cash Equivalents and other marketable securities.

          "CURRENT LIABILITIES" shall mean, as at the date of determination, the current liabilities of the Company and its Restricted Subsidiaries determined on a consolidated basis in conformity with GAAP; PROVIDED that there shall be excluded therefrom all payments of principal due under the terms of any Funded Debt of the Company and its Restricted Subsidiaries within 12 months after the date of determination, all outstanding principal amounts of Loans and Subsidiary Loans classified as notes payable or current maturities in accordance with GAAP, and interest accrued and payable on or in respect of any Loan, Subsidiary Loan or any Permitted Subordinated Indebtedness.

          "DEBT REFINANCING" has the meaning provided in the second "Whereas" clause to this Agreement.

          "DEBT SERVICE COVERAGE TESTS" shall mean, with respect to any applicable Subject Transaction, each of the following requirements:

          (a) the ratio of the actual Core EBITDA (without giving effect to such Subject Transaction or the use of the proceeds thereof) to the Total Interest Expense (without giving effect to such Subject Transaction or the use of the proceeds thereof), in each case for the 12-month period preceding the Test Date applicable to the date on which such Subject Transaction occurs, exceeds 3.0:1.0;

          (b) the ratio of the Pro Forma Core EBITDA (after giving effect to such Subject Transaction and in the case of a Subject Transaction pursuant to Section 8.7 or 8.8, the use of the proceeds thereof), for the 12-month period preceding the Test Date applicable to the date on which such Subject Transaction occurs, to the Pro Forma Interest Charges


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     (after giving effect to such Subject Transaction and, in the case of a
     Subject Transaction pursuant to Section 8.7 or 8.8, the use of the proceeds thereof), determined, in the case of such Pro Forma Interest Charges, as of such Test Date, exceeds 3.0:1.0; and

          (c) the ratios of Core Indebtedness (both before and after giving effect to such Subject Transaction and, in the case of a Subject Transaction pursuant to Section 8.7 or 8.8, the use of the proceeds thereof) to Core EBITDA and Pro Forma Core EBITDA, respectively, for the 12-month period preceding the Test Date applicable to the date on which such Subject Transaction occurs, is less than 4.0:1.0.

          "DEFAULT" shall mean any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

          "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

          "DEFEASANCE AGREEMENT" shall mean the Deposit and Irrevocable Trust Agreement dated as of the Closing Date among the Company, certain Subsidiaries of the Company and Society National Bank, as trustee under the Existing Subordinated Debentures Indenture, concerning the defeasance and redemption by the Company of the Existing Subordinated Debentures.

          "DEPOSIT ACCOUNT" shall mean a demand, savings, passbook, money market or like account with a commercial bank, savings and loan association or like organization or a government securities dealer, other than an account evidenced by a negotiable certificate of deposit.

          "DOLLARS" or "$" shall mean dollars of the United States of America.

          "DOMESTIC GUARANTORS" shall mean each Domestic Wholly-Owned Restricted Subsidiary (a) that is a party to each of the Subsidiary Guaranty, the Subsidiary Stock and Notes Pledge and the Subsidiary Pledge and Security Agreement, and (b) all


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of whose outstanding shares of capital stock, to the extent owned by the Company or a Domestic Wholly-Owned Restricted Subsidiary, is pledged to the Collateral Agent pursuant to the Stock and Note Pledges.

          "DOMESTIC RESTRICTED SUBSIDIARY" shall mean each Restricted Subsidiary that is a Domestic Subsidiary.

          "DOMESTIC SUBSIDIARY" shall mean each Subsidiary of the Company which is not a Foreign Subsidiary.

          "DOMESTIC WHOLLY-OWNED RESTRICTED SUBSIDIARY" shall mean each Wholly-Owned Restricted Subsidiary of the Company which is a Domestic Subsidiary.

          "EBITDA" shall mean, for any Person and any specified Subsidiaries of such Person, for any period, an amount equal to the total, determined for such Person on a consolidated basis with such Subsidiaries in conformity with GAAP, of (a) Net Income for such period, plus (to the extent deducted in computing such Net Income), (b) the sum, without duplication, of (i) provisions for taxes (including cash taxes paid for the benefit of William A. Fickling, Jr. pursuant to the exercise of any stock options in the Company's 1994 fiscal year), (ii) Total Interest Expense, (iii) depreciation and amortization (including excess reorganization value), (iv) expenses accrued for contributions by the Company to the ESOP that are deductible for federal income tax purposes, (v) stock option expense, (vi) any loss from the early extinguishment of Indebtedness, (vii) any loss, together with any related provision for income taxes, realized upon any sale of assets other than in the ordinary course of business, (viii) any other non-cash charges for items (other than accounts receivable) made in accordance with GAAP, and (ix) any loss reported as an extraordinary item or as a change in accounting principle under and in accordance with GAAP, MINUS (to the extent included in computing such Net Income) (c) the sum, without duplication, of (i) any gain resulting from the early extinguishment of Indebtedness, (ii) any gains, together with related provisions for income


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taxes, realized upon any sale of assets other than in the ordinary course of business, and (iii) any gain reported as an extraordinary item or as a change in accounting principle under and in accordance with GAAP MINUS (d) any reversal of reserves (other than accounts receivable) made during such period.

          "ENVIRONMENTAL LAWS" means federal, state, local and foreign laws or regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, promulgated, approved or entered thereunder relating to pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA CONTROLLED GROUP" shall mean, when used with respect to a Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, a group consisting of any Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under Sections 414(b), (c), (m), (n) and (o) of the Code.

          "ERISA PERSON" when used with respect to a Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, shall have


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the meaning set forth in Section 3(9) of ERISA for the term "Person."

          "ERISA PLAN" shall mean (a) any Plan (i) that is not a Multiemployer Plan and (ii) the fair market value of the assets of which is less than or equal to 90% of the present value of all benefit liabilities, as defined in Section 4001(a)(16) of ERISA, all determined as of the then most recent annual valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA), and (b) any Plan that is a Multiemployer Plan.

          "ESOP" means the Charter Medical Corporation Employee Stock Ownership Plan.

          "ESOP TRUSTEE" means South Carolina National Bank in its capacity as trustee for the ESOP under the Trust Agreement, or any successor thereto.

          "EURODOLLAR LOANS" shall mean Loans bearing interest at rates based on the Eurodollar Rate.

          "EURODOLLAR RATE" shall mean, with respect to each Interest Period for a Eurodollar Loan, the rate determined by the Agent to be (a) the offered quotation to first-class banks in the interbank Eurodollar market by the Agent for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the aggregate amount of Eurodollar Loans comprising such Borrowing for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loans, determined as of 10:00 A.M. (New York, New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (b) a percentage equal to 1 MINUS the then average stated maximum rate (stated as a decimal) of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).


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          "EVENT OF DEFAULT" shall have the meaning provided in Section 9.

          "EXCLUDABLE FOREIGN SUBSIDIARY" shall mean any Foreign Wholly-Owned Restricted Subsidiary listed on Schedule 10.1(b) and each other Foreign Subsidiary that is not required to be a guarantor of any Permitted Subordinated Indebtedness pursuant to the terms of any Subordinated Debt Document.

          "EXECUTION DATE" shall have the meaning provided in Section 12.10.

          "EXISTING COMMITMENTS" shall have the meaning provided in the fifth "Whereas" clause to this Agreement.

          "EXISTING COMPANY CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement dated as of July 21, 1992, as amended prior to the Closing Date, among the Company, the banking and other financial institutions party thereto and the Agent.

          "EXISTING COMPANY CREDIT AGREEMENT RESTRUCTURING" shall have the meaning provided in the third "Whereas" clause hereto.

          "EXISTING CREDIT AGREEMENTS" shall mean, collectively, the Existing Company Credit Agreement and the Existing Subsidiary Credit Agreement.

          "EXISTING INTERCREDITOR AGREEMENT" shall have the meaning set forth for the term "Intercreditor Agreement" in the Existing Company Credit Agreement.

          "EXISTING LENDERS" shall mean the banking and other financial institutions party to the Existing Company Credit Agreement.

          "EXISTING LOANS" shall mean, collectively, the Tranche A Loans, the Tranche B Loans and the Tranche C Loans (as such terms are defined in the Existing Company Credit Agreement).

          "EXISTING NOTES" shall have the meaning provided in Section 1.1(a).


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          "EXISTING PARTICIPATION AGREEMENTS" shall mean all of the outstanding participation agreements entered into by the Existing Lenders pursuant to the Existing Credit Agreements in respect of letters of credit issued pursuant thereto (including, without limitation, the Existing Subsidiary Letters of Credit).

          "EXISTING SUBORDINATED DEBENTURES" shall have the meaning provided in the second "Whereas" clause to this Agreement.

          "EXISTING SUBORDINATED DEBENTURES INDENTURE" shall mean the Indenture dated as of July 21, 1992, as amended, between the Company and Society National Bank, as Trustee, pursuant to which the Existing Subordinated Debentures were issued.

          "EXISTING SUBSIDIARY CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement dated as of July 21, 1992, as amended prior to the Closing Date, among certain Subsidiaries of the Company, the banking and other financial institutions party thereto and BTCo as agent for such institutions.

          "EXISTING SUBSIDIARY CREDIT AGREEMENT RESTRUCTURING" shall have the meaning provided in the Subsidiary Credit Agreement.

          "EXISTING SUBSIDIARY LETTERS OF CREDIT" means the letters of credit outstanding on the date hereof for the account of certain of the Subsidiary Borrowers that are set forth on Schedule 10.1 hereto.

          "EXISTING SUBSIDIARY LOANS" shall have the meaning provided for the term "Existing Loans" in the Subsidiary Credit Agreement.

          "FACILITIES" shall mean hospitals and related medical facilities and residential treatment centers, schools, day hospitals, professional office buildings and similar tangible health care assets.

          "FACILITY ACQUISITION" shall mean (a) the direct or indirect purchase or other acquisition (including, without limitation, by way of the pur-


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chase or other acquisition of capital stock or other equity interests, but excluding the NME Acquisition) by any Person of any Facility and any other health care related asset to be used in connection with such Facility, (b) any expenditure made by any Person for the construction of a new Facility or any other health care related asset to be used in connection with such Facility, or
(c) the purchase, directly or indirectly, of all or substantially all of the assets or capital stock of any health care or health care related business.

          "FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

          "FINAL REVOLVING LOAN MATURITY DATE" shall mean March 31, 1999.

          "FINANCE COMPANIES" shall mean, collectively, (a) CMFC, Inc. and (b) CMCI, Inc., each a Nevada corporation.

          "FINCO PLEDGE AND SECURITY AGREEMENTS" shall have the meaning provided in Section 5.1(d).

          "FIXED CHARGE COVERAGE RATIO" shall mean, as of any date of determination, the ratio of (a) the sum of Core EBITDA and consolidated operating lease rental expenses of the Company and its Wholly-Owned Restricted Subsidiaries, in each case for the four consecutive fiscal quarters of the Company ending on such date, to (b) the sum of (i) Total Interest Expense, (ii) income taxes paid in cash (other than up to $17,000,000 of income taxes and interest paid in cash during the Company's 1996 fiscal year as a result of the settlement with the I.R.S. and various state taxing authorities pursu-


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ant to revenue agent reports of the income taxes payable by the Company in respect of its 1989, 1990, 1991 and 1992 fiscal years), (iii) Maintenance Capital Expenditures, (iv) operating lease rental expenses, and (v) scheduled repayments of Indebtedness, in each case for the Company and its Restricted Subsidiaries on a consolidated basis for the four consecutive fiscal quarters of the Company ending on such date; PROVIDED that "scheduled repayments of Indebtedness" shall not include (A) any scheduled reductions of a revolving loan commitment to the extent a cash repayment of the Indebtedness incurred pursuant thereto is not required to be made in connection with such reduction, or (B) any repayments of Indebtedness not listed on Schedule 8.7(e) hereto that are made by the Company or any of its Wholly-Owned Restricted Subsidiaries on or prior to the Closing Date.

          "FOREIGN CONTRACTS CREDIT SUPPORT" shall have the meaning provided in
Section 8.7(i).

          "FOREIGN RESTRICTED SUBSIDIARY" shall mean each Restricted Subsidiary that is a Foreign Subsidiary.

          "FOREIGN SUBSIDIARY" shall mean each direct or indirect Subsidiary of the Company which is organized under the laws of any jurisdiction other than the United States or any State thereof (including the District of Columbia).

          "FOREIGN WHOLLY-OWNED RESTRICTED SUBSIDIARY" shall mean each Wholly-Owned Restricted Subsidiary of the Company which is a Foreign Subsidiary.

          "FUNDED DEBT" shall mean, as applied to the Company and its Restricted Subsidiaries, all Indebtedness (other than Indebtedness that may be repaid and reborrowed under the terms of any revolving credit or similar agreement) of such Persons, on a consolidated basis, which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof.


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          "GAAP" means United States generally accepted accounting principles as in effect as of the date of determination; PROVIDED that compliance by the Company with the financial covenants and other requirements set forth in Section
7.9 shall be calculated, to the extent the same contemplate the use of GAAP, in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the preparation of the financial statements referred to in
Section 6.4(a)(i).

          "INCREASED COMMITMENT NOTE" shall have the meaning provided in Section 1.1(a).

          "INDEBTEDNESS" of any Person means, without duplication: (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables on terms of 365 days or less incurred in the ordinary course of business), (b) the principal portion of obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (c) all Accommodation Obligations of such Person in respect of Indebtedness of others of the types described in the preceding clauses (a) and (b) or clause (d) below, (d) at the date of determination thereof, the aggregate amount which may then be drawn under, PLUS the aggregate amount of all unreimbursed drawings in respect of, letters of credit issued for the account of such Person (MINUS, other than for purposes of Section 8.7(i), the lesser of $75,000,000 and the amount of Cash or Cash Equivalents on deposit securing such letters of credit), and (e) all indebtedness, obligations or other liabilities of such Person or of others for borrowed money secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person; PROVIDED that all or any portion of any Indebtedness of the Company and its Restricted Subsidiaries that is defeased (whether pursuant to a legal defeasance or a "covenant" or "in kind substance" defeasance) by Cash and Cash Equivalents in accordance which the documents governing such Indebtedness and the defeasance thereof shall, at all times such defeasance remains in effect, cease to be treated, to the extent of such defeasance, as Indebtedness for purposes of this Agreement if (i)


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in the case of any defeasance of any Permitted Subordinated Indebtedness, such defeasance is not made with the proceeds of any Indebtedness other than new Permitted Subordinated Indebtedness of the Company, (ii) in the case of any defeasance of any such Indebtedness that is made in connection with or in anticipation of a refinancing of such Indebtedness, the Agent receives, at the sole cost and expense of the Company, a legal opinion, addressed to the Agent and the Lenders, reasonably acceptable to the Agent to the effect that (A) such defeasance has been made in accordance with the terms of the documents governing such Indebtedness, (B) the Indebtedness so defeased is secured by a perfected first priority Lien on such Cash and Cash Equivalents, and (C) such Cash and Cash Equivalents will not be subject to the rights of creditors other than the holders of such Indebtedness, and (iii) if at the time of such defeasance or any time thereafter the Indebtedness so defeased may be redeemed, repurchased or otherwise acquired by the Company or any of its Restricted Subsidiaries pursuant to the provisions of the documents governing the same, the Company or any such Subsidiary, at the time of such defeasance, provides for the delivery of a notice of redemption to the holders of such Indebtedness on the date of such defeasance or the earliest permitted date thereafter, as the case may be, in accordance with the terms of the documents governing such Indebtedness, and redeems, repurchases or otherwise acquires such Indebtedness (or causes such Indebtedness to be redeemed, repurchased or otherwise acquired) on the earliest date that is permitted by the documents governing such Indebtedness.

          "INITIAL NME ACQUISITION CLOSING" shall mean the consummation in accordance with the NME Purchase Agreement of the purchase by the Company and the Domestic Guarantors of (i) at least seven of the Facilities described on
Schedule 2.13A to the NME Purchase Agreement as in effect on March 29, 1994, and
(ii) Facilities having the aggregate results of operations described in Section 2.13(a)(ii) of the NME Purchase Agreement as in effect on March 29, 1994.

          "INSURANCE SUBSIDIARIES" means, collectively, (a) Golden Isle Assurance Company, and (b)


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Plymouth Insurance Company, Ltd., each a corporation organized under the laws of
Bermuda, and their respective successors and permitted assigns.

          "INTEREST PERIOD" shall have the meaning provided in Section 1.9.

          "INTERIM MATURITY DATE" shall mean, with respect to any Loan outstanding on March 31, 1996 or March 31, 1998, (a) if such Loan is a Base Rate Loan, such date, and (b) if such Loan is a Eurodollar Loan, the last day of the then applicable Interest Period for such Eurodollar Loan.

          "I.R.S." means the Internal Revenue Service of the United States of America.

          "INVESTMENT" means, when used with respect to any Person, (a) any direct or indirect advance, loan or other extension of credit (other than the creation of receivables which are current assets arising in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any other Person; (b) any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, bonds, notes, debentures or other securities or ownership interests issued by any other Person; or (c) any direct or indirect guaranty by such Person of any Indebtedness or other obligations of any other Person. In computing the amount involved in any Investment at the time outstanding, (a) undistributed earnings of, and interest accrued in respect of Indebtedness owing by, such other Person accrued after the date of such Investment shall not be included, (b) there shall not be deducted from the amounts invested in such other Person any amounts received as earnings (in the form of dividends, interest or otherwise) on such Investment or as loans from such other Person,
(c) unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of Investments in such other Person shall be disregarded (d) amounts received by such Person representing a return of capital with respect to such Investment (determined in accordance with GAAP) shall be deducted, and (e) the foregoing to the contrary not-


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withstanding, in the case of an Investment in a corporation, partnership or other entity (including, without limitation, a Restricted Subsidiary or an Unrestricted Subsidiary) in respect of which such Person is liable for taxes based upon the income of such corporation, partnership or other entity, such Investment shall be deemed to increase by the amount, if any, equal to the excess of taxes paid by such Person in respect of such income over cash distributions received by such Person from such corporation, partnership or other entity in respect of such income or pursuant to a Tax Sharing Agreement, if applicable. For the purposes of Section 8.8, the amount involved in Investments made during any period shall be the aggregate cost to such Person of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment, payment of extraordinary dividends, or other liquidation of such Investments (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends, interest or otherwise) on such Investments or as loans from any Persons in whom such Investments have been made); PROVIDED that for purposes of Sections 8.8(n),
(o) and (r), the original amount of any Investment of any asset made pursuant thereto shall be deemed to be the greater of the book value and fair market value (determined (except as otherwise set forth in Section 8.8(n) for contributions of Facilities to Permitted Joint Ventures) by the Company in good faith and in a reasonable manner) of such property at the time such Investment is made.

          "L/C BANK" shall mean BTCo and each other Lender with a Revolving Loan Commitment that agrees in writing with the Company and the Agent to issue Letters of Credit from time to time.

          "L/C CASH COLLATERAL ACCOUNT" shall mean the cash collateral account established under the


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Collateral Accounts Assignment Agreement (and designated thereunder as the L/C
Cash Collateral Account) in favor of the Agent for the benefit of the Lenders.

          "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

          "LENDER DEFAULT" shall mean (a) the refusal (which has not been retracted) or continued failure of a Lender to (i) make available its portion of any Borrowing, or (ii) comply with its obligations under Section 1.4 or Section 2 hereof or under Section 2 of the Subsidiary Credit Agreement, (b) any takeover of a Lender by any regulatory authority or agency, or (c) the occurrence and continuance of any event of the type described in Section 9.5 with respect to a Lender.

          "LENDING OFFICE" shall mean, for each Lender, the office specified opposite such Lender's name on the signature pages hereof with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Agent with respect to such Type of Loan.

          "LETTER OF CREDIT" shall mean each letter of credit issued by an L/C Bank on or after the Closing Date in accordance with Section 2 for the purpose of (a) supporting Indebtedness of the Company or any of its Restricted Subsidiaries in respect of the industrial revenue or development bonds listed on
Schedule 8.7(e), or any refunding bonds issued in respect thereof, (b) providing credit enhancement in respect of obligations incurred in connection with any acquisition, construction or mortgage financing or a Sale/Leaseback Transaction permitted hereunder, (c) providing Foreign Contracts Credit Support; PROVIDED that the stated amount of Letters of Credit issued for the purpose set forth in this clause (c), together with Subsidiary Letters of Credit, as defined in the Subsidiary Credit Agreement, issued for the same purpose, shall not exceed, at any time outstanding, $50,000,000 minus the aggregate stated amount of letters of credit then outstanding under Section 8.7(i) which are not supported by a Letter of Cred-


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it or a Subsidiary Letter of Credit, and (d) supporting appeal bonds or similar surety obligations.

          "LETTER OF CREDIT EXPOSURE" shall mean, at any time, with respect to any Lender, the product of its then Adjusted Percentage and the then Letter of Credit Outstandings.

          "LETTER OF CREDIT OUTSTANDINGS" means, with respect to Letters of Credit, as at any date of determination, the sum of (a) the maximum aggregate amount which at such date of determination is available to be drawn (assuming the conditions for drawing thereunder have been met) under all Letters of Credit then outstanding, plus (b) the aggregate amount of all drawings under Letters of Credit and honored by the applicable L/C Bank not theretofore reimbursed by the Company (it being understood that for purposes of any request for a Loan pursuant to Section 2.3, there shall be excluded from the amount determined in accordance with the preceding clause (b) an amount equal to the proceeds of such
Loan).

          "LETTER OF CREDIT REQUEST" shall have the meaning provided in Section 2.2(a).

          "LIEN" means any mortgage, pledge, security interest, charge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement, other than notice filings not perfecting a security interest, under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign, in respect of any of the foregoing).

          "LOANS" shall mean, collectively, the Revolving Loans and any outstanding principal of any outstanding Swingline Borrowing.

          "MAINTENANCE CAPITAL EXPENDITURES" means, for any period, the sum, without duplication, of expenditures (whether paid in cash or accrued as a


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liability, including the portion of capital leases originally incurred during such period that is capitalized on the consolidated balance sheet of Company and its Restricted Subsidiaries) by the Company and its Restricted Subsidiaries during that period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the statement of cash flows of the Company and its Restricted Subsidiaries (including, without limitation, expansions of, and additions to, then existing Facilities and additions of beds to any such Facilities); PROVIDED that Maintenance Capital Expenditures shall not include Facility Acquisitions.

          "MARGIN STOCK" shall have the meaning provided for such term in Regulation U of the Board of Governors of the Federal Reserve System.

          "MASTER TRANSFER SUPPLEMENT" shall have the meaning provided in the fifth "Whereas" clause to this Agreement.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, property, assets, condition (financial or otherwise), liabilities or operations, of the Company and its Restricted Subsidiaries taken as a whole,
(b) the ability of the Company and the Domestic Guarantors, taken as a whole, to perform the Obligations, (c) the rights and remedies of the Lenders, the L/C Banks, the Collateral Agent and the Agent under the Credit Documents, taken as a whole, or (d) the validity or enforceability of any of the Credit Documents or the Liens created thereby on any material portion of the Collateral.

          "MEASUREMENT DATE" shall mean, with respect to any date, (a) if such date is a day of a month that occurs prior to the 30th day of such month, the last day of the penultimate month, and (b) if such date is a day of a month that occurs on or after the 30th day of such month, the last day of the immediately preceding month.

          "MINIMUM INCOME TESTS" shall mean, with respect to any applicable Subject Transaction, each


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(except as otherwise noted) of the following requirements:

          (a) in the case of a contribution of a Facility to a Permitted Joint Venture pursuant to Section 8.8(n) or a Facility Acquisition only:

               (i) each of the actual Base Core EBITDA (without giving effect to such Subject Transaction), and the Pro Forma Base Core EBITDA (after giving effect to such Subject Transaction), in each case for the 12-month period preceding the Test Date applicable to the date on which such Subject Transaction occurs, exceeds $130,000,000 (or, if the Initial NME Acquisition Closing shall not have occurred prior to such Test Date, $100,000,000); and

               (ii) each of the actual Core EBITDA (without giving effect to such Subject Transaction), and the Pro Forma Core EBITDA (after giving effect to such Subject Transaction), in each case for the 12-month period preceding the Test Date applicable to the date on which such Subject Transaction occurs, exceeds $160,000,000 (or, if the Initial NME Acquisition Closing shall not have occurred prior to such Test Date, $130,000,000); and

          (b)  in the case of any other applicable Subject Transaction:

               (i) the actual Base Core EBITDA for the 12-month period preceding the Test Date applicable to the date on which such Subject Transaction occurs, without giving effect to such Subject Transaction, exceeds $130,000,000(or, if the Initial NME Acquisition Closing shall not have occurred prior to such Test Date, $100,000,000); and

               (ii) the actual Core EBITDA for the 12-month period preceding the Test Date applicable to the date on which such Subject Transaction occurs, without giving effect to such Subject Transaction, exceeds $160,000,000 (or, if the Initial NME Acquisition Closing shall


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

     not have occurred prior to such Test Date, $130,000,000).

          "MIS UNIT" shall mean the Subsidiaries of the Company formed or to be formed for the purpose of conducting health care related management and information systems businesses (which may include Strategic Advantage, Inc.), the names of which Subsidiaries are provided to the Agent promptly after the formation thereof.

          "MORTGAGE DOCUMENTS" shall have the meaning provided in Section
5.1(f).

          "MORTGAGE NOTES" means the notes of certain Subsidiaries of the Company listed in Schedule 10.1(c) hereto.

          "MORTGAGED PROPERTIES" shall mean all of the real properties of each Mortgagor, which real properties are listed in Schedule 10.1(d) hereto, and including all additional property, if any, to become Mortgaged Property in accordance with Section 8.2.

          "MORTGAGES" shall mean the mortgages by the Mortgagors in favor of the Collateral Agent for the benefit of the Lenders with respect to the Mortgaged Properties, as consolidated, in certain cases, by certain of the Mortgage Documents, as such mortgages may be otherwise amended or modified by the Mortgage Documents and as such mortgages may be further amended, supplemented or modified from time to time.

          "MORTGAGORS" shall mean the Subsidiaries of the Company listed in
Schedule 10.1(d) hereto and all Subsidiaries, if any, which are required to deliver Mortgages or Mortgaged Properties after the Closing Date in accordance with Section 8.2.

          "MULTIEMPLOYER PLAN" has the meaning set forth in Section 4001(a)(3) of ERISA.

          "NET INCOME" shall mean for any Person, for any period, the net income (or loss) of such Person and any specified Subsidiaries of such Person for such period (taken as a single accounting period) after deducting all operating expenses,


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provisions for all taxes (including provisions for deferred income taxes, but net of tax benefits) and all other proper deductions, all determined in conformity with GAAP on a consolidated basis with such specified Subsidiaries, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of such specified Subsidiaries, excluding (to the extent otherwise included therein) (a) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business, (b) the income (or loss) of any acquired Person accrued prior to the date such acquired Person becomes such a specified Subsidiary of such Person or is merged into or consolidated with such Person or any of such specified Subsidiaries or such acquired Person's assets are acquired by such Person or any of such specified Subsidiaries, (c) any gain (or loss) realized upon the termination of any Interest Rate Contract or currency protection agreement, and
(d) the undistributed earnings of any such specified Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such specified Subsidiary is not at the time restricted in any manner by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such specified Subsidiary.

          "NET PROCEEDS" shall mean: (a) with respect to any Asset Sale, all Cash (including Cash receivable (when received) by way of deferred payment pursuant to a promissory note, a receivable or otherwise (other than interest payable thereon)) and other property received by the Company or any of its Restricted Subsidiaries as a result of or in connection with such transaction, net of expenses, fees and commissions incurred and taxes paid or expected to be payable in connection therewith and net of any payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans and any Indebtedness subordinated to the Loans, including, without limitation, Permitted Subordinated Indebtedness) required to be repaid under the terms of such Indebtedness as a result of such Asset Sale; PROVIDED that, in the case of any Asset Sale made


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by a Restricted Subsidiary other than a Wholly-Owned Restricted Subsidiary, Net
Proceeds shall only include the Company's and its Wholly-Owned Restricted Subsidiaries' PRO RATA share of the Net Proceeds of such Asset Sale; and (b) in the case of the issuance or sale of any shares of any capital stock or any warrants, options or other rights to purchase or acquire any shares of any capital stock of the Company (other than any Permitted Subordinated Indebtedness convertible into capital stock of the Company), all Cash and other property received by the Company in connection therewith, net of broker's fees and commissions and reasonable costs and expenses incurred in connection therewith.

          "NEW LENDERS" shall mean each of the Persons listed on Annex II.

          "NEW STOCK OPTION PLAN" shall mean, collectively, the Company's 1992 Stock Option Plan, 1994 Stock Option Plans, 1994 Directors Unit Award Plan, 1994 Employee Stock Purchase Plan, the Director's Stock Option Plan existing on the date hereof and future stock option and employee stock purchase plans approved by duly adopted resolutions of the shareholders of the Company.

          "NME" shall mean National Medical Enterprises, Inc., a Nevada corporation.

          "NME ACQUISITION" shall mean the acquisition by the Company and its Domestic Wholly-Owned Restricted Subsidiaries of up to 47 facilities and related health care assets from NME upon the terms and conditions set forth in the NME Purchase Agreement.

          "NME PURCHASE AGREEMENT" shall mean the Asset Sale Agreement dated as of March 29, 1994 between NME, as seller, and the Company, as purchaser (including, without limitation, the schedules and exhibits thereto), as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.11.

          "NON-CONTINUING LENDER" shall mean each Existing Lender which is not a party to this Agreement on and as of the Closing Date.


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          "NON-DEFAULTING LENDER" shall mean and include each Lender other than a Defaulting Lender.

          "NOTES" shall mean the Revolving Notes and the Swingline Note.

          "NOTICE OF BORROWING" shall have the meaning provided in Section 1.3(a)(i).

          "NOTICE OF CONVERSION" shall have the meaning provided in Section 1.6(ii).

          "NOTICE OF SWINGLINE BORROWING" shall have the meaning provided in
Section 1.3(a)(ii).

          "OBLIGATIONS" shall mean all amounts owing to the Agent, the Co-Agent, the Collateral Agent, an L/C Bank or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "ORIGINAL COMPANY CREDIT AGREEMENT" shall mean the Credit Agreement dated as of September 1, 1988, as amended prior to July 21, 1992, among the Company (as successor by merger to WAF Acquisition Corporation), the banking and other financial institutions party thereto, the Agent, and Wells Fargo Bank, N.A., and Bank of America National Trust and Savings Association, as co-agents.

          "PAYMENT OFFICE" shall mean the office of the Agent located at 280 Park Avenue, New York, New York 10017, or such other office of the Agent as the Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

          "PERMITTED FACILITY ACQUISITION AMOUNT" shall have the meaning provided in Section 8.10(b).

          "PERMITTED JOINT VENTURE" shall mean any joint venture, whether in the form of a corporation, partnership or otherwise, that is in the health care or a health care related business.


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          "PERMITTED LIENS" means (i) Liens for Taxes not yet due, or Liens for
Taxes being contested in good faith by appropriate proceedings and for which adequate reserves in conformity with GAAP have been established, (ii) Liens in respect of any property of the Company or any of its Restricted Subsidiaries which were incurred in the ordinary course of business and not in connection with the borrowing of money or the obtaining of credit, such as carriers', warehousemen's, landlords' and mechanics' liens, and other similar liens arising in the ordinary course of business, and which do not individually or in the aggregate materially detract from the value of any material property or materially impair the use thereof in the operation of the business of the Company and its Restricted Subsidiaries (taken as a whole), (iii) bankers' liens and Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, title insurance, purchase contracts, agreements governing Indebtedness permitted under Section
8.7 (other than to secure the Indebtedness incurred thereby or any other Indebtedness), judgments liens (if released, bonded or stayed within 60 days) and subleases, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness and Foreign Contracts Credit Support) which do not individually or in the aggregate have a Material Adverse Effect; (iv) easements, rights-of-way, restrictions and other similar charges or encumbrances which do not individually or in the aggregate have a Material Adverse Effect;
(v) any interest or title of a lessor under any operating lease permitted by
Section 8.6; (vi) the interest of any issuer of a letter of credit or bonds (other than Foreign Contracts Credit Support and letters of credit and bonds issued in support of foreign projects) in any Cash or Cash Equivalent deposited with said issuer as collateral for the letters of credit or bonds so issued by such issuer; and (vii) prejudgment liens in respect of property of a Foreign Restricted Subsidiary which is incurred in connection with a claim or action against such Foreign Restricted


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Subsidiary before a court or other tribunal in a jurisdiction outside of the
United States, which liens individually or in the aggregate do not have a Material Adverse Effect.

          "PERMITTED SUBORDINATED INDEBTEDNESS" shall mean (a) the Senior Subordinated Notes, together with all guarantees of the Senior Subordinated Notes made by any Domestic Guarantor or Foreign Restricted Subsidiary that is a party to the Subsidiary Guaranty, whether such guarantees are made on the Closing Date or thereafter; and (b) any other unsecured Indebtedness of the Company which: (i) has a final maturity subsequent to the sixth anniversary of the Closing Date; (ii) is not guaranteed by any Person, unless such guaranty is from a Domestic Guarantor or a Foreign Restricted Subsidiary that is a party to the Subsidiary Guaranty, is unsecured and is subordinated, pursuant to provisions reasonably satisfactory to the Required Lenders, to the Obligations;
(iii) does not provide for any scheduled repayments, required prepayments, fixed sinking fund payments, serial maturities, required offers to purchase or similar payments in respect of all of any of the principal of such Indebtedness prior to the sixth anniversary of the Closing Date (but excluding any conversion into capital stock of the Company of any convertible Permitted Subordinated Indebtedness in accordance with the terms thereof); (iv) does not permit any holder of such Indebtedness to declare all or any part of such Indebtedness to be paid or purchased before the date referred to in clause (b)(i) of this definition for any reason other than the occurrence of a default in respect thereof (but excluding any conversion into capital stock of the Company of any convertible Permitted Subordinated Indebtedness); (v) does not contain any financial maintenance covenants or a cross-default (although it may contain a cross-acceleration to, and a cross-default to a payment default upon the express final maturity of, Indebtedness having an outstanding aggregate principal amount of no less than $15,000,000, individually, and $30,000,000 in the aggregate);
(vi) is subordinated, pursuant to provisions reasonably satisfactory to the Required Lenders; (vii) bears interest at a rate, and has payment dates for such interest, that are reasonably satisfactory to the Required Lenders; and


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(viii) is incurred pursuant to documentation containing terms, conditions, covenants, events of default and other provisions that are in form and substance acceptable to the Required Lenders; PROVIDED that, notwithstanding the foregoing, such Indebtedness may contain provisions requiring the Company to make an offer to purchase all or any of the principal thereof as a result of the occurrence of (i) a change of control of the Company so long as (A) the making of any such offer to purchase could not occur prior to the occurrence of a change of control described in Section 9.10, and (B) such offer is not required to be made prior to the tenth day to occur after such change of control, and
(ii) sales, leases, conveyances and other dispositions and transfers of property so long as the Company has at least 180 days to avoid making such offer by, at the Company's election, either repaying the Obligations or other unsubordinated Indebtedness with the net cash proceeds thereof, and/or re-investing such net cash proceeds in the Company's and/or its Subsidiaries' business.

          "PERSON" shall mean and include any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or entity or any government or political subdivision or agency, department or instrumentality thereof.

          "PLAN" means any employee benefit plan covered by Title IV of ERISA, the funding requirements of which:

                    (i) were the responsibility of the Company or a member of its ERISA Controlled Group at any time within the five years immediately preceding the date hereof,

                    (ii) are currently the responsibility of the Company or a member of its ERISA Controlled Group, or

                    (iii) hereafter becomes the responsibility of the Company or a member of its ERISA Controlled Group, including any such plans as may, within the last five years prior to the Closing


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     Date, have been, or may hereafter be, terminated for whatever reason.

          "PLEDGE AND SECURITY AGREEMENTS" means the Company Pledge and Security Agreement, the Company Pledge and Security Agreement (ESOP), the FINCO Pledge and Security Agreements and the Subsidiary Pledge and Security Agreement.

          "PRO FORMA BASE CORE EBITDA" shall mean, for any period, with respect to any Subject Transaction, the total, without duplication, of (a) Base Core EBITDA for such period, PLUS (b) the EBITDA for such period of (i) any Person acquired by the Company and which becomes a Domestic Guarantor, or (ii) any Facility (determined as if such Facility was a separate Person) acquired by the Company or any Domestic Guarantor, in either such case as part of such Subject Transaction, MINUS (c) in the case of a contribution by the Company or any Domestic Guarantor of a Facility to a Permitted Joint Venture pursuant to
Section 8.8(n), the portion of the Base Core EBITDA for such period attributable to the contributed Facility. In the case of a Subject Transaction involving the acquisition of a Person or a Facility that, as of the time of such acquisition has been in existence for less than 12-months, the EBITDA for such Person or Facility, as the case may be, for such period shall be deemed to be the product of (1) its actual EBITDA, and (2) the quotient, expressed as percentage, of the number of months in such period divided by the number of months for which such Person or Facility, as the case may be, has any EBITDA.

          "PRO FORMA CORE EBITDA" shall mean, for any period, with respect to any Subject Transaction, the total, without duplication, of (a) Core EBITDA for such period, PLUS (b) the EBITDA for such period of (i) any Person which is acquired by the Company and becomes a Wholly-Owned Restricted Subsidiary of the Company, or (ii) any Facility (determined as if such Facility was a separate Person) acquired by the Company or any of its Wholly-Owned Restricted Subsidiaries, in either such case as part of such Subject Transaction, MINUS (c) in the case of a contribution by the Company or any of its Wholly-Owned Subsidiaries of a Facility to a Permitted Joint Venture pursuant to Section 8.8(n),


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the product of (i) the portion of the Core EBITDA for such period attributable to the contributed Facility, and (ii) the excess of 100% over the Company's and its Wholly-Owned Restricted Subsidiaries aggregate percentage ownership interest in such Permitted Joint Venture after giving effect to such contribution. In the case of a Subject Transaction involving the acquisition of a Person or a Facility that, as of the time of such acquisition has been in existence for less than 12-months, the EBITDA for such Person or Facility, as the case may be, for such period shall be deemed to be the product of (1) its actual EBITDA, and (2) the quotient, expressed as a percentage, of the number of months in such period divided by the number of months for which such Person or Facility, as the case may be, has any EBITDA.

          "PRO FORMA INTEREST CHARGES" shall mean, as of any date of determination, the sum, without duplication, for the Company and its Restricted Subsidiaries, on a consolidated basis, of (a) the amount actually scheduled to be paid during the period of 12 months next succeeding such date in respect of interest charges (including amortization of debt discount and expense (except as excluded below) and imputed interest attributable to capitalized leases in accordance with GAAP and assuming, in the case of fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period) on all Funded Debt outstanding on such date of determination, (b) the aggregate interest charges on all Short-Term Borrowing for the most recently completed period of 12 months (other than any such interest charges on Short-Term Borrowings refinanced during such period with Funded Debt), and (c) the greater of (i) the aggregate interest charges for the most recently completed period of 12 months on Indebtedness that may (assuming all conditions to reborrowing thereof are satisfied and there is no termination date therefor) be repaid and reborrowed pursuant to the terms of a revolving credit or similar agreement (other than any such interest charges on Indebtedness that has been refinanced during such period with Funded Debt or interest charges on the Existing Loans prior to the Closing Date to the extent such Existing Loans are repaid on the Closing


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Date), and (ii) the aggregate scheduled interest charges that would be payable during the period of 12 months next succeeding such date in respect of Indebtedness described in the preceding clause (i), assuming, for such purpose, that the principal amount of such Indebtedness that would be outstanding during such period is equal to the principal amount of such Indebtedness outstanding on such date; but excluding, however, any amounts referred to in Section 3.1 payable to the Agent and the Lenders on or before the Closing Date, debt discount or premium, if any, on the Senior Subordinated Notes and commissions, underwriting discounts and other transaction fees and charges relating to the initial issuance of any Permitted Subordinated Indebtedness, and amortization of any such debt discount or premium, if any, on the Senior Subordinated Notes and such commissions, underwriting discounts and other transaction fees and charges, all as determined in conformity with GAAP.

          "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "REPLACED LENDER" shall have the meaning provided in Section 1.15.

          "REPLACEMENT LENDER" shall have the meaning provided in Section 1.15.

          "REPORT PERIOD" shall have the meaning provided in Section 7.1(e).

          "REPORTABLE EVENT" has the meaning set forth in Section 4043(b) of ERISA (other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations), or is the occurrence of the events described in Section 4068(f) or 4063(a) of ERISA.

          "REQUIRED LENDERS" shall mean Non-Defaulting Lenders holding 51% or more of the sum of the outstanding principal amount of Loans of all Non-Defaulting Lenders, or if no such Loans are outstanding, Non-Defaulting Lenders holding 51% or more of the Adjusted Total Revolving Loan Commit-


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ment; PROVIDED that, for purposes of this definition, (i) the "outstanding principal amount of Loans" shall include, without duplication, the Letter of Credit Outstandings, the aggregate amount of Swingline Borrowings outstanding (without duplication of Revolving Loans made with respect thereto pursuant to Section 1.4) and the Subsidiary Credit Extensions, and (ii) a Non-Defaulting Lender is deemed to hold all outstanding Loans and Subsidiary Loans funded by it, its Adjusted Percentage of Letter of Credit Outstandings, its Adjusted Percentage (as defined in the Subsidiary Credit Agreement) of Subsidiary Letter of Credit Outstandings and its Adjusted Percentage of Swingline Borrowings outstanding.

          "RESTRICTED COMMITMENT AMOUNT" shall mean $100,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

          "RESTRICTED PAYMENT" shall have the meaning provided in Section 8.3.

          "RESTRICTED SUBSIDIARIES" shall mean each Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "RETAINED NET PROCEEDS" shall have the meaning provided in Section 4.2(c).

          "REVOLVING LOAN COMMITMENT" shall mean, at any time for any Lender, the amount set forth opposite such Lender's name on Annex I hereto under the heading "Revolving Loan Commitment," as such amount may be reduced from time to time pursuant to the terms of this Agreement.

          "REVOLVING LOAN PERCENTAGE" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time; PROVIDED that if the Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.


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

          "REVOLVING LOAN SWINGLINE SUBCOMMITMENT" shall mean, at any time, the lesser of (a) $10,000,000, and (b) the then Total Adjusted Revolving Loan Commitment.

          "REVOLVING LOANS" shall have the meaning provided in Section 1.1(b).

          "REVOLVING NOTES" shall have the meaning provided in 1.5(a).

          "RIGHTS PLAN" shall mean the Rights Agreement dated as of July 21, 1992 between the Company and First Union Bank of North Carolina, as Rights Agent (as defined therein).

          "SALE/LEASEBACK TRANSACTION" means an arrangement with any bank, insurance company or other lender or investor or to which any such lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary of the Company of any property, whether now owned or hereafter acquired, which has been or is to be sold or transferred by the Company or any Restricted Subsidiary of the Company to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property; PROVIDED that Sale/Leaseback Transactions shall not include sale/leaseback transactions that are between (a) the Company and any Domestic Guarantor, (b) any Domestic Guarantor and another Domestic Guarantor, or (c) any Foreign Restricted Subsidiary and another Foreign Restricted Subsidiary.

          "SEC" shall have the meaning provided in Section 7.1(g).

          "SECURITIES REFINANCING" shall have the meaning provided in the second "Whereas" clause to this Agreement.

          "SECURITY DOCUMENTS" shall mean the Stock and Notes Pledges, the Pledge and Security Agreements, the Collateral Accounts Assignment Agreement, the Subsidiary Collateral Accounts Assignment Agreement (as defined in the Subsidiary Credit Agreement) and the Mortgages.


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          "SENIOR SUBORDINATED NOTES" shall mean the $375,000,000 aggregate principal amount of 11-1/4% Senior Subordinated Notes Due 2004 issued by the Company pursuant to the Senior Subordinated Notes Indenture, and shall include, without limitation, the Unrestricted Securities (as defined in the Senior Subordinated Notes Indenture).

          "SENIOR SUBORDINATED NOTES INDENTURE" shall mean the Indenture dated as of the Closing Date among the Company, the Subsidiaries of the Company named therein and Marine Midland Bank, as trustee, pursuant to which the Senior Subordinated Notes were issued, as the same may hereafter be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

          "SHORT-TERM BORROWING" shall mean, as applied to the Company and its Restricted Subsidiaries, all Indebtedness (other than Indebtedness that may be repaid and reborrowed under the terms of any revolving credit or similar agreement) of such Persons, on a consolidated basis, for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof.

          "SIGNIFICANT SUBSIDIARY" shall mean any Subsidiary of the Company which has total assets in excess of $500,000 or which holds capital stock or other equity interests of a Subsidiary of the Company which has total assets in excess of $500,000.

          "STOCK AND NOTES PLEDGES" means, collectively, the Company Stock and Notes Pledge and the Subsidiary Stock and Notes Pledges.

          "SUBJECT TRANSACTIONS" shall mean, collectively, (a) any contribution of a Facility to a Permitted Joint Venture pursuant to Section 8.8(n), (b) any incurrence of any Permitted Subordinated Indebtedness (other than the Senior Subordinated Notes), (c) any incurrence of Indebtedness pursuant to Section 8.7(g), (d) any Facility Acquisition,


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and (e) any Investment pursuant to Section 8.8(o) or (r).

          "SUBORDINATED DEBT DOCUMENTS" shall mean the Senior Subordinated Notes, the Senior Subordinated Notes Indenture and all other securities, instruments, agreements and other documents from time to time evidencing, guaranteeing, setting forth the terms of or providing for the issuance or sale by, or advance to, the Company of the Senior Subordinated Notes or any other Permitted Subordinated Indebtedness.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation, association or other business entity a majority (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time directly or indirectly owned by such Person, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of the happening of a contingency.

          "SUBSIDIARY BORROWER" shall mean a "Borrower" under and as defined in the Subsidiary Credit Agreement.

          "SUBSIDIARY BORROWING" shall mean a "Borrowing" under and as defined in the Subsidiary Credit Agreement.

          "SUBSIDIARY CREDIT AGREEMENT" shall mean the Second Amended and Restated Subsidiary Credit Agreement, substantially in the form of Exhibit I hereto, entered into between the Lenders and certain of the Domestic Guarantors, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.


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          "SUBSIDIARY CREDIT DOCUMENTS" shall have the meaning provided in the
Subsidiary Credit Agreement.

          "SUBSIDIARY CREDIT EXTENSIONS" shall mean, at any time, with respect to any Lender, the sum of (a) the then aggregate outstanding principal amount of Subsidiary Loans made by such Lender, and (b) the product of such Lender's Adjusted Percentage (as defined in the Subsidiary Credit Agreement) and the Subsidiary Letter of Credit Outstandings at such time.

          "SUBSIDIARY GUARANTY" shall have the meaning provided in Section
5.1(b).

          "SUBSIDIARY INCREASED COMMITMENT NOTE" shall have the meaning provided in the Subsidiary Credit Agreement.

          "SUBSIDIARY LETTER OF CREDIT OUTSTANDINGS" shall have the meaning provided for such term in the Subsidiary Credit Agreement.

          "SUBSIDIARY LOANS" shall mean the loans made by the Lenders under the Subsidiary Credit Agreement.

          "SUBSIDIARY NOTES" shall have the meaning provided in Section 5.1(g).

          "SUBSIDIARY OBLIGATIONS" shall mean all amounts owing to the Agent, the Co-Agent, the Collateral Agent or any Lender pursuant to the terms of the Subsidiary Credit Documents.

          "SUBSIDIARY PLEDGE AND SECURITY AGREEMENT" shall mean the Second Amended and Restated Subsidiary Pledge and Security Agreement referred to in
Section 5.1(d), as such agreement may be amended, supplemented or otherwise modified from time to time and shall include any other Subsidiary Pledge and Security Agreement executed and delivered from time to time after the Closing Date by any Significant Subsidiary to the Collateral Agent to the extent required by Section 7.11.

          "SUBSIDIARY STOCK AND NOTES PLEDGE" shall mean the Second Amended and Restated Subsidiary


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Stock and Notes Pledge referred to in Section 5.1(c), as such agreement may be amended, supplemented or otherwise modified from time to time and shall include any other Subsidiary Stock and Notes Pledge executed and delivered from time to time after the Closing Date by any Significant Subsidiary to the Collateral Agent to the extent required by Section 7.11.

          "SWINGLINE BORROWING" shall have the meaning provided in Section 1.3(a)(ii).

          "SWINGLINE NOTE" shall have the meaning provided in Section 1.5(a).

          "SWISS BONDS" shall mean Charter Medical Corporation Public Issue of 7.5% Dual Currency Swiss Franc Bonds dated 1986 due 1998/2001.

          "TAX SHARING AGREEMENT" shall have the meaning provided in Section 7.8, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of Section 8.11 hereof.

          "TAXES" shall mean any present or future taxes, including any change in the basis of taxation (except a change in the rate of overall net income), levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax or similar liabilities with respect thereto.

          "TERMINATION EVENT" means (i) a Reportable Event, or (ii) the initiation of any action by the Company, any member of the Company's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an ERISA Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, or
(iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate


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an ERISA Plan or to appoint a trustee to administer any ERISA Plan.

          "TEST DATE" shall mean, with respect to any date, (a) if such date is a day of a month that occurs prior to the day on which the monthly financial statements for the immediately preceding month required by Section 7.1(a) should have been delivered pursuant to such Section, the first day of the immediately preceding month, and (b) in all other cases, the first day of the month in which such date occurs.

          "TOTAL INTEREST EXPENSE" means, for any Person and its specified Subsidiaries, for any period, total interest expense (including, without limitation, amortization of debt discount and expense and imputed interest expense attributable to capitalized leases in accordance with GAAP) of such Person and such specified Subsidiaries on a consolidated basis, but excluding, however, any amounts referred to in Section 3.1 payable to the Agent and the Lenders on or before the Closing Date, debt discount or premium, if any, on the Senior Subordinated Notes and commissions, underwriting discounts and other transaction fees and charges relating to the initial issuance of any permitted Indebtedness, and amortization of any such debt discount or premium, if any, on the Senior Subordinated Notes and such commissions, underwriting discounts and other transaction fees and charges, all as determined in conformity with GAAP.

          "TOTAL REVOLVING LOAN COMMITMENT" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

          "TRANSACTIONS" shall mean the transactions contemplated by the Transaction Documents, including, without limitation, the Securities Refinancing, the NME Acquisition, the Debt Refinancing, the Existing Company Credit Agreement Restructuring, the Existing Subsidiary Credit Agreement Restructuring and the making of the Loans.

          "TRANSACTION DOCUMENTS" shall mean, collectively, the Credit Documents, the Subsidiary Credit Documents, the Master Transfer Supplement, the Increased Commitment Note, the Subsidiary In-


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

creased Commitment Note, the NME Purchase Agreement, the Subordinated Debt Documents pertaining to the Senior Subordinated Notes, the Defeasance Agreement and all other similar agreements, instruments, certificates, and other documents executed, issued or delivered pursuant to or in connection with any of the foregoing. Each reference in this Agreement or any of the other Credit Documents to any of the foregoing Transaction Documents shall be to such Transaction Document as in effect on the Closing Date, and as the same may thereafter be amended, supplemented or otherwise modified in accordance with
Section 8.11.

          "TRANSFER SUPPLEMENT" shall have the meaning provided in Section 12.4(e).

          "TRUST" means the trust established pursuant to the Trust Agreement.

          "TRUST AGREEMENT" means the Charter Medical Corporation Employee Stock Ownership Trust Agreement between the Company and the ESOP Trustee.

          "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., whether a Base Rate Loan or Eurodollar Loan.

          "UNFUNDED ACCRUED BENEFITS" means with respect to any Plan at any time, the amount (if any) by which (i) the present value of benefit liabilities as defined in Section 4001(a)(16) of ERISA, together with any subsidized or ancillary benefits under such Plan (whether or not vested), exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

          "UNRESTRICTED REVOLVING LOAN COMMITMENT" shall mean, for any Lender, at any time, an amount equal to (a) the Revolving Loan Commitment of such Lender at such time, MINUS (b) the product of the then Restricted Commitment Amount, if any, and such Lender's Revolving Loan Percentage.


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          "UNRESTRICTED SUBSIDIARY" shall mean, collectively: (a) each of the
Clinical Services Unit and the MIS Unit; (b) Strategic Advantage, Inc.; (c) each Subsidiary of the Company created or acquired after the Closing Date that is designated as an Unrestricted Subsidiary by the Company to the Agent in writing within 90 days after the creation or acquisition thereof; and (d) each other Subsidiary of the Company that is designated as such by the Company with the prior written approval of the Required Lenders; PROVIDED that in no event shall any Subsidiary of the Company be an Unrestricted Subsidiary if such Subsidiary
(i) has a 5% or more equity interest in a Restricted Subsidiary, or (ii) constitutes a "Restricted Subsidiary" (or the equivalent thereof) under any Subordinated Debt Document.

          "VARIABLE RATE NOTES" shall mean the tax exempt variable rate demand notes or bonds issued by industrial revenue or development authorities or municipalities on behalf of the Company or any of its Subsidiaries and identified as such on Schedule 8.7(e) hereto, or as otherwise permitted by
Section 8.7(e) or 8.7(g), all of which notes and bonds, except as otherwise set forth on Schedule 8.7(e) hereto, are directly or indirectly supported by the Subsidiary Letters of Credit.

          "WHOLLY-OWNED RESTRICTED SUBSIDIARY" shall mean each Restricted Subsidiary to the extent 95% or more (on a fully diluted basis) of the outstanding shares of each class of capital stock thereof is directly or indirectly owned by the Company or another Wholly-Owned Restricted Subsidiary.

          "WORKING CAPITAL" means, at any time, Current Assets MINUS Current Liabilities.

          Section 11.  AGENCY PROVISIONS

          11.1 APPOINTMENTS. The Lenders hereby ratify and confirm that, notwithstanding the consummation of the Existing Company Credit Agreement Restructuring, the Existing Subsidiary Credit Agreement Restructuring and the termination of the non-appointment provisions of the existing Intercreditor Agreement pursuant to Section 12.21,


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BTCo shall continue to act as Collateral Agent (the "Collateral Agent") under the Security Documents for the benefit of the agents and the lenders (including, without limitation, the banks and other financial institutions issuing Letters of Credit and Subsidiary Letters of Credit) from time to time under this Agreement and the Subsidiary Credit Agreement, and hereby authorize and ratify the authority of BTCo to act, in such capacity, as specified herein and in the Security Documents. The Lenders hereby designate BTCo as Agent (for purposes of this Section 11, the term "Agent" shall include BTCo in its capacity as Collateral Agent) to act as specified herein and in the other Credit Documents. The Lenders hereby designate First Union National Bank of North Carolina as Co-Agent (the "Co-Agent") to act as specified herein. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent and the Co-Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent and the Co-Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent or the Co-Agent may perform any of its duties hereunder by or through its agents or employees.

          11.2 NATURE OF DUTIES. (a) Neither the Agent nor the Co-Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Agent, the Co-Agent nor any of its officers, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by them as such hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct. The duties of the Agent and the Co-Agent shall be mechanical and administrative in nature; neither the Agent nor the Co-Agent shall have by reason of this Agreement or any Credit Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any Credit Document, expressed or implied, is intended to or


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shall be so construed as to impose upon the Agent or the Co-Agent any obligations in respect of this Agreement or any Credit Document except as expressly set forth herein.

          (b) The Agent shall not be under any duty to give the Collateral held by it under the Security Documents any greater degree of care than that given to its own similar property and shall have no duty to take any affirmative steps with respect to the collection of amounts payable with respect to the Collateral and shall not be required to invest any Cash held as Collateral except as directed hereunder or under the Security Documents. Uninvested funds held as Collateral shall not earn or accrue interest. The Agent shall have no duty to see to or give notice with respect to any required filing, registration, recording, refiling, reregistration or rerecording in respect of any of the Security Documents or the Collateral or to the payment of any fees, charges or taxes in connection therewith.

          11.3 LACK OF RELIANCE ON THE AGENT AND CO-AGENT. Independently and without reliance upon the Agent or the Co-Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making and the continuance of the Loans hereunder and the taking or not taking of any action in connection herewith, and
(ii) its own appraisal of the creditworthiness of the Company and its Subsidiaries, and, except as expressly provided in this Agreement or in any other Credit Document, neither the Agent nor the Co-Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans, or at any time or times thereafter. Neither the Agent nor the Co-Agent shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability,


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perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Company and its Subsidiaries or any other Person or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Company, its Subsidiaries or any other Person or the existence or possible existence of any Default or Event of Default.

          11.4 ENFORCEMENT OF SECURITY DOCUMENTS. After the Agent has received written notice from the Required Lenders that an Event of Default has occurred and is continuing, the Agent shall, subject to the terms of the Security Documents, take such steps with respect to collection or enforcement of any Security Document and the Collateral (or any portion thereof), including without limitation any action to foreclose upon any Collateral, as may be instructed in writing by the Required Lenders; PROVIDED that in no event shall the Agent be required, and in all cases it shall be fully justified in failing or refusing, to take any action under or pursuant to any Security Document which, in the reasonable opinion of the Agent, (a) would be contrary to the terms of any Security Document or would subject it or its officers, employees or directors to liability, unless and until the Agent shall be indemnified or tendered security to its satisfaction by the Lenders against any and all loss, cost, expense or liability in connection therewith, or (b) would be contrary to law, in each case anything herein or elsewhere contained to the contrary notwithstanding. Except as expressly provided in this Section 11.4, the Agent shall not be required to take steps toward the collection of any amounts becoming payable upon any Collateral, or to take any action towards enforcing any Security Document or to institute, appear in or defend any action, suit or other proceeding in connection therewith.

          11.5 CERTAIN RIGHTS OF THE AGENT AND CO-AGENT. (a) If the Agent or the Co-Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other


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Credit Document, the Agent or the Co-Agent shall be entitled to refrain from such act or taking such action unless and until the Agent or the Co-Agent shall have received instructions from the Required Lenders; and neither the Agent nor the Co-Agent shall incur liability to any Person by reason of so refraining.
The Agent and the Co-Agent shall be fully justified in failing or refusing to take any action hereunder or under any Credit Document (i) if such action would, in the opinion of the Agent or the Co-Agent, as the case may be, be contrary to law or the terms of this Agreement or the Credit Documents, (ii) if it shall not receive such advice or concurrence of the Required Lenders as it deems appropriate, or (iii) if it shall not first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent or the Co-Agent (absent such Person's gross negligence or willful misconduct) as a result of it acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          (b)  Notwithstanding the immediately preceding paragraph of this
Section 11.5, no provision of any Credit Document shall require the Agent or the Co-Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any Credit Document, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Agent and the Co-Agent may at any time request written instructions from the Lenders with respect to the interpretation of any Credit Document or in respect of any action to be taken or not taken hereunder or thereunder.

          11.6 RELIANCE. The Agent and the Co-Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radio-


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gram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. In the absence of its gross negligence or willful misconduct, the Agent and the Co-Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Agent and conforming to the requirements of any Credit Document. The Agent or the Co-Agent may consult with counsel satisfactory to it (including counsel for the Company), independent public accountants and other experts selected by it and the advice of such counsel, accountants or experts shall be full and complete authorization and protection in respect of, and neither the Agent nor the Co-Agent shall be liable for any action taken or omitted or suffered by it in accordance with, such advice. Whenever in connection with the performance of its duties and responsibilities under the Credit Documents the Agent or the Co-Agent shall deem it necessary or desirable that a matter be proved or established in connection with the taking, suffering or omitting of any action hereunder or under any Credit Document by the Agent or the Co-Agent, such matter (unless other evidence in respect thereof is specifically prescribed herein or in the relevant Credit Document) may be deemed to be conclusively proved or established by a certificate of an officer of the appropriate party, and such certificate shall be full warranty to the Agent and the Co-Agent for any action taken, suffered or omitted in reliance thereon.

          11.7 INDEMNIFICATION. To the extent the Agent or the Co-Agent is not reimbursed and indemnified by or on behalf of the Company, the Lenders will reimburse and indemnify the Agent and the Co-Agent, in proportion to their respective initial Revolving Loan Commitments, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and expenses) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent or the Co-Agent in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED


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that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, finally determined by a court of competent jurisdiction and not subject to any appeal to be resulting from the Agent's or the Co-Agent's, as the case may be, gross negligence or willful misconduct.

          11.8 THE AGENT AND CO-AGENT IN THEIR INDIVIDUAL CAPACITIES. With respect to its obligations to make Loans under this Agreement, and with respect to the Loans made by it and the Notes issued to it, the Agent and the Co-Agent shall have the same rights and powers as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent and the Co-Agent in their respective individual capacities. The Agent and the Co-Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Subsidiaries or any Affiliate of the Company or any of its Subsidiaries as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          11.9 HOLDERS. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note(s) issued in exchange therefor.

          11.10 SUCCESSOR AGENTS. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other


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Credit Documents at any time by giving five Business Days' prior written notice to the Company, the Co-Agent and the Lenders or may be removed, with or without cause, by the Required Lenders, and, so long as no Event of Default has occurred and is continuing, with the consent (which consent shall not be unreasonably withheld) of the Company, at any time by giving five Business Days' prior written notice to the Company, the Co-Agent and the Agent. Such resignation or removal, as the case may be, shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below. The Co-Agent may resign at any time by giving 30 days prior written notice thereof to the Company, the Agent and the Lenders.

               (b) Upon any such notice of resignation or removal (and, in the case of removal, so long as no Event of Default has occurred and is continuing, upon the consent of the Company), as the case may be, the Required Lenders shall, so long as no Event of Default has occurred and is continuing, with the consent of the Company (which consent shall not be unreasonably withheld), appoint a successor Agent hereunder or thereunder who may be the Co-Agent or shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $1,000,000,000.

               (c) If a successor Agent shall not have been so appointed within fifteen Business Days of the Agent's notice of resignation or the Required Lenders' notice of removal (and, in the case of removal, upon the consent of the Company), as the case may be, the Agent, by five Business Days' notice to the Company and the Lenders, may then, on behalf of the Lenders, appoint a successor Agent (which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $1,000,000,000) who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

               (d)  If no successor Agent has been appointed pursuant to clause
(b) or (c) above by the 30th Business Day after the date such notice of


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resignation was given by the Agent or notice of removal was given by the
Required Lenders, as the case may be, the Agent's resignation or removal, as the case may be, shall become effective and the Co-Agent and Lenders shall thereafter perform all the duties of the Agent hereunder and/or under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

               (e) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal, as the case may be, hereunder as Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          Section 12.  MISCELLANEOUS.

          12.1 PAYMENT OF EXPENSES, ETC. The Company shall: (i) (A) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent actually incurred in connection with the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent, the Co-Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom) and
(B) pay all reasonable out-of-pocket costs and expenses of the Agent and each Lender actually incurred in connection with the preservation of rights under, enforcement of, and, after an Event of Default, the refinancing, renegotiation or restructuring of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and the Lenders); (ii) pay


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and hold each of the Lenders harmless from and against any and all present and future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder (without duplication of Section 4.5) or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Credit Documents and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission by the Company or any of its Subsidiaries to pay any such taxes, charges or levies; and (iii) indemnify the Agent, the Co-Agent and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all costs, losses, liabilities, claims, damages or expenses actually incurred by any of them (whether or not any of them is designated a party thereto) arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use by the Company or any Subsidiary of the Company of the proceeds of any Loan or to any Credit Document or other Transaction Document or any Transaction or other transaction contemplated hereby or thereby, including, without limitation, the reasonable fees and disbursements of counsel actually incurred in connection with any such investigation, litigation or other proceeding. Notwithstanding anything in this Agreement to the contrary, the Company shall not be responsible to the Agent, the Co-Agent, the Lenders or any officer, director, employee, representative or agent of the foregoing (an "Indemnified Party") for any losses, damages, liabilities or expenses which result from such Indemnified Party's gross negligence or willful misconduct. It is understood that the Company shall not, in connection with any single action, suit, proceeding or claim or separate but substantially similar or related actions, suits, proceedings or claims, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at the same time for the Indemnified Parties (which firm shall be designated by the Agent) except that, if any Indemnified Party other than the Agent shall determine, in its sole discretion, that there may be a conflict in such firm representing the Agent and such Indemnified Party, then the Company shall


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be liable for the reasonable fees and expenses of an additional firm for such
Indemnified Party whose interests may be in conflict. The Company's obligations under this Section 12.1 shall survive any termination of this Agreement or any other Credit Document.

          12.2 RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, subject to Section 1.13, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or the Company's obligations are matured, have the right to appropriate and apply to the payment of the Obligations, all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder, whether or not related to this Agreement or any transaction hereunder.

          12.3 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex or telecopier) and mailed, telexed, telecopied or delivered, if to any party, at its address specified opposite its signature below or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telexed, telecopied, or sent by reputable overnight courier, be effective (i) when received or (ii) three Business Days after being deposited, postage prepaid, in the mails, the Business Day following delivery, freight prepaid, to an overnight courier or the same Business Day of transmission by telex or telecopier, whichever of (i) or (ii) shall be earlier, except that notices and communications to the Agent shall not be effective until received by the Agent.

          12.4 BENEFIT OF AGREEMENT; LIMITATIONS ON RIGHTS OF OTHERS. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; PROVIDED that the Company may not assign or transfer any of


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its interest or obligations hereunder without the prior written consent of the
Lenders. Nothing in this Agreement (except for the proviso to the last sentence of Section 12.21), whether express or implied, shall be construed to give to any Person other than the Company, the Lenders, the Agent, the Co-Agent, the Collateral Agent and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any commitments, covenants, conditions or other provisions contained herein, and the same shall be for the sole and exclusive benefit of the Company, the Lenders, the Agent, the Co-Agent, the Collateral Agent and their respective successors and permitted assigns, as the case may be.

               (b) Each Lender shall have the right at any time, upon the Agent's, each L/C Bank's and the Company's consent (which consents shall not be unreasonably withheld), to assign all or any part of its Loans, Notes, Revolving Loan Commitment or Letter of Credit Exposure to one or more Lenders or other commercial banks, insurance companies, savings and loan associations, savings banks or other financial institutions; PROVIDED that any assignment shall represent an aggregate principal amount of not less than $1,000,000 of Revolving Loan Commitments, Loans, Notes and Letter of Credit Exposure in the case of any such assignment to another Lender and not less than $5,000,000 in the case of any other such assignment; PROVIDED FURTHER, that if such assigning Lender has Loans and a Revolving Loan Commitment outstanding in an amount less than that required for any such assignment, such assignment may be made in the entire amount of such Loans and Revolving Loan Commitment; and, PROVIDED, FURTHER, that the limitations on assignments and participations in this Section 12.4 and on participations in clause (c) below shall not, nor shall they be deemed to, apply to, limit or modify in any way, the obligations of each Lender to purchase assignments or participations, as the case may be, in each other's Loans, Notes, Letter of Credit Exposure and Revolving Loan Commitment pursuant to Section 1.13 and 2.4. In the case of any assignment of all or part of the Loans, the Notes, the Revolving Loan Commitments or Letter of Credit Exposure authorized under this Section


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12.4(b), the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender with respect to such Loans, Note, Revolving Loan Commitment, or Letter of Credit Exposure, including, without limitation, (x) the right to vote as a Lender, and (y) the obligation to fund Loans (including deemed Loans made for the purpose of reimbursing Swingline Borrowings) directly to the Agent pursuant to Section 1 or issue Letters of Credit or purchase participations therein pursuant to Section 2 and, provided the assignee thereunder has assumed such assigning Lender's obligations hereunder and provided the Agent shall have received the processing fee from the assignor Lender referred to in Section 12.4(f), such assigning Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption.

               (c) Notwithstanding Section 12.4(b), each Lender may grant participations in all or any part of its Loans, Notes, Revolving Loan Commitment or Letter of Credit Exposure to one or more commercial banks, insurance companies, savings and loan associations, savings banks or other financial institutions, pension funds or mutual funds; PROVIDED that: (i) any such disposition shall not, without the consent of the Company, require the Company to file a registration statement with the SEC or under the blue sky law of any state; (ii) the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting the extension of the final maturity of the principal amount of, or any payment date for interest on, a Loan allocated to such participation or the reduction in the principal amount of, or the rate of interest payable on, the Loans or postponing any date fixed for any payment in respect of principal of a Loan (including, without limitation, any date on which mandatory prepayments under Section 4.2 are due), allocated to such participation or the reduction in the principal amount of, or the rate of interest payable on, such Loan or any fee payable hereunder, (iii) such Lender shall require the holder of any such participation to agree in writing to comply with the provisions of Section 12.17; (iv) the Company shall not incur any addi-


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tional costs or expenses solely as a result of such grant of a participation;
and (v) the Lender selling such participation shall be able at any time such Lender is to be replaced pursuant to Section 1.15 to repurchase such participation. The Company hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of the Company to the participant, and the participant shall be considered to be a "Lender" for purposes of, Sections 1.10, 1.11, 1.12, 1.13, 7.1 and 12.2, and shall be entitled to the benefits thereto to the extent that such Lender selling such participation would be entitled to such benefits if the participation had not been entered into or sold.

               (d) Notwithstanding the foregoing provisions of this Section 12.4, (i) each Lender may, at any time sell, assign, transfer or negotiate all or any part of its Loans, Revolving Loan Commitment, Notes or Letter of Credit Exposure to any Affiliate of such Lender; PROVIDED that such Affiliate will not be treated as a "Lender" for purposes of Section 4.5 or 12.12 hereof (unless such assignment is made in accordance with Section 12.4(b)) but shall be treated as a "Lender" for purposes of Sections 1.10, 1.11, 1.12, 1.13, 7.1 and 12.2; PROVIDED FURTHER that the Company shall not incur any additional expenses as a result of such sale, assignment, transfer or negotiation; and (ii) no Lender may assign or grant a participation in its Revolving Loans, Letter of Credit Exposure or Revolving Loan Commitment unless it is assigning or granting a participation, on a PRO RATA basis, in its Subsidiary Credit Extensions and such Lender's Commitment under and as defined in the Subsidiary Credit Agreement.

               (e) For transfers effected by assignment of an interest in the Loans, Notes, Revolving Loan Commitments and Letter of Credit Exposure, the transferor and the transferee shall deliver to the Company and the Agent, a transfer supplement (a "Transfer Supplement") executed by an officer of each of the transferor and the transferee in the form of Exhibit K. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such transferee as a Lender and the resulting adjustment of the Loans, the


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Notes, and the Revolving Loan Commitments or Letter of Credit Exposure arising from the purchase by such transferee (and such amendment shall not require the consent of any Person). Promptly after the consummation of any transfer to a transferee pursuant hereto, the Lender, the Agent and the Company shall make appropriate arrangements so that a replacement Note is issued to such Lender and a new Note is issued to such transferee, in each case in principal amounts reflecting such transfer.

               (f) In the case of an assignment, concurrently with delivery of the Transfer Supplement, the assignor Lender shall deliver to the Agent, for the Agent's account, $3,500 as a processing fee; PROVIDED that in the case of an assignment by a Lender to another Lender such fee shall be $1,500.

               (g) Notwithstanding any other provision set forth in this Agreement to the contrary, any Lender may at any time and from time to time pledge as collateral for advances, assign or endorse for discount, or otherwise transfer all or any portion of its rights under this Agreement and its Note to any Federal Reserve Bank pursuant to the Federal Reserve Act and related regulations of the Board of Governors of the Federal Reserve System (as such act or regulations are then or thereafter in effect or any successor act or regulations), as well as any applicable operating circular or other requirements of such Board of Governors or Federal Reserve Bank (as then or thereafter in effect). Any Federal Reserve Bank may at any time and from time to time subsequently transfer all or any portion of the rights acquired by such Lender pursuant to this subsection to any Person. No such pledge, assignment, endorsement or other transfer shall have the effect of releasing the Agent, any Lender or the Company from its respective obligations or conferring any obligations on the pledgee, assignee, endorsee or transferee, as the case may be, under this Agreement or the Note. The requirements of subsections (b), (c),
(d), (e) and (f) of this Section 12.4 shall be deemed inapplicable to pledges, assignments, endorsements or other transfers permitted by this subsection.


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               (h)  If, pursuant to this subsection, any interest in this
Agreement or any Note is transferred to any assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, or the District of Columbia, the transferor Lender shall cause such assignee concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Company) that it is either (A) entitled to the benefits of an income tax treaty with the United States which provides for an exemption from United States withholding tax on interest and other payments which may be made by the Company to such Lender pursuant to the terms of this Agreement or any other Credit Document; or (B) is engaged in the trade or business within the United States,
(ii) to furnish to the transferor Lender, the Agent and the Company either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Company) to provide to the transferor Lender, the Agent and the Company a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

               (i) Each Lender represents and warrants to the Company and the Agent that it is either (A) a United States person (as defined in Section 7701(a)(30) of the Code); (B) entitled to the benefits of an income tax treaty with the United States which provides for an exemption from United States withholding tax on interest and other payments which may be made by the Company to such Lender pursuant to the terms of this Agreement or any other Credit Document; or (C) engaged in trade or business within the United States. Each Lender that is organized under the laws of any jurisdiction other than the United States or any State thereof (including the District of Columbia) agrees to furnish to the Agent and the Company, prior to the date of the first interest payment hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder) and to provide to the Agent and the Company a new Form 4224 or Form 1001 (or, if necessary, any successor forms) upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Lender, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemptions. Notwithstanding any other provisions of this Agreement, the representations, warranties and obligations of the Lenders set forth in Section 12.4(h) and this Section 12.4(i) shall survive the termination of the Lenders' Revolving Loan Commitment, the borrowing of the Loans and the assignment, sale, repayment or other disposition of the Loans or any interest therein.

               (j) Except pursuant to an assignment, but only to the extent set forth in such assignment, no Lender shall, as between the Company and that Lender, be relieved of any of its obligations hereunder as a result of any sale, transfer or negotiation of, or granting of participations in, all or any part of the Revolving Loan Commitment, Loans, Notes or Letter of Credit Exposure of that Lender or other obligations owed to such Lender.

          12.5 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent, the Co-Agent, the Collateral Agent or any Lender or any holder of a Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Company and the Agent, the Co-Agent, the Collateral Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, the Co-Agent, the Collateral Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Co-Agent, the Collateral Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

          12.6 PAYMENTS PRO RATA. (a) The Agent agrees that upon receipt of each payment from or on behalf of the Company in respect of any Obligations of the Company hereunder, it shall promptly thereafter (on the same day if such payment was received by the Agent prior to 11:00 A.M. (New York, New York time) or on the next Business Day if received thereafter) distribute funds in the form received relating to such payment to the Lenders PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received after giving effect to the purchase of assignments and participations effected pursuant to Section 1.13 and 2.4 hereof.

               (b) Each of the Lenders agrees, for the benefit of all other Lenders, that if, at any time following the acceleration of any of the Obligations, it should receive any amount payable under any Credit Document (including without limitation any voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, enforcement of any right under the Credit Documents (including without limitation the Subsidiary Credit Agreement, or otherwise) which is applicable to the payment of any of the Obligations, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of the Obligations then owed and due to such Lender bears to the total of the Obligations then owed and due to all the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Company and each Subsidiary Borrower, as the case may be, to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Each of the Lenders hereby agrees that by accepting the benefits of Section 12.6(b) of the Subsidiary Credit Agreement it shall be bound by the terms of said Section.

               (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

          12.7  CALCULATIONS; COMPUTATIONS; RECORDS.         (a)  All financial
statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP, except as otherwise provided herein. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all financial calculations to be made hereunder shall be made on the basis of and in accordance with GAAP (except as provided herein).

               (b) All determinations of interest and Commitment Commission and other fees hereunder shall be made on the basis of the actual number of days elapsed (including the first day but excluding the last day) over a year of 360 days. Each such determination by the Agent of an interest rate or amount of Commitment Commission or other fee or amounts hereunder shall, except in the case of manifest error, be final, conclusive and binding for all purposes.

               (c) If the Company is required by law or by order of a regulatory agency having jurisdiction over the Company to change its fiscal quarters or fiscal year, the parties hereto agree to enter into negotiations in order to amend the financial covenants, standards or terms found in Sections 4, 7, 8 and 10 so as to equitably reflect such changes with the desired result that the cri-teria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made.

               (d) The Agent shall maintain records of all Borrowings and all payments received by the Agent in respect of Obligations; PROVIDED that the Agent shall not be liable in any manner to any Lender or the Company for any error or omissions in respect of such records.

          12.8 GOVERNING LAW; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE AGENT, THE CO-AGENT AND THE LENDERS WITH RESPECT TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY DOCUMENT RELATED THERETO. THE COMPANY HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS THE DESIGNEE, APPOINTEE AND AGENT OF THE COMPANY TO RECEIVE, FOR AND ON BEHALF OF THE COMPANY, SERVICE OF PROCESS IN SUCH JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY DOCUMENT RELATED THERETO AND SUCH SERVICE SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE DEEMED COMPLETED TEN DAYS AFTER DELIVERY THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE COMPANY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT THE FAILURE OF THE COMPANY TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY

APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, THE CO-AGENT, ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          12.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company, the Co-Agent and the Agent.

          12.10 EFFECTIVENESS; FUNDING OF MASTER TRANSFER SUPPLEMENT. This Agreement shall become effective on the later of (i) the date (the "Execution Date") on which each of the Company, the Subsidiary Borrowers, the Co-Agent, the Agent and each Lender shall have signed a counterpart of the Master Transfer Supplement and this Agreement, as applicable (whether the same or different counterparts), and shall have delivered the same to the Agent or, in the case of the Lenders, shall have given to the Agent telephonic (confirmed in writing), written or telex notice (actually received) that the same has been signed and mailed to it, and (ii) the date on which the conditions contained in Sections 5 and 12.10(b) are met to the satisfaction of the Agent and the Required Lenders. Unless the Agent has received actual notice from any Lender that the conditions contained in Section 5 have not been met to its satisfaction, then, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, the Existing Company Credit Agreement Restructuring and the amendment and restatement of the Existing Company Credit Agreement set forth herein shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Existing Company Credit Agreement Restructuring and the amendment and restatement of the Existing Company Credit Agreement set forth herein shall not release the Company from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Agent will give the Company, the Co-Agent and each Lender prompt written notice of the occurrence of the consummation of the Existing Company Credit Agreement Restructuring.

               (b) On the date specified in the initial Notice of Borrowing (under and as defined in the Subsidiary Credit Agreement) for the initial borrowing of Subsidiary Loans, each Lender shall have delivered to the Agent for the account of the Existing Lenders that are party to the Master Transfer Supplement, as transferors, an amount equal to (i) in the case of each New Lender, the Existing Loans and Existing Subsidiary Loans to be purchased by such New Lender on such date pursuant to the Master Transfer Supplement and (ii) in the case of each Continuing Lender, the amount, if any, by which Existing Loans to be purchased by such Continuing Lender on such date pursuant to the Master Transfer Supplement exceed the amount of all of such Continuing Lender's Existing Loans outstanding on such date before giving effect to any of the Transactions. Notwithstanding anything to the contrary contained in this
Section 12.10(b), in satisfying the foregoing condition, unless the Agent shall have been notified by any Lender prior to the occurrence of such date that such Lender does not intend to make available to the Agent such Lender's share of the purchase price for the Existing Loans and Existing Subsidiary Loans required to be paid by such Lender on such date pursuant to the Master Transfer Supplement, then the Agent may, in reliance on such assumption, make available to the Existing Lenders the corresponding amounts in accordance with the provisions of the Master Transfer Supplement, and the making available by the Agent of such amounts shall satisfy the condition contained in this Section 12.10(b).

          12.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement and the Table of Contents are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12 AMENDMENT OR WAIVER. (a) No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by the Company or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no amendment, waiver or consent shall, unless in writing and signed by all the Non-Defaulting Lenders, do any of the following: (i) waive any of the conditions specified in Section 5.1, (ii) increase the Revolving Loan Commitments of the Lenders or subject the Lenders to any additional monetary obligations (including, without limitation, extending the periods of the Revolving Loan Commitments during which the Lenders are obligated to make Loans), (iii) reduce the principal of, or interest on, the Loans outstanding or any Commitment Commission or other fees hereunder, (iv) postpone any date fixed for any payment in respect of principal of, or interest on, the Loans or any Commitment Commission or other fees hereunder (including, without limitation, any date on which mandatory prepayments under Section 4.2 are due), (v) change the percentage of the Revolving Loan Commitments or the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (vi) amend or waive this Section 12.12 or any of Sections 1.10, 1.11, 1.12, 1.13, 4.5, 9.1 and 12.1 or the definitions of any terms to the extent used in such Sections, or
(vii) release all or substantially all of the guarantors from their obligations under the Subsidiary Guaranty or release all or substantially all of the Collateral under the Security Documents; PROVIDED FURTHER that, notwithstanding the foregoing, any Lender may agree to reduce or postpone the due date of any amounts (other than principal of, and interest on, Loans and Commitment Commissions and other fees) payable to it hereunder by the Company; and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or any Credit Document. For purposes hereof, "Loans", shall include, without duplication, the Letter of Credit Outstandings and outstanding Swingline Borrowings.

               (b) Each Lender, the Agent and the Co-Agent hereby authorizes the Collateral Agent to (i) release any Restricted Subsidiary from its obligation under the Subsidiary Guaranty if all of the capital stock of such Restricted Subsidiary that is owned by the Company or any of its other Restricted Subsidiaries is disposed of by the Company and/or such Restricted Subsidiaries pursuant to any Asset Sale which is consented to by the Required Lenders or is otherwise permitted hereby; PROVIDED that prior to or simultaneously with such release such Restricted Subsidiary is released from its guaranty, if any, of each and any Permitted Subordinated Indebtedness; and (ii) release any Collateral under any Security Document to the extent such Collateral
(A) is disposed of by the Company or any of its Subsidiaries pursuant to an Asset Sale consented to by the Required Lenders or otherwise permitted hereby,
(B) is required to be released pursuant to Section 8.8 hereof as a result of a contribution of Facility to a Permitted Joint Venture in accordance therewith,
(C) is owned by a guarantor that is released from the Subsidiary Guaranty pursuant to clause (i), or (D) is otherwise expressly required to be released pursuant to any provision of the Credit Documents.

          12.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.5, 4.5, 11.7 and 12.1 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans hereunder.

          12.14 DOMICILE OF LOANS. Subject to the provisions of Section 1.14 hereof, each Lender may make, transfer or carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender.

          12.15 INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

          12.16 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

          12.17 CONFIDENTIALITY. Subject to Section 12.4(c), the Lenders shall hold all non-public information, which has been identified as such by the Company, obtained in connection with or pursuant to the negotiation, preparation or requirements of this Agreement or any of the Credit Documents in accordance with the customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event, subject to Section 12.4(c), may make any disclosure reasonably required by any prospective bona fide transferee or participant in connection with the contemplated transfer of any Revolving Loan Commitment, Note, Loan or rights and obligations in respect of any Letter of Credit or participation therein so long as any such contemplated assignee or participant has agreed in writing (with a copy to each of the Company and the Agent) to be bound by the provisions of this
Section 12.17 or as required by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such

Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by the Company or any of its Subsidiaries.

          12.18 PERFORMANCE OF OBLIGATIONS. The Company agrees that the Agent, upon the direction of the Required Lenders may, but shall have no obligation to, make any payment or perform any act required of the Company under the Credit Documents or any of them, or take any other action which such party in its reasonable discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (i) pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against any Collateral, and (ii) effect any repairs or obtain any insurance called for by the terms of any of the Credit Documents and to pay all or any part of the premiums therefor and the costs thereof. The Company hereby agrees to pay, on demand, to the Agent (i) any and all sums incurred by the Agent pursuant to this
Section 12.18, and (ii) interest on all such sums (A) prior to the occurrence of an Event of Default, at the applicable rate provided for in Section 1.8 for Revolving Loans that are Base Rate Loans, and (B) upon the occurrence and during the continuance of an Event of Default, at the rate provided for in Section 1.8(d) hereof for such type of Loans, in each case, during the period beginning on the date on which each such sum is paid by the Agent and ending on the date on which the Agent actually receives payment therefor.

          12.19 COLLATERAL. It is the intention and understanding of each of the parties hereto that the payment and performance in full of the Obligations shall be secured by the Collateral. Reference is hereby made to all of the Security Documents for a statement of the terms and provisions thereof and for a complete description of the Collateral.

          12.20 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE COMPANY, THE AGENT, THE CO-AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY

JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

          12.21 CERTAIN PROVISIONS CONCERNING EXISTING COMPANY CREDIT AGREEMENT RESTRUCTURING. (a) On and as of the occurrence of the Existing Company Credit Agreement Restructuring in accordance with Section 12.10 hereof, each New Lender shall become a "Lender" under, and for all purposes of, this Agreement and the other Credit Documents.

          (b) The parties hereto acknowledge that no Existing Lender is obligated to enter into the Master Transfer Supplement, as a transferee, or to become a Continuing Lender. By their execution and delivery hereof, the Company and the Required Lenders (under and as defined in the Existing Company Credit Agreement after giving effect to the assignments contemplated by the Master Transfer Supplement) consent to (i) the voluntary repayment by the Company on the Closing Date of all Existing Loans of the Non-Continuing Lenders that do not become parties to the Master Transfer Supplement, as transferees, (ii) the voluntary termination by the Company of the Existing Commitments of each such Non-Continuing Lender, (iii) the amendment, restatement, consolidation and increase or decrease, as the case may be, of each Continuing Lender's Existing Commitments pursuant to Section 1.1(a) hereof, (iv) the amendment and restatement of the Existing Company Credit Agreement as set forth herein, and
(v) the termination of the Existing Intercreditor Agreement (other than the provisions thereof appointing BTCo as Collateral Agent and the provisions thereof which expressly survive the termination of such agreement); in each case to be effective on, and contemporaneously with the occurrence of, the Closing Date.

          (c) Notwithstanding anything to the contrary contained in the Existing Company Credit Agreement or any Credit Document as in effect immediately prior to the Closing Date, the Company, the Agent, the Co-Agent, the Collateral Agent and each of the Lenders hereby agrees that effective as of the Closing Date, (i) the Existing Intercreditor Agreement, other than the appointment therein of

BTCo as Collateral Agent and the provisions thereof that expressly survive the termination of such agreement, shall be terminated, and (ii) the Existing Commitment of each Non-Continuing Lender that does not become a party to the Master Transfer Supplement, as a transferee, shall be terminated, and such Non-Continuing Lender shall no longer constitute a "Lender" under this Agreement and the other Credit Documents; PROVIDED that all indemnities of the Credit Parties under the Existing Company Credit Agreement, the Original Company Credit Agreement and the other Credit Documents (as in effect immediately prior to the Closing Date) for the benefit of such Non-Continuing Lender shall survive in accordance with the terms thereof for the benefit of such Non-Continuing Lender.

          12.22 ENTIRE AGREEMENT. This Agreement, and the Notes, Security Documents, and other instruments and documents executed and delivered in connection herewith and therewith, constitute the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and, except to the extent specified to the contrary below, all prior agreements, understandings, representations and statements with respect to such transactions are, as of the Closing Date, merged with and into this Agreement and the other Credit Documents. Notwithstanding the foregoing, (a) indemnification obligations of the Company under Sections 1.08(h) and 12.01 of the Existing Company Credit Agreement and the Original Company Credit Agreement shall survive the execution and effectiveness of this Agreement and, in the case of the Agent, the Collateral Agent and the Continuing Lenders, shall be deemed to be Obligations hereunder, and (b) the agreements and indemnities of the Company in favor of BTCo under the commitment letter and the fee letter, as either of the same may be modified, concerning the Transactions and the agreement of BTCo to pay certain up-front fees to the Lenders in connection with their commitments, shall, to the extent the matters set forth therein are not specifically covered hereby, survive the execution and effectiveness of this Agreement and the making of the Loans.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amended and Restated Credit Agreement as of the date first above written.

ADDRESS:

BORROWER:

577 Mulberry Street            CHARTER MEDICAL CORPORATION
Macon, Georgia 31298

Attn:  James R. Bedenbaugh,    By
        Treasurer                 ----------------------------------------------
                                 Name:  James R. Bedenbaugh
                                 Title: Treasurer


LENDER PARTIES:

AGENT:

280 Park Avenue                BANKERS TRUST COMPANY,
New York, NY 10017               Individually and as Agent

Attn:   Michael Shraga,
        Managing Director;     By
                                 -----------------------------------------------
                                 Name:
                                 Title:
with copies to:

Bankers Trust Company
130 Liberty Street
30th Floor
New York, New York  10006

Attn:   Mary Kay Coyle,
        Vice President


CO-AGENT:

First Union National Plaza     FIRST UNION NATIONAL BANK OF
301 S. College St.              NORTH CAROLINA, Individually
Charlotte, NC 28288             and as Co-Agent


                               By
                                 -----------------------------------------------
                                 Name:
                                 Title:

LEAD MANAGERS:

1230 Peachtree Street          BANK OF AMERICA NATIONAL
Suite 3600                       TRUST AND SAVINGS ASSOCIATION
Atlanta, GA 30309

                               By
                                 -----------------------------------------------
                                 Name:
                                 Title:


75 Wall Street                 DRESDNER BANK AG, New York
New York, NY 10005-2889          Branch and Grand Caymen Branch


                               By
                                 -----------------------------------------------
                                 Name:
                                 Title:


                               By
                                 -----------------------------------------------
                                 Name:
                                 Title:


5665 New Northside             GENERAL ELECTRIC CAPITAL
Suite 200                        CORPORATION
Atlanta, GA 30328;
                               By
                                 -----------------------------------------------
                                 Name:
                                 Title:


Two World Financial Center     THE MITSUBISHI BANK, LIMITED
225 Liberty Street               New York Branch
New York, NY 10281

                               By
                                 -----------------------------------------------
                                 Name:
                                 Title:

                                   Annex I to
                           Second Amended and Restated
                                 Credit Agreement
                           ---------------------------


                              SCHEDULE OF COMMITMENTS
                              -----------------------

                                       REVOLVING LOAN         LENDER'S REVOLVING
                                         COMMITMENT            LOAN PERCENTAGE
                                       --------------         ------------------
LENDERS
Bankers Trust Company                  $  60,000,000              20.00000000%
First Union National Bank of              55,000,000              18.33333333
  North Carolina
General Electric Capital                  50,000,000              16.66666667
  Corporation
Bank of America National                  45,000,000              15.00000000
  Trust and Savings Association
Dresdner Bank AG, New York                45,000,000              15.00000000
  Branch and Grand Cayman Branch
The Mitsubishi Bank, Limited              45,000,000              15.00000000
                                        ------------             -------------
Total                                   $300,000,000             100.00000000%
                                        ------------             -------------
                                        ------------             -------------


                                   Annex II to
                           Second Amended and Restated
                                 Credit Agreement
                           ---------------------------


                                           NEW LENDERS
                                           -----------

First Union National Bank  of North Carolina

                                                                   SCHEDULE 6.2







                       SCHEDULE OF VIOLATIONS OF CONTRACTS





                                      NONE

                                                                    SCHEDULE 6.4



                         SCHEDULE OF EXCEPTIONS TO GAAP


The statement of cash flows does not begin with net income and disclose all reconciling items to arrive at a net increase or decrease in cash. Additional-ly, the statement of cash flows does not classify cash flows into the three categories (operating, investing and financing) required by GAAP.

The balance sheet presents stockholders' deficit as one condensed caption, rather than showing all classifications making up stockholders' deficit.

The statements also do not include footnote disclosures required by GAAP.

Statement of changes in stockholders' equity is not included as required by GAAP.

The NME interim EBITDA information, income statements and balance sheets for the assets subject to the NME Acquisition that are described in Section 6.4, 7.1(j) and 10.1(a) have not been prepared in accordance with GAAP. As originally prepared by NME, such information did not include expenses for chief executive officer and chief financial officer bonuses, management information services costs, allocated intercompany management fees and income taxes. The data in
Schedule 10.1(a) includes, and the data to be delivered pursuant to Section 10.1(a) will include, the Company's good faith estimates of such bonuses and management information services as calculated by the Company in a reasonable manner.

                                                                   SCHEDULE 6.5





                             SCHEDULE OF LITIGATION







                                      NONE

                                                                  SCHEDULE 6.7



                              SCHEDULE OF APPROVALS


1.) Filings required in connection with the perfection of Liens under the Security Documents.

                                                                  SCHEDULE 6.10





                       SCHEDULE OF EMPLOYEE BENEFIT PLANS



DEFINED BENEFIT PLANS

     1.   Charter Lake Hospital Pension Plan.

     2.   Charter Northside Hospital Pension Plan.

     3.   Middle Georgia Hospital Pension Plan.


DEFINED CONTRIBUTION PLANS

     1.   Charter Medical Corporation Cash Accumulation Plan
          (as amended and restated effective January 1, 1992).

     2.   Charter Medical Corporation Employee Stock Ownership Plan (ESOP).

                                                                   SCHEDULE 6.16


                            SCHEDULE OF SUBSIDIARIES
         DIRECT AND INDIRECT SUBSIDIARIES OF CHARTER MEDICAL CORPORATION


                                                           Jurisdiction       Authorized Capital        Common Stock
              Name of Corporation                        of Incorporation    (All Common Stock)(1) Issued and Outstanding
- -----------------------------------------------------------------------------------------------------------------------------------
Ambulatory Resources, Inc.                                    Georgia            1,000 shares            550 shares
  Subsidiary:
    Gwinnett Immediate Care Center, Inc.                      Georgia            1,000 shares            500 shares
    Holcomb Bridge Immediate Care Center, Inc.                Georgia            1,000 shares            100 shares
Atlanta MOB, Inc.                                             Georgia            1,000 shares            500 shares
Beltway Community Hospital, Inc.                               Texas            10,000 shares          1,000 shares
CCM, Inc.                                                      Nevada            1,000 shares            100 shares  Ch. Med. Corp.
                                                                                                         100 shares  CMCI, Inc.
Charter Alvarado Behavioral Health System, Inc.              California          1,000 shares          1,000 shares
Charter Appalachian Hall Behavioral Health System, Inc.    North Carolina        1,000 shares          1,000 shares
Charter Arbor Indy Behavioral Health System, Inc.              Indiana           1,000 shares          1,000 shares
Charter Augusta Behavioral Health System, Inc.                 Georgia           1,000 shares            500 shares
Charter Bay Harbor Behavioral Health System, Inc.              Florida           1,000 shares            500 shares
Charter Beacon Behavioral Health System, Inc.                  Indiana           1,000 shares          1,000 shares
Charter Behavioral Health System at Fair Oaks, Inc.          New Jersey          1,000 shares          1,000 shares
Charter Behavioral Health System at Hidden Brook, Inc.        Maryland           1,000 shares          1,000 shares
Charter Behavioral Health System at Los Altos, Inc.          California          1,000 shares          1,000 shares
Charter Behavioral Health System at Potomac Ridge, Inc.       Maryland           1,000 shares          1,000 shares
Charter Behavioral Health System at Warwick Manor, Inc.       Maryland           1,000 shares          1,000 shares
Charter Behavioral Health System of Athens, Inc.               Georgia           1,000 shares            500 shares
Charter Behavioral Health System of Austin, Inc.                Texas            1,000 shares          1,000 shares
Charter Behavioral Health System of Baywood, Inc.               Texas            1,000 shares          1,000 shares
Charter Behavioral Health System of Bradenton, Inc.            Florida           1,000 shares            500 shares
Charter Behavioral Health System of Canoga Park, Inc.        California          1,000 shares          1,000 shares
Charter Behavioral Health System of Central Georgia, Inc.      Georgia           1,000 shares            500 shares
Charter Behavioral Health System of Charleston, Inc.       South Carolina        1,000 shares          1,000 shares
Charter Behavioral Health System of Charlottesville, Inc.     Virginia           1,000 shares            500 shares
Charter Behavioral Health System of Chicago, Inc.             Illinois           1,200 shares          1,100 shares
Charter Behavioral Health System of Chula Vista, Inc.        California          1,000 shares          1,000 shares
Charter Behavioral Health System of Columbia, Inc.            Missouri          30,000 shares            600 shares
Charter Behavioral Health System of Corpus Christi, Inc.        Texas            1,000 shares          1,000 shares
Charter Behavioral Health System of Dallas, Inc.                Texas            1,000 shares          1,000 shares
Charter Behavioral Health System of Evansville, Inc.           Indiana           1,000 shares          1,000 shares
Charter Behavioral Health System of Fort Worth, Inc.            Texas            1,000 shares          1,000 shares
Charter Behavioral Health System of Jackson, Inc.            Mississippi         1,000 shares          1,000 shares
Charter Behavioral Health System of Jacksonville, Inc.         Florida           1,000 shares            500 shares
Charter Behavioral Health System of Jefferson, Inc.            Indiana           1,000 shares          1,000 shares
Charter Behavioral Health System of Kansas City, Inc.          Kansas            1,000 shares            500 shares
Charter Behavioral Health System of Lafayette, Inc.           Louisiana          1,000 shares          1,000 shares
Charter Behavioral Health System of Lake Charles, Inc.        Louisiana       2,500 shares(2)               1 share


                                                                   SCHEDULE 6.16


                            SCHEDULE OF SUBSIDIARIES
         DIRECT AND INDIRECT SUBSIDIARIES OF CHARTER MEDICAL CORPORATION


                                                           Jurisdiction       Authorized Capital        Common Stock
              Name of Corporation                        of Incorporation    (All Common Stock)(1) Issued and Outstanding
- -----------------------------------------------------------------------------------------------------------------------------------
Charter Behavioral Health System of Lakewood, Inc.           California          1,000 shares          1,000 shares
Charter Behavioral Health System of Michigan City, Inc.        Indiana           1,000 shares          1,000 shares
Charter Behavioral Health System of Mobile, Inc.               Alabama           1,000 shares          1,000 shares
Charter Behavioral Health System of Nashua, Inc.            New Hampshire        1,000 shares          1,000 shares
Charter Behavioral Health System of Nevada, Inc.               Nevada           10,000 shares            100 shares
Charter Behavioral Health System of New Mexico, Inc.         New Mexico          1,000 shares          1,000 shares
Charter Behavioral Health System of Northwest                 Arkansas           1,000 shares          1,000 shares
  Arkansas, Inc.
Charter Behavioral Health System of Northwest                  Indiana           1,000 shares          1,000 shares
  Indiana, Inc.
Charter Behavioral Health System of Paducah, Inc.             Kentucky        1,000 shares(6)          1,000 shares
Charter Behavioral Health System of Rockford, Inc.            Illinois           1,000 shares          1,000 shares
Charter Behavioral Health System of San Jose, Inc.           California          1,000 shares          1,000 shares
Charter Behavioral Health System of Southern                 California          1,000 shares            500 shares
  California, Inc.
Charter Behavioral Health System of Tampa Bay, Inc.            Florida           1,000 shares            500 shares
Charter Behavioral Health System of Texarkana, Inc.           Arkansas           1,000 shares          1,000 shares
Charter Behavioral Health System of Toledo, Inc.                Ohio             1,000 shares          1,000 shares
Charter Behavioral Health System of Tucson, Inc.               Arizona           1,000 shares          1,000 shares
Charter Behavioral Health System of Virginia Beach, Inc.      Virginia           1,000 shares          1,000 shares
Charter Behavioral Health System of Visalia, Inc.            California          1,000 shares          1,000 shares
Charter Behavioral Health System of                     District of Columbia     1,000 shares          1,000 shares
  Washington D.C., Inc.
Charter Behavioral Health System of Waverly, Inc.             Minnesota          1,000 shares          1,000 shares
Charter Behavioral Health System of Winston-Salem, Inc.    North Carolina      100,000 shares          1,000 shares
Charter Behavioral Health System of Yorba Linda, Inc.        California          1,000 shares          1,000 shares
Charter Behavioral Health Systems of Atlanta, Inc.             Georgia           1,000 shares            500 shares
Charter Brawner Behavioral Health System, Inc.                 Georgia        5,000 shares(2)          1,000 shares
  Subsidiary:
    Charter Behavioral Health System of Savannah, Inc.         Georgia           1,000 shares            500 shares
Charter-By-The-Sea Behavioral Health System, Inc.              Georgia           1,000 shares            100 shares
Charter Canyon Behavioral Health System, Inc.                   Utah             1,000 shares          1,000 shares
Charter Canyon Springs Behavioral Health System, Inc.        California          1,000 shares          1,000 shares
Charter Centennial Peaks Behavioral Health System, Inc.       Colorado           1,000 shares            500 shares
Charter Colonial Institute, Inc.                              Virginia           1,000 shares            500 shares
Charter Community Hospital, Inc.                             California          1,000 shares          1,000 shares
Charter Community Hospital of Des Moines, Inc.                  Iowa            10,000 shares          1,000 shares
Charter Contract Services, Inc.                                Georgia           1,000 shares          1,000 shares
Charter Cove Forge Behavioral Health System, Inc.           Pennsylvania         1,000 shares          1,000 shares
Charter Crescent Pines Behavioral Health System, Inc.          Georgia           1,000 shares            500 shares
Charter Fairbridge Behavioral Health System, Inc.             Maryland           1,000 shares          1,000 shares
Charter Fairmount Behavioral Health System, Inc.            Pennsylvania         1,000 shares            500 shares
Charter Fenwick Hall Behavioral Health System, Inc.        South Carolina        1,000 shares          1,000 shares
Charter Financial Offices, Inc.                                Georgia           1,000 shares            500 shares


                                                                   SCHEDULE 6.16


                            SCHEDULE OF SUBSIDIARIES
         DIRECT AND INDIRECT SUBSIDIARIES OF CHARTER MEDICAL CORPORATION

                                                           Jurisdiction       Authorized Capital        Common Stock
              Name of Corporation                        of Incorporation    (All Common Stock)(1) Issued and Outstanding
- -----------------------------------------------------------------------------------------------------------------------------------
Charter Forest Behavioral Health System, Inc.                 Louisiana          1,000 shares            500 shares
Charter Grapevine Behavioral Health System, Inc.                Texas            1,000 shares          1,000 shares
Charter Greensboro Behavioral Health System, Inc.          North Carolina        1,000 shares            100 shares
Charter Health Management of Texas, Inc.                        Texas            1,000 shares          1,000 shares
Charter Hospital of Columbus, Inc.                              Ohio             1,000 shares            500 shares
Charter Hospital of Denver, Inc.                              Colorado           1,000 shares            500 shares
Charter Hospital of Ft. Collins, Inc.                         Colorado           1,000 shares            500 shares
Charter Hospital of Laredo, Inc.                                Texas            1,000 shares          1,000 shares
Charter Hospital of Mobile, Inc.                               Alabama           1,000 shares          1,000 shares
Charter Hospital of Northern New Jersey, Inc.                New Jersey          1,000 shares          1,000 shares
Charter Hospital of Santa Teresa, Inc.                       New Mexico          1,000 shares          1,000 shares
Charter Hospital of St. Louis, Inc.                           Missouri           1,000 shares            500 shares
  Subsidiary:
    Charter Hospital of Miami, Inc.                            Florida           1,000 shares          1,000 shares
Charter Hospital of Torrance, Inc.                           California          1,000 shares          1,000 shares
Charter Indianapolis Behavioral Health System, Inc.            Indiana           1,000 shares          1,000 shares
Charter Lafayette Behavioral Health System, Inc.               Indiana           1,000 shares          1,000 shares
Charter Lakehurst Behavioral Health System, Inc.             New Jersey          1,000 shares          1,000 shares
Charter Lakeside Behavioral Health System, Inc.               Tennessee        100,000 shares            833 shares
Charter Laurel Heights Behavioral Health System, Inc.          Georgia           1,000 shares            500 shares
Charter Laurel Oaks Behavioral Health System, Inc.             Florida           1,000 shares            500 shares
Charter Linden Oaks Behavioral Health System, Inc.            Illinois           1,000 shares          1,000 shares
Charter Little Rock Behavioral Health System, Inc.            Arkansas           1,000 shares          1,000 shares
Charter Louisville Behavioral Health System, Inc.             Kentucky           1,000 shares          1,000 shares
Charter Meadows Behavioral Health System, Inc.                Maryland           1,000 shares          1,000 shares
Charter Medfield Behavioral Health System, Inc.                Florida           1,000 shares          1,000 shares
Charter Medical Executive Corporation                          Georgia           1,000 shares          1,000 shares
Charter Medical Information Services, Inc.                     Georgia           1,000 shares            500 shares
Charter Medical International, S.A., Inc.                      Nevada            1,000 shares            100 shares
Charter Medical Management Company                             Georgia             500 shares            500 shares
Charter Medical of East Valley, Inc.                           Arizona           1,000 shares            500 shares
Charter Medical of North Phoenix, Inc.                         Arizona           1,000 shares            500 shares
Charter Medical of Orange County, Inc.                         Florida           1,000 shares            500 shares
Charter Medical - California, Inc.                             Georgia           1,000 shares            100 shares
  Subsidiary:
    Charter Behavioral Health System of Northern             California          1,000 shares          1,000 shares
      California, Inc.
Charter Medical - Clayton County, Inc.                         Georgia           1,000 shares            500 shares
Charter Medical - Cleveland, Inc.                               Texas            1,000 shares          1,000 shares
  Subsidiary:
    Charter Regional Medical Center, Inc.                       Texas         1,000 shares(4)            100 shares


                                                                   SCHEDULE 6.16


                            SCHEDULE OF SUBSIDIARIES
         DIRECT AND INDIRECT SUBSIDIARIES OF CHARTER MEDICAL CORPORATION


                                                           Jurisdiction       Authorized Capital        Common Stock
              Name of Corporation                        of Incorporation    (All Common Stock)(1) Issued and Outstanding
- -----------------------------------------------------------------------------------------------------------------------------------
Charter Medical - Dallas, Inc.                                  Texas            1,000 shares          1,000 shares
Charter Medical - Long Beach, Inc.                           California          1,000 shares            510 shares
Charter Medical - New York, Inc.                              New York           1,000 shares          1,000 shares
Charter Mental Health Options, Inc.                            Florida    28,000 shares--A(7)              0 shares
                                                                          56,000 shares--B(7)          1,000 shares
Charter Mid-South Behavioral Health System, Inc.              Tennessee          1,000 shares          1,000 shares
Charter Milwaukee Behavioral Health System, Inc.              Wisconsin          1,000 shares          1,000 shares
Charter Mission Viejo Behavioral Health System, Inc.         California          1,000 shares          1,000 shares
Charter MOB of Charlottesville, Inc.                          Virginia           1,000 shares          1,000 shares
Charter North Behavioral Health System, Inc.                   Alaska            1,000 shares            500 shares
  Subsidiary:
     Charter North Counseling Center, Inc.                     Alaska            1,000 shares          1,000 shares
Charter Northbrooke Behavioral Health System, Inc.            Wisconsin          1,000 shares          1,000 shares
Charter Northridge Behavioral Health System, Inc.          North Carolina        1,000 shares            500 shares
Charter Northside Hospital, Inc.                               Georgia           1,000 shares            500 shares
Charter Oak Behavioral Health System, Inc.                   California          1,000 shares          1,000 shares
Charter of Alabama, Inc.                                       Alabama         150,000 shares          1,800 shares
Charter Palms Behavioral Health System, Inc.                    Texas            1,000 shares          1,000 shares
Charter Peachford Behavioral Health System, Inc.               Georgia    1,000,000 shares(3)        149,950 shares
Charter Pines Behavioral Health System, Inc.               North Carolina        1,000 shares            500 shares
Charter Plains Behavioral Health System, Inc.                   Texas            1,000 shares          1,000 shares
Charter Psychiatric Hospitals, Inc.                           Delaware           1,000 shares          1,000 shares
Charter Real Behavioral Health System, Inc.                     Texas            1,000 shares          1,000 shares
Charter Richmond Behavioral Health System, Inc.               Virginia           1,000 shares          1,000 shares
Charter Ridge Behavioral Health System, Inc.                  Kentucky           1,000 shares            100 shares
Charter Rivers Behavioral Health System, Inc.              South Carolina        1,000 shares          1,000 shares
Charter San Diego Behavioral Health System, Inc.             California          1,000 shares          1,000 shares
Charter Serenity Lodge Behavioral Health System, Inc.         Virginia           1,000 shares          1,000 shares
Charter Sioux Falls Behavioral Health System, Inc.          South Dakota         1,000 shares          1,000 shares
Charter South Bend Behavioral Health System, Inc.              Indiana           1,000 shares          1,000 shares
Charter Springs Behavioral Health System, Inc.                 Florida           1,000 shares            500 shares
Charter Springwood Behavioral Health System, Inc.             Virginia           1,000 shares          1,000 shares
Charter Surburban Hospital of Mesquite, Inc.                    Texas           10,000 shares          6,510 shares
Charter Terre Haute Behavioral Health System, Inc.             Indiana           1,000 shares          1,000 shares
Charter Thousand Oaks Behavioral Health System, Inc.         California          1,000 shares          1,000 shares
Charter Tidewater Behavioral Health System, Inc.              Virginia           1,000 shares          1,000 shares
Charter Treatment Center of Michigan, Inc.                    Michigan           1,000 shares          1,000 shares
Charter Westbrook Behavioral Health System, Inc.              Virginia           1,000 shares            100 shares
  Subsidiary:

    CPS Associates, Inc.                                      Virginia           1,000 shares          1,000 shares


                                                                   SCHEDULE 6.16


                            SCHEDULE OF SUBSIDIARIES
         DIRECT AND INDIRECT SUBSIDIARIES OF CHARTER MEDICAL CORPORATION


                                                           Jurisdiction       Authorized Capital        Common Stock
              Name of Corporation                        of Incorporation    (All Common Stock)(1) Issued and Outstanding
- -----------------------------------------------------------------------------------------------------------------------------------
Charter White Oak Behavioral Health System, Inc.              Maryland           1,000 shares          1,000 shares
Charter Wichita Behavioral Health System, Inc.                 Kansas            1,000 shares            500 shares
Charter Woods Behavioral Health System, Inc.                   Alabama           1,000 shares          1,000 shares
  Subsidiary:
    Charter Woods Hospital, Inc.                               Alabama           1,000 shares          1,000 shares
Charter - Provo School, Inc.                                    Utah             1,000 shares          1,000 shares
Charterton/LaGrange, Inc.                                     Kentucky        1,100 shares(4)          1,100 shares
CMSF, Inc.                                                     Florida          10,000 shares            500 shares
C.A.C.O. Services, Inc.                                         Ohio             1,000 shares          1,000 shares
Desert Springs Hospital, Inc.                                  Nevada            1,000 shares          1,000 shares
  Subsidiary:
    CMCI, Inc.                                                 Nevada            1,000 shares          1,000 shares
    CMFC, Inc.                                                 Nevada            1,000 shares            100 shares
Employee Assistance Services, Inc.                             Georgia           1,000 shares            500 shares
Florida Health Facilities, Inc.                                Florida             500 shares            500 shares
Group Practice Affiliates, Inc.                               Delaware    2,000,000 shares(9)          1,000 shares
Gulf Coast EAP Services, Inc.                                  Alabama           1,000 shares          1,000 shares
HCS, Inc.                                                      Georgia           1,000 shares            500 shares
Hospital Investors, Inc.                                       Georgia      200,000 shares(5)          2,000 shares
Mandarin Meadows, Inc.                                         Florida           1,000 shares          1,000 shares
Metropolitan Hospital, Inc.                                    Georgia           1,000 shares            100 shares
Middle Georgia Hospital, Inc.                                  Georgia           1,000 shares            100 shares
Pacific - Charter Medical, Inc.                              California          1,000 shares          1,000 shares
  Subsidiary:
    Charter Behavioral Health System of the Inland
      Empire, Inc.                                           California        500,000 shares         18,353 shares
Peachford Professional Network, Inc.                           Georgia           1,000 shares          1,000 shares
Rivoli, Inc.                                                   Georgia           1,000 shares            500 shares
Shallowford Community Hospital, Inc.                           Georgia           5,000 shares          1,000 shares
Sistemas De Terapia Respiratoria S.A., Inc.                    Georgia         500,000 shares         12,000 shares
Strategic Advantage, Inc.                                     Minnesota      25,000 shares(7)         25,000 shares
Stuart Circle Hospital Corporation                            Virginia           1,000 shares            100 shares
Tampa Bay Behavioral Health Alliance, Inc.                     Florida           1,000 shares          1,000 shares
Western Behavioral Systems, Inc.                             California          1,000 shares          1,000 shares


                                                                   SCHEDULE 6.16


                            SCHEDULE OF SUBSIDIARIES
         DIRECT AND INDIRECT SUBSIDIARIES OF CHARTER MEDICAL CORPORATION

                                                    Jurisdiction            Authorized Capital          Common Stock
              Name of Corporation                 of Incorporation         (All Common Stock)(1)   Issued and Outstanding
- -------------------------------------------------------------------------------------------------------------------------
FOREIGN SUBSIDIARIES:
Charter Medical (Cayman Islands) Ltd.             Cayman Islands               900,000 shares        100,000 shares
Charter Medical International, Inc.               Cayman Islands               900,000 shares          4,375 shares
Charter Medical of England Limited                United Kingdom         1,510,000 shares(10)      1,510,000 shares
Charter Medical of Puerto Rico, Inc.              Commonwealth of                1,000 shares            500 shares
                                                    Puerto Rico
Golden Isle Assurance Company Ltd.                    Bermuda                 3,500 shares(4)          3,500 shares
Plymouth Insurance Company, Ltd.                      Bermuda                 1,200 shares(4)          1,200 shares
Societe Anonyme De La Metairie                      Switzerland                 300 shares(8)            300 shares

(1)    Par Value $1.00 per share unless otherwise noted.
(2)    $10 par value.
(3)    $.50 par value.
(4)    $100 par value.
(5)    $.10 par value
(6)    No par value.
(7)    $.01 par value
(8)    SF 1,000 par value
(9)    $.25 par value
(10)    1 pound par value


                                                                  SCHEDULE 6.17





                       SCHEDULE OF PATENTS AND TRADEMARKS




                                      NONE

                                                                  SCHEDULE 6.19





                   SCHEDULE OF RECENTLY ACQUIRED REAL PROPERTY


     1.) Charter-Provo School, Inc. has added a 64 bed dormitory addition

     2.)  The following hospitals are no longer operating but are still owned:

          a.)  Beltway Community Hospital
          b.) Charter Hospital of West Palm Beach c.) Charter Hospital of Bradenton d.) Charter Brook Facility

     3.)  The following facilities were sold since July 21, 1992:

          a.)  Charter Hospital of Denver
          b.)  Charter Hospital of Aurora
          c.)  Charter Hospital of Rockford
          d.)  Charter Hospital of Bakersfield
          e.)  Charter Retreat Hospital
          f.)  Charter Hospital of Laredo
          g.)  Charter-Provo School-South Campus
          h.) Land Parcels at Beltway Community Hospital i.) Charterton j.) Sale of 10 general hospitals to Quorum on September 30, 1993

                                                                  SCHEDULE 6.20






                       SCHEDULE OF EXISTING DEFAULTS UNDER
                               OTHER INDEBTEDNESS



1.) On April 9, 1991 S.G. Warburg Soditic, SA, the trustee for the 7.5% Swiss Bonds due 2001, accelerated the bonds pursuant to their interpretation of
     Section 11(c) of the Public Bond Issue Agreement dated March 4, 1986. The bonds are still outstanding in the amount of $6,443,280.

     Charter Medical Corporation has continued to pay interest on the bonds in accordance with their terms.

                                                                  SCHEDULE 6.25





                            SCHEDULE OF CERTAIN FEES





                                      NONE

                                                                 SECTION 8.1(b)



                           SCHEDULE OF EXISTING LIENS


1.   Liens listed in Schedule 8.7(e)

2.   Permitted Liens as defined herein

3. Judgment filed against Charter Broad Oaks Hospital, as garnishee, on April 15, 1988, entered on General Execution Docket 139, page 195.

4. Judgment filed against Shallowford Community Hospital, as garnishee, on March 3, 1986, entered on General Execution Docket 514, page 260.

5. Claim of Lien filed by Norca Air Conditioning and Refrigeration Corporation filed September 8, 1986, in Official Records Book 13010, page 2464; Clerk's Certificate transferring said Claim of Lien to Security, as recorded in Official Records Book 13403, at page 3818; Notice of Lis Pendens filed in case styled Norca Air Conditioning and Refrigeration Corporation v. Southern Mechanical Contractors, Inc., et al., in Case No. 87-22437.

6. State of Florida Department of Revenue Tax Warrant against Charter Medical Corporation, d/b/a Charter Hospital of Miami filed June 17, 1988, in Official Records Book 13720, at Page 667.

7. State of Florida Department of Revenue Tax Warrant against Charter Medical Corporation, d/b/a Charter Hospital of Miami filed June 13, 1988, in Official Records Book 13712, at Page 2672.

8. Final Judgment in favor of Bryan Miller against Charter Hospital of Miami, Inc., filed September 21, 1990 in Official Records Book 14711, at page 2508.

9. Liens revealed by searches, undertaken in 1992 in certain jurisdictions, of Uniform Commercial Code filings, judgements, state tax lien filings and federal tax lien filings, as such liens are described on ANNEX I to this List.

10. Liens revealed by searches undertaken in 1994 in certain jurisdictions of Uniform Commercial Code filings, judgments, state tax lien filings and federal tax lien filings, as such liens are described on ANNEX II to this List.

                                                                         ANNEX I


                       CHARTER MEDICAL CORPORATION
                          AND ITS SUBSIDIARIES
                            SUMMARY OF LIENS



                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER ACADEMY OF MOBILE

   American Business        Alabama                  92-09627            Leased Savin copy equipment
   Credit Corporation       Secretary of State       3-17-92             (Debtor is Charter Medical
                                                                         Corporation/Charter Academy of
                                                                         Mobile)


                                 DEBTOR:  CHARTER BAY WOOD HOSPITAL

   Paramount Medical        California               82230927            All personal property,
   Development Co.          Secretary of State       12-13-82            fixtures, and equipment on or
                                                                         about Long Beach
                                                                         Neuropsychiatric Institute
                                                                         (Charter Baywood Hospital),
                                                                         the name Long Beach
                                                                         Neuropsychiatric Institute,
                                                                         the health facility license,
                                                                         inventory, other licenses,
                                                                         insurance proceeds.  (Debtors
                                                                         are Charter Medical-Long
                                                                         Beach, Inc.; Charter Medical
                                                                         Corporation and trade names
                                                                         Long Beach Neuropsychiatric
                                                                         Institute/Charter Baywood
                                                                         Hospital)


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                                     82230927            Continuation of File
                                                     11-16-87            No. 82230927



                                 DEBTOR:  CHARTER BEACON HOSPITAL

   Kimco Leasing;           Indiana                  1420104             One Sharp copier
   Summit Bank              Secretary of State       10-23-87

   Kimco Leasing, Inc.      Indiana                  1511975             Sharp copy equipment
   (Secured Party)          Secretary of State       8-1-88
   Summit Bank
   (Assignee)

   Kimco Leasing, Inc.      Indiana                  1660553             Sharp copy equipment
   (Secured Party)          Secretary of State       7-10-90
   Lincoln National
   Bank (Assignee)


                                 DEBTOR:  CHARTER COLONIAL INSTITUTE, INC.

** Peninsula Ports          Virginia State           910110534           Fixtures, machinery and
   Authority of             Corporation              1-3-91              equipment owned or hereafter
   Virginia                 Commission                                   leased by the Secured Party to
   (Secured Party)                                                       the Debtor pursuant to the
   Crestar Bank                                                          11/1/78 Lease Agreement for
   (Assignee)                                                            use in the hospital facility
                                                                         in Newport News (fixture
                                                                         filing, but filed with SCC)




                                                         -2-



                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER COMMUNITY HOSPITAL

   Baxter Scientific        Iowa                     K193511             Autoscan 4 microbiology system
   Products                 Secretary of State       12-7-90             with printer and IBM PSII 60
                                                                         computer
   Hewlett Packard          Iowa                     K161998             Leased Hewlett Packard
   Company                  Secretary of State       10-5-90             equipment including Ambulatory
                                                                         Egg System, memory module and
                                                                         laserjet printer


   Business Equipment       Iowa                     H891438             Toshiba copy equipment
   Lease (Secured           Secretary of State       8-3-88
   Party)
   Midland Bank
   (Assignee)

   Business Equipment       Iowa                     K236116             Leased Toshiba copy equipment
   Leasing, Inc.            Secretary of State       4-12-91

   C&J Leasing Corp.        Iowa                     K017597             Leased Toshiba copy equipment
   (Secured Party)          Secretary of State       8-18-89
   Bankers Trust
   Company (Assignee)

   Bankers Trust            Iowa                     K144306             Assignment of File No. K017597
   Company (Secured         Secretary of State       8-16-90             to Sanwa Leasing Corporation
   Party)
   Sanwa Leasing
   Corporation
   (Assignee)



                                                        -3-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   Sanwa Leasing            Iowa                     K320632             Assignment of File No. K017597
   Corporation              Secretary of State       1-3-92              to Norwest Bank Iowa National
   (Secured Party)                                                       Association
   Norwest Bank Iowa
   National
   Association
   (Assignee)


                                 DEBTOR:  CHARTER COMMUNITY HOSPITAL, INC.

   Beckman                  California               89257770            Leased Synchron analyzer and
   Instruments, Inc.        Secretary of State       10-2-89             refielded Astra w/enzymes
                                                                         (Debtor's trade name is
                                                                         Medicalab Management
                                                                         Corporation)
   E I DuPont De            California               91033007            DuPont discrete clinical
   Nemours & Co.            Secretary of State       2-25-91             analyzer (Debtor is FHP Inc.
                                                                         for Charter Community
                                                                         Hospital)


   Better Beverages         California               91041618            Soda dispensing system
                            Secretary of State       2-25-91


                                 DEBTOR:  CHARTER FOREST HOSPITAL, INC.

   M&H Leasing Corp.        Caddo Parish,            850098              Leased IBM Actionwriter I
   (Lessor)                 Louisiana                9-25-87             typewriter

   M&H Leasing Corp.        Caddo Parish,            844129              Leased IBM Actionwriter I
   (Lessor)                 Louisiana                6-15-87             typewriter

   M&H Leasing Corp.        Caddo Parish,            838933              Leased IBM Actionwriter I
   (Lessor)                 Louisiana                3-19-87             typewriters



                                                       -4-



                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

** Louisiana Dept. of       Caddo Parish,            1332700             $2,022.96 tax lien in favor of
   Labor                    Louisiana                2-3-92              the Office of Employment
                                                                         Security
** Louisiana Dept. of       Caddo Parish,            1322667             $8,471.23 tax lien in favor of
   Labor                    Louisiana                Mort. Book          the Office of Employment
                                                     2144, P. 645        Security
                                                     10-23-91
*  Louisiana Dept. of       Caddo Parish,            01295082            $1,799.83 tax lien in favor of
   Labor                    Louisiana                Mort. Book          the Office of Employment
                                                     2100, P. 733        Security
                                                     2-7-91
** Louisiana Dept. of       Caddo Parish,            01176357            $369.46 tax lien in favor of
   Labor                    Louisiana                Mort. Book          the Office of Employment
                                                     1910, P. 476        Security
                                                     2-18-88



                                 DEBTOR:  CHARTER GLADE HOSPITAL

** Lee County               Lee County,              OR 1972             Fixture filing covering
   Industrial               Florida                  Pg 0018             machinery, equipment, fixtures
   Development                                       2-20-90             and other personal property
   Authority (Secured                                                    acquired with the Bonds
   Party)                                                                proceeds (Debtor is CMSF,
   Barnett Banks Trust                                                   Inc.)
   Company, N.A.
   (Assignee)




                                                        -5-



                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER HOSPITAL OF ALBUQUERQUE, INC.

   Lanier Business          New Mexico               900301037           Dictation equipment
   Products, Inc.           Secretary of State       3-1-90
   (Secured Party)
   Lanier Financial
   Services (Assignee)

   Lanier Business          New Mexico               900521069           Dictation equipment
   Products, Inc.           Secretary of State       5-21-90
   (Secured Party)
   Lanier Financial
   Services (Assignee)

** New Mexico               Bernalillo County,       8011475             $364.65 tax lien for the
   Employment Security      New Mexico               2-14-89             quarter ending 9-30-88
   Dept.                                                                 (Debtors are Charter Sunrise
                                                                         Hospital, Inc. and Charter
                                                                         Hospital of Albuquerque)


                                 DEBTOR:  CHARTER HOSPITAL OF AURORA, INC.

   GranTree                 Colorado                 892016117           Rental Agreement dated
                            Secretary of State       2-24-89             10/18/88 including rental
                                                                         accounts




                                                       -6-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                  DEBTOR:  CHARTER HOSPITAL OF AUSTIN, INC.

** State of Texas           Travis County,           9218211 Film        State tax lien for $2,585.79
                            Texas                    Code                for 4/1/88 - 12/31/91
                                                     Book 00687
                                                     Page 0225
                                                     6-15-92


                                 DEBTOR:  CHARTER HOSPITAL OF CHARLESTON, INC.

   Republic Leasing         South Carolina           92-012132           Mita copiers and copy
   Co.                      Secretary of State       92-012179           equipment
   (Secured Party)                                   3-11-92
   Republic National
   Bank (Assignee)

*  SCE&G                    Charleston County,       91-08027            Fixture filing for four
                            South Carolina           6-11-91             commercial W/H's and
                                                                         installation (water heaters?)


                                 DEBTOR:  CHARTER HOSPITAL OF CHARLOTTESVILLE, INC.

   The CIT                  Virginia State           920610377           Equipment, fixtures and other
   Group/Equipment          Corporation              6-2-92              goods (other than inventory),
   Financing, Inc.          Commission                                   relating to two parcels of the
                                                                         real property in
                                                                         Charlottesville

   SYSCO of Virginia        City of                  10929               Fixture filing for Alco juice
   Food Services, Inc.      Charlottesville,         11-19-90            generator (Debtor is Charter
                            Virginia                                     Hospital of Virginia/Charter
                                                                         Hospital of Charlottesville)




                                                       -7-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER HOSPITAL OF COLUMBIA, INC.

   The Industrial           Missouri                 2005200             Fixtures, furnishings,
   Development              Secretary of State       5-24-91             machinery and equipment
   Authority of Boone                                                    acquired with the proceeds of
   County, Mo.                                                           the Series 1983 Bonds; leases
   (Secured Party)                                                       of the Mortgaged Property; and
   Boatmen's Trust                                                       rents, profits, proceeds and
   Company, Trustee                                                      products
   (Assignee)

   The Industrial           Boone County,            126273              Fixture filing covering
   Development              Missouri                 Book 824            fixtures, furnishings,
   Authority of Boone                                Page 1              machinery and equipment
   County, Mo.                                       5-24-91             acquired with the proceeds of
   (Secured Party)                                                       the Series 1983 Bonds; leases
   Boatmen's Trust                                                       of the Mortgaged Property; and
   Company, Trustee                                                      rents, profits, proceeds and
   (Assignee)                                                            products



                                 DEBTOR:  CHARTER HOSPITAL OF CORONA, INC.

   Advanta Leasing          California               90293340            Leased computer equipment
   Corp.                    Secretary of State       12-4-90




                                                        -8-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER HOSPITAL OF CORPUS CHRISTI, INC.

*  CMCI, Inc.               Texas                    098011              Blanket lien related to real
                            Secretary of State       4-25-88             property in Corpus Christi,
                                                                         Texas

   Southwestern Bell        Texas                    098778              Norstar Telecommunication
   Telecommunications,      Secretary of State       5-18-92             System
   Inc. d/b/a
   Southwestern Bell
   Telecom



                                 DEBTOR:  CHARTER HOSPITAL OF DALLAS, INC.

   Waste Compaction         Texas                    016527              McClasin MVP-6 Vertical
   Systems, Inc. d/b/a      Secretary of State       1-22-90             Compactor
   Advanced Waste
   Systems, Inc.
   (Secured Party)
   Guardian Bank
   (Assignee)

*  CMCI, Inc.               Collin County,           22532               Deed of Trust
                            Texas                    Bk 3049
                                                     Pg 697
                                                     5-8-89

*  CMCI, Inc.               Collin County,           44019               Deed of Trust
                            Texas                    Bk 2895
                                                     Pg 871
                                                     8-11-88



                                                       -9-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

*  CMCI, Inc.               Collin County,           44018               Deed of Trust
                            Texas                    Bk 2895
                                                     Pg 866
                                                     8-11-88

                                 DEBTOR:  CHARTER HOSPITAL OF DENVER, INC.

   Grantree Furniture       Colorado                 882083601           Furniture rental agreement
                            Secretary of State       10-2-88             dated 9-6-88

   Citibank, N.A.,          Colorado                 892072219           Blanket lien relating to real
   individually and as      Secretary of State       8-31-89             property in Jefferson County,
   Agent                                                                 Colorado

   Orix Credit              Colorado                 892103300           Leased soft serve ice cream
   Alliance, Inc., and      Secretary of State       12-28-89            machine
   First Interstate
   Credit Alliance,
   Inc.


   Savin Credit             Colorado                 912021050           Leased computer equipment
   Corporation              Secretary of State       3-22-91
   (Secured Party)
   Sanwa Leasing
   Corporation
   (Assignee)

   Finzer Leasing,          Colorado                 912070241           Ricoh 2800L
   Inc.                     Secretary of State       9-23-91




                                                        -10-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER HOSPITAL OF THE EAST VALLEY

   Saratoga Leasing         Arizona                  596953              One Taylor W/C Yogurt Machine
                            Secretary of State       10-23-89            (Debtor is Charter Medical
                                                                         Corp. d/b/a Charter Hospital)


                                 DEBTOR:  CHARTER HOSPITAL OF FORT WORTH

   Denitech                 Texas                    070335              Leased Ricoh FT7870, LCT and
   Corporation              Secretary of State       4-9-92              menu reader

   Terry Shupp d/b/a        Tarrant County,          Vol. 8798           $5,050.00 Mechanic's and
   Sunnyvale Fence Co.      Texas                    Pg 106              Materialman's Lien
                                                     1-2-87


                                 DEBTOR:  CHARTER HOSPITAL OF GLENDALE

   Walsh Bros.              Arizona                  442950              Office equipment and furniture
                            Secretary of State       6-25-86

   Walsh Bros.              Arizona                  455528              Rented office equipment and
                            Secretary of State       10-1-86             furniture

   Orix Credit              Arizona                  683729              Leased Electro Freeze
   Alliance, Inc.           Secretary of State       10-28-91



                                 DEBTOR:  CHARTER HOSPITAL OF GREENSBORO, INC.

   GE Capital               North Carolina           0794116             Key wall brackets and cable
                            Secretary of State       6-17-91             runs



                                                       -11-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   GE Capital               North Carolina           0783851             Station and DSS console cards,
                            Secretary of State       5-10-91             voice processing system, CRT
                                                                         console, key telephones, etc.

   REH Leasing Company      Guilford County,         385228              2 Canon copy systems (Debtor
   (Secured Party)          North Carolina           10-11-91            is Charter Hospital)
   Central Carolina
   Bank & Trust
   (National
   Association)
   (Assignee)

   GE Capital               Guilford County,         378971              Station & DSS console cards,
                            North Carolina           5-10-91             voice processing system, CRT
                                                                         console, key telephones, etc.

   GE Capital               Guilford County,         380536              Key wall brackets and cable
                            North Carolina           6-18-91             runs


                                 DEBTOR:  CHARTER HOSPITAL OF GREENVILLE

   Advanced Business        South Carolina           91-014650           Leased Sharp copier
   Systems                  Secretary of State       91-014665
   (Secured Party)                                   3-21-91
   Springs Leasing
   Corporation
   (Assignee)

   Lanier Worldwide,        South Carolina           92-009764           Specific equipment identified
   Inc.                     Secretary of State       92-009765           by serial numbers
                                                     2-27-92



                                                        -12-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   Modern Office            South Carolina           91-009029           Specific equipment identified
   Leasing                  Secretary of State       91-009030           by serial numbers
   (Secured Party)                                   2-19-91
   Eaton Financial
   (Assignee)

   Advanced Business        South Carolina           89-053952           Sharp copy equipment
   Systems                  Secretary of State       89-053955
   (Secured Party)                                   10-23-89
   Springs Leasing
   Corporation
   (Assignee)

   Atlantic States          South Carolina           90-023117           Leased mailing machine and
   Leasing                  Secretary of State       4-30-90             electronic scale

   Atlantic States          South Carolina           90-023117           Leased Xerox memorywriter
   Leasing                  Secretary of State       90-023118           typewriter
                                                     4-30-90

   Modern Office            South Carolina           90-002011           Canon copy system
   Machines                 Secretary of State       90-002014
   (Secured Party)                                   1-11-90
   Fiduciary Leasco,
   Inc.
   (Assignee)


                                 DEBTOR:  CHARTER HOSPITAL OF INDIANAPOLIS

   Mid Continent            Indiana                  1658353             Leased Soft Serve ice cream
   Financial Corp.          Secretary of State       6-28-90             machine

   Midwest Commerce         Indiana                  1753102             Computer equipment and
   Leasing (ILS)            Secretary of State       12-13-91            printers

   Dana Commercial          Indiana                  1754155             IBM monochrome monitor, IBM
   Credit Corporation       Secretary of State       12-19-91            DOS 4.01, IBM PC Model and
                                                                         accounts, general intangibles
                                                                         and insurance proceeds
                                                                         relating to the equipment



                                 DEBTOR:  CHARTER HOSPITAL OF JACKSONVILLE

   Datamatic Leasing,       Florida                  90-0000071122       Leased Canon copy equipment
   Inc.                     Department of State      3-19-90



                                                        -13-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   Universal Fleet          Florida                  88-0000040009       Ricoh copy equipment (Debtor
   Leasing Inc.             Department of State      11-3-88             is Charter Medical -
   (Secured Party)                                                       Jacksonville d/b/a Charter
   San Jacinto Savings                                                   Hospital of Jacksonville)
   Association
   (Assignee)

                                 DEBTOR:  CHARTER HOSPITAL OF LAREDO, INC.

*  CMCI, Inc.               Texas,                   096390              Blanket fixture filing
                            Secretary of State       4-21-88


                                 DEBTOR:  CHARTER HOSPITAL OF LOUISVILLE

   Federal Leasing          Jefferson County,        25266               Leased computer EKG system
   Corp.                    Kentucky                 4-19-92

   Commonwealth of          Jefferson County,        Book 6091           Deed of Easement
   Kentucky,                Kentucky                 Page 56
   Transportation                                    5-24-91
   Cabinet, Dept. of
   Highways


                                 DEBTOR:  CHARTER HOSPITAL OF MIAMI, INC.

   Charter Medical          Dade County,             85R079238           Mortgage Deed and Security
   Corporation              Florida                  OR 12448            Agreement (Debtor is Dade
                                                     Pg 761              County Psychiatric Hospital,
                                                     3-19-85             Inc.)




                                                       -14-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   Charter Medical          Dade County,             85R079239           Fixture filing covering
   Corporation              Florida                  OR 12448            fixtures, equipment,
                                                     Pg 769              easements, rents, issues and
                                                     3-19-85             profits


                                 DEBTOR:  CHARTER HOSPITAL OF MOBILE

   Danka Industries         Alabama                  A318930R            Leased Konica copy equipment
                            Secretary of State       5-1-89


                                 DEBTOR:  CHARTER HOSPITAL OF PADUCAH

   AT&T                     McCracken County,        13311               Horizon System and associated
                            Kentucky                 3-14-88             products (Debtor is Charter
                                                                         Medical Hospital d/b/a Health
                                                                         Group Inc.)


                                 DEBTOR:  CHARTER HOSPITAL OF REDLANDS

   Grantree Furniture       California               87148717            Leased office furniture
   Rental Corp.             Secretary of State       6-19-87
   (Lessor)


                                 DEBTOR:  CHARTER HOSPITAL OF REDLANDS, INC.

   Grantree Furniture       California               87148717            Leased office furniture
   Rental Corp.             Secretary of State       6-19-87




                                                       -15-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER HOSPITAL OF SACRAMENTO

   RTC Communications       California               88063802            Premier telephone system
                            Secretary of State       3-18-88



                                 DEBTOR:  CHARTER HOSPITAL OF SACRAMENTO, INC.

   RTC Communications       California               92100876            NEC Electra Mark II
                            Secretary of State       5-5-92              telecommunication system
   Citibank, N.A.,          California               89233095            Blanket lien relating to real
   individually and as      Secretary of State       9-1-89              property in Placer County, CA
   Agent                                                                 (Debtor's trade name is
                                                                         Charter Medical-California,
                                                                         Inc.)


                                 DEBTOR:  CHARTER HOSPITAL OF SAN DIEGO, INC.

   Citibank, N.A.,          California               89233094            Blanket lien relating to real
   individually and as      Secretary of State       9-1-89              property in San Diego County,
   Agent                                                                 California


                                 DEBTOR:  CHARTER HOSPITAL OF SANTA TERESA, INC.

   C Leasing Company,       New Mexico               870720017           Leased Motorola portable
   a division of            Secretary of State       7-20-87             telephones
   Price's Producers,
   Inc.

   C Leasing, a             Texas                    190548              Leased Motorola portable
   division of Price's      Secretary of State       7-20-87             telephones
   Producers, Inc.




                                                       -16-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER HOSPITAL OF SAVANNAH, INC.

*  CMCI, Inc.               Chatham County,          238594              Blanket fixture filing
                            Georgia                  9-14-88


                                 DEBTOR:  CHARTER HOSPITAL OF SIOUX FALLS, INC.

   Advance Acceptance       South Dakota             893241105459        Leased equipment (camera with
   Corporation              Secretary of State       11-20-89            photo die cutter, laminator
                                                                         and lettering machine)


   Advanta Leasing          South Dakota             900991301485        Specific equipment (1 BMA
   Corp.                    Secretary of State       4-9-90              2590, IBM E915D, IBM K7449,
                                                                         etc.)


                                 DEBTOR:  CHARTER HOSPITAL OF SUGAR LAND

   Xerox Corporation        Texas                    098946              Leased Xerox copy equipment
                            Secretary of State       4-25-89

   Lane Equipment           Texas                    192177              1 152.12A Taylor (Equipment)
   Company (Secured         Secretary of State       8-23-89
   Party)
   Texas Commerce Bank
   (Assignee)

  Xerox Corporation        Texas                    022620              1 Xerox 5065 RDH/FIN
                            Secretary of State       2-5-92              (Equipment)


                                 DEBTOR:  CHARTER HOSPITAL OF TAMPA BAY, INC.

   Chesterfield             Florida                  91-0000147420       Leased equipment
   Financial                Secretary of State       7-8-91
   Corporation



                                                       -17-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   Chesterfield             Florida                  91-0000194272       Assignment of File
   Financial                Secretary of State       9-9-91              No. 91-0000147420
   Corporation
   (Secured Party)
   Fleet Credit Corp.
   Denrich Leasing G
   (Assignee)

** Fleet Mortgage           Hillsborough             901116-3            Judgment Lien - $74,065.53
   Corporation              County, Florida          OR 5986             Case No. 90-85(F)
                                                     Page 377
                                                     5-23-90
   Colonial Mortgage        Hillsborough             91-2588             Pending Suit No. 91-2588;
   Corporation              County, Florida          OR 6219             Notice of Lis Pendens re
                                                     Page 240            foreclosure of mortgage
                                                     3-15-91


                                 DEBTOR:  CHARTER HOSPITAL OF TERRE HAUTE

   Hoosier Copy             Indiana                  1754069             Leased Canon copier equipment
   Systems, Inc.            Secretary of State       12-19-91            (Debtor is Charter Hospital)
   (Secured Party)
   Lease America
   Corporation
   (Assignee)


                                 DEBTOR:  CHARTER HOSPITAL OF THOUSAND OAKS

   Wellmark Inc.            California               91216770            Leased equipment pursuant to a
                            Secretary of State       10-7-91             certain Member's Agreement
** California Dept. of      California               92108241            State tax lien for $2,669.43
   Employment               Secretary of State       5-13-92             for 10/1/90 - 6/30/91




                                                      -18-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER HOSPITAL OF TORRANCE
** State of California      California               92128192            $1,532.31 state tax lien for
   Employment               Secretary of State       6-9-92              the tax period of 10-1/90-
   Development Dept.                                                     12/31/90


                                 DEBTOR:  CHARTER HOSPITAL OF WICHITA, INC.

   Commercial Capital       Sedgwick County,         88-04921            Equipment (2 GE portable
   Corporation              Kansas                   4-25-88             radios) (Debtor is Charter
   (Secured Party)                                                       Medical Corp d/b/a Charter
   First National Bank                                                   Hospital)
   of Shawnee Mission
   (Assignee)

   Business Systems         Sedgwick County,         92-05179            Canon copy equipment
   Leasing                  Kansas                   6-11-92


   Business Systems         Sedgwick County,         92-05180            Canon copy equipment
   Leasing                  Kansas                   6-11-92


                                 DEBTOR:  CHARTER LAKE HOSPITAL, INC.

   Argo Financial           Bibb County,             196634              Canon and Minolta copy
   Services (Secured        Georgia                  4-7-89              equipment
   Party)
   First Macon Bank &
   Trust Company
   (Assignee)



                                                      -19-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   First United             Bibb County,             197799              Leased facsimile machines
   Leasing Corp.            Georgia                  7-24-89

   G.D.P. Leasing           Bibb County,             188195              Leased copying equipment
   Company                  Georgia                  3-17-87             (maturity date 7-31-90)

   Georgia Duplicating      Bibb County,             191309              Copying equipment
   Products                 Georgia                  1-25-88


                                 DEBTOR:  CHARTER LAKESIDE HOSPITAL, INC.

   National Bank of         Mississippi              0486320             Panasonic telephone system and
   Commerce                 Secretary of State       4-25-90             four telephones

   National Bank of         Tennessee                933488              Leased Panasonic copying
   Commerce                 Secretary of State       11-18-91            equipment

   National Bank of         Tennessee                909466              Leased Panasonic copying
   Commerce                 Secretary of State       8-21-91             equipment

   Eaton Financial          Tennessee                751905              Leased office furniture
   Corporation              Secretary of State       3-19-90

   National Bank of         Tennessee                785477              Leased Panasonic telephone
   Commerce                 Secretary of State       6-26-90             system

   National Bank of         Tennessee                835230              Leased Panasonic telephone
   Commerce                 Secretary of State       12-11-90            system


   National Bank of         Tennessee                696903              Leased Panasonic telephone
   Commerce                 Secretary of State       9-22-89             system

   National Bank of         Tennessee                725211              Leased Panasonic telephone
   Commerce                 Secretary of State       12-28-89            system




                                                      -20-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   Pitney Bowes Credit      Tennessee                471881              Leased business
   Corp. (Lessor)           Secretary of State       9-28-87             equipment/machines

*  CMCI, Inc.               Fort Bend County,        8923914             Deed of Trust
                            Texas                    Bk. 2123
                                                     Pg. 2418
                                                     5-22-89

*  CMCI, Inc.               Fort Bend County,        8923916             Deed of Trust
                            Texas                    Bk. 2123
                                                     Pg. 2430
                                                     5-22-89


                                 DEBTOR:  CHARTER MEDICAL - CALIFORNIA, INC.

   Citibank, N.A.,          California               89233095            Blanket lien relating to real
   individually and as      Secretary of State       9-1-89              property in Placer County, CA
   Agent                                                                 (Debtor is Charter Hospital of
                                                                         Sacramento, Inc. d/b/a Charter
                                                                         Medical-California, Inc.)


                                 DEBTOR:  CHARTER MEDICAL - JACKSONVILLE, INC.

   Universal Fleet          Florida                  880000040009        Leased copying equipment
   Leasing Inc.             Secretary of State       11-3-88
   (Secured Party)
   San Jacinto Savings
   Association
   (Assignee)




                                                      -21-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   San Jacinto              Florida                  890000000112        Assignment of File No.
   Savings Association      Secretary of State       1-3-89              880000040009 to Lease America
   (Secured Party)                                                       Corporation
   Lease America
   (Assignee)


                                 DEBTOR:  CHARTER MEDICAL - LONG BEACH, INC.

   Mutual Service Life      Pima County,             91050353            Subordination Agreement
   Insurance Company        Arizona                  Docket 9029         regarding property leased by
                                                     Page 584            Charter Counseling Center, a
                                                     5-1-91              Division of Charter Hospital
                                                                         Long Beach d/b/a Charter
                                                                         Hospital of Tucson

   Tucson Psychiatric       Pima County,             91035545            Special Warranty Deed from
   Institute, Inc.          Arizona                  Docket 9007         Charter Medical-Long Beach,
                                                     Page 1075           Inc. to Tucson Psychiatric
                                                     4-1-91              Hospital, Inc.

                                                     91041411            Warranty Deed re-recorded to
                                                     Docket 9017         correct the Grantee's name to
                                                     Page 849            Tucson Psychiatric Institute,
                                                     4-15-91             Inc.

** CMFC, Inc.               Pima County,             Docket 7786,        Realty Mortgage (Mortgagor is
                            Arizona                  Page 831            Charter Medical - Tucson,
                                                     Fee No. 62007       Inc.)
                                                     5-16-86


   Paramount Medical        California               82230927            All personal property,
   Development Co.          Secretary of State       12-13-82            fixtures and equipment on or
                                                                         about Long Beach
                                                                         Neuropsychiatric Institute
                                                                         (Charter Baywood Hospital),
                                                                         the name Long Beach



                                                      -22-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                                                         Neuropsychiatric Institute,
                                                                         the health facility license,
                                                                         inventory, other licenses,
                                                                         insurance proceeds (Additional
                                                                         Debtors are Charter Medical
                                                                         Corportion and trade name Long
                                                                         Beach Neuropsychiatric
                                                                         Institute/Charter Baywood
                                                                         Hospital)

                                                     82230927            Continuation of File No.
                                                     11-16-87            82230927


                                 DEBTOR:  CHARTER MEDICAL - VIGO COUNTY, INC.

   Citibank, N.A.,          Indiana                  1601311             Blanket lien relating to real
   individually and as      Secretary of State       9-5-89              property in Vigo County,
   Agent                                                                 Indiana


                                 DEBTOR:  CHARTER MEDICAL CORPORATION

   Georgia Duplicating      Bibb County,             194245              Canon Facsimile equipment
   Products, Inc.           Georgia                  9-14-88

   United States            Bibb County,             193163              Leased equipment identified by
   Leasing Corp.            Georgia                  6-28-88             serial number



                                                      -23-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   Unicom Computer          Bibb County,             191495              Leased computer equipment
   Corporation              Georgia                  2-12-88
   (Secured Party)
   Westinghouse Credit
   Corporation
   (Assignee)


   Beckman                  Bibb County,             195805              Equipment (Astra 8)
   Instruments, Inc.        Georgia                  1-20-89


                                 DEBTOR:  CHARTER MEDICAL CORPORATION OF RALEIGH, INC.

   First Leasing            North Carolina           0764321             Canon copier
   Company                  Secretary of State       3-6-91
   (Secured Party)
   Eaton Financial
   Corp. (Assignee)

   DCL Leasing Company      Wake County,             88-18860            Canon copier (Debtor is
                            North Carolina           11-22-88            Charter Northridge Hospital)


                                 DEBTOR:  CHARTER MEDICAL OF EAST VALLEY, INC.

*  CMFC, Inc.               Arizona                  440897              Blanket fixtures filing
                            Secretary of State       6-9-86              (maturity date is 5-1-98)

*  CMFC, Inc.               Maricopa County,         86-287999           Blanket fixture filing
                            Arizona                  6-10-86

*  CMFC, Inc.               Maricopa County,         86-304864           Realty Mortgage
                            Arizona                  6-18-86



                                                      -24-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER MEDICAL OF FT. WORTH, INC.

   American Network         Texas                    085637              Leased telephone equipment
   Leasing Partnership      Secretary of State       4-18-90
   No. A-6

** CMCI, Inc.               Tarrant County,          415359              Blanket fixture filing
                            Texas                    BK 09134
                                                     Page 0189
                                                     12-1-87

** CMCI, Inc.               Tarrant County,          BK 09134            Deed of Trust (maturity date
                            Texas                    Page 0194           is January 31, 2002)
                                                     12-1-87


** CMCI, Inc.               Tarrant County,          BK 09357            Deed of Trust
                            Texas                    Page 1971
                                                     8-18-88

   Johnson Controls,        Tarrant County,          Vol. 8806           Mechanic's lien ($25,907.00)
   Inc.                     Texas                    Pg. 802
                                                     1-8-87

   Public Easement          Tarrant County,          42311               Utility easement
                            Texas                    Vol. 8734,
                                                     Page 101
                                                     10-31-86

   Texas Electric           Tarrant County,          353073              Easement and Agreement of
   Service Company          Texas                    BK 8595             Underground Facilities
                                                     Page 01
                                                     6-27-86



                                                      -25-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER MEDICAL OF RICHMOND COUNTY, INC.

** CMCI, Inc.               Richmond County,         Reel 293            Fixture filing
                            Georgia                  Page 2043;
                                                     Reel 1003
                                                     Page 73
                                                     8-23-88


                                 DEBTOR:  CHARTER NORTH HOSPITAL, INC.

   A.L. French Co.          Alaska UCC               285024              Two Lancer juice machines
                            Central File             3-10-88
                            System

   A.L. French Co.          Alaska UCC               291011              One Lancer juice machine
                            Central File             7-11-88
                            System



                                 DEBTOR:  CHARTER NORTHRIDGE HOSPITAL

   First Leasing            North Carolina           0764321             Canon copy equipment (Debtor
   Company (Secured         Secretary of State       3-6-91              is Charter Medical of Raleigh,
   Party)                                                                Inc. d/b/a Charter Northridge
   Eaton Financial                                                       Hospital)
   Corp. (Assignee)

   DLC Leasing Company      North Carolina           0512642             Leased Canon copy equipment
                            Secretary of State       11-22-88

   DLC Leasing Company      Wake County, North       88-18860            Leased Canon copy equipment
                            Carolina                 11-22-88



                                                       -26-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER NORTHSIDE HOSPITAL, INC.

   First Union              Bibb County,             27559               Landlord's Waiver regarding
   National Bank of         Georgia                  Bk 1926             property leased by Debtor to
   Georgia                                           Pg 126              M.R.I. of Middle Georgia, Inc.
                                                     10-23-90            waiving rights to magnetic
                                                                         resonance imaging system and
                                                                         custom modular building
                                                                         located on the property
   AT&T Credit              Bibb County,             203938              Leased AT&T 6486 PC equipment
   Corporation              Georgia                  1-29-91
   (Lessor)
                                                     203938              Amendment to File No. 203938
                                                     6-27-91             changing the Debtor's address


                                 DEBTOR:  CHARTER OAK HOSPITAL, INC.

   Wellmark Inc.            California               91216771            Leased equipment pursuant to a
                            Secretary of State       10-7-91             certain Member's Agreement



                                 DEBTOR:  CHARTER PALMS HOSPITAL, INC.

   Aloha Leasing, a         Texas                    281684              Leased office furniture
   Division of The          Secretary of State       11-2-87
   Bennett Funding
   Group, Inc.



                                                       -27-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

** CMCI, Inc.               Texas                    096394              Blanket fixture filing (The
                            Secretary of State       4-21-88             termination of this filing was
                                                                         erroneously filed in Hidalgo
                                                                         County, Texas.  This filing
                                                                         remains active.)
   Xerox Corporation        Texas                    174223              Xerox copying system
                            Secretary of State       9-9-91
   AT&T                     Texas                    038403              AT&T telecommunications
                            Secretary of State       2-28-92             equipment sold under contract
                                                                         dated 1/27/92
   AT&T (Secured            Texas                    00662177            Assignment of File No. 038403
   Party) AT&T Credit       Secretary of State       4-29-92             to AT&T Credit Corp. (Lessor)
   Corp. (Assignee)

** CMCI, Inc.               Hildalgo County,         182593              Termination of File No. 096394
                            Texas                    Vol. 2980           filed 4/21/88.  This should
                                                     Pg. 495             have been filed with the Texas
                                                     10-15-90            Secretary of State.


                                 DEBTOR:  CHARTER PINES HOSPITAL

   Springs Leasing          North Carolina           0769395             Leased Fox Pollution Packers
   Corporation              Secretary of State       3-22-91

   Springs Leasing          Mecklenburg County,      003651              Leased Fox Pollution Packers
   Corporation              North Carolina           3-20-91

   U.S. General             Mecklenburg County,      Bk 319              Notice of Materialman's Lien
   Roofing, Inc.            North Carolina           Pg 43               for $20,000
                                                     3-15-89



                                                      -28-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER PLAINS HOSPITAL, INC.

   American State Bank      Texas                    295159              Minolta copy equipment
                            Secretary of State       11-17-87
** CMCI, Inc.               Texas                    096393              Blanket fixture filing
                            Secretary of State       4-21-88
** CMCI, Inc.               Lubbock County,          23382               Blanket fixture filing
                            Texas                    Vol. 2881
                                                     Pg. 332
                                                     8-11-88


                                 DEBTOR:  CHARTER REAL HOSPITAL

   Professional             Texas                    166780              Telephone equipment
   Telephone Systems,       Secretary of State       6-24-87
   Inc. (Secured
   Party)
   Westinghouse Credit
   Corp. (Assignee)

   Lane Equipment           Texas                    227198              Taylor Freezer
   Company (Secured         Secretary of State       9-2-87
   Party)
   Texas Commerce Bank
   (Assignee)

   Commercial               Texas                    250731              Leased office furniture
   Equipment Leasing        Secretary of State       9-28-87
   Company (Secured
   Party)
   NBC Bank - San
   Antonio, National
   Association
   (Assignee)



                                                      -29-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   Professional             Texas                    275302              Telephone equipment
   Telephone Systems,       Secretary of State       10-26-87
   Inc.


   Commercial               Texas                    270933              Leased office furniture
   Equipment Leasing        Secretary of State       11-23-88
   Company (Secured
   Party)
   NBC Bank - San
   Antonio, National
   Association
   (Assignee)

   NBC Bank - San           Texas                    742590              Assignment of File No. 270933
   Antonio, National        Secretary of State       8-2-89              to Commercial Equipment
   Association                                                           Leasing Company
   (Secured Party)
   Commercial
   Equipment Leasing
   Company (Assignee)

   Commercial               Texas                    270989              Leased office furniture
   Equipment Leasing        Secretary of State       11-23-88
   Company (Secured
   Party)
   NBC Bank - San
   Antonio, National
   Association
   (Assignee)

   NBC Bank - San           Texas                    742500              Assignment of File No. 270989
   Antonio, National        Secretary of State       8-2-89              to Commercial Equipment
   Association                                                           Leasing Company
   (Secured Party)
   Commercial
   Equipment Leasing
   Company (Assignee)



                                                      -30-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   Commercial Equipment     Texas                    099921              Leased office furniture
   Leasing Company          Secretary of State       5-2-89
   (Secured Party)
   NBC Bank - San
   Antonio, National
   Association
   (Assignee)


   NBC Bank - San           Texas                    742513              Assignment of File No. 099921
   Antonio, National        Secretary of State       8-2-89              to Commercial Equipment
   Association                                                           Leasing Company
   (Secured Party)
   Commercial
   Equipment Leasing
   Company (Assignee)

   Professional             Texas                    126857              Leased telephone equipment
   Telephone Systems,       Secretary of State       6-5-89
   Inc.

   Professional             Texas                    061529              Leased telephone equipment
   Telephone Systems,       Secretary of State       3-20-90
   Inc.

   Commercial               Texas                    114177              Leased furniture
   Equipment Leasing        Secretary of State       5-22-90
   Company, Inc.
   (Lessor)

   Commercial               Texas                    114179              Leased ______________
   Equipment Leasing        Secretary of State       5-22-90             [the referenced Schedule A
   Company, Inc.                                                         describing the collateral is
   (Lessor)                                                              not of record]

   Lane Equipment           Texas                    202824              Leased Taylor Freezer
   Company (Secured         Secretary of State       9-21-90
   Party)
   Sanwa Leasing
   (Assignee)



                                                      -31-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER RIDGE HOSPITAL, INC.

   Cap-Co Leasing Co.       Fayette County,          9005206             Embosser
   (Secured Party)          Kentucky                 6-27-90
   Capitol Leasing
   Company (Assignee)



                                 DEBTOR:  CHARTER RIVERS HOSPITAL, INC.

   Modern Office            South Carolina           88-052260           Canon copier
   Machines (Secured        Secretary of State       10-3-88
   Party)
   Fiduciary Leasco,
   Inc. (Assignee)


                                 DEBTOR:  CHARTER SPRINGS HOSPITAL, INC.

** Southeast Bank,          Marion County,           84-056015           Blanket fixture filing (the
   N.A.                     Florida                  OR 1249             corresponding Mortgage and
                                                     Pg 0668             Security Agreement was
                                                     11-7-84             terminated on 10-28-88)


                                 DEBTOR:  CHARTER SUBURBAN HOSPITAL

   Monex Leasing            Texas                    077507              Computer equipment
   (Secured Party)          Secretary of State       4-9-90
   YTB Leasing
   (Assignee)



                                                      -32-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   Baxter Scientific        Texas                    287191              Stratus and sample handler
   Products                 Secretary of State       12-16-88            equipment

   Baxter Scientific        Texas                    124973              Stratus II immunoassay system
   Products                 Secretary of State       6-6-90


                                 DEBTOR:  CHARTER SUBURBAN HOSPITAL, INC.

   Picker Interna-          California               88198080            Mechanical sector probe
   tional, Inc.             Secretary of State       8-15-88

   United States            California               88249690            Leased ultrasound equipment
   Leasing Corporation      Secretary of State       10-6-88

   GranTree Furniture       California               89235463            Leased office furniture and
   Rental                   Secretary of State       9-5-89              equipment


   Vitek Systems, Inc.      California               91033002            Leased computer equipment
                            Secretary of State       2-25-91

   Cura Financial           California               91030181            Four IVAC 310 PCA Pumps
   Group                    Secretary of State       2-13-91             (Debtor is Charter Suburban
                                                                         Hospital - Paramount)
   Cura Financial           California               91143895            Two IVAC PCA Pumps (Debtor is
   Group                    Secretary of State       7-1-91              Charter Suburban Hospital -
                                                                         Paramount)
   Internal Revenue         California               85193553            Federal tax lien for $2,022.49
   Service                  Secretary of State       8-8-85              (Taxpayer is Charter Suburban
                                                                         Hospital)


                                 DEBTOR:  CHARTER SUBURBAN HOSPITAL OF MESQUITE, INC.

   Circle Business          Texas                    223771              Trash compactor
   Credit, Inc.             Secretary of State       10-3-89


                                 DEBTOR:  CHARTER SUNRISE HOSPITAL

** New Mexico               Bernalillo County,       8911475             $374.65 lien for unemployment
   Employment               New Mexico               MS713A              compensation contributions for
   Security Dept.                                    Pg. 343             the quarter ended 9/30/88
                                                     2-14-89



                                                      -33-



                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  CHARTER WINDS HOSPITAL, INC.

   Citizens and             Bibb County,             204854              Fixtures, equipment and
   Southern Trust           Georgia                  5-6-91              personal property that is part
   Company (Georgia)                                                     of the Project pursuant to the
   National                                                              Indenture with Athens-Clarke
   Association                                                           County Industrial Development
                                                                         Authority


   The Citizens and         Bibb County,             175880              Fixtures, equipment and
   Southern National        Georgia                  5-8-84              personal property that is part
   Bank, as Trustee                                                      of the Project pursuant to the
                                                                         Indenture with Athens-Clarke
                                                                         County Industrial Development
                                                                         Authority (Debtor is Charter
                                                                         Medical-Athens, Inc.)
   The Citizens and         Bibb County,             175880              Assignment of File No. 175880
   Southern National        Georgia                  5-2-89              to Citizens and Southern Trust
   Bank, as Trustee                                                      Company (Georgia) National
   (Secured Party)                                                       Association
   Citizens and
   Southern Trust
   Company (Georgia)
   National
   Association
   (Assignee)



                                                      -34-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   Citizens and             Bibb County,             175880              Continuation of File
   Southern Trust           Georgia                  5-2-89              No. 175880
   Company (Georgia)
   National
   Association
                                                     175880              Amendment to File No. 175880
                                                     5-6-91              changing the Debtor's name to
                                                                         Charter Winds Hospital, Inc.
   Inland Finance           Clarke County,           901086              Microwave oven
   Company                  Georgia                  5-30-90
   Citizens and             Clarke County,           911026              Fixtures, equipment and
   Southern Trust           Georgia                  5-3-91              personal property that is part
   Company (Georgia)                                                     of the Project pursuant to the
   National                                                              Indenture with Athens-Clarke
   Association                                                           County Industrial Development
                                                                         Authority



                                 DEBTOR:  CHARTER WOODS HOSPITAL, INC.

   AT&T Credit              Alabama                  B90-31655           AT&T Sale In Place Spirit
   Corporation              Secretary of State       8-31-90             equipment sold under a certain
                                                                         Lease
   Xerox Corporation        Alabama                  90-13056            Xerox copy machine
                            Secretary of State       4-8-91



                                                       -35-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  DESERT SPRINGS HOSPITAL, INC.

   NFB Leasing, a           Nevada                   88-06852            Leased equipment (Aqua Matic
   division of Nevada       Secretary of State       6-23-88             and Automatic Battery Charger)
   First Bank (Lessor)

   CooperVision CILCO,      Nevada                   88-07205            Series 10,000 Master and
   as part of Cooper        Secretary of State       7-8-88              ultrasonic handpiece
   Companies

   Datascope Corp           Nevada                   90-03560            Balloon pump machine
                            Secretary of State       3-30-90

   Fuji Medical             Nevada                   90-04190            Inventory and equipment
   Systems U.S.A.,          Secretary of State       4-16-90             manufactured or distributed by
   Inc.                                                                  Secured Party/Consignor to any
                                                                         of Debtor/Consignee's
                                                                         locations
   Valleylab, Inc.          Nevada                   90-12736            Valleylab medical equipment
                            Secretary of State       11-13-90            pursuant to Accessories
                                                                         Purchase Agreement
   Instrumentation          Nevada                   91-09486            Blood gas analyzer, CO
   Laboratory               Secretary of State       10-15-91            oximeter, BGM2 software and
                                                                         hardware, IBM workstation


   Charter Medical          Clark County,            Book 1627           Fixture filing for medical
   Corporation              Nevada                   1586236             equipment (defibrillator,
   (Secured Party)                                   9-28-82             monitors, peristalic pumps,
   Manufacturers                                                         etc.)
   Hanover Leasing
   Corporation
   (Assignee)



                                                      -36-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                                     BK 870811           Continuation of Book 1627,
                                                     IN 00453            No. 1586236
                                                     8-11-87
                                                     BK 880217           Assignment of Book 1627,
                                                     IN 00694            No. 1586236 to The CIT
                                                     2-17-88             Group/Equipment Financing,
                                                                         Inc.
   Charter Medical          Clark County,            Book 1518           Fixture filing for specific
   Corporation              Nevada                   1477828             equipment (M20CR Processor,
   (Secured Party)                                   2-3-82              IBM recorders, transcribers,
   Manufacturers                                                         tone control units, convection
   Hanover Leasing                                                       steamer)
   Corporation
   (Assignee)
                                                     BK 870203           Continuation of Book 1518,
                                                     IN 00896            No. 1477828
                                                     2-3-87
   NFB Leasing, a           Clark County,            BK 880630           Leased equipment (Aqua Matic
   Division of Nevada       Nevada                   IN 00819            and Automatic Battery Charger)
   First Bank                                        6-30-88
   (Lessor)

   CooperVision CILCO,      Clark County,            BK 880712           Equipment (10,000 Master and
   a part of Cooper         Nevada                   IN 00632            ultrasonic handpiece)
   Companies                                         7-12-88

   Fuji Medical             Clark County,            BK 900510           Inventory and equipment
   Systems                  Nevada                   IN 00856            manufactured or distributed by
   U.S.A., Inc.                                      5-10-90             Secured Party/Consignor to any
                                                                         of Debtor/Consignee's
                                                                         locations




                                                      -37-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  EAS, INC.

   Republic Leasing         North Carolina           0701075             Caterpillar Lift
   Co. (Secured Party)      Secretary of State       7-27-90
   Republic National
   Bank (Assignee)
   Sunox, Inc.              North Carolina           0397187             Equipment (Miller Dialarc HF
                            Secretary of State       11-30-87            package)


                                 DEBTOR:  EMPLOYEE ASSISTANCE SERVICES, INC.

   Town & County, Inc.      Virginia State           880811676           Computer and laser printer
   (Secured Party)          Corporation              8-8-88
   Bank of Lancaster        Commission
   County, N.A.
   (Assignee)

   Town & Country,          Virginia State           890310967           Miscellaneous computer
   Inc.                     Corporation              3-1-89              equipment
   (Secured Party)          Commission
   Bank of Lancaster
   County, N.A.
   (Assignee)

   Town & Country,          Virginia State           920130019           Panasonic copier and copy
   Inc.                     Corporation              1-23-92             equipment
   (Secured Party)          Commission
   Bank of Lancaster
   County, N.A.
   (Assignee)




                                                      -38-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  METROPOLITAN HOSPITAL, INC.

   Alcon Surgical Inc.      Fulton County,           751460              Medical equipment listed on
                            Georgia                  1-8-91              Financing Agreement (Debtor is
                                                                         Metropolitan Eye & Ear d/b/a
                                                                         Metropolitan Hospital)


   Apple Funding            Fulton County,           727015              Kin-Com Computer System
   Group, Inc.              Georgia                  11-13-89
   (Secured Party)
   Citicorp North
   America, Inc.
   (Assignee)

   LeaseAmerica             Fulton County,           708703              Leased surgical laser
   Corporation              Georgia                  12-8-88
   (Lessor)


                                 DEBTOR:  MIDDLE GEORGIA HOSPITAL, INC.

   IMED Corporation         Bibb County,             205713              Volumetric infusion pumps
                            Georgia                  7-26-91
   Sherwin-Williams         Bibb County,             204549              Equipment (pressure washer,
   Co.                      Georgia                  4-3-91              chemical injector, hose,
                                                                         extension wand)

   Georgia Duplicating      Bibb County,             191281              Copy equipment
   Products, Inc.           Georgia                  1-25-88




                                                      -39-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

                                 DEBTOR:  NATIONAL RECOVERY NETWORK

   Grantree Furniture       California               87231486            Leased office furniture and
   Rental Corp.             Secretary of State       9-22-87             equipment
   (Lessor)

   Continental              California               87232631            Telephone system
   Telephone Co. of         Secretary of State       9-24-87
   Ca.

   AVCO Financial           California               87261640            Leased office furniture and
   Services of              Secretary of State       10-28-87            equipment
   Southern
   California, Inc.

** Internal Revenue         California               89253642            Federal tax lien for $6556.68
   Service                  Secretary of State       9-26-89             for period ending 12/31/86

** Internal Revenue         Los Angeles County,      891566137           Federal tax lien for $6556.68
   Service                  California               9-28-89             for period ending 12/31/86


                                 DEBTOR:  PHYSICIANS & SURGEONS HOSPITAL, INC.

   General Electric         Caddo Parish,            899049              Leased General Electric Sytec
   Company (Lessor)         Louisiana                12-6-90             3000 Whole Body CT Scanner

   Baxter Diagnostics,      Caddo Parish,            901690              Stratus Analyzer
   Inc.                     Louisiana                6-3-91

   E.I. Du Pont De          Caddo Parish,            905314              Du Pont Discrete Clinical
   Nemours & Co.            Louisiana                2-26-92             Analyzer

   Americorp                Caddo Parish,            872697              Leased equipment (Model 2080A
   Financial, Inc.          Louisiana                11-21-88            Thermometers)
   (Secured Party)
   Charter National
   Bank (Assignee)



                                                       -40-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------


   Charter National         Caddo Parish,            883975              Assignment of File No. 872697
   Bank (Secured            Louisiana                7-21-89             to Colonial Pacific Leasing
   Party) Colonial
   Pacific Leasing
   (Assignee)

   Edwin H. Poole           Caddo Parish,            Case                Judgment of $100,000 plus
   (Plaintiff)              Louisiana                No. 01217195        one-half future medical care
                                                     Case filed          and related benefits of
                                                     1-24-89             Timothy Edwin Poole. The
                                                                         search reports that it was
                                                                         satisfied.

*  The Travelers            Caddo Parish,            Mort. Bk. 1155      Act of Mortgage securing
   Insurance Company        Louisiana                Page 724            $6,100,000 note with real
                                                     Chattel             property in Shreveport, rents
                                                     No. 570804          and profits therefrom,
                                                     5-20-77             equipment and fixtures thereon
                                                     (chattel)
                                                     5-10-77
                                                     (mortgage)

*  The Travelers            Caddo Parish,            Mort. Bk. 1223      Act of Amendment to Mortgage
   Insurance Company        Louisiana                Page 555            recorded in Mort. Bk. 1155,
                                                     Chattel             Page 724 revising the legal
                                                     No. 603425          description of the real
                                                     8-7-78              property


*  The Travelers            Caddo Parish,            Mort. Bk. 1223      Act of Supplemental Mortgage
   Insurance Company        Louisiana                Page 560            supplementing the Act of
                                                     Chattel             Mortgage recorded in Mort.
                                                     No. 603426          Bk. 1155, Page 724
                                                     8-7-78
*  The Travelers            Caddo Parish,            Mort. Bk. 1155      Assignment of Leases
   Insurance Company        Louisiana                Page 745
                                                     5-10-77



                                                       -41-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------

   The Travelers            Caddo Parish,            No. 857945          Partial Release of Mortgage
   Insurance Company        Louisiana                1-29-88


                                 DEBTOR:  SHALLOWFORD COMMUNITY HOSPITAL

   Technicon                DeKalb County,           88-08769            Hematology analyzer
   Instruments Corp.        Georgia                  9-30-88


                                 DEBTOR:  STUART CIRCLE HOSPITAL CORPORATION

   Baxter Diagnostics       Virginia State           911020413           Stratus II immunochemistry
                            Corporation              10-15-91            analyzer
                            Commission

   Beckman                  Virginia State           920111906           Leased equipment (Synchron CX-
   Instruments, Inc.        Corporation              1-9-92              7 and CX-5)
                            Commission



                                 DEBTOR:  TAMPA HEIGHTS HOSPITAL

** Fleet Mortgage           Hillsborough             90111643            Summary Final Judgment of
   Corp. (Plaintiff)        County, Florida          OR 5986             Foreclosure for $74,065.53
                                                     Page 377            regarding real property in
                                                     5-23-90             Hillsborough County, Case
                                                                         No. 90-85(F), against Mr. and
                                                                         Mrs. Charles McAfee, Jr.,
                                                                         Karen Hedler, John Larrimer as
                                                                         trustee of Health Group
                                                                         Incorporated of Tampa d/b/a
                                                                         Tampa Heights Hospital, a
                                                                         dissolved corporation



                                                      -42-


                                                     FILE NO./
      SECURED PARTY               LOCATION           DATE FILED                    COLLATERAL
   -------------------      ---------------------    ----------          -----------------------------------



   Colonial Mortgage        Hillsborough             91050399            Notice of Lis Pendens
   Company (Plaintiff)      County, Florida          91-2588             regarding real property in
                                                     OR 6219             Hillsborough County for suit
                                                     Page 240            filed 3/12/91 (Charter
                                                     3-15-91             Hospital of Tampa Bay formerly
                                                                         Health Group Incorporated of
                                                                         Tampa d/b/a Tampa Heights
                                                                         Hospital is one of several
                                                                         codefendants)


                                 DEBTOR:  THE FAIRMOUNT INSTITUTE

   Xerox Corporation        Pennsylvania             20540314            Duplicating System (5065)
                            Department of State      2-20-92

   Xerox Corporation        Pennsylvania             20540315            Duplicating System (1090)
                            Department of State      2-20-92

   Xerox Corporation        Philadelphia             88-865              Xerox 1090 copier
                            County,                  2-4-88
                            Pennsylvania



                                                                        ANNEX II

                                     LIEN SUMMARY

                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                                 DEBTOR:  CHARTER ACADEMY OF MOBILE

American Business                    Alabama,                           92-09627            Leased Savin Copy
  Credit Corporation                 Secretary of State                 03/17/92            Equipment

                                                 DEBTOR: CHARTER BAY WOOD HOSPITAL

Paramount Medical
  Development Co.                    California                         82230927            Personal Property, Fixtures
                                     Secretary of State                 12/13/82            and Equipment

Paramount Medical                    California                         11/16/87            Debtor-Charter Medical
  Development Co.                    Secretary of State                                     Long Beach, Additional
                                                                                            Debtor-Charter Medical Corporation)
                                                                                            Continuation of File No. 82230927.

Paramount Medical                    California                         11/02/92            (Debtor-Charter Medical
  Development Co.                    Secretary of State                                     Long Beach, Additional Debtor-Charter
                                                                                            Medical Corporation) Continuation of
                                                                                            File No. 82230927.



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                                  DEBTOR:  CHARTER BEACON HOSPITAL

Kimco Leasing, Inc.                  Indiana,                           1660553             (1) SF-8300 Sharp copier
                                     Secretary of State                 07/10/90            with cabinet

                                                DEBTOR:  CHARTER COMMUNITY HOSPITAL

C&J Leasing Corp.                    Iowa,                              K017597             Leased copies and other
                                     Secretary of State                 08/18/89            equipment

Sanwa Leasing Corporation            Iowa,                              K144306             Assignment of K017597
(Assignee)                           Secretary of State                 08/16/90

Norwest Bank Iowa                    Iowa,                              K320532             Assignment of K017597
(Assignee)                           Secretary of State                 01/03/92

Hewlett Packard Corporation          Iowa,                              K161998             Hewlett Packard equipment
                                     Secretary of State                 10/05/90            leased under Lease No.
                                                                                            4126-48102

Business Equipment Leasing Inc.      Iowa,                              K236116             (7) Leased Toshiba copiers
                                     Secretary of State                 04/12/91

                                             DEBTOR:  CHARTER COMMUNITY HOSPITAL, INC.

E.I. DuPont                          California,                        91033007            (Debtor-FHP Inc. for
  DeNemours & Co.                    Secretary of State                 02/25/91            Charter Community Hospital)
                                                                                            DuPont 710ACA(R)IV discrete
                                                                                            clinical analyzer

Better Beverages                     California,                        91041618            Soda Dispensing Equipment
                                     Secretary of State                 02/25/91



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
Baxter Scientific                    California,                        92174036            Coagulation Analyzer
  Products                           Secretary of State                 08/10/92

Beckman Instruments,                 California,                        89257770            (Debtors Trade Name or
  Inc., (Lessor)                     Secretary of State                 10/02/89            Style-Beckman Instruments,
                                                                                            Inc.) Leased Medical
                                                                                            Equipment

                                      DEBTOR:  CHARTER COMMUNITY HOSPITAL OF DES MOINES, INC.

Biomerieux Vitek, Inc.               Iowa,                              K440247             Biomerieux Vitek Model
                                     Secretary of State                 02/25/93            Vitek-JR/MS with accessories

                                             DEBTOR:  CHARTER FAIRMOUNT INSTITUTE, INC.

AT&T Credit Corporation              Pennsylvania,                      21801429            AT&T Definity Generic 3.1 equipment
(Lessor)                             Secretary of State                 04/02/93

                                               DEBTOR:  CHARTER FOREST HOSPITAL, INC.

M&H Leasing Corp.                    Caddo Parish                       838933              (2) IBM Actionwriter 1 Typewriters
                                     Louisiana                          03/19/87
                                                                        (Chattel Mortgage)

M&H Leasing Corp.                    Caddo Parish                       844129              (1) IBM Actionwriter 1 Typewriter
                                     Louisiana                          06/15/89
                                                                        (Chattel Mortgage)



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
M&H Leasing Corp.                    Caddo Parish                       850098              (1) IBM Actionwriter 1 Typewriter
                                     Louisiana                          09/25/87
                                                                        (Chattel Mortgage)

State of Louisiana Office of         Caddo Parish                       01295082            Notice of Tax Assessment:  $1,799.83
Employment Security                  Louisiana                          02/07/92

State of Louisiana Office of         Caddo Parish                       1322667             Notice of Tax Assessment:  $8,468.83
Employment Security                  Louisiana                          10/23/91

State of Louisiana Office of         Caddo Parish                       1332700             Notice of Tax Assessment:  $2,022.96
Employment Security                  Louisiana                          02/03/92

Barbara Loftis, Petitioner           Caddo Parish                       359320              Petition
                                     Louisiana                          01/19/90

Elaine S. and Brian B. Haloubek,     Caddo Parish                       393810              Original Petition
Petitioners                          Louisiana                          10/29/93

Alice Gentry                         Caddo Parish                       329653              Judgment:  $4,000.00
                                     Louisiana                          10/21/87

Alice Gentry                         Caddo Parish                       329653              Petition for Worker's Compensation
                                     Louisiana                          01/06/87            Benefits $264.67 per week from
                                                                                            08/21/86 continuing throughout the
                                                                                            period of her disability



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                           DEBTOR:  CHARTER HOSPITAL OF ALBUQUERQUE, INC.

Lanier Business Products, Inc.       New Mexico,                        900301037           Dictation equipment
                                     Secretary of State                 03/01/90

Lanier Business Products, Inc.       New Mexico,                        900521069           Dictation equipment
                                     Secretary of State                 05/21/90

                                           DEBTOR:  CHARTER HOSPITAL OF CHARLESTON, INC.

Republic Leasing Co.                 South Carolina,                    92-012179           Equipment, fixtures and other
                                     Secretary of State                 03/11/92            goods (other than inventory),
                                                                                            relating to 2 parcels of real
                                                                                            property in Charlottesville

                                         DEBTOR:  CHARTER HOSPITAL OF CHARLOTTESVILLE, INC.

The CIT Group/Equipment              Virginia,                          920610377           Blanket lien
Financing, Inc.                      State Corporation Commission       06/02/92

                                         DEBTOR:  CHARTER HOSPITAL OF CORPUS CHRISTI, INC.

Amrex Investment Co.                 Texas,                             9100099046          All property located in leased
                                     Secretary of State                 05/22/91            premises known as 4101 Hwy. 77,
                                                                                            Suite #L-4, Corpus Christi, TX 78410
                                                                                            in the Five Points Shopping Center

Southwestern Bell                    Texas,                             9200098778          One Norstar Telecommunication
Telecommunications Inc. d/b/a        Secretary of State                 05/18/92            System
Southwestern Bell Telecom



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
AT&T Credit Corp.                    Texas,                             9300206813          AT&T upgrade to Definity Generic 31
(Lessor)                             Secretary of State                 10/29/93

Xerox Corp.                          Texas,                             90000157220         (Debtor name:  Charter Hospital One)
                                     Secretary of State                 07/19/90            Xerox 1090 Marathon copier

                                             DEBTOR:  CHARTER HOSPITAL OF CORONA, INC.

Advanta Leasing Corp.                California,                        90293340            Leased Apple Computer
                                     Secretary of State                 12/04/90            Equipment

                                            DEBTOR:  CHARTER HOSPITAL OF THE EAST VALLEY

Norwest Financial Leasing,           Arizona,                           756166              Leased Sharp Copy Equipment
  Inc.                               Secretary of State                 08/26/93

                                              DEBTOR:  CHARTER HOSPITAL OF FORT WORTH

Denitech Corp.                       Texas,                             9200070335          Ricoh FT7870
(Lessor)                             Secretary of State                 04/09/92            LCT, Menu Reorder

                                               DEBTOR:  CHARTER HOSPITAL OF GLENDALE

Orix Credit Alliance, Inc.           Arizona,                           683729              Leased Electric Freezer
                                     Secretary of State                 10/28/91



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                            DEBTOR:  CHARTER HOSPITAL OF GRAPEVINE, INC.

Eaton Financial Corp.                Texas,                             9400058987          Ricoh FT 3313 DF 40 Feeder, stand
                                     Secretary of State                 03/28/94

Coca-Cola Fountain Division          Texas,                             92000333 (not       (Debtor:  Charter Hospital)
                                     Secretary of State                 legible)            1-BC Ice/Drink Combo 6-V
                                                                        02/20/92

Coca-Cola Bottling Company of        Texas,                             91000154675         (Debtor:  Charter Hospital)
North Texas Fountain Div.            Secretary of State                                     equipment

                                              DEBTOR:  CHARTER HOSPITAL OF GREENVILLE

Advanced Business Systems            South Carolina,                    89-053955           Copier equipment
                                     Secretary of State                 10/23/89

Modern Office Machines Assignee:     South Carolina,                    90-002014           Canon Copy System equipment
Fiduciary Leasco Inc.                Secretary of State                 01/11/90            located at 243 E. Blackstock Rd.,
                                                                                            Spartanburg, S.C. 29301

Modern Office Leasing Assignee:      South Carolina,                    91-009030           equipment
Eaton Financial                      Secretary of State                 02/19/91

Advanced Business Systems            South Carolina,                    91-014665           Leased copier
Assignee:  Springs Leasing Corp.     Secretary of State                 03/21/91

Lanier Worldwide, Inc.               South Carolina,                    92-009765           equipment
                                     Secretary of State                 02/27/92



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                             DEBTOR:  CHARTER HOSPITAL OF INDIANAPOLIS

Midwest Commercial Leasing           Indiana,                           1753102             (2) Ultra 386 SX 20 Notebook
                                     Secretary of State                 12/13/91            computers

                                                                                            (2) Panasonic KXP1180 9-Pin
                                                                                            printers

Dana Commercial Credit               Indiana,                           1754155             (1) IBM Monochrome monitor
  Corporation                        Secretary of State                 12/19/91            (1) IBM 50Z-031 PC
                                                                                            (1) IBM DOS 4.01

                                             DEBTOR:  CHARTER HOSPITAL OF JACKSONVILLE

Datamatic Leasing, Inc.              Florida,                           900000071122        Leased Canon Copy
                                     Secretary of State                 03/19/90            Equipment

                                          DEBTOR:  CHARTER HOSPITAL OF LAKE CHARLES, INC.

Joseph Samuel Hudson, Petitioner     Calcasieu Parish                   88-5166             Petition for Damages ($450,000.00)
                                     Louisiana                          11/16/88

                                              DEBTOR:  CHARTER HOSPITAL OF MIAMI, INC.

Lease America Corporation,           Florida,                           920000048493        Leased Copy Equipment
   (Lessor)                          Secretary of State                 03/10/92



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                                DEBTOR:  CHARTER HOSPITAL OF MOBILE

Danka Industries                     Alabama,                           A31830R             Leased Konica Copy
                                     Secretary of State                 05/01/89            Equipment

                                              DEBTOR:  CHARTER HOSPITAL OF SACRAMENTO

Citibank, N.A.                       California,                        89233095            (Debtor Trade Name or Style-
                                     Secretary of State                 09/01/89            Charter Medical
                                                                                            California, Inc.) Blanket
                                                                                            Lien pertaining to Real
                                                                                            Property located in the
                                                                                            County of Placer, California

Citibank, N.A.                       California,                        03/09/93            Amendment to File
                                     Secretary of State                                     No. 89233095 removing
                                                                                            "Charter Medical-
                                                                                            California, Inc." as Debtor's
                                                                                            Trade Name or Style

Citibank, N.A.                       California,                        03/04/94            Continuation of File
                                     Secretary of State                                     No. 89233095

RTC Communications-                  California,                        92100876            NEC Electra Mark II
  A Division of Roseville            Secretary of State                 05/05/92            Telecommunication
  Telephone Company                                                                         Equipment



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                           DEBTOR:  CHARTER HOSPITAL OF SACRAMENTO, INC.

Citibank, N.A.                       California,                        89233095            (Debtor Trade Name or Style-
                                     Secretary of State                 09/01/89            Charter Medical-California,
                                                                                            Inc.) Blanket Lien pertaining
                                                                                            to Real Property located in Placer
                                                                                            County, California

Citibank, N.A.                       California,                        03/09/93            Amendment to File
                                     Secretary of State                                     No. 89233095 removing
                                                                                            "Charter Medical-
                                                                                            California, Inc." as Debtor's
                                                                                            Trade Name or Style

Citibank, N.A.                       California,                        04/04/94            Continuation of File
                                     Secretary of State                                     No. 89233095

RTC Communications-                  California,                        92100876            NEC Electra Mark II
  A Division of Roseville            Secretary of State                 05/05/92            Telecommunications
  Telephone Company                                                                         Equipment

                                            DEBTOR:  CHARTER HOSPITAL OF SAN DIEGO, INC.

Citibank, N.A.                       California,                        89233094            [Copy not available as of
                                     Secretary of State                 09/01/89            04/25/94]

Citibank, N.A.                       California,                        04/04/94            Continuation of File
                                     Secretary of State                                     No. 89233094



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                          DEBTOR:  CHARTER HOSPITAL OF SANTA TERESA, INC.

Grantee Furniture Rental Corp.       Texas,                             8900270333          Rental of office furniture and
(Lessor)                             Secretary of State                 12/05/89            equipment

                                           DEBTOR:  CHARTER HOSPITAL OF SIOUX FALLS, INC.

Advance Acceptance Corp.             South Dakota,                      893241105459        Leased Super 4 Economy Camera,
(Lessor)                             Secretary of State                 11/20/89            and Kroy Lettering Machine
                                                                                            equipment

Advance Leasing Corp.                South Dakota,                      900991301485        equipment
                                     Secretary of State                 04/09/90

AT&T Credit Corp.                    South Dakota,                      930501000756        AT&T Definity Generic equipment
                                     Secretary of State                 02/19/93

Eaton Financial Corp.                Tennessee,                         751905              Leased equipment
(Lessor)                             Secretary of State                 03/19/90

National Bank of Commerce            Tennessee,                         113725              Leased
(Lessor)                             Secretary of State                 08/18/92            1-Panasonic copier

National Bank of Commerce            Tennessee,                         113726              Leased 1-Konica 4045 Duplicator
(Lessor)                             Secretary of State                 03/18/92            System and 1-Panasonic copier

National Bank of Commerce            Tennessee,                         142772              Leased 1-Panasonic copier
(Lessor)                             Secretary of State                 12/01/92



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
Pitney Bowes Credit Corp.            Tennessee,                         195203              All Pitney Bowes, Inc. Monarch
                                     Secretary of State                 05/18/93            Marketing Systems, Pitney Bowes
                                                                                            Credit Corp. and Dictaphone Corp.
                                                                                            equipment sold or distributed subject to
                                                                                            lease #7152283-501

                                               DEBTOR:  CHARTER HOSPITAL OF SUGARLAND

Lane Equipment Co.                   Texas,                             8900192177          Equipment
Assignee:  Texas Commerce Bank       Secretary of State                 08/23/89

Xerox Corporation                    Texas,                             9200022620          One Xerox 5065 RDH/FIN
                                     Secretary of State                 02/05/92

                                            DEBTOR:  CHARTER HOSPITAL OF TAMPA BAY, INC.

Chesterfield Financial               Florida,                           910000147420        Leased Data Card Cardwriter
  Corp.                              Secretary of State                 07/08/91            I Embossing System

Chesterfield Financial               Florida,                           910000194272        Full Assignment of File No.
  Corp.                              Secretary of State                 09/09/91            910000147420 to Fleet
                                                                                            Credit Corporation, Denrich
                                                                                            Leasing Group

                                             DEBTOR:  CHARTER HOSPITAL OF THOUSAND OAKS

Wellmark, Inc.                       California,                        9126770             Leased Equipment
                                     Secretary of State                 10/07/91



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                          DEBTOR:  CHARTER HOSPITAL OF WINSTON-SALEM, INC.

AT&T Credit Corporation              North Carolina,                    0984498             AT&T Definity Generic 3.1 equipment
(Lessor)                             Secretary of State                 04/02/93

                                                DEBTOR:  CHARTER LAKE HOSPITAL, INC.

First United Leasing Corp.           Bibb County                        197799              Four Pitney Bowes
(Lessor)                             Georgia                            07/24/89            facsimile machines

                                              DEBTOR:  CHARTER LAKESIDE HOSPITAL, INC.

National Bank of Commerce            Mississippi,                       486320              (Debtor:  Charter Lakeside Hospital)
                                     Secretary of State                 06/25/90            Panasonic Telephone System and 4
                                                                                            telephones

                                                DEBTOR:  CHARTER MEDICAL CORPORATION

American Business Credit             Alabama,                           92-09627            Leased Savin Copy
  Corporation                        Secretary of State                 03/17/92            Equipment

Saratoga Leasing                     Arizona,                           596953              (dba Charter Hospital)
                                     Secretary of State                 10/23/89            Leased Cafeteria Equipment

Nicolet Instrument                   Arizona,                           616932              Nicolet BEAM II System
  Corporation                        Secretary of State                 04/10/90            S/3000 and EEG System

Cerritos Gardens General             California,                        80-091831           [Copy not available as of 4/25/94]
Hospital Company, a California       Secretary of State                 05/27/80
Ltd. Partnership



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
Cerritos Gardens General             California,                        05/10/90            (Debtor - Charter Community Hospital
Hospital Company, a California       Secretary of State                                     Inc., additional debtor - Charter
Ltd. Partnership                                                                            Medical Corporation) Continuation of
                                                                                            File No. 80-091831

Paramount General Hospital           California,                        80-091826           (Debtor - Charter Suburban Hospital,
Company, a California                Secretary of State                 05/27/80            Inc., formerly known as Ziggurat, Inc.)
Ltd. Partnership                                                                            [Not available as of 04/25/94]

Paramount General Hospital           California,                        05/10/90            (Debtor - Charter Suburban Hospital,
Company, a California                Secretary of State                                     Inc., formerly known as Ziggurat, Inc.)
Ltd. Partnership                                                                            Continuation of File No. 80-091826

Paramount General Hospital           California,                        80-091829           (Debtor - Charter Suburban Hospital,
Company, a California                Secretary of State                 05/27/80            Inc., formerly known as Ziggurat, Inc.)
Ltd. Partnership                                                                            [Not available as of 04/25/94]

Paramount General Hospital           California,                        05/10/90            (Debtor - Charter Suburban Hospital,
Company, a California                Secretary of State                                     Inc., formerly known as Ziggurat, Inc.)
Ltd. Partnership                                                                            Continuation of File No. 809-091829

Cerritos Gardens General             California,                        80-091830           (Debtor - Charter Suburban Hospital,
Hospital Company, a California       Secretary of State                 05/27/80            Inc., formerly known as Ziggurat, Inc.)
Ltd. Partnership                                                                            [Not available as of 04/25/94]

Cerritos Gardens General             California,                        05/10/90            Continuation of File No. 80-091830
Hospital Company, a California       Secretary of State
Ltd. Partnership

Paramount Medical                    California,                        82230927            (Debtor - Charter Medical Long Beach,
Development Company                  Secretary of State                 12/13/82            Additional Debtor, Charter Medical
                                                                                            Corporation)
                                                                                            [Not available as of 04/25/94]



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
Paramount Medical                    California,                        11/02/92            Continuation of File No. 82230927
Development Company                  Secretary of State

Paramount Medical                    California,                        82230927            (Debtor - Charter Medical Long Beach,
Development Company                  Secretary of State                 12/13/80            Inc., Additional Debtor, Charter
                                                                                            Medical Corporation)
                                                                                            [Not available as of 04/25/94]

Paramount Medical                    California,                        11/16/87            Continuation of 82230927
Development Company                  Secretary of State

Riviera Medical Development          California                         80-114688           (Debtor - Charter Pacific Hospital,
Company, a California Ltd.           Secretary of State                 07/02/80            Inc., formerly known as Cal-Rivers,
Partnership                                                                                 Inc., Additional Debtor, Charter
                                                                                            Medical Corporation)
                                                                                            [Not available as of 04/25/94]

Riviera Medical Development          California,                        07/02/90            Continuation of File No. 80-114688
Company, a California Ltd.           Secretary of State
Partnership

Unicom Computer Corporation          Bibb County                        191495              Equipment Lease Schedule 28200-04,
(Lessor)                             Georgia                            02/12/88            Control Unit, Magnetic Tape Unites,
Assignee:  Westinghouse Credit                                                              Total monthly rent of $4,194.00 for
Corporation                                                                                 initial term of 36 months

United States Leasing Corp.          Bibb County                        193163              Lease 4/29/88 S#084965
(Lessor)                             Georgia                            06/28/88            98-034940-001:  equipment

Beckman Instruments, Inc.            Bibb County                        195805              One, Astra 8
                                     Georgia                            01/20/89



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
AT&T Credit Corporation              Bibb County                        210685              AT&T Audix leased under Lease No.
(Lessor)                             Georgia                            09/03/92            5502008

Value Added Distributors Inc.        Bibb County                        210854              Datacommunication Equipment
                                     Georgia                            09/22/92

State of Georgia Department of       Bibb County                        Bk 59 p. 039        Delinquent tax liability of $96,970.21
Revenue                              Georgia                            40990
                                                                        02/04/94

Nicolet Instrument Corporation       Kentucky,                          127527              Nicolet BEAM II System S/3000 and
                                     Secretary of State                 03/22/90            EEG system

AT&T Credit Corporation              Kentucky,                          134239              AT&T Merlin Legend leased under
                                     Secretary of State                 12/09/93            Lease No. S502088 with attachments
                                                                                            and accessories

Christa Friedman, Plaintiff          Caddo Parish                       346228              Judgment:  $75,000.00
                                     Louisiana                          09/01/88

Jo Alice Seymour, Petitioner         Calcasieu Parish                   89-2786             Petitioner ($13,485.32) (additional
                                     Louisiana                          06/14/89            defendant-Beech Street, Inc.)

Donald A. Sigur, Petitioner          Calcasieu Parish                   93-3627             Petition (additional defendants-Life
                                     Louisiana                          07/21/93            Insurance Company of North America
                                                                                            and Cigna Insurance Company)

Donald A. Sigur, Petitioner          Calcasieu Parish                   93-3627             Answer of Life Insurance Company of
                                     Louisiana                          08/23/93            North America and Cigna Insurance
                                                                                            Company to the Petition of Donald A.
                                                                                            Sigur



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
Atlantic States Leasing              South Carolina,                    91-013655           IBM W.W.30 Typewriter
                                     Secretary of State                 03/15/91

Cash Register Specialities, Inc.     Wisconsin,                         1074246             (1) Leased Omron RS3010 cash
                                     Secretary of State                 08/01/89            register

                                            DEBTOR:  CHARTER MEDICAL OF FT. WORTH, INC.

American Network Leasing             Texas,                             90085637            leased equipment
Partnership                          Secretary of State                 04/18/90

                                        DEBTOR:  CHARTER MEDICAL INFORMATION SERVICES, INC.

State of Georgia Department          Bibb County                        Bk 59, pg. 040      Delinquent tax liability
  of Revenue                         Georgia                            40991               of $199,867.41
                                                                        02/04/94

State of Georgia Department          Bibb County                        Bk 59, pg. 041      Delinquent tax liability
  of Revenue                         Georgia                            40992               of $67,708.50
                                                                        02/04/94

                                           DEBTOR:  CHARTER MEDICAL-TIPPECANOE CO., INC.

AT&T Credit Corporation              Indiana,                           1849514             AT&T Merlin Legend with attachments
                                     Secretary of State                 5/28/93             leased with Lease No. S503052



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                             DEBTOR:  CHARTER MEDICAL-VIGO COUNTY, INC.

Citibank, N.A.                       Indiana,                           1601311             Certain real estate in Vigo County,
                                     Secretary of State                 09/05/89            Indiana and rights pertaining thereto

Merchants National Bank of Terre     Indiana,                           1856465             (1) Leased Canon 2020 copier with
Haute                                Secretary of State                 07/07/93            accessories

                                             DEBTOR:  CHARTER NORTHSIDE HOSPITAL, INC.

AT&T Credit Corporation              Bibb County                        203938              AT&T 6486 PC equipment
(Lessor)                             Georgia                            01/29/91            leased under
                                                                                            Lease No. 0011895

AT&T Credit Corporation              Bibb County                        203938              Amending Lessee headquarter
                                     Georgia                            06/27/91            address to 400 Charter Blvd.,
                                                                                            Macon, Georgia  31210

Baxter Diagnostics Inc.              Bibb County                        209506              Stratus II Analyzer
                                     Georgia                            06/22/92

I Dupont Denemourse & Co.            Bibb County                        209559              ("This filing is missing from
                                     Georgia                            06/26/92            the jurisdiction's files.
                                                                                            A copy is not available.")

Curtis Matheson Scientific           Bibb County                        212038              Mistral Centrifuge
                                     Georgia                            12/28/92

AT&T Credit Corporation              Bibb County                        212192              AT&T Definity Generic 3.1
                                     Georgia                            01/08/93            Equipment



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                                DEBTOR:  CHARTER OAK HOSPITAL, INC.

Wellmark, Inc.                       California,                        91216771            Leased equipment pursuant to a
                                                                                            certain Member's Agreement
                                     Secretary of State                 10/07/91

                                               DEBTOR:  CHARTER PALMS HOSPITAL, INC.

Xerox Corp.                          Texas,                             9100174223          Xerox 5065 copying system
                                     Secretary of State                 09/09/91

AT&T                                 Texas,                             9200038403          AT&T Telecommunication equipment
Assignee:  AT&T Credit Corp.         Secretary of State                 02/28/92            sold under contract of January 27,
                                                                                            1992

AT&T Credit Corp.                    Texas,                             00662177            Assignment to AT&T Credit Corp.
                                     Secretary of State                 04/29/92

                                             DEBTOR:  CHARTER PEACHFORD HOSPITAL, INC.

Paul & Sharon Best                   DeKalb County                      92-12202-6          Judgment:  $10,000.00
(Plaintiffs)                         Georgia                            12/16/92            plus court costs



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                                   DEBTOR:  CHARTER REAL HOSPITAL

Commercial Equipment Leasing Co.     Texas,                             8900099921          Leased office furniture
Assignee:  NBC Bank-San Antonio,     Secretary of State                 05/02/89

Natl Association                     Texas,                             89000742513         Total assignment of original file no.
Assignee:  Commercial Equipment      Secretary of State                 08/02/89            8900099921
Leasing Co.

Professional Telephone Systems,      Texas,                             89000126857         Rental of 10 Button Sets and Premise
Inc.                                 Secretary of State                 06/05/89

Professional Telephone Systems,      Texas,                             9000061529          Rental Buscom, Line cards, Direct
Inc.                                 Secretary of State                 03/20/90            Station Selector, Button telephones

Commercial Equipment Leasing         Texas,                             90000114177         Leased office furniture
Company, Inc.                        Secretary of State                 05/22/90

Commercial Equipment Leasing         Texas,                             90000114179         equipment
Company, Inc.                        Secretary of State                 05/22/90

Lane Equipment Company               Texas,                             90000202824         150 Taylor Freezer
Assignee:  Sanwa Leasing             Secretary of State                 09/21/90            S/N H4065444

                                               DEBTOR:  CHARTER RIVERS HOSPITAL, INC.

Toshiba America Information          South Carolina,                    930430-151125A      Toshiba 5020
System, Inc. Assignee:  Bell         Secretary of State                 04/30/92            Toshiba 2500's
Atlantic Leasing Corp.



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                              DEBTOR:  CHARTER SPRINGS HOSPITAL, INC.

Advance Acceptance                   Florida,                           930000149578        Various Maintenance
  Corporation                        Secretary of State                 07/19/93            Equipment

                                                 DEBTOR:  CHARTER SUBURBAN HOSPITAL

Monex Leasing                        Texas,                             9000077507          Computer equipment
Lessee:  YTB Leasing                 Secretary of State                 04/09/90

Baxter Scientific Products           Texas,                             90000124973         Stratus II Immunoassory System
Division                             Secretary of State                 06/06/90

                                              DEBTOR:  CHARTER SUBURBAN HOSPITAL, INC.

Baxter Scientific                    California,                        92197050            Stratus II Analyzer
  Products                           Secretary of State                 09/10/92

Baxter Scientific                    California,                        94037483            Medical and Computer
  Products                           Secretary of State                 02/25/94            Equipment

Vitek Systems, Inc.                  California,                        91033002            (dba Subsidiary of
                                     Secretary of State                 02/25/91            Charter Medical Corp.,
                                                                                            of Macon, Ga.)
                                                                                            Leased Computer
                                                                                            Equipment



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                        DEBTOR:  CHARTER SUBURBAN HOSPITAL OF MESQUITE, INC.

Circle Business Credit, Inc.         Texas,                             89-223771           Marathon Ram Jet V.I.P.
                                     Secretary of State                 10/03/89


                                                  DEBTOR:  CHARTER SUMMIT HOSPITAL

Young Electric Sign Company          Utah,                              366956              Parts and labor required for the
                                     Secretary of State                 07/20/93            refinishing of two lexan-faced signs,
                                                                                            worth approximately $12,000.00

                                               DEBTOR:  CHARTER WINDS HOSPITAL, INC.

Inland Finance Co.                   Clarke County                      901086              Class A SMIII 3627
                                     Georgia                            05/30/90

                                               DEBTOR:  CHARTER WOODS HOSPITAL, INC.

AT&T Credit Corporation              Alabama,                           90-31655            AT&T Spirit
                                     Secretary of State                 08/31/90            Communication Equipment

Xerox Corporation                    Alabama,                           91-13056            Xerox Copy Equipment
                                     Secretary of State                 04/08/91



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                                   DESERT SPRINGS HOSPITAL, INC.

CooperVision CILCO a part of the     Nevada,                            88-07205            Series 10,000 Master Seconf
Cooper Companies                     Secretary of State                 07/08/88            Ultrasonic Handpiece

CooperVision CILCO a part of the     Nevada,                            88-07205            Continuation of original file no.
Cooper Companies                     Secretary of State                 02/03/93            88-07205

Datascope Corp.                      Nevada,                            90-03560            System 90T Balloon Pump Machine
                                     Secretary of State                 03/30/90

Fuji Medical Systems U.S.A. Inc.     Nevada,                            90-04190            All inventory of goods, merchandise,
(Consignor)                          Secretary of State                 04/16/90            and all equipment to any of
                                                                                            Consignee's locations as per certain
                                                                                            agreement

Instrumentation Laboratory           Nevada,                            91-09486            Blood Gas Analyzer Oximeter, BCM2
                                     Secretary of State                 10/15/91            software and hardware and IBM PS2
                                                                                            Model 30 workstation

Hewlett-Packard Co.                  Nevada,                            93-01686            Leased Hewlett-Packard equipment
(Lessor)                             Secretary of State                 02/19/93

KCI Financial Services, Inc.         Nevada,                            93-07152            MEMS System equipment pursuant to
                                     Secretary of State                 07/15/93            an Equipment Rental Agreement

E.I. Dupont De Nemours & Co.         Nevada,                            93-10667            Dupont LP-400 Laser, Dupont Linx
Assignee:  Dupont Capital            Secretary of State                 10/13/93            network and processor

                                            DEBTOR:  EMPLOYEE ASSISTANCE SERVICES, INC.

Town & Country, Inc.                 Virginia,                          920130019           (1) Panasonic Copier with
                                     State Corporation Commission       01/21/92            accessories, valued at $6,740.00



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                                 DEBTOR:  FLORIDA HEALTH FACILITIES

Indian River County                  Florida,                           920000022720        Blanket Lien pertaining to
  Florida, Assignee-                 Secretary of State                 02/08/92            Real Property Located in
  Barnett Banks Trust                                                                       the County of Indian River,
  Co. N.A.                                                                                  Florida

Polk County Industrial               Florida,                           1840214521          Blanket Lien
  Development Authority,             Secretary of State                 12/21/84
  Assignee-Barnett
  Banks Trust Co. N.A.

Polk County Industrial               Florida,                           11/20/89            Continuation of File No.
  Development Authority,             Secretary of State                                     1840214521 and Amendment of
  Assignee-Barnett                                                                          File No. 1840214521 changing
  Banks Trust Co. N.A.                                                                      address of Assignee

                                                     DEBTOR:  INTERNAL MEDICINE

Macon-Bibb County Hospital           Bibb County                        214494              (Debtor:  Internal Medicine
  d/b/a Medical Center of            Georgia                            07/30/93            of Central Georgia, P.C.)
  Central GA                                                                                All furniture, equipment
                                                                                            located at 555 North Camellia
                                                                                            Blvd., Fort Valley, GA



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
                                                DEBTOR:  METROPOLITAN HOSPITAL, INC.

Apple Funding Group, Inc.            Fulton County                      727015              (1) Kin-Computer System with
                                     Georgia                            11/13/89            all accessories and attachments

Alcon Surgical, Inc.                 Fulton County                      751460              Equipment listed on Alcon
                                     Georgia                            01/08/91            Surgical, Inc. Contract No.
                                                                                            15151C, dated 11/26/90

                                               DEBTOR:  MIDDLE GEORGIA HOSPITAL, INC.

IMED Corporation                     Bibb County                        205713              Volumetric Infusion Pumps
                                     Georgia                            07/26/91

Sherwin-Williams Co.                 Bibb County                        204549              Equipment
                                     Georgia                            04/03/91

Baxter Diagnostics                   Bibb County                        211957              Stratus II Analyzer
                                     Georgia                            12/17/92

AT&T Credit Corporation              Bibb County                        213011              AT&T Definity Generic
(Lessor)                             Georgia                            04/02/93            3.1 Equipment

                                           DEBTOR:  PHYSICIANS & SURGEONS HOSPITAL, INC.

The Travelers Insurance Company      Caddo Parish                       01174100            Partial Release of Mortgage
                                     Louisiana                          8S7945

Americorp Financial, Inc.            Caddo Parish                       872697              Leased Medical Equipment
Assignee-Charter National Bank       Louisiana                          11/21/88



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
Americorp Financial, Inc.            Caddo Parish                       878618              Leased Medical Equipment
Assignee-Manufacturers National      Louisiana                          04/20/89
Bank

Charter National Bank                Caddo Parish                       07/21/89            Assignment of File No. 872697 to
                                     Louisiana                                              Colonial Pacific Leasing

General Electric (Lessor)            Caddo Parish                       899049              Leased General Electric Whole Body
                                     Louisiana                          12/06/90            Scanner including laser camera and
                                                                                            all present and future attachments

E.I. DuPont De NeMours & Co.         Caddo Parish                       905314              DuPont 710 ACA IV Discrete Clinical
                                     Louisiana                          02/26/92            Analyzer

Space Labs Medical, Inc. (Lessor)    Caddo Parish                       09-918446           Lease Space Labs patient monitoring
                                     Louisiana                          01/13/94            equipment

Joel Hollis Hunt, Plaintiff          Caddo Parish                       387412-A            Motion to Produce
                                     Louisiana                          02/16/93

Kathy A. Maxwell and Terry           Caddo Parish                       387608              Petition for Damages
Carpenter, Plaintiffs                Louisiana                          02/23/93

Shirley W. Fatheree                  Caddo Parish                       395130              Petition for Damages
                                     Louisiana                          01/07/94

Roosevelt Singleton, Plaintiff       Caddo Parish                       310429              Judgment:  $32,500.00
                                     Louisiana                          01/02/85

Ethyl Joyce Willingsworth Lewis,     Caddo Parish                       308445              Judgment:  $9,000.00
Plaintiff                            Louisiana                          09/05/86



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
Douglas Logan, Plaintiff             Caddo Parish                       312795              Judgment:  $2,500.00
                                     Louisiana                          10/09/86

Morie Woodall                        Caddo Parish                       330500              Judgment:  $10,000.00
                                     Louisiana                          02/10/88

Rosie Randal and Ernest Randal       Caddo Parish                       375859              Judgment:  Dismissing
                                     Louisiana                          06/30/93            plaintiff's actions

Board of Trustees, State             Caddo Parish                       319309              Pending Suit
Employees Group Benefits             Louisiana                          12/20/85
Program (Plaintiff)

Annie Griffin (Plaintiff)            Caddo Parish                       352746              Pending Suit
                                     Louisiana                          5/2/89

Janis Rudd Ellis (Plaintiff)         Caddo Parish                       373022              Pending Suit
                                     Louisiana                          07/03/91

M.D. Anesthesia, P.C. et al.         Caddo Parish                       374112              Pending Suit
(Plaintiffs)                         Louisiana                          08/21/91

Betty and Kenneth Skaggs             Caddo Parish                       377916              Pending Suit
(Plaintiffs)                         Louisiana                          02/07/92

Betty Skaggs et al. (Plaintiffs)     Caddo Parish                       378381              Pending Suit
                                     Louisiana                          03/02/92

Betty and Kenneth Skaggs             Caddo Parish                       379772              Pending Suit
(Plaintiffs)                         Louisiana                          04/18/92



                                                                        File No./
Secured Party                        Location                           Date Filed          Collateral
- -------------                        --------                           ----------          ----------
Shirley Ward Fatheree,               Caddo Parish                       380905              Pending Suit
Charles M. Ward, et al.              Louisiana                          05/26/92
(Plaintiffs)

Shirley Ward Fatheree et al.         Caddo Parish                       381201              Pending Suit
(Plaintiffs)                         Louisiana                          06/03/92

                                           DEBTOR:  SHALLOWFORD COMMUNITY HOSPITAL, INC.

R. Wayne Wehunt and Amanda           DeKalb County                      93-12187-3          Pending Suit
  Wehunt                             Georgia                            12/17/93

Richard Turner                       DeKalb County                      92-11540-1          Judgment:  $20,000.00
                                     Georgia                            02/15/94

Continental Assurance                DeKalb County                      178378              Blanket Lien pertaining to
  Company                            Georgia                            08/15/77*           all goods at and proceeds from
                                                                                            4575 N. Shallowford Rd.,
                                                                                            Chamblee, GA  30341

Continental Assurance                DeKalb County                      9300268             Land contained in Land Lot 344 of
  Company                            Georgia                            01/11/93            the 18th District of DeKalb
                                                                                            County, Georgia

                                                  DEBTOR:  STUART CIRCLE HOSPITAL

Beckman Instruments, Inc.            Virginia,                          920111906           Leased Computer equipment
                                     State Corporation Commission       01/09/92



                                                                                                                   DRAFT
                                                                                                                  04/28/94


                                                             TAX SEARCH
                                                             ----------

                                                                             File No./
Secured Party                             Location                           Date Filed          Collateral
- -------------                             --------                           ----------          ----------
                                              DEBTOR:  CHARTER HOSPITAL OF ALBUQUERQUE

New Mexico Department                     Bernalillo                         8911475             Warrant of Levy
  of Labor                                County,                            02/14/89            and Lien:  $364.65
                                          New Mexico


                                              DEBTOR:  CHARTER HOSPITAL OF CORONA, INC.

Julia E. Marshall                         Salt Lake County,                  2188810             Judgment:  $3,508.88
(Plaintiff)                               Utah                               01/12/94


                                            DEBTOR:  CHARTER HOSPITAL OF LOUISVILLE, INC.

Margaret M. Hennessey                     Jefferson County,                  93-CI-0384          Pending Suit
(Plaintiff)                               Kentucky                           01/25/93

Jeanette M. Young                         Jefferson County,                  90-CI-07670         Judgment:  Amount not
(Plaintiff)                               Kentucky                           12/15/93            available

CMCI, Inc.                                Jefferson County,                  Bk 2/239            Fixture Blanket Lien
                                          Kentucky                           08/11/89            property known as Tract 3
                                                                                                 Farrer-Hislop


                                                DEBTOR:  CHARTER RIDGE HOSPITAL, INC.

Cap-Co Leasing                            Fayette County,                    9005206             (1) Model 120 Embosser
  Company                                 Kentucky                           06/27/90


Canon Financial                           Fayette County,                    9301846             (1) Canon NP6060 Copier
  Services, Inc.                          Kentucky                           05/21/93            (1) Canon NP6650 Copier


                                                  DEBTOR:  CHARTER SUNRISE HOSPITAL

New Mexico Department                     Bernalillo                         8911475             Warrant of Levy
  of Labor                                County,                            02/14/89            and Lien:  $364.65
                                          New Mexico


                                                         DEBTOR:  EAS, INC.

U.S. Government                           Shelby County,                     AY9268              Federal Tax Lien: $1,785.38
                                          Tennessee                          03/27/89

State of Tennessee                        Shelby County,                     AN2588              State Tax Lien: Amount not
                                          Tennessee                          07/08/88            Provided


                                     DEBTOR:  KENTUCKY INSTITUTE FOR STRESS AND ADDICTION, INC.

Lee Bolen                                 McCracken County,                  93-CI-00610         Pending Suit
(Plaintiff)                               Kentucky                           08/25/93


                                                                SCHEDULE 8.1(c)






                          SCHEDULE OF ASSUMED NME LIENS




                    1.)  SEE ATTACHED EXHIBIT A

                    2.)  SEE ATTACHED EXHIBIT B

                    3.)  LIENS LISTED ON SCHEDULE 8.7(d)

                                    EXHIBIT A


1. With respect to Facility No. 2, Tucson Psychiatric Institute, Tucson, Pima County, Arizona:

     a. Settlement Agreement recorded in Docket 7440, page 836, Pima County, Arizona.

2. With respect to Facility No. 4, Los Altos Hospital, Long Beach, Los Angeles County, California:

     a. Ground Lease from NME Hospitals, Inc. to Union Bank and Paul Allen, as trustees, recorded July 26, 1985 as Instrument No. 85-862196.

     b. Lease from Union Bank and Paul Allen, as trustees, to NME Hospitals, Inc., recorded July 26, 1985 as Instrument No. 85-862197.

     c. Deed of Trust from NME Hospitals, Inc. to Ticor Title Insurance Company of California for the benefit of the First National Bank of Boston and Paul Allen, as trustees, recorded July 26, 1985 as Instrument No. 85-862198, as modified by Agreement executed by Union Bank, Kelly Caldwell, as successor trustee, RST Holding Corporation, State Street Bank and Trust Company and Lese Amato recorded February 28, 1992 as Instrument No. 92-332922, as further amended by Agreement executed by Union Bank, Kelly Caldwell, as trustees, RST Holding Corporation and State Street Bank and Trust Company, recorded December 10, 1992 as Instrument No. 92-2316780.

     d. Assignment of Lessor's Interests under Leases recorded July 26, 1985 as Instrument No. 85-862201.

     e. Assignment of Lessor's Interests under Leases recorded July 26, 1985, as Instrument No. 85-862204.

     f. Deed of Trust from Union Bank and Paul D. Allen, as trustees, to Ticor Title Insurance Company for the benefit of RST Holding Corporation recorded July 26, 1985 as Instrument No. 85-862199, as assigned by Assignment of Beneficial Interest under Deed of Trust to the Connecticut Bank and Trust Company, National Association and F.H. Kaham, as trustees, recorded July 26, 1985 as Instrument No. 85-862202.

     g. Assignment of Lessor's Interests under Leases recorded July 26, 1985 as Instrument No. 85-862200.

     h. Assignment of Lessor's Interests under Leases recorded July 26, 1985 as Instrument No. 85-862203.

     i. Financing Statement showing SGE (New York) Associates, as debtor, and General Electric Credit and Leasing Corporation, as secured party, recorded December 30, 1991 as Instrument No. 91-2043294 as partially released pursuant to Instrument No. 92-332926 recorded February 28, 1992.

3. With respect to Facility No. 6, Yorba Hills Hospital, Yorba Linda, Orange County, California:

     a.   Easement recorded in Book 5804, page 177.

     b.   Right of Way recorded in Book 203, page 291.

     c.   Easement recorded in Book 495, page 41.

     d.   Oil and Gas Lease recorded in Book 3090, page 10.

     e.   Easement recorded in Book 264, page 146.

     f.   Instrument recorded January 19, 1990 as Instrument No. 90-034494.

4 With respect to Facility No. 8, Oak Creek Hospital, San Jose, Santa Clara County, California:

     a. Diagram assessments to be collected with County taxes, a lien not yet due and payable.

5. With respect to Facility No. 11, Bay Harbour RTC and Facility No. 14, Medfield Hospital, Largo, Pinnellas County, Florida:

     a. Easements for utilities granted to Florida Power Corporation by Instruments recorded in Official Records Book 437, page 636, Official Records Book 1524, page 263, Official Records Book 7204, page 2334 and Official Records Book 302, page 361.

6. With respect to Facility No. 12, Manatee Palms RTC, Bradenton, Manatee County, Florida:

     a. Easement for drainage canal right of way as depicted on Manatee County Property Appraisers Map, of the South 1/2 of Section 1, Township 35 South, Range 17 East.

     b. Easement to Florida Power & Light Company recorded in Official Records Book 1160, page 2629.

7. With respect to Facility No. 13, Laurel Oaks Hospital, and Facility No. 59, Laurel Oaks RTC, Orlando, Orange County, Florida:

     a. Distribution Easement to Florida Power Corporation filed in Official Records Book 3792, page 2598.

8. With respect to Facility No. 15, Laurel Heights Hospital, Atlanta, Cobb County, Georgia:

     a. Permit for anchors, guy poles and wires to Georgia Power Company recorded in Deed Book 2214, page 544.

     b. Permit to trim trees to Georgia Power Company recorded in Deed Book 2289, page 724.

     c. Permit for anchors and wires to Georgia Power Company recorded in Deed Book 2289, page 725.

     d.   Easement to Georgia Power Company recorded in Deed Book 7243, page
          433.

     e.   Rights of others in 10-foot alleyway along southern property line.

9. With respect to Facility No. 17, Psychiatric Institute of Atlanta, Atlanta, Cobb County, Georgia:

     a.   Indemnity Agreement to City of Atlanta recorded in Book 13929, page
          322.

10.  With respect to Facility No. 22, Acadian Oaks, Lafayette, Lafayette Parish,
     Louisiana:

     a.   Water Line Easement under Entry No. 93-17226.

     b.   Gas Pipe Line Easements recorded under Entry Nos. 542518 and 548918.

11. With respect to Facility No. 23, New Beginnings at Hidden Brook, Bel Air, Harford County, Maryland:

     a. Right of Way to Baltimore Gas & Electric Company recorded in LIBER 453, Folio 207.

12. With respect to Facility No. 24, New Beginnings at Meadows, Gambrills, Anne Aurndel County, Maryland:

     a. Right of Way to Consolidated Gas, Electric, Light and Power Company of Baltimore recorded in Book 232, page 352.

     b. Rights of Way to Baltimore Gas & Electric Company recorded in LIBER 1197, page 245 and LIBER 2306, page 534.

13. With respect to Facility No. 28, Appalachian Hall, Asheville, Buncombe County, North Carolina:

     a. Easement to Carolina Power and Light Company recorded in Book 1148, page 86.

     b.   Sewer Easement recorded in Book 427, page 467.

14. With respect to Facility No. 30, New Beginnings at Lakehurst, Lakehurst, Ocean County, New Jersey:

     a.   Easement contained in Deed Book 1761, page 90.

15. With respect to Facility No. 34, Psychiatric Institute of Richmond, Richmond, Goochland County, Virginia:

     a. Water System Agreement with County of Goochland recorded in Deed Book 259, page 342.

     b.   Waste Water Agreement recorded in Deed Book 259, page 359.

     c. Easement to Chesapeake and Potomac Telephone Company recorded in Deed Book 128, page 120.

     d.   Easement to Commonwealth of Virginia recorded in Deed Book 128, page
          122.

     e. Agreement with Commonwealth of Virginia recorded in Deed Book 144, page 224.

16.  With respect to Facility No. 35, Tidewater Psychiatric Institute, Norfolk,
     Virginia:

     a. Easements granted Virginia Electric and Power Company by Instruments recorded in Deed Book 247, page 411; Deed Book 1289, page 303; Deed Book 1460, page 168; Deed Book 1155, page 316; Deed Book 1659, page 956; Deed Book 2003, page 336; and Deed Book 2234, page 679.

17. With respect to Facility No. 36, New Beginnings at Serenity Lodge, Chesepeake, Virginia:

     a. Easement granted Virginia Electric and Power Company recorded in Deed Book 568, page 138.

     b. Easement granted Norfolk and Carolina Telephone and Telegraph Company of Virginia recorded in Deed Book 556, page 456.

     c. 100-ft. Virginia Electric and Power Company easement recorded in Plat Book 57, page 3.

18. With respect to Facility No. 38, New Beginnings at Lakewood, Lakewood, Los Angeles County, California:

     a. Lease dated August 1, 1956 between Lakewood Park and Lakewood Building Corp. recorded as Instrument No. 4201 in Book 52381, page 372 as assigned to National Medical Hospital of Long Beach, Inc. by Instrument No. 79-357333.

19. With respect to Facility No. 39, Southwood Hospital and RTC, Chula Vista, San Diego County, California:

     a. Easement granted to Sweetwater Water Company recorded in Book 320, page 364.

     b. Easement granted to San Diego Gas and Electric Company recorded as File No. 76-317602.

     c. Easement granted to San Diego Gas and Electric Company recorded as File No. 84-411024.

     d. Easement granted to San Diego Gas and Electric Company recorded as File No. 85-044170.

20. With respect to Facility No. 40, Centennial Peaks, Louisville, Boulder County, Colorado:

     a. Deed of Trust from Rocky Mountain Affiliated Adventist Health Service, Inc. to the Public Trustee of Boulder County for the benefit of Carol Rose Spicer Briggs Wealth Accumulation Trust, et al. recorded on Film 1450 at Reception No. 816850.

     b. Unrecorded Lease dated July 27, 1987 between Rocky Mountain Affiliated Adventist Health Services and PIA Colorado Inc. d/b/a Boulder Psychiatric Institute, as amended by First Amendment to Lease dated August 1, 1989 between Arista Hospital and PIA Colorado, Inc.

     c. Easement to Mountain States Telephone and Telegraph Company recorded in Book 942, page 348.

     d. Site Plan for Louisville Psychiatric Hospital recorded on Film 1482 at Reception No. 859722, as revised.

     e. Subdivision Agreement for Health Park Subdivision recorded on Film 1482 at Reception 859723.

     f. Easement as shown on the recorded plat of Health Park Subdivision, Filing No. 2 in Plan File P-22 F-3 #34 and rerecorded on Film 1554 at Reception No. 952938.

     g. Plat of Centennial Health Park Preliminary P.U.D. recorded on Film 1553 at Reception No. 950959, as amended.

     h. Plat of Centennial Health Park Preliminary P.U.D. Landscape Concept recorded on Film 1553, at Reception 950960.

     i. Plat of Health Park Subdivision Filing No. 3 recorded on Film 1609 at Reception No. 1021645.

     j. Plat for Health Park Subdivision Filing No. 4 recorded on Film 1626 at Reception No. 1041906.

21. With respect to Facility No. 42, Brawner Psychiatric Institute, Smyrna, Cobb County, Georgia:

     a. Lease between Health Care Property Partners and PIA Brawner Realty, Inc. recorded in Deed Book 3570, page 386.

     b. Sanitary Sewer Easements and a Colonial Pipeline Easement as shown on a previous plat of the property.

     c. Supplemental Right of Way Agreement to Colonial Pipeline Company recorded in Deed Book 1259, page 99.

     d. Sanitary Sewer Easement to City of Smyrna recorded in Deed Book 473, page 368.

     e. Right of Way Easement to Colonial Pipeline Company recorded in Deed Book 675, page 707.

     f. Right of Way Easement to Georgia Power Company recorded in Deed Book 587, page 592.

     g. Easement to Southern Bell Telephone and Telegraph recorded in Deed Book 374, page 512.

     h.   Easement to Atlanta Gas Light Company recorded in Deed Book 105, page
          243.

22. With respect to Facility No. 44, New Beginnings at Warwick Manor, East New Market, Dorchester County, Maryland:

     a. Lease between J. Edward Powell and Recovery Centers of America, Inc. dated December 19, 1984 (5 acres); lease between J. Edward Powell and Recovery Center of America, Inc. dated November 1, 1987 (1 acre).

     b. Deed of Trust and Security Agreement from J. Edward Powell to Jon P. Sherwell and Amos T. Meredith, trustees securing the First National Bank of Maryland recorded in LIBER 288, Folio 781 and further secured by financing statement recorded in LIBER 288, Folio 804 and Assignment of Lessor's Interest in Leases and Rents recorded in LIBER 288, Folio 812.

     c. Right of Way to ChopTank Co-Operative, Inc. recorded in LIBER 43, Folio 189.

     d.   Right of Way to ChopTank Co-Operative recorded in LIBER 43, Folio 269.

     e. Right of Way easement to ChopTank Electric Cooperative, Inc. recorded in LIBER 119, Folio 499.

     f. Right of Way to County Commissioners of Dorchester County recorded in LIBER 192, Folio 528.

     g. Right of Way Easement to ChopTank Electric Cooperative, Inc. recorded in LIBER 199, Folio 165.

     h. Right of Way Easement to the County Commissioners of Dorchester County recorded in LIBER 214, Folio 704.

23. With respect to Facility No. 45, Potomac Ridge Treatment Center and Facility No. 47 PI Montgomery County RTC, Rockville, Montgomery County,
     Maryland:

     a. Lease dated December 15, 1977 between Montgomery County and Psychiatric Institute of Montgomery County recorded in LIBER 5406, Folio 127.

     b. Right of Way to Chesapeake and Potomac Telephone Company recorded in LIBER 324, Folio 451.

     c. Right of Way Agreement to TransContinnental Gas Pipe Line Corporation recorded in LIBER 3984, Folio 820.

     d. Right of Way Agreement to TransContinnental Gas Pipe Line Corporation recorded in LIBER 4188, Folio 864.

     e. Agreement with Colonial Pipeline Company recorded in LIBER 5558, Folio 810.

     f. Agreement with Washington Suburban Sanitary Commission recorded in LIBER 6668, Folio 43 and rerecorded in LIBER 7037, Folio 737.

     g. Right of Way to Washington Suburban Sanitary Commission recorded in LIBER 5616, Folio 331.

     h. Right of Way to Washington Suburban Sanitary Commission recorded in LIBER 5627, Folio 785.

     i. Right of Way to Washington Suburban Sanitary Commission recorded in LIBER 5883, Folio 417.

     j. Right of Way to Washington Suburban Sanitary Commission recorded in LIBER 8293, Folio 845.

     k. Easement to Potomac Electric Power Company recorded in LIBER 7537, Folio 410.

     l. Utility Easement shown on Plat recorded in Plat Book 101 at Plat No. 11464.

24. With respect to Facility No. 46, New Beginnings at White Oak, Woolford, Dorchester County, Maryland:

     a. Lease between Charles C. Powell and White Oak Center, Inc., dated May 7, 1985.

     b. Lease Agreement between White Oak Center, Inc. and Addiction Treatment Centers of Maryland, dated July 31, 1986.

     c. Mortgage from Charles C. Powell securing W. Michel Pierson and Darlene Cohen, trustees under U/A with Irving Cohen, dated April 19, 1988 recorded in LIBER 283, Folio 202.

     d. Easements to Delmarva Power & Light Company recorded in LIBER 254, Folio 581; LIBER 254, Folio 556; LIBER 159, Folio 1; and LIBER 159, Folio 6.

     e. Rights acquired by the State of Maryland contained in Deed recorded in LIBER 136, Folio 41.

     f. Right of Way to Eastern Shore Public Service recorded in LIBER 57, Folio 686.

25. With respect to Facility No. 48, Fair Oaks Hospital, Summitt, Union County, New Jersey:

     a. Easements contained in Deed Book 2296, page 368 and Deed Book 3290, page 847.

26. With respect to Facility No. 49, New Beginnings at Cove Forge, Woodbury, Blair County, Pennsylvania:

     a. Lease Agreement dated December 19, 1984 between Charles C. Powell and Recovery Centers of America, Inc. as amended by First Amendment to Lease dated October 30, 1985.

     b. Lease Agreement, dated May 1, 1986 between Charles C. Powell and Addictive Treatment Centers of Maryland, Inc.

     c. Mortgage from Charles C. Powell to Mellon Bank (Central) N.A. recorded in Mortgage Book Volume 893, page 162.

     d. Mortgage from Charles C. Powell to Mellon Bank (Central) N.A. recorded in Mortgage Book Volume 932, page 443.

     e. Mortgage from Charles C. Powell to Hollidaysburg Trust Co. recorded in Mortgage Book Volume 1012, page 498.

     f. Mortgage from Charles C. Powell to Suzanne Elliott recorded in Mortgage Book Volume 1060, page 127.

     g. Rights granted to The United Telephone Company of Pennsylvania in Deed Book Volume 991, page 144.

     h. Rights granted to Pennsylvania Electric Company in Deed Book Volume 994, page 148; Deed Book Volume 699, page 313; Deed Book Volume 662, page 79; and Deed Book Volume 614, page 97.

     i. Rights granted to Pennsylvania Edison Company as in Deed Book Volume 473, page 329.

     j. Agreement as to Water System between Camp Manahath, Inc. et al. and Borough of Williamsburg recorded in Deed Book Volume 681, page 485.

     k. Agreement between Camp Manahath, Inc. and Borough of Williamsburg recorded in Deed Book Volume 679, page 552.

     l. Assignment of Water Right Agreements between Camp Manahath, Inc., Anna Breckbill, William Breckbill, Jr. and Charles C. Powell recorded in Deed Book Volume 988, page 458.

     m.   Agreement in Deed Book Volume 166, page 167.

     n. Any and all matters revealed by a current and accurate survey of the subject property.

27. With respect to Facility No. 50, Fenwick Hall, Johns Island, Charleston County, South Carolina:

     a. Lease dated March 31, 1980 between the Valley Vista Apartments Limited Partnership and Fenwick Hall, Inc. This leasehold interest will be insured.

     b. Mortgage from the Valley Vista Apartments Limited Partnership to American Security Bank, N.A. recorded in Book S-122, page 82, as assigned to First Washington Group, Inc. and recorded in Book T-128, page 143; as further assigned to American Security Bank, N.A. recorded in Boot T-128, page 133, as further assigned to First Washington Group, Inc. recorded in Book D-129, page 133.

     c. Assignment of Lessor's Interest in Lease from the Valley Vista Apartments Limited Partnership to American Security Bank, N.A. recorded in Book S-122, page 270, as assigned to First Washington Group, Inc. recorded in Boot T-128, page 265, as further assigned to American Security Bank, N.A. recorded in Boot T-128, page 266, as further assigned to First Washington Group, Inc. recorded in Book D-129, page 201.

     d. Easement to Southern Bell Telephone and Telegraph Company recorded in Book Q-32, page 539.

     e. Easement to South Carolina Electric and Gas Company recorded in Book K-66, page 587.

     f. Easement to State Rural Electrification Authority recorded in Book B-40, page 139.

     g.   Easement recorded in Book W-114, page 187.

     h. Easement to St. John's Water Company, Inc. recorded in Book V-120, page 397.

28. With respect to Facility No. 52, Springwood Psychiatric Institute, Leesburg, Loudoun County, Virginia:

     a. Deed of Lease between Charles M. Davis and Phil Collins and Leesburg Institute, Inc. recorded in Deed Book 647, page 376, as amended and extended and as assigned to Docsley Associates Limited Partnership by Assignment recorded in Deed Book 647, page 380.

     b. Sublease between Docsley Associates Limited Partnership and Leesburg Institute, Inc. recorded in Deed Book 647, page 384.

     c. Deed of Trust from Docsley Associates Limited Partnership securing Benjamin R. Jacobs, Joseph B. Gildenhorn and Donald A. Brown recorded in Deed Book 647, page 390, as affected by Recognition and Attornment Agreement by and between Benjamin R. Jacobs, Joseph B. Gildenhorn and Donald A. Brown and Leesburg Institute, Inc. recorded in Deed Book 647, page 419.

29. With respect to Facility No. 53, Tidewater Psychiatric Institute of Virginia Beach, Virginia Beach, Virginia:

     a. Lease Agreement between I.P.T. Associates and Tidewater Psychiatric Institute, Inc. as amended by Amendment Number One and Amendment Number Two.

     b. Deed of Trust from I.P.T. Associates to First American Bank of Virginia securing Peoples Life Insurance Company, Washington, D.C. recorded in Deed Book 1818, page 723.

30. With respect to Facility No. 55, Linden Oaks Hospital, Naperville, DuPage County, Illinois:

     a. Lease dated July 1, 1984 between Edward Hospital District and Edward Hospital Association, recorded as document R88-063155 as amended by First Amendment and Second Amendment.

     b. Ground Sublease dated November 1, 1988 between Edward Hospital Association and Naperville Health Ventures, recorded as Document No. R92-042946 and rerecorded as Document R93-060724.

     c. Subsublease dated November 1, 1988 between Naperville Health Ventures and Naperville Psychiatric Ventures.

     d. Leasehold Mortgage made by Naperville Psychiatric Ventures to Harris Bank Naperville recorded as Document R92-042948.

     e. Collateral Assignment of Lease made by Naperville Psychiatric Ventures to Harris Bank Naperville, recorded as Document R92-042949.

     f. Assignment of Leases and Rents made by Naperville Psychiatric Ventures to Harris Bank Naperville recorded as Document No. R92-042950.

31.  With respect to Facility No. 70, Alvarado, La Mesa, San Diego County,
     California:

     a.   Easement recorded in Book 7580, page 158.

                                  EXHIBIT B
                                                               Schedule 3.8(a)
                                                               Page 2
                                                               Draft - 3/27/94

- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

1        Pinewood Hospital         National Medical              Southwestern Bell          Telephone system         1/24/91
                                   Enterprises, Inc. dba         Telecommunications, Inc.   equipment and Panasonic
                                   Pinewood Psychiatric          dba Southwestern Bell      fax machine.
                                   Hospital                      Telecom
- -----------------------------------------------------------------------------------------------------------------------------------



- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

4        Los Altos Hospital and    Los Altos Hospital            Pitney Bowes Credit Corp.  Leased equipment subject 6/21/91
         Mental Health Center                                                               to lease #6591200-002
                                                                                            dated 4/25/91.
- -----------------------------------------------------------------------------------------------------------------------------------
                                   NME Hospitals Inc, dba        Uni-Copy Corporation       Leased equipment:        12/18/92
                                   Los Altos Hospital            (Assignee:  Norwest        3 pieces of Sharp
                                                                 Financial Leasing, Inc.)   equipment.
- -----------------------------------------------------------------------------------------------------------------------------------



- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

5        Mill Creek Hospital       National Medical              Pricketts Dist. Inc.       Juice dispenser.         11/20/92
                                   Enterprises dba Mill Creek
                                   Hospital
- -----------------------------------------------------------------------------------------------------------------------------------


                                                               Schedule 3.8(a)
                                                               Page 3
                                                               Draft - 3/27/94


- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

8        Oak Creek Hospital        Oak Creek Hospital            Datascope Corp.            Leased equipment: 2      5/8/92
                                                                                            Assembly 3000A Monitors
                                                                                            and 2 Finger Probes.
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Psychiatric Institute of San  Diversey Corp.             Dishmachine.             4/19/93
                                   Jose Inc. dba
                                   Oak Creek Mental Health
                                   Recovery Services
- -----------------------------------------------------------------------------------------------------------------------------------



- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

12       Manatee Palms Residential Manatee Palms Residential     Pitney Bowes Credit        Dictaphone equipment     1/22/91
         Treatment Center          Treatment                     Corporation                with all accessories and
                                                                                            attachments.
- -----------------------------------------------------------------------------------------------------------------------------------



- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

19       Jefferson Hospital        Jefferson Hospital            Moceri Leasing, Inc.       Surge Suppressors (12)   9/23/91
                                                                                            and Temper Sensors (7)
- -----------------------------------------------------------------------------------------------------------------------------------



- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

20       Kingwood Hospital         Kingwood Hospital             Citicorp Leasing, Inc.     1 Mac 6.                 4/8/93
- -----------------------------------------------------------------------------------------------------------------------------------


                                                               Schedule 3.8(a)
                                                               Page 4
                                                               Draft - 3/27/94


- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

28       Appalachian Hall          PIA Asheville dba             Lanier Worldwide, Inc.     Office equipment.        10/26/92
                                   Appalachian Hall
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Highland Hall                 Diversey Corp.             Dishmachine              3/11/94
- -----------------------------------------------------------------------------------------------------------------------------------




- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

32       The MidSouth Hospital     Mid-South Hospital            Hardin's - SYSCO Food      Equipment (dishes).      4/6/89
                                                                 Services, Inc.
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Mid-South Hospital            Hardin's - SYSCO Food      Equipment (dishes).      4/6/89
                                                                 Services, Inc.
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Mid-South Hospital            Hardin's - SYSCO Food      Equipment (dishes).      4/6/88
                                                                 Services, Inc.
- -----------------------------------------------------------------------------------------------------------------------------------



- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

33       Baywood Hospital          National Medical              Texas Commerce Bank,       Office furniture and     5/22/89
                                   Enterprises, Inc.             N.A.                       furnishings.
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Baywood Hospital              Pitney Bowes Credit        Copier Equipment.        12/20/90
                                                                 Corporation
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Baywood Hospital              Pitney Bowes Credit        All leased equipment     12/18/92
                                                                 Corporation                subject to lease
                                                                                            #3694437-007 dated
                                                                                            September 30, 1992.
- -----------------------------------------------------------------------------------------------------------------------------------


                                                               Schedule 3.8(a)
                                                               Page 5
                                                               Draft - 3/27/94


- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

34       Psychiatric Institute of  Psychiatric Institute of      The Equipment Leasing      2 Royal copiers with      3/13/91
         Richmond                  Richmond, Inc.                Company                    ADF, 2 cabinets and
                                                                                            2 Danyl Units.
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Psychiatric Institute of      Bell Atlanticom Systems,   Meridian Option 21:      2/5/92
                                   Richmond                      Inc.                       telephone,
                                                                                            communications and/or
                                                                                            data equipment with
                                                                                            associated ancillary
                                                                                            equipment and wiring.
- -----------------------------------------------------------------------------------------------------------------------------------



- ---------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

35       Tidewater Psychiatric     Tidewater Psychiatric         Bell Atlantic Tricon       Leased equipment subject 6/29/90
         Institute - Norfolk       Institute                     Leasing Corporation        to lease #7059645
                                                                                            (Canon office equipment).
- ---------------------------------------------------------------------------------------------------------------------------------



- ---------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

37       Northbrooke Hospital of   Northbrooke Hostpial          Norwest Financial Leasing, Not specified.            6/29/90
         Milwaukee                                               Inc.
- ---------------------------------------------------------------------------------------------------------------------------------


                                                               Schedule 3.8(a)
                                                               Page 6
                                                               Draft - 3/27/94


- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

38       New Beginnings at         National Medical              Eaton Financial            Leased equipment: Xerox  9/3/92
         Lakewood Regional         Enterprises, Inc.             Corporation                copier.
         Medical Center
- -----------------------------------------------------------------------------------------------------------------------------------



- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

44       New Beginnings at         New Beginnings Salisbury      Chesapeake Industrial      Canon copier, cabinet,   3/23/92
         Warwick Manor                                           Leasing Co. Inc.           RADF and bin sorter.
                                                                 (Assignee: Chesapeake
                                                                 Federal S&L)
- -----------------------------------------------------------------------------------------------------------------------------------
                                   New Beginnings                Ecolab, Inc.               Specified office         5/10/93
                                                                                            equipment.
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Addiction Treatment           1. Professional Leasing,   Pana-Fax.                9/4/92
                                   Centers of MD, Inc.              Inc.
                                                                 2. PLP Financial
                                                                    (Assignee: Bank of
                                                                    Delaware)
- -----------------------------------------------------------------------------------------------------------------------------------


                                                               Schedule 3.8(a)
                                                               Page 7
                                                               Draft - 3/27/94


- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

45       Potomac Ridge Treatment   Psychiatric Institute of      BC Leasing Associates      Leased office furniture  3/26/86
         Center                    Montgomery County, Inc.       (Assignee: Security        subject to lease
                                                                 National Bank)             #16-1592-1 dated
                                                                                            3/12/86.
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Psychiatric Institute of      Lanier Business Products,  Key Service Unit and     3/31/86
                                   Montgomery dba The            Inc.                       all related items.
                                   Lakewood Center Sch.
- -----------------------------------------------------------------------------------------------------------------------------------



- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

48       Fair Oaks Hospital        P.I.A. New Jersey, Inc.       Citicorp North America,    Spectrum Software        5/15/90
                                   dba Fair Oaks Hospital        Inc.                       Package.
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Fair Oaks Hospital            Pitney Bowes Credit        Dictaphone equipment     8/1/90
                                                                 Corporation                including all
                                                                                            accessories and
                                                                                            attachments.
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Psychiatric Institute of      Spenser Capital Group,     Computer equipment.      3/27/91
                                   New Jersey, Inc. dba Fair     Inc. (Assignee:
                                   Oaks Hospital                 Germantown Savings
                                                                 Bank)
- -----------------------------------------------------------------------------------------------------------------------------------


                                                               Schedule 3.8(a)
                                                               Page 8
                                                               Draft - 3/27/94


- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

49       New Beginnings at Cove    1. New Beginnings at          Keystone Financial Leasing Bridge 24 Port Channel   6/8/92
         Forge                        Cove Forge                 Corp.                      Bank (1) with all parts
                                   2. Recovery Center of                                    and accessories.
                                      America, Inc.
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Addiction Treatment           Meridian Leasing, Inc.     Voice mail system.       8/3/92
                                   Centers of MD dba New
                                   Beginnings at Cove Forge
- -----------------------------------------------------------------------------------------------------------------------------------
                                   New Beginnings at Cove        Keystone Financial Leasing Ricoh office equipment   11/6/92
                                   Forge                         Corp.                      (feeder, sorter & laser
                                                                                            fax) and all parts and
                                                                                            accessories.
- -----------------------------------------------------------------------------------------------------------------------------------



- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

52       Springwood Psychiatric    Leesburg Institute, Inc.      Orix Credit Alliance, Inc. Leased equipment subject 5/8/92
         Institute                                                                          to lease #3-1-1283 dated
                                                                                            April 28, 1992.
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Springwood Psychiatric        Pitney Bowes Credit        Leased equipment subject 10/8/93
                                   Institute                     Corporation                to lease #5048244-308
                                                                                            dated 8/11/93.
- -----------------------------------------------------------------------------------------------------------------------------------

                                                               Schedule 3.8(a)
                                                               Page 9
                                                               Draft - 3/27/94


- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

53       Tidewater Psychiatric     National Medical              Diversey Corp.             Dishmachine.             2/24/93
         Institute-Virginia Beach  Enterprises dba Tidewater
                                   Psychiatric Inst.
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Tidewater Psychiatric         Bell Atlantic Tricon       Leased equipment subject 6/29/90
                                   Institute                     Leasing Corporation        to lease #7059647.
                                                                                            (Canon office equipment).
- -----------------------------------------------------------------------------------------------------------------------------------
                                   Tidewater Psychiatric         AT & T                     Generic I.               9/4/90
                                   Institute, Inc.
- -----------------------------------------------------------------------------------------------------------------------------------



- -----------------------------------------------------------------------------------------------------------------------------------
FACILITY                           DEBTOR OR                     SECURED                    PROPERTY
NO.      FACILITY NAME             TRADENAME                     PARTY                      DESCRIPTION              DATE OF FILING
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------
55       Linden Oaks Hospital      Naperville Psychiatric        Harris Bank Naperville     Equipment, fixtures and  3/13/92
                                   Ventures, an Illinois                                    personal property located
                                   General Partnership                                      at Facility address.
- -----------------------------------------------------------------------------------------------------------------------------------


                                                                 Schedule 8-4

                 SCHEDULE OF RESTRICTIONS IN DEBT DOCUMENTS

     1. Indenture of Mortgage from Naperville Psychiatric Ventures to Harris Bank Naperville in the amount of four million dollars ($4,000,000.00) dated February 28, 1992 (P.I.A. Naperville, Inc.-Linden Oaks Hospital).

     2. Deed of Trust from I.P.T. Associates to Peoples Life Insurance Company, Washington, D.C. in the amount of five hundred eighty thousand dollars ($580,000.00) dated August 31, 1978 (P.I.A. Tidewater Realty, Inc. - Tidewater Psychiatric Institute).

     3. Deed of Trust from I.P.T. Associates to Peoples Life Insurance Company, Washington, D.C. in the amount of one million seven hundred fifty thousand dollars ($1,750,000.00) dated August 31, 1978 (P.I.A. Tidewater Realty, Inc. - Tidewater Psychiatric Institute).


                                                                                                                     Schedule 8.7(d)


                                                SCHEDULE OF ASSUMED NME INDEBTEDNESS

- ------------------------------------------------------------------------------------------------------------------------------------
BORROWER                 LENDER                      DEBT              BOOK          MATURITY     SECURITY
                                                     DESCRIPTION       BALANCE AT    DATE
                                                                       JANUARY
                                                                       31, 1994
- ------------------------------------------------------------------------------------------------------------------------------------

Psychiatric Facility at  Florida National Bank       Mortgage          $  79,000     07/09/94     Hospital land and
Medfield, Inc.                                                                                    equipment
- ------------------------------------------------------------------------------------------------------------------------------------
Leesburg Institute, Inc. Docsley Associates Limited  Capital Lease     $ 874,000     12/04/2071   Buildings,
                         Partnership (Buildings)                                                  improvements,
                                                                                                  personal property
- ------------------------------------------------------------------------------------------------------------------------------------
Medfield Residential     Safeco                      Utility one       $   1,000     07/09/94     N/A
Treatment Center,                                    year bond
Inc.
- ------------------------------------------------------------------------------------------------------------------------------------
Psychiatric Facility at  Safeco                      Health &          $   2,000     09/17/94     N/A
Palm Springs, Inc.                                   Welfare
                                                     Agency Bond
- ------------------------------------------------------------------------------------------------------------------------------------
Alvarado Parkway         Safeco                      Health &          $   3,000     07/17/94     N/A
Institute, Inc.                                      Welfare
                                                     Agency one
                                                     year bond
- ------------------------------------------------------------------------------------------------------------------------------------
P.I.A.                   Safeco                      Health &          $   3,000     07/07/94     N/A
Long Beach, Inc.                                     Welfare
                                                     Agency one
                                                     year bond
- ------------------------------------------------------------------------------------------------------------------------------------




- ------------------------------------------------------------------------------------------------------------------------------------
P.I.A.,                  Safeco                      Health &          $   5,000     07/17/94     N/A
Visalia, Inc.                                        Welfare
                                                     Agency one year
                                                     bond
- ------------------------------------------------------------------------------------------------------------------------------------
Psychiatric Institute    Safeco                      Health &          $   5,000     07/17/94     N/A
of San Jose, Inc.                                    Welfare
                                                     Agency one year
                                                     bond
- ------------------------------------------------------------------------------------------------------------------------------------
Psychiatric Institute    Safeco                      Proprietary       $   5,000     07/01/94     N/A
of Richmond, Inc.                                    School bond -
                                                     one year
- ------------------------------------------------------------------------------------------------------------------------------------
Leesburg Institute,      Safeco                      Proprietary       $   5,000     07/01/94     N/A
Inc.                                                 School bond -
                                                     one year
- ------------------------------------------------------------------------------------------------------------------------------------
Psychiatric Facility at  Safeco                      Health &          $   5,000     01/17/95     N/A
Yorba Linda, Inc.                                    Welfare
                                                     Agency one
                                                     year bond
- ------------------------------------------------------------------------------------------------------------------------------------
Tidewater Psychiatric    Safeco                      Health &          $  10,000     09/17/94     N/A
Institute, Inc.                                      Welfare
                                                     Agency
                                                     School for
                                                     handicapped
                                                     bond
- ------------------------------------------------------------------------------------------------------------------------------------



- ------------------------------------------------------------------------------------------------------------------------------------
P.I.A. Colorado, Inc.    First National Bank of      To cover          $  20,000     02/01/95     N/A
                         Louisville                  operating
                                                     expenses
                                                     of new city
                                                     project
- ------------------------------------------------------------------------------------------------------------------------------------
Naperville Psychiatric   Harris Bank                 Mortgage          $4,000,000    2/01/99      Land and
Ventures    1            Naperville                                    face                       building
                                                                       amount
- ------------------------------------------------------------------------------------------------------------------------------------
I.P.T. Associates    2   Peoples Life                Deed of Trust     $  580,000    10/31/99     Land and
                         Insurance Company                             face                       building
                                                                       amount
- ------------------------------------------------------------------------------------------------------------------------------------
I.P.T. Associates        Peoples Life                Deed of Trust     $1,170,000    07/31/03     Land and
                         Insurance Company                             face                       building
                                                                       amount
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------

1    P.I.A. Naperville, Inc. own a 75% interest in this joint venture.

2 P.I.A. Tidewater Realty, Inc. owns a 50% interest in this real estate partnership.


                                                                 SCHEDULE 8.7(e)

                        SCHEDULE OF EXISTING INDEBTEDNESS
                        ---------------------------------

                                                      Debt     Book Balance at  Maturity                         Charter   Negative
Borrower                      Lender              Description  March 31, 1994   Date           Security          Guaranty   Pledge
- --------                      ------              -----------  --------------   ----------     --------          --------  -------
Charter Behavioral            Public               IRB           $2,600,000       May, 1997      Hospital,           Yes       No
 Health System of Columbia,                                                                      Land &
 Inc.                                                                                            Equipment


Charter Hospital of           Public               IRB           $5,345,000       Nov. 2007      Hospital,           Yes       Yes
 Mobile, Inc.                                                                                    Land &
                                                                                                 Equipment

Charter Medical               New York Life        Mortgage      $52,793          July 1994      Corporate           50%       Yes
 Corporation                  Insurance Company                                                  Office Building
                                                                                                 Rents & Ground
                                                                                                 Lease

Charter Medical*              Public               Debentures-   $6,443,280       March 1998/    None                -         -
  Corporation                                      Swiss 7.5%                     2001

Charter Medical of            The Golden           Capital       $34,459          July 2019      Clinic              Yes       No
 England Limited (Chelsea)    Egg Properties       Lease                                         (London, England)

- --------------------------------------

* These bonds were accelerated on April 9, 1991


                                                                 SCHEDULE 8.7(e)

                        SCHEDULE OF EXISTING INDEBTEDNESS




                                                      Debt     Book Balance at  Maturity                         Charter   Negative
Borrower                      Lender              Description  March 31, 1994   Date           Security          Guaranty   Pledge
- --------                      ------              -----------  --------------   ----------     --------          --------  -------

Societe Anonyme de            Banque Cantonale     Mortgage      $1,120,568       July 2033      Hospital &          No        No
 La Metairie                  Vaudoise                                                           Land (Nyon,
                                                                                                 Switzerland)

Charter Behavioral            The CIT Group/       Mortgage      $707,897         Sep. 1994      Hospital,           Yes       Yes
  Health System of            Equipment                                                          Land &
  Charlottesville, Inc.       Financing, Inc.                                                    Equipment

Charter Medical Corporation   Strategic Advantage, Note          $439,762         Nov. 1998      None                -         No
  Corporation                 Inc.


                                                                 SCHEDULE 8.7(e)

                        SCHEDULE OF EXISTING INDEBTEDNESS
              VARIABLE RATE BONDS WITH SUBSIDIARY LETTERS OF CREDIT



                                            Debt       L/C               Book Balance at                    Letters of Credit at
Borrower                                Description    Bank              March 31, 1994     Maturity           March 31, 1994
- --------                                -----------    ----              ---------------    --------        --------------------

Charter Behavioral Health               VRDN           Bankers Trust     $4,800,000         March 2005           $5,006,861.00
 System of Central Georgia, Inc.                       Company*

Charter Palms                           VRDN           Bankers Trust     $5,650,000         March 2007           $5,820,273.98
 Behavioral Health System, Inc.                        Company*

Charter Behavioral Health               VRDN           Bankers Trust     $3,750,000         March 2007           $3,874,315.06
 System of Northwest Arkansas, Inc.                    Company*

Charter Rivers                          VRDN           Bankers Trust     $4,400,000         June 2007            $4,559,123.29
 Behavioral Health                                     Company*
 System, Inc.

CMSF, Inc.                              VRDN           Bankers Trust     $5,150,000         Aug. 2007            $5,320,726.03
 (Charter Glade Hospital)                              Company*

- --------------------------------------

*Subsidiary Letters of Credit issued by Bankers Trust Company on the Closing Date to back-up letters of credit issued by Mitsubishi Bank, Limited in support of such VRDN'S.


                                                                 SCHEDULE 8.7(e)

                        SCHEDULE OF EXISTING INDEBTEDNESS
              VARIABLE RATE BONDS WITH SUBSIDIARY LETTERS OF CREDIT




                                            Debt       L/C               Book Balance at                    Letters of Credit at
Borrower                                Description    Bank              March 31, 1994     Maturity           March 31, 1994
- --------                                -----------    ----              ---------------    --------        --------------------

Charter Forest Behavioral               VRDN           Bankers Trust     $5,100,000         Dec. 2013          $5,269,068.49
 Health System, Inc.                                   Company

Charter Behavioral Health               VRDN           Bankers Trust     $6,400,000         March 2014         $6,612,164.38
 System of New Mexico, Inc.                            Company

Charter Plains Behavioral               VRDN           Bankers Trust     $5,700,000         Oct. 2013          $5,888,958.90
 Health System, Inc.                                   Company

Charter Fairmount Behavioral            VRDN           Bankers Trust     $8,175,000         Jan. 2001          $8,512,527.00
 Health System, Inc.                                   Company

Charter Ridge Behavioral                VRDN           Bankers Trust     $4,525,000         March 2005         $4,711,827.00
 Health System, Inc.                                   Company

Charter Springs                         VRDN           Bankers Trust     $4,150,000         July 2004          $4,287,575.34
 Hospital, Inc.                                        Company

Charter Hospital of St.                 VRDN           Bankers Trust     $5,225,000         Nov. 2009          $5,398,212.33
 Louis, Inc. (Charter Hospital                         Company
 of Greenville)

Charter Hospital of                     VRDN           Bankers Trust     $7,200,000         June 2011          $7,842,000.00
 Charleston, Inc.                                      Company


                                                                SCHEDULE 8.7(m)

                  SCHEDULE OF CERTAIN INTERCOMPANY INDEBTEDNESS


                                                     AMOUNTS                           AMOUNTS
                                                 (DUE TO CHARTER)                   (DUE TO CCM, INC.)
                                                 DUE FROM CHARTER                   DUE FROM CCM, INC.
  COMPANY                                            @ 3/31/94                           @ 3/31/94
- --------------------------------------------------------------------------------------------------------
  CH WESTBROOK                                            (23,156,986.67)                  28,201,436.86
  CH HOSP GREENSBORO                                      (24,492,496.35)                  14,963,863.24
  CH HOSP ST LOUIS                                           (598,946.17)                           0.00
  CH SUB MESQUITE                                              78,160.78                      393,328.07
  CH HOSP WINSTON-SALEM                                   (13,732,610.67)                  10,542,791.16
  BELTWAY COMMUNITY                                        (3,468,357.57)                   3,406,687.03
  CH LAKE                                                 (13,171,916.58)                  10,428,096.30
  CH BARCLAY                                               (5,864,574.27)                   7,349,099.15
  CH RIDGE                                                (14,827,631.14)                  12,471,219.60
  CH HOSP SAVANNAH                                        (15,618,958.47)                  10,840,218.82
  CH HOSP WICHITA                                          (4,763,430.93)                     903,054.92
  CH REAL                                                  (5,289,373.38)                   6,263,691.69
  CH HOSP TUCSON                                            1,295,951.43                            0.00
  CH BY THE SEA                                           (13,585,413.56)                  10,154,699.35
  CH HOSP KINGWOOD                                         (3,544,039.16)                   6,757,510.89
  CH HOSP SUGAR LAND                                       (1,873,073.00)                   1,255,370.50
  CH LAKESIDE                                             (11,368,363.06)                  14,368,988.74
  CH HOSP FORT WORTH                                        2,655,678.01                    6,199,488.32
  CH PINES                                                (15,495,913.25)                  10,209,206.59
  CH HOSP MIAMI                                           (17,733,939.76)                   8,790,142.90
  CH RIVERS                                                (9,772,210.71)                   9,062,003.22
  CH HOSP DALLAS                                           (8,618,158.22)                  18,168,357.80
  CH HOSP EAST VALLEY                                      (2,165,314.02)                   2,073,469.02
  UHC MID FLA INC                                             (32,769.17)                           0.00
  CH PEACHFORD                                            (28,002,275.73)                  35,604,634.92
  CH HOSP GLENDALE                                         (5,776,835.76)                   4,132,893.50
  CH SPRINGS                                               (7,766,136.19)                   5,500,220.95
  CH HOSP JACKSONVILLE                                    (12,280,823.05)                   5,087,013.31
  CH HOSP MILWAUKEE                                       (14,903,944.64)                   9,165,578.25
  CH HOSP FOUNTAIN VALLEY                                  21,660,654.22                      937,221.51
  CH HOSP TOLEDO                                           (1,569,263.38)                   3,166,819.47
  CH BEACON                                               (18,655,320.05)                  11,968,131.46
  CH RETREAT                                               (4,850,897.36)                   3,956,727.93
  CH MED CLAYTON COUNTY                                      (416,432.52)                           0.00
  CH FOREST                                                (6,278,214.57)                   5,688,382.99
  CH HOSP LOUISVILLE                                       (7,832,969.61)                   5,515,285.40
  CH VISTA                                                 (6,129,824.38)                   3,491,785.74
  CH HOSP MOBILE                                           (6,708,711.10)                   6,357,649.96
  CH HOSP CHARLESTON                                       (6,489,450.59)                   8,500,966.11
  CH HOSP REDLANDS                                         (1,575,863.82)                        (355.00)
  CH ACADEMY MOBILE                                       (11,924,244.08)                   7,214,918.53
  CH HOSP AURORA                                              310,138.30                            0.00
  CH HOSP COLUMBUS                                           (419,584.20)                           0.00
  CH MED FT LAUDERDALE                                       (888,635.10)                           0.00
  CH PALMS                                                 (2,638,718.11)                   7,251,179.17
  CH HOSP BAKERSFIELD                                      (2,476,081.02)                   1,989,300.45
  CH HOSP SANTA TERESA                                     (2,907,191.21)                           0.00
  CH HOSP FT COLLINS                                       (3,124,879.45)                           0.00
  CH HOSP SAN DIEGO                                        (2,237,070.29)                   7,156,993.70



                                                     AMOUNTS                           AMOUNTS
                                                 (DUE TO CHARTER)                   (DUE TO CCM, INC.)
                                                 DUE FROM CHARTER                   DUE FROM CCM, INC.
  COMPANY                                            @ 3/31/94                           @ 3/31/94
- --------------------------------------------------------------------------------------------------------
  CH HOSP GRAPEVINE                                        (9,240,283.72)                   9,828,314.58
  CH WOODS                                                 (6,961,312.51)                   4,771,012.25
  CH HOSP SACRAMENTO                                       (1,374,321.25)                   3,654,060.72
  CH WINDS                                                (14,845,881.22)                   8,435,766.92
  CH HOSP DENVER                                            2,695,998.50                   (1,193,102.76)
  CH GLADE                                                (12,785,282.61)                  11,947,699.45
  CH HOSP LITTLE ROCK                                      (3,074,187.32)                   3,798,038.61
  CH HOSP NORTHWEST INDIANA                                (9,280,386.89)                  11,997,537.41
  CH CANYON                                                  (720,449.87)                     319,732.93
  CH HOSP SIOUX FALLS                                      (9,525,635.86)                   5,577,995.02
  CH HOSP SOUTH BEND                                      (10,774,012.13)                  10,497,580.67
  CH HOSP MISSION VIEJO                                    (6,349,328.35)                  12,705,172.82
  CH HOSP LONG BEACH                                      (10,589,505.93)                   6,941,499.92
  CH SUMMIT                                                (2,810,090.50)                   1,364,269.43
  CH HOSP THOUSAND OAKS                                   (14,813,514.27)                   7,309,164.09
  CH HOSP INDIANAPOLIS                                     (9,027,786.11)                  13,311,885.36
  CH HOSP AUSTIN                                            1,400,235.53                    2,081,523.99
  CH HOSP LAS VEGAS                                       (14,985,619.75)                  10,100,610.15
  CH HOSP CORONA                                          (27,567,878.85)                   7,908,963.13
  CH HOSP COLUMBIA                                         (7,380,334.97)                   4,727,661.24
  CH NORTH                                                (16,624,612.75)                   9,853,746.44
  CH N COUNSEL CTR INC                                         96,924.50                      (56,765.50)
  CH MED SOUTHEAST                                           (462,871.96)                           0.00
  CH HOSP BRADENTON                                        (8,108,795.38)                   3,260,594.82
  CHARTERTON                                                  211,716.55                            0.00
  CH HOSP TERRE HAUTE                                      (7,717,305.67)                  11,639,135.53
  CH MED ORANGE CO (FL)                                       276,021.00                            0.00
  CH PLAINS                                                (2,833,197.60)                   6,032,786.56
  CH CLINIC CHELSEA                                           658,726.90                            0.00
  CH HOSP TAMPA BAY                                       (23,404,376.46)                  10,813,004.34
  CH NORTHRIDGE                                           (12,217,010.11)                   6,067,467.14
  CH HOSP PADUCAH                                          (7,962,630.02)                   5,726,722.75
  CH COM HAWAIIAN GARDENS                                 (49,314,251.83)                  43,119,567.53
  CH HOSP JACKSON                                         (29,147,394.98)                  23,489,421.80
  CH COLONIAL                                               2,039,042.16                      (97,384.02)
  FAIRMOUNT INSTITUTE                                     (13,167,066.74)                  18,200,979.77
  CH HOSP CHARLOTTESVILLE                                  (5,492,657.69)                   3,205,440.45
  CH HOSP LAKE CHARLES                                    (11,035,169.21)                   5,585,472.38
  CH HOSP WEST PALM BEACH                                     747,355.58                      169,114.12
  CH HOSP TORRANCE                                            238,726.01                            0.00
  CH HOSP CORPUS CHRISTI                                   (7,714,294.49)                   9,653,210.74
  CH HOSP LAREDO                                          (10,042,574.09)                   3,733,047.50
  CH HOSP ORLANDO SOUTH                                    (3,508,643.45)                   5,950,396.69
  CH HOSP GREENVILLE                                      (11,069,051.66)                  11,385,667.82
  CH HOSP AUGUSTA                                         (15,474,379.13)                  10,456,139.00
  CH HOSP LAFAYETTE                                        (6,535,721.80)                   9,203,625.55
  CH HOSP ALBUQUERQUE                                      (4,626,685.82)                   6,996,436.02
  CH HOSP OVERLAND PK                                      (2,784,201.99)                     902,169.69
  CH HOSP PASCO COUNTY                                     (5,085,932.51)                   8,718,593.69



                                                     AMOUNTS                           AMOUNTS
                                                 (DUE TO CHARTER)                   (DUE TO CCM, INC.)
                                                 DUE FROM CHARTER                   DUE FROM CCM, INC.
  COMPANY                                            @ 3/31/94                           @ 3/31/94
- --------------------------------------------------------------------------------------------------------

  CH OAK                                                   (9,375,494.37)                   9,032,975.42
  LA METAIRIE CLINIC                                         (125,172.78)                           0.00
  CH CLINIC NIGHTINGALE                                       (55,574.00)                           0.00
  CH MED MGT CO                                               898,260.00                            0.00
  CH MED CLEVELAND                                                (70.00)                           0.00
  CH MED PUERTO RICO                                        2,306,900.11                            0.00
  PLYMOUTH INS LTD                                          1,364,421.03                            0.00
  GOLDEN ISLE LTD                                              16,923.04                            0.00
  MANDARIN MEADOWS                                           (217,530.00)                           0.00
  CH MED CAYMAN                                            (3,039,254.79)                           0.00
  ATLANTA MOB                                               1,456,716.35                            0.00
  CH MED INTL                                                 825,530.93                            0.00
  CH MED DALLAS                                             1,383,307.49                            0.00
  EMPLOYEE ASSISTANCE                                         290,560.58                            0.00
  BELTWAY MOB                                                 652,968.01                            0.00
  WESTBROOK MOB                                              (292,263.74)                           0.00
  HEALTH CARE SERV                                             36,302.00                            0.00
  HOSP INVESTORS                                            1,166,800.26                            0.00
  SISTEMAS                                                  1,281,956.71                      (25,733.60)
  CH MED EXEC CORP                                          5,694,074.89                   (5,762,368.58)
  CH MED INFO SERVICES                                       (677,267.58)                           0.00
  HAWAIIAN GARDENS MOB                                       (482,190.16)                           0.00
  CH HEALTH CENTER (CBS)                                   (1,974,163.81)                      31,907.75
  CMMC ENGLAND                                                  2,212.74                            0.00
  CM-CAL ENGLAND DIV                                       (1,583,758.00)                           0.00
  CH MED CERRITOS                                            (975,710.58)                           0.00
  CH MED INTL S A                                          (6,397,488.78)                           0.00
  CH HOSP ST LOUIS-ENGLAND DIV                             (7,802,971.00)                           0.00
  CMCI INC                                                (56,724,078.95)                           0.00
  PACIFIC CMC                                                      25.00                            0.00
  RIDGE MOB                                                  (336,405.49)                           0.00
  PEACHFORD DRS BLDG                                       (1,371,749.78)                           0.00
  CM CALIFORNIA                                               493,943.35                            0.00
  WESTERN BEHAVIOR SYSTEMS                                    417,338.62                            0.00
  CHARLOTTESVILLE MOB                                        (511,561.77)                           0.00
  TAMPA BAY MOB                                               (78,495.41)                           0.00
  CH CANYON MOB                                              (592,358.86)                           0.00
  CMFC                                                    (13,082,325.10)                           0.00
  PROVO CANYON SCHOOL                                     (19,334,056.11)                  10,161,690.48
  CH MED SACRAMENTO                                           693,375.85                            0.00
  WICHITA MOB                                                (755,953.49)                           0.00
  CPS ASSOCIATES (WESTBROOK)                                 (725,632.62)                     929,977.97
  CH NATIONAL LAB                                             561,667.00                            0.00
  CLAIMS MANAGEMENT-DIV CMC                                53,795,300.49                            0.00
  C.A.C.O., INC.                                             (458,982.97)                           0.00
  STRUCTURED HEALTHCARE SYSTEMS                               597,888.00                            0.00
  FLA RESIDENT TREATMENT CTR                                     (340.00)                           0.00
  CM CAYMAN-AL AMAL PROJ                                      495,771.53                            0.00
  STRATEGIC ADVANTAGE                                      (2,064,056.12)                           0.00



                                                     AMOUNTS                           AMOUNTS
                                                 (DUE TO CHARTER)                   (DUE TO CCM, INC.)
                                                 DUE FROM CHARTER                   DUE FROM CCM, INC.
  COMPANY                                            @ 3/31/94                           @ 3/31/94
- --------------------------------------------------------------------------------------------------------
  MIDWEST SERVICE CTR-CAO                                      45,584.43                     (162,744.18)
  GULF CBO                                                   (108,134.52)                     (28,771.12)
  CMC HLTH MGT-CBO-SAN ANTON                                 (107,485.94)                           0.00
  GROUP PRACTICE AFFILIATES INC                               (57,623.99)                           0.00
  CANYON BUILDING DIVISION                                 (2,883,476.03)                           0.00
  DISC OPERATIONS OFFSET                                    4,917,032.24                            0.00
  CCM INC                                                 752,558,865.64
  CORPORATE OFFICE                                                                        (19,837,529.61)
  CMC STUART CIRCLE                                        (7,018,346.39)                  13,565,208.24
  CMC PHYSICIANS AND SURGEONS                                (951,325.20)                   2,433,732.61
  CMC MIDDLE GEORGIA                                         (915,188.26)                   2,828,772.27
  CMC SHALLOWFORD                                           1,910,699.51                    4,000,606.94
  CMC DESERT SPRINGS                                       48,507,187.45                   53,784,506.63
  CMC COMMUNITY DES MOINES                                  4,832,152.71                    1,135,560.06
  CMC METROPOLITAN                                         (5,046,087.26)                   6,567,345.96
  CMC REGIONAL MD CTR-CLEVLND                               8,916,531.01                   (4,567,602.81)
  CMC SUBURBAN-PARAMOUNT                                   23,868,740.46                  (10,289,740.93)
  CMC NORTHSIDE-MACON                                      (8,386,380.63)                  11,046,862.58
  CMC AMBULATORY RESOURCES                                 (6,417,766.71)                   6,784,420.44
  CMC HOLCOMB BRIDGE ICC                                      329,477.32                            0.00
  CMC GWINNETT ICC                                           (109,546.32)                           0.00
  CMC DUNWOODY INTERNAL MED                                   (29,560.32)                           0.00
  CMC SATELITE FAM PRACT                                       (7,909.31)                           0.00
  CMC NORTHSIDE MOB II                                      1,492,017.55                            0.00
  CMC RICHMOND MOB INC                                      4,920,089.83                            0.00
  CORPORATE ELIMINATIONS                                     (102,582.30)                           0.00
                                                    --------------------             -------------------

                                                            8,457,152.39                  757,211,125.78
                                                    --------------------             -------------------
                                                    --------------------             -------------------

                                                       SCHEDULE 8.8(g)




                        SCHEDULE OF EXISTING INVESTMENTS




          1.)  Ownership of 50% of Capital Area PsySystems, Inc.
               by Group Practice Affiliates, Inc.

                                                       SCHEDULE 8.8(1)




                    SCHEDULE OF CERTAIN PERMITTED INVESTMENTS



     (1)  Cash and Cash Equivalents as defined.

     (2) Corporate notes and bonds rated "A" or better with remaining maturities of ten years or less.

     (3) Municipal bonds rated "A" or better with remaining maturities of ten years or less except issues which are putable at par within one year or less in which case there shall be no limitation on the final maturity.

     (4) Money market preferred stock rated "A" or better (auctionable at par each 49 days).

     (5) Direct obligations of the United States of America, or any agency, instrumentality or sponsored corporation thereof, which are rated at least A or the equivalent thereof by Standard & Poor's Corporation or at least A2 or the equivalent thereof by Moody's Investor Services, Inc., and in each case having maturities of ten years or less from the date of acquisition.

     (6) Obligations, including deposits, denominated in Swiss francs in any bank having capital and surplus in excess of $500,000,000 U.S. dollar equivalent, the maturity of which shall not exceed the final stated maturity of the remaining outstanding Swiss Bonds.

     (7) Certificates of deposit issued by banks of recognized standing rated at least A or the equivalent thereof by Standard & Poor's Corporation or at least A2 or the equivalent thereof by Moody's Investor Services, Inc., and having maturities of ten years or less from the date of acquisition.

                                                                   SCHEDULE 8.15






                 SCHEDULE OF EXISTING ACCOMMODATION OBLIGATIONS




1.)  Accommodation Obligations listed on Schedules 8.7(d) and 8.7(e).

                                                                   Schedule 10.1


                SCHEDULE OF EXISTING SUBSIDIARY LETTERS OF CREDIT




                                      Debt        L/C               Book Balance at                        Letters of Credit at
Borrower                           Description    Bank              March 31, 1994      Maturity              March 31, 1994
- --------                           -----------    ----              --------------      --------           --------------------
Charter Forest Behavioral          VRDN           Bankers Trust       $5,100,000       Dec. 2013              $5,269,068.49
Health System, Inc.                               Company

Charter Behavioral Health          VRDN           Bankers Trust       $6,400,000       March 2014             $6,612,164.38
System of New Mexico, Inc.                        Company

Charter Plains Behavioral          VRDN           Bankers Trust       $5,700,000       Oct. 2013              $5,888,958.90
Health System, Inc.                               Company

Charter Fairmount Behavioral       VRDN           Bankers Trust       $8,175,000       Jan. 2001              $8,512,527.00
Health System, Inc.                               Company

Charter Ridge Behavioral           VRDN           Bankers Trust       $4,525,000       March 2005             $4,711,827.00
Health System, Inc.                               Company

Charter Springs Behavioral         VRDN           Bankers Trust       $4,150,000       July 2004              $4,287,575.34
Health System, Inc.                               Company

Charter Hospital of St.            VRDN           Bankers Trust       $5,225,000       Nov. 2009              $5,398,212.33
Louis, Inc. (Charter Hospital                     Company
of Greenville)

Charter Behavioral Health          VRDN           Bankers Trust       $7,200,000       June 2011              $7,842,000.00
System of Charleston, Inc.                        Company



                                                                                                                    Schedule 10.1(a)

                                                              SCHEDULE OF ACQUIRED NME FACILITIES EBITDA
                                                             --------------------------------------------
                                                MARCH      APRIL       MAY        JUNE       JULY      AUGUST   SEPTEMBER
                                                1993        1993       1993       1993       1993       1993       1993
                                             -----------------------------------------------------------------------------
53 TPI-VA BEACH             EBITDA              145,000    126,000    280,000     75,000     77,000   (152,000)   (73,000)
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       123,548    104,548    258,548     68,372     70,372   (158,628)   (79,628)
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

 2 TUCSON PSY INST          EBITDA              (53,000)   (90,000)    73,000     67,000     89,000     64,000     42,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       (74,452)  (111,452)    51,548     60,372     82,372     57,372     35,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

 6 YORBA HILLS HOSP         EBITDA              191,000    132,000    142,000    108,000     85,000    (61,000)   (60,000)
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       169,548    110,548    120,548    101,372     78,372    (67,628)   (66,628)
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

52 SPRINGWOOD PSY INST      EBITDA              239,000    220,000    454,000    196,000    173,000    135,000     95,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       217,548    198,548    432,548    189,372    166,372    128,372     88,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

35 TPI-NORFOLK              EBITDA               92,000     91,000    294,000    101,000     61,000     72,000   (141,000)
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        70,548     69,548    272,548     94,372     54,372     65,372   (147,628)
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

45 POTOMAC RIDGE            EBITDA               28,000     76,000    595,000    187,000    122,000     63,000     50,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                         6,548     54,548    573,548    180,372    115,372     56,372     43,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

17 PSY INST OF ATLANTA      EBITDA              126,000    100,000    382,000     93,000     68,000     65,000     82,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       104,548     78,548    360,548     86,372     61,372     58,372     75,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------


                                                                                                      12 MONTHS
                                               OCTOBER    NOVEMBER   DECEMBER   JANUARY    FEBRUARY     ENDED
                                                 1993       1993       1993       1994       1994      2/28/94
                                             --------------------------------------------------------------------
53 TPI-VA BEACH             EBITDA              100,000    111,000    (86,000)    81,000    146,000      830,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        93,372    104,372    (92,628)    74,372    139,372      705,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

 2 TUCSON PSY INST          EBITDA               83,000    (55,000)   (91,000)  (163,000)    28,000       (6,000)
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        76,372    (61,628)   (97,628)  (169,628)    21,372     (130,008)
                                              ---------- ---------- ---------- ---------- ---------- ------------

 6 YORBA HILLS HOSP         EBITDA              (55,000)  (152,000)    20,000      7,000    107,000      464,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       (61,628)  (158,628)    13,372        372    100,372      339,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

52 SPRINGWOOD PSY INST      EBITDA               99,000    166,000     97,000     99,000     97,000    2,070,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        92,372    159,372     90,372     92,372     90,372    1,945,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

35 TPI-NORFOLK              EBITDA              (49,000)         0     42,000     42,000     61,000      666,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       (55,628)    (6,628)    35,372     35,372     54,372      541,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

45 POTOMAC RIDGE            EBITDA               11,000    172,000    129,000     51,000     88,000    1,572,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                         4,372    165,372    122,372     44,372     81,372    1,447,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

17 PSY INST OF ATLANTA      EBITDA               (9,000)   127,000     52,000     59,000     77,000    1,222,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       (15,628)   120,372     45,372     52,372     70,372    1,097,992
                                              ---------- ---------- ---------- ---------- ---------- ------------




                                                                                                                    Schedule 10.1(a)

                                                              SCHEDULE OF ACQUIRED NME FACILITIES EBITDA
                                                             --------------------------------------------
                                                MARCH      APRIL       MAY        JUNE       JULY      AUGUST   SEPTEMBER
                                                1993        1993       1993       1993       1993       1993       1993
                                             -----------------------------------------------------------------------------
34 PSY INST OF RICHMOND     EBITDA               35,000     47,000    312,000    219,000    224,000     94,000    140,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        13,548     25,548    290,548    212,372    217,372     87,372    133,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

37 NORTHBROOKE HOSP         EBITDA              364,000    447,000    204,000     98,000     74,000          0     85,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       342,548    425,548    182,548     91,372     67,372     (6,628)    78,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

 8 OAK CREEK HOSP           EBITDA              146,000    114,000    231,000    126,000    121,000    131,000    124,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       124,548     92,548    209,548    119,372    114,372    124,372    117,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

47 PIMC RTC                 EBITDA                8,000     38,000    148,000    (13,000)    53,000     61,000     59,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       (13,452)    16,548    126,548    (19,628)    46,372     54,372     52,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

 1 PINEWOOD                 EBITDA               53,000     78,000    165,000     41,000     64,000     29,000     62,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        31,548     56,548    143,548     34,372     57,372     22,372     55,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

24 NB@MEADOWS               EBITDA               54,000     47,000     28,000     (5,000)   (48,000)     5,000    (28,000)
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        32,548     25,548      6,548    (11,628)   (54,628)    (1,628)   (34,628)
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

36 NB@SERENITY LODGE        EBITDA               33,000     31,000     21,000    (30,000)   (34,000)    24,000    (57,000)
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        11,548      9,548       (452)   (36,628)   (40,628)    17,372    (63,628)
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

                                                                                                      12 MONTHS
                                               OCTOBER    NOVEMBER   DECEMBER   JANUARY    FEBRUARY     ENDED
                                                 1993       1993       1993       1994       1994      2/28/94
                                             --------------------------------------------------------------------
34 PSY INST OF RICHMOND     EBITDA              120,000    120,000    251,000    159,000    234,000    1,955,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       113,372    113,372    244,372    152,372    227,372    1,830,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

37 NORTHBROOKE HOSP         EBITDA              235,000     57,000    178,000    118,000    146,000    2,006,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       228,372     50,372    171,372    111,372    139,372    1,881,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

 8 OAK CREEK HOSP           EBITDA              214,000    142,000    172,000    287,000    136,000    1,944,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       207,372    135,372    165,372    280,372    129,372    1,819,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

47 PIMC RTC                 EBITDA               42,000      9,000      4,000      3,000    (14,000)     398,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        35,372      2,372     (2,628)    (3,628)   (20,628)     273,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

 1 PINEWOOD                 EBITDA               (8,000)    14,000     39,000   (167,000)    35,000      405,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       (14,628)     7,372     32,372   (173,628)    28,372      280,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

24 NB@MEADOWS               EBITDA               51,000     65,000     11,000    (27,000)   (10,000)     143,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        44,372     58,372      4,372    (33,628)   (16,628)      18,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

36 NB@SERENITY LODGE        EBITDA               (6,000)    (2,000)   (46,000)   (26,000)   (59,000)    (151,000)
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       (12,628)    (8,628)   (52,628)   (32,628)   (65,628)    (275,008)
                                              ---------- ---------- ---------- ---------- ---------- ------------




                                                                                                                    Schedule 10.1(a)

                                                              SCHEDULE OF ACQUIRED NME FACILITIES EBITDA
                                                             --------------------------------------------
                                                MARCH      APRIL       MAY        JUNE       JULY      AUGUST   SEPTEMBER
                                                1993        1993       1993       1993       1993       1993       1993
                                             -----------------------------------------------------------------------------
44 NB@WARWICK               EBITDA              (24,000)   (61,000)    93,000     (3,000)    14,000     48,000     (4,000)
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       (45,452)   (82,452)    71,548     (9,628)     7,372     41,372    (10,628)
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

26 NB@WAVERLY               EBITDA               76,000    103,000     93,000     58,000     45,000    140,000     64,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        54,548     81,548     71,548     51,372     38,372    133,372     57,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

46 NB@WHITE OAK             EBITDA               30,000    (21,000)    18,000      9,000    (55,000)    (5,000)   (12,000)
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                         8,548    (42,452)    (3,452)     2,372    (61,628)   (11,628)   (18,628)
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

69 NEPA                     EBITDA              110,000     91,000     79,000    143,000     84,000    104,000     96,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        88,548     69,548     57,548    136,372     77,372     97,372     89,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

29 NASHUA BROOKSIDE         EBITDA              537,000    611,000    931,000    359,000    288,000    286,000    253,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       515,548    589,548    909,548    352,372    281,372    279,372    246,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

49 NB@COVE FORGE            EBITDA              (26,000)    40,000    (30,000)    42,000     72,000     70,000     56,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       (47,452)    18,548    (51,452)    35,372     65,372     63,372     49,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

23 NB@HIDDEN BROOK          EBITDA               48,000     (8,000)    32,000     44,000     64,000     59,000     58,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        26,548    (29,452)    10,548     37,372     57,372     52,372     51,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------


                                                                                                      12 MONTHS
                                               OCTOBER    NOVEMBER   DECEMBER   JANUARY    FEBRUARY     ENDED
                                                 1993       1993       1993       1994       1994      2/28/94
                                             --------------------------------------------------------------------
44 NB@WARWICK               EBITDA               15,000     14,000          0     (7,000)    65,000      150,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                         8,372      7,372     (6,628)   (13,628)    58,372       25,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

26 NB@WAVERLY               EBITDA               87,000     18,000     41,000     74,000     64,000      863,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        80,372     11,372     34,372     67,372     57,372      738,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

46 NB@WHITE OAK             EBITDA              (10,000)    (1,000)    38,000     51,000     33,000       75,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       (16,628)    (7,628)    31,372     44,372     26,372      (49,008)
                                              ---------- ---------- ---------- ---------- ---------- ------------

69 NEPA                     EBITDA               93,000    155,000    105,000     22,000     73,000    1,155,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        86,372    148,372     98,372     15,372     66,372    1,030,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

29 NASHUA BROOKSIDE         EBITDA              352,000    455,000    161,000    127,000    344,000    4,704,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       345,372    448,372    154,372    120,372    337,372    4,579,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

49 NB@COVE FORGE            EBITDA               24,000     34,000     45,000     98,000    126,000      551,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        17,372     27,372     38,372     91,372    119,372      426,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

23 NB@HIDDEN BROOK          EBITDA               48,000     87,000     38,000      2,000     60,000      532,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        41,372     80,372     31,372     (4,628)    53,372      407,992
                                              ---------- ---------- ---------- ---------- ---------- ------------




                                                                                                                    Schedule 10.1(a)

                                                              SCHEDULE OF ACQUIRED NME FACILITIES EBITDA
                                                             --------------------------------------------
                                                MARCH      APRIL       MAY        JUNE       JULY      AUGUST   SEPTEMBER
                                                1993        1993       1993       1993       1993       1993       1993
                                             ------------------------------------------------------------------------------
30 NB@LAKEHURST             EBITDA              (13,000)   (37,000)   (24,000)    45,000     20,000      8,000     32,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       (34,452)   (58,452)   (45,452)    38,372     13,372      1,372     25,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

38 NB@LAKEWOOD              EBITDA              122,000     43,000    323,000    125,000     56,000     91,000     26,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       100,548     21,548    301,548    118,372     49,372     84,372     19,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

 4 LOS ALTOS HOSP           EBITDA               32,000   (210,000)   (85,000)    77,000     18,000   (297,000)   (94,000)
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        10,548   (231,452)  (106,452)    70,372     11,372   (303,628)  (100,628)
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

12 MANATEE PALMS RTC        EBITDA               65,000     69,000    155,000     41,000     43,000     23,000     54,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        43,548     47,548    133,548     34,372     36,372     16,372     47,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

14 MEDFIELD HOSP            EBITDA              170,000    186,000    419,000    162,000    112,000     95,000     81,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       148,548    164,548    397,548    155,372    105,372     88,372     74,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

32 MID-SOUTH HOSP           EBITDA              142,000    102,000    321,000     73,000     51,000     50,000    100,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       120,548     80,548    299,548     66,372     44,372     43,372     93,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

 5 MILLCREEK HOSP           EBITDA              113,000    (68,000)  (223,000)    38,000    (50,000)   (61,000)    98,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        91,548    (89,452)  (244,452)    31,372    (56,628)   (67,628)    91,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------


                                                                                                      12 MONTHS
                                               OCTOBER    NOVEMBER   DECEMBER   JANUARY    FEBRUARY     ENDED
                                                 1993       1993       1993       1994       1994      2/28/94
                                             --------------------------------------------------------------------
30 NB@LAKEHURST             EBITDA               14,000     36,000     15,000     19,000     75,000      190,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                         7,372     29,372      8,372     12,372     68,372       65,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

38 NB@LAKEWOOD              EBITDA               46,000     87,000     48,000    126,000     16,000    1,109,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        39,372     80,372     41,372    119,372      9,372      984,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

 4 LOS ALTOS HOSP           EBITDA              170,000          0     22,000     21,000     31,000     (315,000)
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       163,372     (6,628)    15,372     14,372     24,372     (439,008)
                                              ---------- ---------- ---------- ---------- ---------- ------------

12 MANATEE PALMS RTC        EBITDA               56,000    (27,000)    49,000     80,000     (8,000)     600,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        49,372    (33,628)    42,372     73,372    (14,628)     475,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

14 MEDFIELD HOSP            EBITDA               88,000    179,000     48,000     58,000     65,000    1,663,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        81,372    172,372     41,372     51,372     58,372    1,538,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

32 MID-SOUTH HOSP           EBITDA              226,000     89,000    157,000     61,000    155,000    1,527,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       219,372     82,372    150,372     54,372    148,372    1,402,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

 5 MILLCREEK HOSP           EBITDA               75,000    200,000    (16,000)    98,000    231,000      435,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        68,372    193,372    (22,628)    91,372    224,372      310,992
                                              ---------- ---------- ---------- ---------- ---------- ------------




                                                                                                                    Schedule 10.1(a)

                                                              SCHEDULE OF ACQUIRED NME FACILITIES EBITDA
                                                             --------------------------------------------
                                                MARCH      APRIL       MAY        JUNE       JULY      AUGUST   SEPTEMBER
                                                1993        1993       1993       1993       1993       1993       1993
                                             ------------------------------------------------------------------------------
19 JEFFERSON HOSP           EBITDA              171,000    117,000     19,000     58,000     99,000     40,000    143,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       149,548     95,548     (2,452)    51,372     92,372     33,372    136,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

20 KINGWOOD HOSP            EBITDA              (44,000)    92,000    268,000     16,000    (38,000)    14,000     96,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       (65,452)    70,548    246,548      9,372    (44,628)     7,372     89,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

15 LAUREL HEIGHTS RTC       EBITDA              295,000    284,000    406,000    216,000    208,000    186,000    124,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       273,548    262,548    384,548    209,372    201,372    179,372    117,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

13 LAUREL OAKS HOSP         EBITDA             (172,000)  (135,000)  (349,000)   119,000     38,000    134,000    105,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                      (193,452)  (156,452)  (370,452)   112,372     31,372    127,372     98,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

59 LAUREL OAKS RTC          EBITDA              162,000    133,000    339,000    (71,000)   (34,000)   (45,000)   (33,000)
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       140,548    111,548    317,548    (77,628)   (40,628)   (51,628)   (39,628)
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

55 LINDEN OAKS HOSP         EBITDA              655,000    500,000    546,000    367,000    388,000    361,000    355,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,624     13,624     13,624      1,972      1,972      1,972      1,972
        MIS COSTS                                 7,834      7,834      7,834      4,640      4,640      4,640      4,640
        MINORITY INTEREST                        98,750     98,750     98,750     45,500     45,500     45,500     45,500
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       534,792    379,792    425,792    314,888    335,888    308,888    302,888
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

48 FAIR OAKS HOSP           EBITDA               65,000   (106,000)   446,000     98,000    202,000    560,000    305,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        43,548   (127,452)   424,548     91,372    195,372    553,372    298,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------


                                                                                                     12 MONTHS
                                              OCTOBER    NOVEMBER   DECEMBER   JANUARY    FEBRUARY     ENDED
                                                1993       1993       1993       1994       1994      2/28/94
                                             -------------------------------------------------------------------
19 JEFFERSON HOSP           EBITDA            (109,000)    97,000    365,000    420,000    427,000    1,847,000
   LESS:
        CEO/CFO SALARIES & BONUSES               1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                4,660      4,660      4,660      4,660      4,660       65,478
                                             ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                     (115,628)    90,372    358,372    413,372    420,372    1,722,992
                                             ---------- ---------- ---------- ---------- ---------- ------------

20 KINGWOOD HOSP            EBITDA              40,000     83,000     (9,000)   191,000    234,000      943,000
   LESS:
        CEO/CFO SALARIES & BONUSES               1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                4,660      4,660      4,660      4,660      4,660       65,478
                                             ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       33,372     76,372    (15,628)   184,372    227,372      818,992
                                             ---------- ---------- ---------- ---------- ---------- ------------

15 LAUREL HEIGHTS RTC       EBITDA             275,000    286,000    266,000    279,000    195,000    3,020,000
   LESS:
        CEO/CFO SALARIES & BONUSES               1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                4,660      4,660      4,660      4,660      4,660       65,478
                                             ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                      268,372    279,372    259,372    272,372    188,372    2,895,992
                                             ---------- ---------- ---------- ---------- ---------- ------------

13 LAUREL OAKS HOSP         EBITDA              91,000     34,000   (139,000)  (112,000)    39,000     (347,000)
   LESS:
        CEO/CFO SALARIES & BONUSES               1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                4,660      4,660      4,660      4,660      4,660       65,478
                                             ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       84,372     27,372   (145,628)  (118,628)    32,372     (471,008)
                                             ---------- ---------- ---------- ---------- ---------- ------------

59 LAUREL OAKS RTC          EBITDA             (48,000)    32,000    (14,000)     2,000    (10,000)     413,000
   LESS:
        CEO/CFO SALARIES & BONUSES               1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                4,660      4,660      4,660      4,660      4,660       65,478
                                             ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                      (54,628)    25,372    (20,628)    (4,628)   (16,628)     288,992
                                             ---------- ---------- ---------- ---------- ---------- ------------

55 LINDEN OAKS HOSP         EBITDA             424,000    350,000    316,000    167,000    289,000    4,718,000
   LESS:
        CEO/CFO SALARIES & BONUSES               1,972      1,972      1,972      1,972      1,972       58,620
        MIS COSTS                                4,640      4,640      4,640      4,640      4,640       65,262
        MINORITY INTEREST                       45,500     45,500     45,500     45,500     45,500      705,750
                                             ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                      371,888    297,888    263,888    114,888    236,888    3,888,368
                                             ---------- ---------- ---------- ---------- ---------- ------------

48 FAIR OAKS HOSP           EBITDA             215,000    671,000    310,000   (490,000)   182,000    2,458,000
   LESS:
        CEO/CFO SALARIES & BONUSES               1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                4,660      4,660      4,660      4,660      4,660       65,478
                                             ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                      208,372    664,372    303,372   (496,628)   175,372    2,333,992
                                             ---------- ---------- ---------- ---------- ---------- ------------





                                                                                                                    Schedule 10.1(a)
                                                              SCHEDULE OF ACQUIRED NME FACILITIES EBITDA
                                                             --------------------------------------------
                                                MARCH      APRIL       MAY        JUNE       JULY      AUGUST   SEPTEMBER
                                                1993        1993       1993       1993       1993       1993       1993
                                             ------------------------------------------------------------------------------
50 FENWICK HALL             EBITDA              174,000     92,000    212,000     59,000     73,000     75,000     45,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       152,548     70,548    190,548     52,372     66,372     68,372     38,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

33 BAYWOOD HOSP             EBITDA             (307,000)  (106,000)    80,000    162,000     87,000     98,000    129,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                      (328,452)  (127,452)    58,548    155,372     80,372     91,372    122,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

42 BRAWNER PSY INST         EBITDA              (28,000)  (134,000)   109,000   (145,000)     6,000     37,000     23,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       (49,452)  (155,452)    87,548   (151,628)      (628)    30,372     16,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

 7 CANYON SPRINGS HOSP      EBITDA               51,000     54,000    369,000    (29,000)    65,000     72,000     68,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        29,548     32,548    347,548    (35,628)    58,372     65,372     61,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

40 CENTENNIAL PEAKS         EBITDA               62,000    112,000    (14,000)    68,000    129,000     63,000     (7,000)
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        40,548     90,548    (35,452)    61,372    122,372     56,372    (13,628)
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

16 CRESCENT PINES HOSP      EBITDA              (26,000)     6,000     50,000    (47,000)    38,000      1,000     51,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       (47,452)   (15,452)    28,548    (53,628)    31,372     (5,628)    44,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

22 ACADIAN OAKS             EBITDA              119,000     80,000    247,000     79,000     58,000    138,000     84,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        97,548     58,548    225,548     72,372     51,372    131,372     77,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

                                                                                                      12 MONTHS
                                               OCTOBER    NOVEMBER   DECEMBER   JANUARY    FEBRUARY     ENDED
                                                 1993       1993       1993       1994       1994      2/28/94
                                             --------------------------------------------------------------------
50 FENWICK HALL             EBITDA               25,000     50,000    119,000     32,000     25,000      981,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        18,372     43,372    112,372     25,372     18,372      856,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

33 BAYWOOD HOSP             EBITDA              144,000     53,000   (130,000)  (174,000)    23,000       59,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       137,372     46,372   (136,628)  (180,628)    16,372      (65,008)
                                              ---------- ---------- ---------- ---------- ---------- ------------

42 BRAWNER PSY INST         EBITDA              134,000    276,000    113,000     53,000    238,000      682,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       127,372    269,372    106,372     46,372    231,372      557,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

 7 CANYON SPRINGS HOSP      EBITDA               52,000    127,000     50,000     45,000     54,000      978,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        45,372    120,372     43,372     38,372     47,372      853,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

40 CENTENNIAL PEAKS         EBITDA              291,000     78,000   (122,000)    98,000     91,000      849,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       284,372     71,372   (128,628)    91,372     84,372      724,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

16 CRESCENT PINES HOSP      EBITDA               60,000    129,000    107,000     93,000    101,000      563,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        53,372    122,372    100,372     86,372     94,372      438,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

22 ACADIAN OAKS             EBITDA               91,000    149,000     18,000     98,000     64,000    1,225,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        84,372    142,372     11,372     91,372     57,372    1,100,992
                                              ---------- ---------- ---------- ---------- ---------- ------------



                                                                                                                    Schedule 10.1(a)

                                                              SCHEDULE OF ACQUIRED NME FACILITIES EBITDA
                                                             --------------------------------------------
                                                MARCH      APRIL       MAY        JUNE       JULY      AUGUST   SEPTEMBER
                                                1993        1993       1993       1993       1993       1993       1993
                                             -----------------------------------------------------------------------------
70 ALVARADO PARKWAY         EBITDA              264,000    211,000    549,000    198,000     (1,000)   160,000     84,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       242,548    189,548    527,548    191,372     (7,628)   153,372     77,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

28 APPALACHIAN HALL         EBITDA              134,000    162,000    322,000    193,000    196,000    349,000    252,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       112,548    140,548    300,548    186,372    189,372    342,372    245,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

21 ARBOR HOSP               EBITDA               95,000     52,000     21,000    (60,000)   (62,000)  (142,000)   (24,000)
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        73,548     30,548       (452)   (66,628)   (68,628)  (148,628)   (30,628)
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

18 ARBOR HOSP               EBITDA              107,000    119,000     93,000   (188,000)  (141,000)  (128,000)  (118,000)
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                        85,548     97,548     71,548   (194,628)  (147,628)  (134,628)  (124,628)
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

11 BAY HARBOR RTC           EBITDA              164,000    183,000    173,000    125,000    138,000    113,000     91,000
   LESS:
        CEO/CFO SALARIES & BONUSES               13,606     13,606     13,606      1,968      1,968      1,968      1,968
        MIS COSTS                                 7,846      7,846      7,846      4,660      4,660      4,660      4,660
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                       142,548    161,548    151,548    118,372    131,372    106,372     84,372
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

   TOTAL UNADJUSTED EBITDA                    4,784,000  4,013,000  9,317,000  3,694,000  3,340,000  3,227,000  2,961,000

   TOTAL CEO/CFO SALARIES & BONUSES             639,500    639,500    639,500     92,500     92,500     92,500     92,500
   TOTAL MIS COSTS                              368,750    368,750    368,750    219,000    219,000    219,000    219,000
   TOTAL MINORITY INTEREST                       98,750     98,750     98,750     45,500     45,500     45,500     45,500
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
             TOTAL EBITDA                     3,677,000  2,906,000  8,210,000  3,337,000  2,983,000  2,870,000  2,604,000
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------
                                             ----------- ---------- ---------- ---------- ---------- ---------- ----------

                                                                                                      12 MONTHS
                                               OCTOBER    NOVEMBER   DECEMBER   JANUARY    FEBRUARY     ENDED
                                                 1993       1993       1993       1994       1994      2/28/94
                                             --------------------------------------------------------------------
70 ALVARADO PARKWAY         EBITDA              311,000    186,000     36,000     71,000     75,000    2,144,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       304,372    179,372     29,372     64,372     68,372    2,019,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

28 APPALACHIAN HALL         EBITDA              191,000    286,000    (18,000)   176,000    102,000    2,345,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       184,372    279,372    (24,628)   169,372     95,372    2,220,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

21 ARBOR HOSP               EBITDA              (56,000)   (81,000)    57,000    (26,000)   117,000     (109,000)
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                       (62,628)   (87,628)    50,372    (32,628)   110,372     (233,008)
                                              ---------- ---------- ---------- ---------- ---------- ------------

18 ARBOR HOSP               EBITDA             (117,000)  (241,000)   235,000    338,000    606,000      565,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                      (123,628)  (247,628)   228,372    331,372    599,372      440,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

11 BAY HARBOR RTC           EBITDA               88,000    154,000    113,000     89,000    116,000    1,547,000
   LESS:
        CEO/CFO SALARIES & BONUSES                1,968      1,968      1,968      1,968      1,968       58,530
        MIS COSTS                                 4,660      4,660      4,660      4,660      4,660       65,478
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                        81,372    147,372    106,372     82,372    109,372    1,422,992
                                              ---------- ---------- ---------- ---------- ---------- ------------

   TOTAL UNADJUSTED EBITDA                    4,214,000  4,819,000  3,196,000  2,703,000  5,370,000   51,638,000

   TOTAL CEO/CFO SALARIES & BONUSES              92,500     92,500     92,500     92,500     92,500    2,751,000
   TOTAL MIS COSTS                              219,000    219,000    219,000    219,000    219,000    3,077,250
   TOTAL MINORITY INTEREST                       45,500     45,500     45,500     45,500     45,500      705,750
                                              ---------- ---------- ---------- ---------- ---------- ------------
             TOTAL EBITDA                     3,857,000  4,462,000  2,839,000  2,346,000  5,013,000   45,104,000
                                              ---------- ---------- ---------- ---------- ---------- ------------
                                              ---------- ---------- ---------- ---------- ---------- ------------


                                                               SCHEDULE 10.1(b)






              SCHEDULE OF EXCLUDABLE FOREIGN RESTRICTED SUBSIDIARIES





Golden Isle Assurance Company, Ltd.
Plymouth Insurance Company, Ltd.
Societe Anonyme De La Metairie

                                                               SCHEDULE 10.1(c)




                           SCHEDULE OF MORTGAGE NOTES



BORROWER                                             LENDER                     AMOUNT OUTSTANDING AT APRIL 1, 1994
- --------                                             ------                     -----------------------------------

Charter Behavioral Health                            Citibank, N.A.                  $6,070,833.15
 System of Northern California, Inc.
 (f/k/a Charter Hospital of Sacramento, Inc.)

Charter Terre Haute Behavioral Health                Citibank, N.A.                  $4,333,333.15
 Systems, Inc.
 (f/k/a Charter Medical - Vigo County, Inc.)

Charter San Diego Behavioral Health                  Citibank, N.A.                  $4,333,333.15
 System, Inc.
 (f/k/a Charter Hospital of San Diego, Inc.)


                                                                Schedule 10.1(d)


                        SCHEDULE OF MORTGAGED PROPERTIES



               MORTGAGORS                                                  MORTGAGED PROPERTY

1.   Charter Peachford Behavioral Health System, Inc.                      2151 Peachford Road
                                                                           Atlanta, Georgia  30338

2.   Charter Oak Behavioral Health System, Inc.                            1161 East Covina Boulevard
                                                                           Covina, California  91724

3.   Charter Behavioral Health System of Chicago, Inc.                     4700 North Clarendon Avenue
                                                                           Chicago, Illinois  60640

4.   Charter Westbrook Behavioral Health System, Inc.                      1500 Westbrook Avenue
                                                                           P.O. Box 9127
                                                                           Richmond, VA 23227

5.   Charter Behavioral Health System of Tampa Bay, Inc.                   4004 North Riverside Drive
                                                                           Tampa, FL 33603

6.   Charter North Behavioral Health System, Inc.                          2530 DeBarr Road
                                                                           Anchorage, AK 99508-2996

7.   Charter Behavioral Health System of Savannah, Inc.                    1150 Cornell Avenue
                                                                           P.O. Box 13817
                                                                           (P.O. Zip 31416)
                                                                           Savannah, GA 31406

8.   Charter-by-the-Sea Behavioral Health System, Inc.                     2927 Demere Road
                                                                           St. Simons Island, GA  31522
                                                                           (includes Charter Klubhaus)

9.   Charter Behavioral Health System of Jackson, Inc.                     East Lakeland Drive
                                                                           Jackson, MS  39208

10.  Charter Hospital of Miami, Inc.                                       11100 N.W. 27th Street
                                                                           Miami, FL  33172

11.  Charter Behavioral Health System of Dallas, Inc.                      6800 Preston Road
                                                                           Plano, TX  75024

12.  Charter Real Behavioral Health System, Inc.                           8550 Huebner Road
                                                                           San Antonio, TX  78240

13.  Charter - Provo School, Inc.                                          4501 North University Avenue
     (d/b/a Provo Canyon School)                                           Provo, UT  84603

14.  Charter Wichita Behavioral Health System, Inc.                        8901 East Orme
                                                                           Wichita, KS  67207

15.  Charter Behavioral Health System of Paducah, Inc.                     435 Berger Road
                                                                           Paducah, KY 42002


                                        1


                                                                Schedule 10.1(d)


                        SCHEDULE OF MORTGAGED PROPERTIES

16.  Charter Northridge Behavioral Health System, Inc.                     400 Newton Road
                                                                           Raleigh, NC  27615

17.  Charter Woods Behavioral Health System, Inc.                          700 Cottonwood Road
                                                                           P.O. Box 6138
                                                                           Dothan, AL  36302

18.  Charter Behavioral Health System of Austin, Inc.                      8402 Cross Park Drive
                                                                           P.O. Box 140585
                                                                           (P.O. Zip 78714)
                                                                           Austin, TX  78754

19.  Charter Behavioral Health System of Fort Worth, Inc.                  6201 Overton Ridge Boulevard
                                                                           Fort Worth, TX  76132

20.  Charter Medical of East Valley, Inc.                                  2190 N. Grace Boulevard
                                                                           Chandler, AZ 85224

21.  Charter Hospital of Mobile, Inc.                                      251 Cox Street
     (d/b/a Charter Academy of Mobile)                                     Mobile, AL  36604

22.  Charter Fairmount Behavioral Health System, Inc.                      2001 Ladbrook Drive
     (in Texas, d/b/a Charter Behavioral Health System of Kingwood)        Kingwood, TX  77339

23.  Charter Lakeside Behavioral Health System, Inc.                       2911 Brunswick Road
     Charter Medical Corporation                                           Memphis, TN  38134

24.  Charter Lakeside Behavioral Health System, Inc.                       1550 First Colony Boulevard
     (d/b/a Charter Behavioral Health System of Suglarland)                Sugarland, TX  77487

25.  Charter Behavioral Health System of Kansas City, Inc.                 8000 West 127th Street
                                                                           Overland Park, KS  66213

26.  Charter Canyon Behavioral Health System, Inc.                         1350 East 750 North
                                                                           Orem, UT  84057

27.  Charter Canyon Behavioral Health System, Inc.                         175 West 7200 South
                                                                           Midvale, UT  84047

28.  Charter Hospital of Santa Teresa, Inc.                                100 Charter Lane
                                                                           Santa Teresa, NM  88008

29.  Charter Behavioral Health System of Central Georgia, Inc.             3500 Riverside Drive
                                                                           Macon, GA  31210

30.  Charter Rivers Behavioral Health System, Inc.                         2900 Sunset Boulevard
                                                                           West Columbia, SC  29171

31.  Charter Ridge Behavioral Health System, Inc.                          3050 Rio Dosa Drive
                                                                           Lexington, KY  40509

32.  Charter Springs Behavioral Health System, Inc.                        3130 S.W. 27th Avenue
                                                                           Ocala, FL 32678


                                        2


                                                                Schedule 10.1(d)


                        SCHEDULE OF MORTGAGED PROPERTIES

33.  CMSF, Inc.                                                            3550 Colonial Boulevard
     (d/b/a Charter Glade Hospital)                                        P.O. Box 06120
                                                                           Fort Myers, FL 33906

34.  Charter Medical Corporation (The Glade Center)                        10140 Deer Run Farms Road
                                                                           Fort Myers, FL 33906

35.  Charter Forest Behavioral Health System, Inc.                         9320 Linwood Avenue
                                                                           Shreveport, LA  71106

36.  Charter Plains Behavioral Health System, Inc.                         801 N. Quaker Avenue
                                                                           P.O. Box 10560
                                                                           Lubbock, TX  79408

37.  Charter Behavioral Health System of Northwest Arkansas, Inc.          4253 Crossover Road
                                                                           P.O. Box 1906
                                                                           Fayetteville, AR  72703

38.  Charter Palms Behavioral Health System, Inc.                          1421 East Jackson Avenue
                                                                           P.O. Box 5239
                                                                           McAllen, TX  78502

39.  Charter Hospital of St. Louis, Inc.                                   2700 E. Phillips Road
     (in South Carolina, d/b/a Charter Hospital of Greenville)             Greer, SC  29651

40.  Charter Behavioral Health System of Charleston, Inc.                  2777 Speissegger Drive
                                                                           Charleston, SC  29405

41.  Charter Behavioral Health System of New Mexico, Inc.                  5901 Zuni Road, S.E.
                                                                           Albuquerque, NM 87108

42.  Pacific - Charter Medical, Inc.                                       2055 Kellogg Drive
     Charter Behavioral Health System of the                               Corona, CA 91720
     Inland Empire, Inc.

43.  Charter Hospital of Ft. Collins, Inc.                                 4601 Corbett Drive
                                                                           Ft. Collins, CO 80525

44.  Charter Bay Harbor Behavioral Health System, Inc.                     4480 51st Street West
                                                                           Bradenton, FL  34210

45.  Charter Hospital of St. Louis, Inc.                                   206 Park Place Drive
     (d/b/a Charter Behavioral Health System of Orlando South)             Kissimmee, FL  34741

46.  Charter Medfield Behavioral Health System, Inc.                       1950 Benoist Farms Road
     (d/b/a Charter Hospital of West Palm Beach)                           West Palm Beach, FL  33411
     Charter Laurel Oaks Behavioral Health System, Inc.
     (holds land)


                                        3


                                                                Schedule 10.1(d)


                        SCHEDULE OF MORTGAGED PROPERTIES

47.  Charter Behavioral Health System of Lake Charles, Inc.                4250 Fifth Avenue, South
                                                                           Lake Charles, LA  70605

48.  Charter Behavioral Health System of Toledo, Inc.                      1725 Timberline Road
                                                                           Maumee, OH  43537

49.  Charter Grapevine Behavioral Health System, Inc.                      2300 William D. Tate Avenue
                                                                           Grapevine, TX  76051


50.  Charter Peachford Behavioral Health System, Inc.                      3913 N. Peachtree Road
                                                                           Atlanta, GA  30341

51.  Charter Indianapolis Behavioral Health System, Inc.                   5602 Caito Drive
                                                                           Indianapolis, IN  46226

52.  Charter Behavioral Health System of Nevada, Inc.                      7000 West Spring Mountain  Road
                                                                           Las Vegas, NV  89180

53.  Charter Behavioral Health System of Winston-Salem, Inc.               3637 Old Vineyard Road
                                                                           Winston-Salem, NC  27104

54.  Charter Beacon Behavioral Health System, Inc.                         1720 Beacon Street
                                                                           Fort Wayne, IN 46805

55.  Charter Augusta Behavioral Health System, Inc.                        3100 Perimeter Parkway
                                                                           Augusta, GA 30909

56.  Charter Behavioral Health System of Corpus Christi, Inc.              3126 Rodd Field Road
                                                                           Corpus Christi, TX 78414

57.  Charter Medical of North Phoenix, Inc.                                6015 W. Peoria Avenue
     (d/b/a Charter Hospital of Glendale)                                  Glendale, AZ  85311

58.  Charter Behavioral Health System of Jacksonville, Inc.                3947 Salisbury Road
                                                                           Jacksonville, FL  32216

59.  Charter Little Rock Behavioral Health System, Inc.                    1601 Murphy Drive
                                                                           Maumelle, AR  72118

60.  Charter Louisville Behavioral Health System , Inc.                    1405 Browns Lane
                                                                           Louisville, KY  40207

61.  Charter Mission Viejo Behavioral Health System, Inc.                  23228 Madero
                                                                           Mission Viejo, CA  92691


                                        4


                                                                Schedule 10.1(d)


                        SCHEDULE OF MORTGAGED PROPERTIES

62.  Charter Behavioral Health System of Northwest Indiana, Inc.           101 West 61st Avenue
                                                                           State Road 51
                                                                           Hobart, IN  46342

63.  Charter Sioux Falls Behavioral Health System , Inc.                   2812 South Louise Avenue
                                                                           Sioux Falls, SD  57106

64.  Charter South Bend Behavioral Health System, Inc.                     6704 North Gumwood Drive
                                                                           Granger, IN  46530

65.  Charter Thousand Oaks Behavioral Health System, Inc.                  150 Via Merida
                                                                           Thousand Oaks, CA  91361

66.  Charter Pines Behavioral Health System, Inc.                          3621 Randolph Road
                                                                           Charlotte, NC  28211

67.  Charter Behavioral Health System of Athens, Inc.                      240 Mitchell Bridge Road
                                                                           Athens, GA  30606

68.  Charter Behavioral Health System of Charlottesville, Inc.             2101 Arlington Boulevard
                                                                           Charlottesville, VA  22903

69.  Charter Greensboro Behavioral Health System, Inc.                     700 Walter Reed Drive
                                                                           Greensboro, NC 27403

70.  Florida Health Facilities, Inc.                                       21808 State Road 54
     (d/b/a Charter Hospital of Pasco)                                     Lutz, FL 33549

71.  Charter Lafayette Behavioral Health System, Inc.                      3700 Rome Drive
                                                                           Lafayette, IN 47905

                                        5